UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2021

MEREDITH CORPORATION

(Exact name of registrant as specified in its charter)

Iowa	001-5128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa	50309-3023
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (515) 284-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1	MDP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 3, 2021, Meredith Corporation, an Iowa corporation (the “Company”), Gray Television, Inc., a Georgia corporation (“Parent”), and Gray Hawkeye Stations, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Company, Parent and Merger Sub agreed to effect the acquisition of the Company by Parent, immediately after and subject to the consummation of the Spin-Off (as described below), through the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as the surviving corporation and a wholly owned subsidiary of Parent (the “Surviving Corporation”).

Subject to the terms and conditions set forth in the Merger Agreement and the Separation and Distribution Agreement (as defined below), immediately prior to the closing of the Merger, the Company intends to separate its local media group and national media group operations into two independent companies by distributing (the “Distribution”) to the Company’s shareholders, on a pro rata basis, the issued and outstanding capital stock of Meredith Holdings Corporation, an Iowa corporation and newly formed wholly owned subsidiary of the Company (“SpinCo”), which will hold the Company’s national media group and corporate segments following the separation (collectively, the “Spin-Off”). The Company, Parent and SpinCo have entered into a Separation and Distribution Agreement, an Employee Matters Agreement, a Tax Matters Agreement and a Transition Services Agreement (collectively, the “Spin-Off Documents”), each as further described below, which govern the terms and conditions of the Distribution and Spin-Off.

Merger Agreement

Transaction Structure

Upon the consummation of the Merger and filing of articles of merger with the Secretary of State of the State of Iowa and a certificate of merger with the Secretary of State of the State of Delaware (the “Effective Time”), each share of Common Stock, par value $1.00 per share, of the Company (“Common Stock”) and Class B Common Stock, par value $1.00 per share, of the Company (“Class B Stock”, and together with the Common Stock, the “Company Stock”), other than shares (i) to be canceled in accordance with Section 2.6(a) of the Merger Agreement and (ii) subject to the provisions of Section 2.8 of the Merger Agreement regarding dissenting shares of Class B Stock, shall be converted into the right to receive $14.51 in cash (such amount, the “Merger Consideration”).

The Merger Agreement provides that (i) each in-the-money option award (after giving effect to the adjustment to exercise price described below) with respect to Common Stock outstanding and unexercised immediately prior to the Effective Time, whether or not then vested or exercisable, (ii) each restricted stock unit award with respect to Common Stock outstanding immediately prior to the Effective Time, (iii) each share of the Company’s restricted stock and each right of any other kind, contingent or accrued, to receive shares of Common Stock or benefits measured in whole or in part by the value of a number of shares of Common Stock granted by the Company (including stock equivalent units, phantom units, deferred stock units, stock equivalents and dividend equivalents) outstanding immediately prior to the Effective Time, and (iv) each warrant to purchase Common Stock outstanding and unexercised immediately prior to the Effective Time, shall automatically and without any action on the part of the holder thereof be cancelled, and shall only entitle the holder thereof to receive such holder’s portion of the Merger Consideration, if any, as set forth in the Merger Agreement.

Non-Solicitation

The Company has agreed, among other things, not to (i) solicit, initiate, knowingly encourage or knowingly facilitate any alternative acquisition proposals from third parties, or (ii) subject to certain exceptions, participate or continue in any discussions or negotiations regarding alternative acquisition proposals.

If, prior to the time that the required Company shareholder vote is obtained, the Company receives a bona fide acquisition offer, proposal or indication of interest that the board of directors of the Company (the “Board”) reasonably determines in good faith, after consultation with the Company’s outside financial advisors and outside legal counsel, (i) is or could reasonably be expected to lead to a superior proposal in accordance with the Merger Agreement and (ii) failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law, then the Company may, in response to such proposal, furnish nonpublic information relating to the Company and its subsidiaries to the person or group (or any of their representatives or potential financing sources) making such proposal and engage in discussions or negotiations with such person or group and their representatives regarding such proposal, subject to certain limitations and procedures.

Prior to the time that the required Company shareholder vote is obtained, (i) the Company may, subject to compliance with certain obligations set forth in the Merger Agreement, including the payment of a termination fee, terminate the Merger Agreement to enter into a definitive agreement to accept a superior proposal in accordance with the Merger Agreement, and (ii) the Board may change its recommendation to the Company shareholders regarding adopting the Merger Agreement in response to an intervening event or a superior proposal if the Board determines in good faith after consultation with its outside counsel that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties to the Company’s shareholders under applicable law, subject in each case to customary notice and other limitations as outlined in the Merger Agreement.

Conditions to the Merger

The transaction has been approved by the Board and the board of directors of Parent. The consummation of the Merger is subject to completion of the Distribution and Spin-Off (including the SpinCo Cash Payment (as defined below) and the effective registration of the SpinCo common stock under the Securities Exchange Act with the Securities and Exchange Commission (the “SEC”)) and the satisfaction or waiver of certain other customary conditions, including, among others: (i) the receipt of approval from the Federal Communications Commission and the expiration of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of certain legal impediments to the consummation of the Merger, (iii) the approval of the Merger Agreement by the shareholders of the Company as described in more detail below, and (iv) certain customary third party consents. The transaction is not subject to any Parent financing condition. Parent intends to fund the transaction with a combination of cash on hand and committed debt financings.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this nature and in this industry. The Merger Agreement also contains customary pre-closing covenants, including the obligation of the Company to conduct its business in all material respects in the ordinary course and to refrain from taking certain specified actions without the consent of Parent.

The Merger Agreement contains certain termination rights for both the Company and the Parent. Upon termination of the Merger Agreement under specific circumstances, the Company will be required to pay Parent a termination fee of $36,000,000, including in the event that the Company enters into a definitive agreement with respect to a superior proposal or an adverse recommendation is issued by the Board with respect to the transaction. If the required Company shareholder vote is not obtained at a shareholder meeting duly held for such purpose or the transaction does not occur by the date specified in the Merger Agreement due to the failure of certain conditions to consummate the Distribution and the Spin-Off, the Company will be required to pay to Parent the amount of out of pocket costs and expenses related to the transaction, subject to certain limitations in the Merger Agreement, in an amount not to exceed $10,000,000. The Merger Agreement also provides that Parent will be required to pay a termination fee to the Company of $125,000,000 if the Merger Agreement is terminated by the Company due to Parent’s breach of the agreement or failure to close, subject to certain limitations set forth therein.

In addition to the foregoing termination rights, either party may terminate the Merger Agreement if the Merger is not consummated on or before May 3, 2022 (which may be automatically extended to August 3, 2022, in certain circumstances specified in the Merger Agreement).

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Parent. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure letters provided by each of the Company and Parent to the other in connection with the signing of the Merger Agreement. These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between the Company and Parent rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about the Company or Parent.

Shareholder Approval

Approval and adoption of the Merger Agreement by the Company’s shareholders requires the affirmative vote of (i) holders of a majority of the votes cast by the holders of the outstanding shares of Common Stock, voting as a single class, (ii) holders of a majority of the votes cast by the holders of the outstanding shares of Class B Stock, voting as a single class, and (iii) holders of a majority of the votes cast by the holders of the outstanding shares of Common Stock and Class B Stock, voting together as a single class, in each case at a meeting of the Company’s shareholders where a quorum is present. No vote of the shareholders of Parent is required in connection with the Merger.

Voting and Support Agreement

In connection with entering into the Merger Agreement, Parent and Company shareholders with voting control of approximately 87% of the issued and outstanding Class B Stock entered into a Voting and Support Agreement (the “Support Agreement”). The Support Agreement generally requires that the shareholders party thereto vote their shares in favor of the adoption of the Merger Agreement and to take certain other actions in furtherance of the transactions contemplated by the Merger Agreement.

Separation and Distribution Agreement

On May 3, 2021, the Company, Parent and SpinCo entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”), pursuant to which, subject to the terms and conditions set forth therein, the Distribution and Spin-Off will be consummated and the assets and liabilities of the

Company will be allocated between SpinCo and the Company. Pursuant to the Separation and Distribution Agreement, SpinCo will assume the assets and liabilities primarily related to the Company’s national media group and corporate segments and the Company will retain the assets and liabilities primarily related to the Company’s local media group, subject to certain exceptions as set forth therein.

Immediately prior to the Distribution, SpinCo or another subsidiary of the Company designated as member of the SpinCo group under the Separation and Distribution Agreement will also enter into one or more financing arrangements, for which the Company has obtained financing commitments described below (the “SpinCo Financing”), that will fund a cash payment to the Company to be used to repay certain of the Company’s outstanding indebtedness (the “SpinCo Cash Payment”). The amount of the SpinCo Cash Payment will be determined in connection with the closing and will be the amount required for the Company to have an agreed amount of net debt after giving effect to the Distribution, Spin-Off and SpinCo Cash Payment.

In connection with the SpinCo Financing, the Company entered into a commitment letter (the “Commitment Letter”) with Royal Bank of Canada, RBC Capital Markets, and Barclays Bank PLC (collectively, the “Commitment Parties”) on May 3, 2021, pursuant to which the Commitment Parties have committed to provide to SpinCo $725 million of secured term loans pursuant to a term loan facility and $150 million of secured revolving commitments, the proceeds of which will be used to (i) repay the loans under the Company’s existing credit facilities and certain outstanding debt of the Company, (ii) pay the SpinCo Cash Payment, (iii) pay the fees and expenses incurred by the Company in connection with the Merger and Spin-Off and (iv) fund working capital of SpinCo. The commitments to provide the foregoing loans are subject to certain conditions, including the negotiation of definitive documentation for the foregoing loans, that no material adverse effect on the financial condition, business or operations of SpinCo has occurred and other customary closing conditions consistent with the Merger Agreement and Separation and Distribution Agreement. The Company and SpinCo will pay customary fees and expenses in connection with obtaining the Commitment Letter and the foregoing loans and has agreed to indemnify the lenders if certain losses are incurred by the lenders in connection therewith. Among other termination rights, the obligations of the Commitment Parties under the Commitment Letter will terminate automatically upon the earliest to occur of: (i) one year following the date of the Commitment Letter (plus one automatic extension of 90 days if the Merger has not been consummated on or prior to such date due solely to the failure to obtain required regulatory approvals), (b) consummation of the Separation without the funding of the SpinCo Financing, (c) execution and delivery of definitive loan documents and (d) the termination of the Separation and Distribution Agreement. The consummation of the SpinCo Financing is a condition to the Distribution and Spin-Off. .

SpinCo intends to amend its articles of incorporation prior to the Distribution and Spin-Off to adopt a dual class capital structure (with one vote per share of SpinCo common stock and 10 votes per share of SpinCo class B common stock). In connection with the Distribution, SpinCo will make a pro rata distribution to the shareholders of the Company of (i) one share of SpinCo common stock for every one share of Common Stock so held and (ii) one share of SpinCo class B common stock for every one share of Class B Stock so held. Further, SpinCo will make a pro rata distribution of one share of SpinCo common stock for every warrant to purchase one share of Common Stock outstanding immediately prior to the Distribution. In connection with the Distribution, SpinCo will also issue adjusted SpinCo equity awards with respect to each Company Option, Company Restricted Stock Unit and Company Share-Based Award outstanding immediately prior to the Distribution based on a 1:1 ratio and subject to the terms and conditions as set forth in the existing awards. In connection with the Distribution, the exercise price of each Company Option issued under the Company’s incentive equity plans and each corresponding SpinCo option will be adjusted on a proportionate value basis so that the total exercise price for the corresponding options equals the current exercise price of the Company Option.

Completion of the Distribution and Spin-Off is subject to the satisfaction or waiver of the conditions to the consummation of the Merger. Completion of the Distribution and Spin-Off is also subject to the consummation of the SpinCo Financing, effectiveness of a Registration Statement on Form 10 regarding SpinCo common stock , receipt by the Company and SpinCo of a solvency opinion, the acceptance of SpinCo’s common stock for listing on the New York Stock Exchange, the absence of an injunction or law preventing the consummation of the transactions (including the Distribution and the Merger) and other customary closing conditions.

The summary of the Separation and Distribution Agreement included in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Separation and Distribution Agreement, which is included as Exhibit 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

Employee Matters Agreement

On May 3, 2021, the Company, Parent and SpinCo entered into an Employee Matters Agreement (the “Employee Matters Agreement”) governing the rights and obligations of the Company, SpinCo and Parent with respect to employees and employee benefit plans in connection with the Spin-Off. The Employee Matters Agreement generally provides that (1) the Company’s national media group and corporate-level employees and associated liabilities and all benefit plans of the Company will be assumed by SpinCo and (2) the Company’s local media group employees and associated liabilities will be retained by the Company, subject to the specific terms and conditions of the Employee Matters Agreement.

The summary of the Employee Matters Agreement included in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Employee Matters Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Tax Matters Agreement

On May 3, 2021, the Company, Parent and SpinCo entered into a Tax Matters Agreement (the “Tax Matters Agreement”) governing the respective rights, responsibilities and obligations of SpinCo, the Company and Parent with respect to taxes, tax attributes, tax returns, tax contests and certain other tax matters in connection with the Spin-Off. Pursuant to the Tax Matters Agreement, (1) SpinCo will be liable for all pre-closing taxes of the Company and SpinCo and the post-closing taxes of SpinCo, and (2) Parent will be liable for all post-closing taxes of the Company, subject to the specific terms and conditions of the Tax Matters Agreement.

The summary of the Tax Matters Agreement included in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Tax Matters Agreement, which is included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Transition Services Agreement

On May 3, 2021, the Company, Parent and SpinCo entered into a Transition Services Agreement (the “Transition Services Agreement”) governing SpinCo’s provision of certain services to the Company for a period of time after the closing of the Merger, including services relating to information technology infrastructure, human resources matters, finance and contract support, in exchange for payment by the Company to SpinCo of certain agreed-upon amounts.

The summary of the Transition Services Agreement included in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Transition Services Agreement, which is included as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 3, 2021, the Company issued a press release announcing entry into the Merger Agreement and the Spin-Off Documents. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On May 3, 2021, the Company and Parent held a webcast with investors. The investor presentation used in connection with the webcast is attached hereto as Exhibit 99.2 and incorporated by reference herein.

The information furnished under this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the SEC made by the Company, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of May 3, 2021, by and among Parent, Merger Sub, and the Company.*

2.2	Separation and Distribution Agreement, dated as of May 3, 2021, by and among the Company, Parent and SpinCo.

10.1	Employee Matters Agreement, dated as of May 3, 2021, by and among the Company, Parent and SpinCo.

10.2	Tax Matters Agreement, dated as of May 3, 2021, by and among the Company, Parent and SpinCo.

10.3	Transition Services Agreement, dated as of May 3, 2021, by and among the Company, Parent and SpinCo.

99.1	Press Release issued May 3, 2021 by the Company.**

99.2	Investor Presentation dated May 3, 2021.**

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished to the SEC upon request.
**	Furnished pursuant to Item 7.01 of Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K and the Exhibits attached hereto contain certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management’s current knowledge and estimates of factors affecting the Company and its operations. Forward-looking statements can be identified by words such as may, should, expects, provides, anticipates, assumes, can, will, meets, could, likely, intends, might, predicts, seeks, would, believes, estimates, plans, continues, guidance or outlook, or variations of these words or similar expressions. Actual results may differ materially from those currently anticipated.

Statements in this Current Report on Form 8-K and the Exhibits attached hereto regarding the Company, Parent, and SpinCo that are forward-looking, including projections as to the anticipated benefits of the proposed transactions, the methods that will be used to finance the transactions, the impact of the transactions on anticipated financial results, the synergies from the proposed transactions, and the closing date for the proposed transactions, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond the control of the Company, Parent, and SpinCo. In particular, projected financial information for the Surviving Corporation and SpinCo is based on management’s estimates, assumptions and projections and has not been prepared in conformance with the applicable accounting requirements of Regulation S-X relating to pro forma financial information, and the required pro forma adjustments have not been applied and are not reflected therein. None of this information should be considered in isolation from, or as a substitute for, the historical financial statements of the Company or Parent. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to: the timing to consummate the proposed transactions; the risk that a condition to closing of the proposed transactions may not be satisfied and the transactions may not close; the risk that a regulatory approval that may be required for the proposed transactions is delayed, is not obtained or is obtained subject to conditions that are not anticipated; management’s ability to separate the national media business into an independent publicly-traded company; the diversion of management time on transaction-related issues; change in national and regional economic conditions; pricing fluctuations in advertising; changes in paper and postage prices; reliance on printing suppliers; changes in magazine circulation sales; industry consolidation; technological developments; and major world news events.

For more discussion of important risk factors that may materially affect the Company, Parent and SpinCo, please see the risk factors contained in Parent’s Annual Report on Form 10-K for its fiscal year ended December 31, 2020 and the Company’s Annual Report on Form 10-K for its fiscal year ended June 30, 2020, both of which are on file with the SEC. You should also read the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which is also on file with the SEC.

No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations, financial condition or cash flows of the Company, Parent, SpinCo or the Surviving Company. None of the Company, Parent, SpinCo or the Surviving Company assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

Additional Information and Where to Find It

This communication is not a solicitation of a proxy from any shareholder of the Company. In connection with the Merger and Spin-Off, the Company intends to file relevant materials with the SEC, including a proxy statement. In addition, SpinCo intends to file a registration statement on Form 10 with respect to its common stock. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SPINCO, PARENT, MERGER AND SPIN-OFF. The proxy statement and Form 10, and other relevant materials (when they become available), and any other documents filed by the Company, SpinCo and Parent with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. The documents filed by the Company may also be obtained for free from the Company’s Investor Relations web site (http://ir.meredith.com) or by directing a request to the Company’s Shareholder/Financial Analyst contact, Mike Lovell, Executive Director Corporate Communications, at 515-284-3622.

Participants in the Solicitation

The Company and Parent and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of the Company in connection with the Merger and Spin-Off. Information about Parent’s directors and executive officers is available in Parent’s definitive proxy statement, dated March 25, 2021, for its 2021 annual meeting of shareholders. Information about the Company’s directors and executive officers is available in the Company’s definitive proxy statement, dated September 25, 2020, for its 2020 annual meeting of shareholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and Form 10 registration statement regarding the Merger and Spin-Off that the Company will file with the SEC when it becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION

/s/ Jason Frierott
Jason Frierott
Chief Financial Officer

Date: May 3, 2021

Exhibit 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

among

GRAY TELEVISION, INC.,

GRAY HAWKEYE STATIONS, INC.

and

MEREDITH CORPORATION

Dated as of May 3, 2021

i

ii

iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of May 3, 2021, among Meredith Corporation, an Iowa corporation (the “Company”), Gray Television, Inc., a Georgia corporation (“Parent”), and Gray Hawkeye Stations, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). The Company, Parent and Merger Sub are referred to individually as a “Party” and collectively as “Parties”.

R E C I T A L S

WHEREAS, the Company, Parent and Merger Sub desire to effect the acquisition of the Company by Parent through the merger of Merger Sub with and into the Company, with the Company surviving the merger as the surviving corporation (the “Merger”), in accordance with the Iowa Business Corporation Act (the “IBCA”), each share of Common Stock, par value $1.00 per share, of the Company (“Common Stock”) and Class B Common Stock, par value $1.00 per share, of the Company (“Class B Stock”, and together with the Common Stock, the “Company Stock”) shall be converted into the right to receive $14.51 in cash (such amount, the “Merger Consideration”) upon the terms and subject to the conditions set forth herein;

WHEREAS, it is a condition to the Merger that prior to the Merger, (i) the Company distribute to the Company’s shareholders all of the issued and outstanding shares of common stock of Meredith Holdings Corporation, an Iowa corporation and wholly owned subsidiary of the Company (“SpinCo”, and such distribution referred to as the “Distribution”), and (ii) SpinCo makes the SpinCo Cash Payment (as defined in the Separation and Distribution Agreement), in each case in accordance with the Spin-Off Agreements (as defined herein);

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that this Agreement, the plan of merger with respect to the Merger, substantially in the form attached hereto as Exhibit A (the “Plan of Merger”) and the transactions contemplated hereby and thereby, including the Merger, are advisable, fair to, and in the best interests of, the Company and its shareholders, (b) approved and adopted and declared the advisability of this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby, including the Merger, and (c) subject to the terms and conditions of Section 7.3 of this Agreement, recommend that the Company shareholders vote to adopt this Agreement (the “Company Board Recommendation”);

WHEREAS, as a condition to Parent’s willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, Parent, the Company and certain Company shareholders are entering into voting agreements (each, a “Support Agreement”) pursuant to which each of the signatory shareholders is agreeing, subject to the terms and conditions of the applicable Support Agreement, to vote all of his, her or its Company Stock in favor of the adoption of this Agreement;

WHEREAS, the Parent Board (as defined herein) has unanimously (a) determined that the terms of this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, Parent and its stockholders, (b) determined that it is in the best interests of Parent and its stockholders and declared it advisable for Parent to enter into this Agreement and perform its obligations hereunder and (c) approved the execution and delivery by Parent of this Agreement, the performance by Parent of its covenants and agreements contained herein and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions contained herein;

WHEREAS, the board of directors of Merger Sub has unanimously approved this Agreement and determined that the terms of this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, Merger Sub and resolved to recommend to Parent, its sole shareholder, to adopt this Agreement;

WHEREAS, simultaneously with the execution and delivery of this Agreement, the Parties are executing and delivering the Separation and Distribution Agreement, the Employee Matters Agreement, the Tax Matters Agreement and the Transition Services Agreement; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the Parties agree as set forth herein:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used herein, the following terms have the following meanings:

“Acceptable Confidentiality Agreement” means a confidentiality agreement entered into after the date hereof that contains provisions that in the aggregate are no less favorable to the Company than those contained in the Confidentiality Agreement (provided that any such agreement shall contain a standstill no less beneficial to the Company in the aggregate than the standstill in the Confidentiality Agreement prohibiting a counterparty from acquiring any additional equity or voting securities of the Company or any of its Subsidiaries or any Company Securities) and that does not contain any provision that would prevent the Company from complying with its obligation to provide any disclosure to Parent required pursuant to Section 7.3.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by, or is under common control with, such Person. The term “control” (including its correlative meanings “controlled” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies of a Person (whether through ownership of such Person’s securities or partnership or other ownership interests, or by Contract or otherwise).

“Approval Actions” means the entry into of agreements with, and submission to orders of, the relevant Governmental Authority giving effect thereto, including the entry into hold separate arrangements, terminating, assigning or modifying Contracts (or portions thereof) or other business relationships, accepting restrictions on business operations and entering into commitments and obligations.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which commercial banks in the City of New York are authorized or required by Law to be closed; provided, however, that notwithstanding anything to the contrary contained herein, the Friday immediately following Thanksgiving Day shall not be a Business Day.

“Closing Date” means the date on which the Closing occurs.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Communications Act” means the Communications Act of 1934, as amended.

“Company 2025 Notes” means the 6.500% Senior Secured Notes of the Company due July 1, 2025 issued under the corresponding Company Indenture.

“Company 2026 Notes” means the 6.875% Senior Unsecured Notes of the Company due February 1, 2026 issued under the corresponding Company Indenture.

“Company Acquisition Proposal” means any offer, proposal or indication of interest (whether or not in writing) from any Person (other than Parent and its Subsidiaries) or “group” (as defined in Section 13(d) of the Exchange Act) relating to or involving, whether in a single transaction or series of related transactions: (a) any direct or indirect acquisition, lease, exchange, license, transfer, disposition (including by way of merger, liquidation or dissolution of the Company or any of its Subsidiaries or RemainCo and the RemainCo Subsidiaries) or purchase of any business, businesses or assets (including equity interests in Subsidiaries but excluding sales of assets in the ordinary course of business) of the Company or any of its Subsidiaries or RemainCo and the RemainCo Subsidiaries that constitutes or accounts for 20% or more of the consolidated net revenues, net income or net assets of the Company and its Subsidiaries or RemainCo and the RemainCo Subsidiaries, in each case on a consolidated basis; (b) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, sale of securities, reorganization, recapitalization, tender offer, exchange offer, liquidation, dissolution, extraordinary dividend, or similar transaction involving the Company or any of its Subsidiaries or RemainCo and the RemainCo Subsidiaries and a Person or “group” (as defined in Section 13(d) of the Exchange Act) pursuant to which the shareholders of the Company or RemainCo immediately preceding such transaction hold less than 80% of the equity interests or voting power in the surviving or resulting entity of such transaction immediately following such transaction; or (c) any combination of the foregoing.

“Company Adverse Recommendation Change” means any of the following actions by the Company Board or any committee thereof: (a) withdrawing, rescinding, amending, changing, modifying or qualifying, or otherwise proposing publicly to withdraw, rescind, amend, change, modify or qualify, in a manner adverse to Parent, the Company Board Recommendation, (b) failing to make, withdrawing, or amending the Company Board Recommendation in the Proxy Statement mailed to shareholders, (c) adopting, approving, endorsing, or recommending, or otherwise proposing publicly to adopt, approve, endorse, or recommend, any Company Acquisition Proposal, (d) taking any action to exempt or make any Person (other than the Parent Parties) not subject to any applicable anti-takeover or similar statute or regulation, or (e) if a Company Acquisition Proposal has been publicly disclosed, failing to publicly recommend against such Company Acquisition Proposal within ten (10) Business Days of the request of Parent and to reaffirm the Company Board Recommendation within such ten (10) Business Day period upon such request (provided that such a request may be delivered by Parent only once with respect to each Company Acquisition Proposal, with the right to make an additional request with respect to each subsequent material amendment or modification thereto).

“Company Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries as of March 31, 2021 and the footnotes thereto set forth in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2021.

“Company Credit Agreement” means the Credit Agreement, dated as of January 31, 2018, among the Company and the parties thereto, as such agreement has or may from time to time be amended, supplemented or otherwise modified, and all pledge, security and other agreements and documents related thereto.

“Company Deferred Compensation Plan” means the Meredith Corporation Deferred Compensation Plan, dated as of January 1, 2014, as amended.

“Company Disclosure Letter” means the disclosure letter delivered by the Company to Parent in connection with, and upon the execution of, this Agreement.

“Company Equity Plans” means the Meredith Corporation 2014 Stock Incentive Plan, the Amended and Restated Meredith Corporation 2004 Stock Incentive Plan and the Meredith Corporation Plan for Non-Employee Directors.

“Company ESPP” means the Meredith Corporation Employee Stock Purchase Plan of 2002, as amended.

“Company Full-Power Station” means the full-power television broadcast stations owned by the Company and its Subsidiaries, each of which is listed in Section 3.12(g) of the Company Disclosure Letter.

“Company Indebtedness” means, collectively, debt outstanding under (a) the Company Credit Agreement, (b) the Company Notes, and (c) indebtedness for money borrowed or advanced or monetary obligations evidenced by bonds, debentures, notes, or similar debt securities or similar obligations, including those which are secured by a lien, including any liabilities and obligations for accrued but unpaid interest, unpaid prepayment, prepayment, make-whole or redemption penalties, premiums or payments, breakage fees and unpaid fees and expenses that are payable in connection with the retirement or prepayment of any of the liabilities under such indebtedness.

“Company Indenture” means each of (a) the Indenture, dated January 31, 2018, between the Company, certain Subsidiaries of the Company party thereto as subsidiary guarantors and U.S. Bank National Association, as supplemented by the First Supplemental Indenture, dated January 31, 2018, between the Company, certain Subsidiaries of the Company party thereto as subsidiary guarantors and U.S. Bank National Association and (b) the Indenture, dated June 29, 2020, between the Company, certain Subsidiaries of the Company party thereto as subsidiary guarantors and U.S. Bank National Association.

“Company Material Adverse Effect” means any effect, change, condition, state of fact, development, occurrence, circumstance, or event that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the (a) ability of the Company to perform its obligations under this Agreement or the Spin-Off Agreements or to consummate the transactions contemplated by this Agreement or the Spin-Off Agreements or (b) condition (financial or otherwise), business, assets, liabilities, or results of operations of RemainCo, the RemainCo Subsidiaries, and the Minority Investment Entities (to the extent of RemainCo’s and its RemainCo Subsidiaries’ interest therein), taken as a whole, excluding any effect, change, condition, state of fact, development, occurrence or event to the extent resulting from or arising out of (i) general economic or political conditions in the United States or any foreign jurisdiction in which RemainCo or any of its RemainCo Subsidiaries or Minority Investment Entities conduct business or in securities, credit or financial markets, including changes in interest rates and changes in exchange rates, (ii) changes or conditions generally affecting the industries, markets or geographical areas in which the Company or any of its Subsidiaries or Minority Investment Entities operates, (iii) any rulemakings or Proceedings before the FCC that generally affect the broadcast television industry, (iv) outbreak or escalation of hostilities, acts of war (whether or not declared), terrorism or sabotage, or other changes in geopolitical conditions, including any material worsening of such conditions threatened or existing as of the date hereof, (v) any epidemics, pandemics (including the COVID-19 or any COVID-19 Measures), natural disasters (including hurricanes, tornadoes, floods or earthquakes) or other force majeure events or any escalation or worsening of any of the foregoing, (vi) any failure by RemainCo or its RemainCo Subsidiaries or Minority Investment Entities to meet any internal or published (including analyst) projections, expectations, forecasts or predictions in respect of the Company’s revenue, earnings or other financial performance or results of operations, or any failure by the Company to meet its internal budgets, plans or forecasts of its revenue, earnings or other financial performance or results of operations

(provided that the underlying effect, change, condition, state of fact, development, occurrence or event giving rise to or contributing to such failure shall be included and considered), (vii) changes after the date hereof in GAAP or the interpretation thereof or the adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any Law applicable to the operation of the business of the Company or any of its Subsidiaries or Minority Investment Entities, (viii) the taking of any action by the Company expressly required by, or the Company’s failure to take any action expressly prohibited by, this Agreement, (ix) any change in the market price or trading volume of the Company’s securities (provided that the underlying effect, change, condition, state of fact, development, occurrence or event giving rise to or contributing to such change shall be considered), and (x) other than, in each case, with respect to any representation, warranty, or covenant set forth in this Agreement that is intended to address the consequences of the execution or delivery of this Agreement or the announcement or consummation of the transactions contemplated hereby, including, but not limited to, the representations and warranties set forth in Section 3.3, Section 3.4, and the conditions set forth in Section 8.2(a) to the extent relating to such representations and warranties, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, or the public announcement or pendency of this Agreement or the Merger, including any resulting loss or departure of officers or other employees of RemainCo or any of its RemainCo Subsidiaries or Minority Investment Entities, or the termination or reduction (or potential reduction) or any other resulting negative development in RemainCo’s or any of its RemainCo Subsidiaries’ or Minority Investment Entities’ relationships, contractual or otherwise, with any of its advertisers, customers, suppliers, distributors, licensees, licensors, lenders, business partners, employees or regulators, including the FCC (in each case excluding any breach of this Agreement by the Company or its Affiliates); provided that in the cases of clauses (i), (ii), (iii), (iv), (v) and (vii), any effect, change, condition, development, or event may be considered to the extent it disproportionately affects the Company and the RemainCo Subsidiaries and the Minority Investment Entities relative to the other participants in the television broadcast industry.

“Company Notes” means the Company 2025 Notes and the Company 2026 Notes.

“Company Notes Payoff Amount” means the Company Notes Principal Amount, together with any accrued and unpaid interest to, but excluding, the date of redemption not already included in the Company Notes Principal Amount, plus any make-whole payments, redemption payments, prepayment fees or penalties or make-whole amount or other fees, costs and expenses contemplated under the Company Indenture with respect to the Company Notes Principal Amount and due as of the date of redemption, in an amount sufficient to redeem 100% of Company Notes outstanding.

“Company Notes Principal Amount” means (a) the aggregate principal amount of the Company 2025 Notes outstanding and (b) the aggregate principal amount of the Company 2026 Notes outstanding, in each case, together with any accrued but unpaid interest thereon, as of 11:59 p.m. Eastern time on the day immediately prior to the Closing Date.

“Company Programming Service” means any programming service of any Company Station distributed or authorized for distribution by the Company or any of its Subsidiaries, including any programming service of any Company Station distributed or authorized for distribution by the Company or any of its Subsidiaries on an on-demand or other basis.

“Company RSUs” means all awards of restricted stock units of the Company with respect to shares of Common Stock, including any stock units granted as dividend equivalent rights (whether granted by the Company pursuant to a Company Equity Plan, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted).

“Company Station” means the television broadcast stations, low power television stations and TV translator stations owned by the Company and its Subsidiaries, each of which is listed in Section 3.12(g) of the Company Disclosure Letter.

“Company Station Licenses” means the main station licenses issued by the FCC with respect to the Company Stations.

“Company Stock Options” means all options to purchase shares of Common Stock (whether granted by the Company pursuant to a Company Equity Plan, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted).

“Company Warrants” means warrants to purchase Common Stock governed by the Warrant to Purchase Common Stock between the Company and KED MDP Investments, LLC, dated as of January 31, 2018.

“Competition Laws” means the Sherman Antitrust Act of 1890, as amended, the Clayton Antitrust Act of 1914, as amended, the HSR Act, as amended, the Federal Trade Commission Act of 1914, as amended, the Robinson-Patman Act of 1936, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade.

“Confidentiality Agreement” means that certain letter agreement, dated as of November 17, 2020, by and between the Company and Parent, as amended or supplemented, including the applicable clean team agreements.

“Continuing Employees” means each individual who, immediately prior to the Effective Time, is a RemainCo Employee (excluding any Employees represented by labor unions and/or covered by the Collective Bargaining Agreements), including, for the avoidance of doubt, all individuals set forth on Section 1.1(d) of the Company Disclosure Letter. “Continuing Employees” does not include any RemainCo Employee whose employment is terminated by the Company between the date of this Agreement and the Effective Time.

“Contract” means any agreement, contract, instrument, note, bond, mortgage, indenture, deed of trust, lease, license or other binding instrument or obligation, whether written or unwritten.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” social distancing, shut down (including, the shutdown of air cargo routes, shut down of foodservice or certain business activities), closure, sequester, safety or other Law, Order, directive, guidelines or recommendations promulgated by any Governmental Authority (whose geographic scope of authority includes any of the locations in which any of the Company Stations operate), in each case, in connection with or in response to COVID-19, including, but not limited to, the CARES Act and Families First Act.

“Data Breach” means the access, acquisition, disclosure or modification of Personal Information prohibited under applicable Laws, whether or not requiring notification to impacted persons or regulators under applicable Privacy and Security Laws.

“Data Room” means the documents and materials posted to the Company electronic data room through the date hereof.

“DOJ” means the U.S. Department of Justice, Antitrust Division.

“Employee” means any employee of the Company or any of its Subsidiaries.

“Employee Company RSU” shall mean each Company RSU that was granted to the holder in the holder’s capacity as, or that has ever had vesting tied to the holder’s performance of services as, a service provider who is or was an employee of the Company or any of its Subsidiaries for applicable employment Tax purposes.

“Employee Company Share-Based Award” shall mean each Company Share-Based Award that was granted to the holder in the holder’s capacity as, or that has ever had vesting tied to the holder’s performance of services as, a service provider who is or was an employee of the Company or any of its Subsidiaries for applicable employment Tax purposes.

“Employee Company Stock Option” shall mean each Company Stock Option that was granted to the holder in the holder’s capacity as, or that has ever had vesting tied to the holder’s performance of services as, a service provider who is or was an employee of the Company or any of its Subsidiaries for applicable employment Tax purposes.

“Employee Matters Agreement” means the Employee Matters Agreement by and among Parent, Company and SpinCo, dated as of the date hereof.

“Environmental Law” means any Law concerning the protection of the environment, pollution, contamination, natural resources, or human health or safety relating to exposure to Hazardous Substances.

“Environmental Permits” means Governmental Authorizations required under Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations issued thereunder.

“ERISA Affiliate” of any entity means each Person that at any relevant time would be treated as a single employer with such entity for purposes of Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FCC” means the U.S. Federal Communications Commission.

“FCC Applications” means those applications, including requests for declaratory rulings or waivers required to be filed with the FCC to obtain the approvals of the FCC pursuant to the Communications Act and FCC Rules necessary to consummate the transactions contemplated by this Agreement.

“FCC Consent” means the grant by the FCC of the FCC Applications, regardless of whether the action of the FCC in issuing such grant remains subject to reconsideration or other further review by the FCC or a court.

“FCC Licenses” means the FCC licenses, permits and other authorizations, together with any renewals, extensions or modifications thereof, issued with respect to the Company Stations, or otherwise granted to or held by Company or any of its Subsidiaries.

“FCC Rules” means the rules, regulations, orders and promulgated and published policy statements of the FCC.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any nation or government, any federal, state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court, tribunal or arbitrator and any self-regulatory organization (including stock exchanges).

“Governmental Authorization” means any licenses, franchises, approvals, clearances, permits, certificates, waivers, consents, exemptions, variances, expirations and terminations of any waiting period requirements (including pursuant to Competition Laws), and notices, filings, registrations, qualifications, declarations and designations with, and other similar authorizations and approvals issued by or obtained from a Governmental Authority.

“Hazardous Substance” means any substance, material or waste listed, defined, regulated or classified as a “pollutant” or “contaminant” or words of similar meaning or effect, or for which liability or standards of conduct may be imposed under any Environmental Law, including petroleum.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Intellectual Property” means any and all intellectual property rights throughout the world, whether registered or not, including all (a) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals and extensions thereof) (collectively, “Patents”); (b) copyrights and rights in copyrightable subject matter in published and unpublished works of authorship (collectively, “Copyrights”); (c) trade names, trademarks and service marks, logos, corporate names, domain names and other Internet addresses or identifiers, trade dress and similar rights, and all goodwill associated therewith (collectively, “Marks”); (d) registrations and applications for each of the foregoing; (e) rights, title and interests in all trade secrets and trade secret rights arising under common law, state law, federal law or laws of foreign countries, in each case to the extent any of the foregoing derives economic value (actual or potential) from not being generally known to other Persons who can obtain economic value from its disclosure or use (collectively, “Trade Secrets”); and (f) moral rights, publicity rights and any other intellectual property rights or other rights similar, corresponding or equivalent to any of the foregoing of any kind or nature.

“Intervening Event” means any event, condition, fact, occurrence, change or development (not related to a Company Acquisition Proposal) that is not known or reasonably foreseeable to the Company Board as of the date of this Agreement and does not relate to a Company Acquisition Proposal, a Superior Company Proposal, or any matter relating thereto or consequence thereof, which event, condition, fact, occurrence, change or development becomes known to the Company Board prior to obtaining the Company Shareholder Approval; provided that (A) in no event shall any action taken by the parties pursuant to the affirmative covenants set forth in Section 7.1, or the consequences of any such action, constitute, be deemed to contribute to or otherwise be taken into account in determining whether there has been, an Intervening Event and (B) in no event shall any event, fact, circumstance, development or occurrence that would fall within any of the exceptions to the definition of “Company Material Adverse Effect” constitute, be deemed to contribute to or otherwise be taken into account in determining whether here has been an “Intervening Event”.

“IRS” means the Internal Revenue Service.

“IT Systems” means the hardware, software, data communication lines, network and telecommunications equipment, Internet-related information technology infrastructure, wide area network and other information technology equipment, owned, licensed to, or controlled by the Company or any of its Subsidiaries.

“Knowledge” means (a) with respect to the Company, the actual knowledge in each case after reasonable inquiry of each individual listed in Section 1.1(b) of the Company Disclosure Letter and (b) with respect to Parent, the actual knowledge in each case after reasonable inquiry of each individual listed in Section 1.1(b) of the Parent Disclosure Letter.

“Laws” means any United States, federal, state or local or any foreign law (in each case, statutory, common or otherwise), ordinance, code, rule, statute, regulation or other similar requirement or Order enacted, issued, adopted, promulgated, entered into or applied by a Governmental Authority.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, lease, encumbrance or other adverse claim of any kind in respect of such property or asset.

“Market” means the “Designated Market Area,” as determined by The Nielsen Company, of a television broadcast station.

“Marketing Period” means, (a) at any time, prior to November 9, 2021, the most recent period of fifteen (15) consecutive Business Days commencing after the date of this Agreement that the Parent shall have received the then applicable RemainCo Required Financial Information and such RemainCo Required Financial Information shall be complete and (b) at any time on or after November 9, 2021, the first period of fifteen (15) consecutive Business Days commencing on or after November 9, 2021 that the Parent has received the then applicable RemainCo Required Financial Information and such RemainCo Required Financial Information shall be complete. If the Company in good faith reasonably believes it has delivered the RemainCo Required Financial Information, it may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case the RemainCo Required Financial Information will be deemed to have been delivered on the date specified in such notice unless Parent in good faith reasonably believes the RemainCo Required Financial Information has not been delivered and, within three (3) Business Days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect, stating with specificity which RemainCo Required Financial Information has not been delivered. Notwithstanding the foregoing, (i) the Marketing Period shall not include July 5, 2021, November 24, 2021, November 26, 2021 and July 5, 2022 (the “Blackout Period”), (ii) if the Marketing Period has not ended (x) on or prior to August 20, 2021, then such period shall not commence before September 7, 2021 and (y) on or prior to December 17, 2021, then such period shall not commence before January 3, 2022, and (iii) the Marketing Period shall not be deemed to have commenced if, after the date of this Agreement and prior to the completion of the Marketing Period, (A) KPMG, LLP shall have withdrawn its audit opinion with respect to any of the audited year-end financial statements in the RemainCo Required Financial Information, in which case the Marketing Period shall not be deemed to commence unless and until, at the earliest, a new unqualified audit opinion is issued with respect to such year-end financial statements by KPMG, LLP or another independent accounting firm reasonably acceptable to Parent and (B) the Company shall have restated, or the Company shall have determined to restate any historical financial statements included in the RemainCo Required Financial Information, in which case the Marketing Period shall not be deemed to commence unless and until such restatement has been completed and the applicable RemainCo Required Financial Information has been amended or the Company concludes that no such restatement shall be required in accordance with GAAP.

“Minority Investment Entity” means each of the entities set forth on Section 1.1(c) of the Company Disclosure Letter.

“MVPD” means any provider defined as a multi-channel video programming distributor under the rules of the FCC, including cable systems, telephone companies and DBS systems.

“Non-Employee Company RSU” shall mean each Company RSU that is not an Employee Company RSU.

“Non-Employee Company Stock Option” shall mean each Company Stock Option that is not an Employee Company Stock Option.

“Non-Employee Company Share-Based Award” shall mean each Company Share-Based Award that is not an Employee Company Share-Based Award.

“NYSE” means the New York Stock Exchange, any successor stock exchange operated by the NYSE Euronext or any successor thereto.

“Order” means any order, writ, injunction, decree, consent decree, judgment, award, injunction, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Authority (in each case, whether temporary, preliminary or permanent).

“Owned Intellectual Property” means any and all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.

“Parent Board” means the board of directors of Parent.

“Parent Disclosure Letter” means the disclosure letter delivered by Parent to the Company in connection with, and upon the execution of, this Agreement.

“Parent Financing” means the debt financing incurred or intended to be incurred pursuant to the Parent Commitment Letter, including the offering or private placement of debt securities or borrowing of loans contemplated by the Parent Commitment Letter and any related engagement letter.

“Parent Financing Sources” means the agents, arrangers, lenders and other entities that have committed to provide or arrange the Parent Financing, including the parties to the Parent Commitment Letter or any related engagement letter in respect of the Parent Financing or to any joinder agreements, credit agreements, indentures, notes, purchase agreements or other agreements entered pursuant thereto, together with their Affiliates and their and their Affiliates’ respective current, former or future officers, directors, employees, partners, trustees, shareholders, equityholders, managers, members, limited partners, controlling persons, agents and representatives of each of them and the successors and assigns of the foregoing Persons.

“Parent Material Adverse Effect” means any effect, change, condition, state of fact, development, occurrence or event that, individually or in the aggregate, would prevent, or materially delay, the consummation of the Merger or the ability of either Parent or Merger Sub to perform its obligations under this Agreement and the Spin-Off Agreements.

“Permitted Liens” means (a) Liens for Taxes, assessments, governmental levies, fees or charges not yet due and payable or which are being contested in good faith and by appropriate proceedings and, in each case, for which adequate reserves (as determined in accordance with GAAP) have been established on the Company Balance Sheet, (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business with respect to amounts not yet due and payable or which are being contested in good faith and by appropriate proceedings and for which adequate reserves

(as determined in accordance with GAAP) have been established on the Company Balance Sheet and that would not be individually or in the aggregate materially adverse, (c) zoning, entitlement, building codes and other land use regulations, ordinances or legal requirements imposed by any Governmental Authority having jurisdiction over real property that do not prohibit or materially interfere with the present use over such real property, (d) all rights relating to the construction and maintenance in connection with any public utility of wires, poles, pipes, conduits and appurtenances thereto, on, under or above real property, (e) all matters disclosed as a “Permitted Lien” in Section 1.1(a) of the Company Disclosure Letter, (f) any state of facts which an accurate survey or inspection of real property would disclose and which, individually or in the aggregate, do not materially impair the value or continued use of such real property for the purposes for which it is used by such Person, (g) statutory Liens in favor of lessors arising in connection with any real property subject to the Real Property Leases, (h) other defects, irregularities or imperfections of title, encroachments, easements, servitudes, permits, rights of way, flowage rights, restrictions, leases, licenses, covenants, sidetrack agreements and oil, gas, mineral and mining reservations, rights, licenses and leases, which, in each case, do not materially impair the value or the continued use of real property for the purposes for which it is used by such Person, (i) grants of non-exclusive licenses or other non-exclusive rights with respect to Intellectual Property that do not secure indebtedness and (j) other than Liens securing Indebtedness, Liens that, individually or in the aggregate, do not, and would not reasonably be expected to, materially detract from the value of any of the property, rights or assets of RemainCo or materially interfere with the use thereof as currently used by such Person.

“Person” means an individual, group (within the meaning of Section 13(d)(3) of the Exchange Act), corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Personal Information” means any information with respect to which there is a reasonable basis to believe that the information can be used to identify an individual or any other information that is regulated or protected by one or more Privacy and Security Laws.

“Privacy and Security Laws” means all applicable Laws concerning the privacy and/or security of Personal Information, including Health Insurance Portability and Accountability Act of 1996, the Health Information Technology for Clinical Health Act provisions of the American Recovery and Reinvestment Act of 2009, Pub. Law No. 111-5 the Gramm-Leach-Bliley Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Federal Trade Commission Act, the Privacy Act of 1974, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, state Social Security number protection Laws, state data breach notification Laws, state consumer protection Laws, the European Union Directive 95/46/EC and Canada’s Personal Information Protection and Electronic Documents Act.

“Proceeding” means any suit, action, claim, proceeding, arbitration, mediation, audit or hearing (in each case, whether civil, criminal or administrative) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority.

“Program Rights” means rights to broadcast and rebroadcast television programs, feature films, shows or other television programming.

“RemainCo” means the Company and its Subsidiaries after giving effect to the Separation and the Distribution.

“RemainCo Business” shall have the meaning set forth in the Separation and Distribution Agreement.

“RemainCo Employees” means (i) any Employee who primarily provides services to the RemainCo Business and is employed by the Company or any of its Subsidiaries, including any individual on a leave of absence or on short-term disability at the time of Closing and (ii) the individuals set forth on Section 1.1(d) of the Company Disclosure Letter.

“RemainCo Liabilities” shall have the meaning set forth in the Separation and Distribution Agreement.

“RemainCo Required Financial Information” means: (a) the audited consolidated balance sheets of the Company and its Subsidiaries as of June 30, 2019, June 30, 2020, and June 30, 2021 and each subsequent fiscal year ending at least 60 days prior to the Closing Date, together with the related audited consolidated statements of income or operations, stockholders’ equity and cash flows for each such fiscal year (in each case prepared on a carve-out basis that eliminates the results of operations, assets and liabilities of SpinCo, the other SpinCo Entities and their respective Subsidiaries), together with the notes thereto; (b) the unaudited consolidated balance sheets of the Company and its Subsidiaries as of September 30, 2020, December 31, 2020, March 31, 2021, and each subsequent fiscal quarter (other than the last quarter of any fiscal year) ending at least 40 days prior to the Closing Date (which, for the avoidance of doubt, shall as of November 9, 2021, require the unaudited balance sheet for the fiscal quarter ending September 30, 2021), together with the related unaudited consolidated statements of income or operations, stockholders’ equity and cash flows for each such fiscal quarter (in each case prepared on a carve-out basis that eliminates the results of operations, assets and liabilities of SpinCo, the other SpinCo Entities and their respective Subsidiaries) including results for the fiscal year to date and, solely in the case of any such financial statements with respect to the most recent fiscal quarter referred to above and ending after June 30, 2021, comparisons to the corresponding fiscal year to date periods in each of the prior two fiscal years; and (c) in the event that the Matrix Station Divestiture occurs, (i) the unaudited balance sheets of WNEM-TV for the fiscal years ended June 30, 2019, June 30, 2020 and June 30, 2021 and each subsequent fiscal year ending at least 60 days prior to the Closing Date, together with the related unaudited statements of operations for each such fiscal year; and (ii) the unaudited balance sheets of WNEM-TV as of March 31, 2021 and each subsequent fiscal quarter ending at least 40 days prior to the Closing Date (which, for the avoidance of doubt, shall as of November 9, 2021, require the unaudited balance sheet for the fiscal quarter ending September 30, 2021), together with the related unaudited statements of operations for each such fiscal quarter (other than the last quarter of any fiscal year) and in the case of such statements of operations, including results for the fiscal year to date and, solely in the case of any such financial statements with respect to the most recent fiscal quarter referred to above and ending after June 30, 2021, comparisons to the corresponding fiscal year to date periods in each of the prior two fiscal years.

“RemainCo Subsidiaries” means the Subsidiaries of the Company that will be Subsidiaries of RemainCo after giving effect to the Separation and the Distribution.

“Representatives” means, as to any Person, its Affiliates and its officers, directors, agents, control persons, employees, consultants, professional advisers (including attorneys, accountants and financial advisors).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Separation” shall have the meaning set forth in the Separation and Distribution Agreement.

“Separation and Distribution Agreement” means the Separation and Distribution Agreement entered into between SpinCo, the Company and Parent as of the date hereof.

“Spin-Off Agreements” means the Separation and Distribution Agreement, Transition Services Agreement, the Tax Matters Agreement and the Employee Matters Agreement.

“SpinCo Assets” shall have the meaning set forth in the Separation and Distribution Agreement.

“SpinCo Business” shall have the meaning set forth in the Separation and Distribution Agreement.

“SpinCo Entities” shall have the meaning set forth in the Separation and Distribution Agreement.

“SpinCo Lenders” means the agents, arrangers, lenders and other entities that have committed to provide or arrange the SpinCo Financing, including the parties to the SpinCo Financing Commitment Letter or any related engagement letter in respect of the SpinCo Financing or to any joinder agreements, credit agreements, indentures, notes, purchase agreements or other agreements entered pursuant thereto, together with their Affiliates and their and their Affiliates’ respective current, former or future officers, directors, employees, partners, trustees, shareholders, equityholders, managers, members, limited partners, controlling persons, agents and representatives of each of them and the successors and assigns of the foregoing Persons.

“SpinCo Liabilities” shall have the meaning set forth in the Separation and Distribution Agreement.

“Subsidiary” means, with respect to any Person, any other Person (other than a natural Person) of which securities or other ownership interests (a) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (b) representing more than 50% such securities or ownership interests are at the time directly or indirectly owned by such Person.

“Superior Company Proposal” means a bona fide Company Acquisition Proposal from any Person (other than Parent and its Subsidiaries) (with all references to “20% or more” in the definition of Company Acquisition Proposal being deemed to reference “90% or more” and all references to “less than 80%” in the definition of Company Acquisition Proposal being deemed to reference “less than 50%”) which the Company Board determines in good faith, after consultation with the Company’s outside financial advisors and outside legal counsel to be more favorable, from a financial point of view, to the shareholders of the Company than the transactions contemplated by this Agreement and the Spin-Off Agreements after taking into account all factors that the Company Board deems relevant (including any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination).

“Takeover Statutes” mean any “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar Law.

“Tax” means any tax, including gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, capital, goods and services, gross income, business, environmental, severance, service, service use, unemployment, social security, national insurance, stamp, custom, excise or real or personal property, alternative or add-on minimum or estimated taxes, or other like assessment or charge, together with any interest, penalty, addition to tax or additional amount imposed with respect thereto, whether disputed or not.

“Tax Matters Agreement” means the Tax Matters Agreement by and among Parent, Company and SpinCo, dated as of the date hereof.

“Tax Return” means any report, return, declaration or statement with respect to Taxes, including information returns, and in all cases including any schedule or attachment thereto or amendment thereof.

“Taxing Authority” means any Governmental Authority responsible for the imposition of any Tax (domestic or foreign).

“Third Party” means any Person other than Parent, the Company or any of their respective Affiliates.

“Transition Services Agreement” means the Transition Services Agreement by and among Parent, Company and SpinCo, dated as of the date hereof.

“Treasury Regulations” means the regulations promulgated under the Code.

“Triggering Company Event” shall be deemed to have occurred if (a) Company Adverse Recommendation Change shall have occurred or (b) the Company or any of its Subsidiaries shall have entered into any Alternative Company Acquisition Agreement.

“Willful Breach” means, with respect to any representation, warranty, agreement or covenant, a material breach that is the consequence of an action or omission by the breaching party with actual knowledge (which shall be deemed to include knowledge of facts that a Person acting reasonably should have, based on reasonable due inquiry) that such action or omission is, or would reasonably be expected to be or result in, a breach of such representation, warranty, agreement or covenant, regardless of whether breaching this Agreement was the object of the action or omission; it being understood that such term shall include, in any event, the failure to consummate the Merger when required to do so by Section 2.3 of this Agreement.

Section 1.2 Table of Definitions. Each of the following terms is defined in the Section set forth opposite such term:

409A Authorities	Section 3.17(h)
Agreement	Preamble
Alternative Company Acquisition Agreement	Section 7.3(a)
Articles of Merger	Section 2.4
Book-Entry Shares	Section 2.6(c)
Certificate	Section 2.6(c)
Class B Stock	Recitals
Closing	Section 2.3
Collective Bargaining Agreement	Section 3.18(a)
Common Stock	Recitals
Company	Preamble
Company Acquisition Proposal	Section 9.3(a)(ii)
Company Board	Recitals
Company Board Recommendation	Recitals
Company Indemnified Party	Section 6.3(a)
Company Internal Controls Disclosures	Section 3.7(b)
Company Material Contract	Section 3.20(a)(vii)
Company Plan	Section 3.17(a)
Company Preferred Stock	Section 3.5(a)
Company Related Parties	Section 9.3(e)
Company Related Party Transaction	Section 3.27

Company SEC Documents	Section 3.7(a)
Company Securities	Section 3.5(b)
Company Share-Based Award	Section 2.11(c)
Company Share-Based Award Payment	Section 2.11(c)
Company Shareholder Approval	Section 3.2
Company Shareholders’ Meeting	Section 7.2(a)(iv)
Company Stock	Recitals
Company Stock Equivalents	Section 3.5(a)
Company Subsidiary Securities	Section 3.6(b)
Company Termination Fee	Section 9.3(a)(i)
Copyrights	Section 1.1
D&O and ERISA Insurance	Section 6.3(c)
Disclosure Letter	Section 10.5
Dissenting Share	Section 2.8
Distribution	Recitals
Effective Time	Section 2.4
Employee Plan	Section 3.17(a)
End Date	Section 9.1(b)(i)
Enforceability Exceptions	Section 3.2
FCC Renewal Policy	Section 7.1(e)
Initial End Date	Section 9.1(b)(i)
Marks	Section 1.1
Merger	Recitals
Merger Amounts	Section 4.9(d)
Merger Consideration	Recitals
Merger Sub	Preamble
Moelis	Section 3.24
Multiemployer Plan	Section 3.17(e)
New Benefit Plans	Section 6.4(c)
Owned Real Property	Section 3.14(a)
Parent	Preamble
Parent Commitment Letter	Section 4.9(a)
Parent Debt Financing Parties	Section 7.11(a)
Parent Expenses	Section 9.3(b)
Parent Financing	Section 7.11(b)
Parent Financing Conditions	Section 4.9(a)
Parent Financing Indemnitees	Section 7.11(f)
Parent Substitute Debt Financing	Section 7.11(b)
Party or Parties	Preamble
Patents	Section 1.1
Paying Agent	Section 2.9(a)
Payment Fund	Section 2.9(a)
Plan of Merger	Recitals
Premium Cap	Section 6.3(c)
Proxy Statement	Section 7.2(a)(i)
Real Property Leases	Section 3.14(a)
Registered Intellectual Property	Section 3.15(a)
Renewal Application	Section 7.1(e)
Second End Date	Section 9.1(b)(i)
Solvent	Section 3.29
Spin-Off Registration Statement	Section 7.14(a)

SpinCo	Recitals
SpinCo Alternate Financing	Section 7.12(c)
SpinCo Financing	Section 7.12(b)
SpinCo Financing Commitment Letter	Section 7.12(b)
SpinCo Financing Conditions	Section 3.23(a)
SpinCo Permanent Financing	Section 7.12(b)
Station Divestiture	Schedule 7.1(h)
Surviving Corporation	Section 2.2
Trade Secrets	Section 1.1

Section 1.3 Other Definitional and Interpretative Provisions; Rules of Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in, and made a part of, this Agreement, as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any Contract are to that Contract as amended, modified or supplemented (including by waiver or consent) from time to time in accordance with the terms hereof and thereof. References to “the transactions contemplated by this Agreement” or words with a similar import shall be deemed to include the Merger, the Distribution and the Station Divestiture. References to any Person include the successors and permitted assigns of that Person. References herein to “$” or dollars will refer to United States dollars, unless otherwise specified. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. References to any period of days will be deemed to be to the relevant number of calendar days, unless otherwise specified. The phrase “made available” with respect to documents shall be deemed to include any Company SEC Documents filed with or furnished to the SEC at least two (2) Business Days prior to the date of this Agreement. The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

ARTICLE II

THE DISTRIBUTION; THE MERGER; EFFECT ON THE CAPITAL STOCK; EXCHANGE OF CERTIFICATES

Section 2.1 The Distribution. Upon the terms and subject to the conditions of the Spin-Off Agreements, on the Closing Date but prior to the Effective Time and subject to the satisfaction or (to the extent permitted by Law) waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing; provided that such conditions are reasonably capable of being satisfied at the Closing), the Company shall cause to be effected the SpinCo Cash Payment, the Distribution and the other transactions contemplated by the Spin-Off Agreements to be effected on the Closing Date, in each case in accordance with the terms of the Spin-Off Agreements and as early as practicable on the Closing Date. Each of the Company and Parent shall cooperate with each other, and shall cause their respective Affiliates to so cooperate, such that the Distribution and the SpinCo Cash Payment shall be effected on the Closing Date, prior to the Effective Time, with as short as reasonably possible of a delay between the consummation of the Distribution and the SpinCo Cash Payment and the Effective Time.

Section 2.2 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the IBCA, at the Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate existence of Merger Sub will cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”). As a result of the Merger, the Surviving Corporation shall become a wholly owned Subsidiary of Parent. The Merger shall have the effects provided in this Agreement and as specified in the IBCA.

Section 2.3 Closing. Subject to the provisions of this Agreement, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m., Eastern Time, at the offices of Cooley LLP, 1299 Pennsylvania Avenue, NW, Suite 700, Washington, DC 20004 or remotely by exchange of documents and signatures, or their electronic counterparts, on the date that is the fifth (5th) Business Day following (i) the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VIII (except for any conditions that by their nature can only be satisfied on the Closing Date, but subject to the satisfaction of such conditions or waiver by the Party entitled to waive such conditions) and (ii) after the completion of the Marketing Period; provided, however, that the Closing shall not occur prior to December 1, 2021, unless otherwise agreed to by Parent and the Company; and provided, further, that if the five (5) Business Day period determined in accordance with this Section 2.3 includes December 30, 2021, the Closing shall take place on December 30, 2021.

Section 2.4 Effective Time. On the Closing Date, the Company shall file with the Secretary of State of the State of Iowa the articles of merger relating to the Merger (the “Articles of Merger”), executed and acknowledged in accordance with, and containing the information as is required by, the relevant provisions of the IBCA. On the Closing Date, Merger Sub shall file with the Secretary of State of the State of Delaware the certificate of merger relating to the Merger (the “Certificate of Merger”), executed and acknowledged in accordance with, and containing the information as is required by, the relevant provisions of the Delaware General Corporation Law. The Merger shall become effective at the time that the Articles of Merger has been duly filed with the Secretary of State of the State of Iowa and the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or at such later time as Parent and the Company shall agree and specify in the Articles of Merger and the Certificate of Merger (the time the Merger becomes effective, the “Effective Time”).

Section 2.5 Surviving Corporation Matters.

(a) At the Effective Time, the articles of incorporation of the Company shall be amended and restated to read in its entirety as set forth on Exhibit B hereto, and as so amended and restated shall be the articles of incorporation of the Surviving Corporation until further amended in accordance with applicable Law.

(b) At the Effective Time, the bylaws of the Surviving Corporation shall be amended and restated to read in their entirety as the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that the references to Merger Sub’s name shall be replaced by references to the name set forth in the form of articles of incorporation as set forth on Exhibit B hereto, until further amended in accordance with the provisions thereof and applicable Law.

(c) From and after the Effective Time, until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation, incapacity or removal: (i) the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation; and (ii) the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case in accordance with the articles of incorporation and bylaws of the Surviving Corporation.

Section 2.6 Effect of the Merger on Capital Stock of the Company and Merger Sub. At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or any holder of any securities of the Company or Merger Sub:

(a) All shares of Company Stock that are owned, directly or indirectly, by Parent, any direct or indirect wholly-owned Subsidiary of Parent (including Merger Sub), the Company or any of its wholly-owned Subsidiaries (including shares held as treasury stock or otherwise) immediately prior to the Effective Time shall be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

(b) Each share of Company Stock issued and outstanding immediately prior to the Effective Time (other than shares (i) to be canceled in accordance with Section 2.6(a), and (ii) subject to the provisions of Section 2.8) shall at the Effective Time automatically be converted into the right to receive the Merger Consideration, subject to the provisions of this Article II.

(c) As of the Effective Time, all shares of Company Stock converted into the right to receive the Merger Consideration pursuant to this Section 2.6 shall automatically be canceled and shall cease to exist, and each holder of (i) a certificate that immediately prior to the Effective Time represented any such shares of Company Stock (a “Certificate”) or (ii) shares of Company Stock held in book-entry form (“Book-Entry Shares”) shall cease to have any rights with respect thereto, except (subject to Section 2.8) the right to receive (i) the Merger Consideration with respect to such previously existing shares of Company Stock, without interest, subject to compliance with the procedures set forth in Section 2.9 and (ii) any unpaid dividends declared in accordance with this Agreement in respect of such Company Stock with a record date prior to the Closing Date.

(d) Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 2.7 Certain Adjustments. Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement until the earlier of (a) the Effective Time and (b) any termination of this Agreement in accordance with Section 9.1, the outstanding shares of Company Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), recapitalization, subdivision, split-up, combination, exchange of shares, readjustment, or other similar transaction, or a stock dividend thereon shall be declared with a record date within said period, then the Merger Consideration and any other similarly dependent items, as the case may be, shall be appropriately adjusted to provide Parent and the holders of Company Stock (including Company Stock Options exercisable for Company Stock) the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 2.7 shall be construed to permit any Party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement; provided, that (i) nothing in this Section 2.7 shall prohibit any action by the Company or any of its Subsidiaries to be taken pursuant to the Spin-Off Agreements and (ii) no adjustment shall be made pursuant to this Section 2.7 as a result of the Distribution or the other transactions contemplated by the Spin-Off Agreements.

Section 2.8 Dissenting Shares. The holders of each share of Class B Stock are entitled to rights to appraisal in the event of a merger of the Company pursuant to Section 490.1302 of the IBCA. Accordingly, and notwithstanding anything in this Agreement to the contrary, with respect to each share of Class B Stock to which the holder thereof shall have properly demanded appraisal in compliance with the provisions of Section 490.1321 of the IBCA (each, a “Dissenting Share”), if any, such holder shall be entitled to payment, solely from the Surviving Corporation, of the fair value of the Dissenting Shares to the extent permitted by and in accordance with the provisions of Section 490.1324 of the IBCA; provided, however, that (a) if any holder of Dissenting Shares, under the circumstances permitted by and in accordance with the IBCA, affirmatively withdraws its demand for appraisal of such Dissenting Shares, or (b) if any holder of Dissenting Shares takes or fails to take any action the consequence of which is that such holder is not entitled to payment for its shares under the IBCA, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Class B Stock and such shares of Class B Stock shall thereupon cease to constitute Dissenting Shares and such shares of Class B Stock shall be converted into and represent only the right to receive Merger Consideration in accordance with Section 2.6. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Class B Stock, withdrawals of such demands and any other instruments served pursuant to Section 490.1302 of the IBCA and shall give Parent the opportunity to participate in all negotiations and proceedings with respect thereto. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

Section 2.9 Exchange of Company Stock.

(a) Prior to the Effective Time, Parent shall enter into a customary exchange agreement with a nationally recognized bank or trust company designated by Parent and reasonably acceptable to the Company (the “Paying Agent”). Prior to or as of the Effective Time, Parent shall provide or shall cause to be provided (i) to the Paying Agent, cash in an aggregate amount necessary to pay the Merger Consideration for all shares of Company Stock, Non-Employee Company Stock Options, Non-Employee Company RSUs, Non-Employee Company Share-Based Awards and Company Warrants converted into the right to receive the Merger Consideration in accordance with the terms hereof (such cash, the “Payment Fund”) and (ii) to the Company, cash in an aggregate amount necessary to pay the Merger Consideration for all Employee Company Stock Options, Employee Company RSUs and Employee Company Share-Based Awards. The Paying Agent shall deliver the Merger Consideration to be issued pursuant to Section 2.6 out of the Payment Fund. Except as provided in Section 2.9(g), the Payment Fund shall not be used for any other purpose.

(b) Exchange Procedures.

(i) Certificates. Parent shall cause the Paying Agent to mail, as soon as reasonably practicable after the Effective Time and in any event not later than the fifth (5th) Business Day following the Closing Date, to each holder of record of a Certificate whose shares of Company Stock were converted into the right to receive the Merger Consideration pursuant to Section 2.6, (x) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates, if applicable, shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in customary form) and (y) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor, and Parent shall cause the Paying Agent to pay and deliver in exchange thereof as promptly as practicable, cash in an amount equal to the Merger Consideration multiplied by the number of shares of Company Stock previously represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Stock that is not registered in the transfer records of the Company, payment may be made and shares may be issued to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other similar Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable. No interest shall be paid or accrue on any cash payable upon surrender of any Certificate.

(ii) Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this Article II. In lieu thereof, each holder of record of one or more Book-Entry Shares whose shares of Company Stock were converted into the right to receive the Merger Consideration pursuant to Section 2.6 shall automatically upon the Effective Time be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as practicable after the Effective Time, cash in an amount equal to the Merger Consideration multiplied by the number of shares of Company Stock previously represented by such Book-Entry Shares, and the Book-Entry Shares of such holder shall forthwith be canceled. No interest shall be paid or accrue on any cash payable upon conversion of any Book-Entry Shares.

(iii) Non-Employee Equity Awards. Parent shall cause the Paying Agent to mail, as soon as reasonably practicable after the Effective Time and in any event not later than the fifth (5th) Business Day following the Closing Date, to each holder of record of Non-Employee Company Stock Options, Non-Employee Company RSUs, Non-Employee Company Share-Based Awards and Company Warrants a letter of transmittal. Upon the delivery of a duly completed and validly executed letter of transmittal to the Paying Agent or to such other agent or agents as may be appointed by Parent and such other documents as may reasonably be required by the Paying Agent, the holder of record of such Non-Employee Company Stock Options, Non-Employee Company RSUs, Non-Employee Company Share-Based Awards or Company Warrants, as the case may be, shall be entitled to receive in exchange therefor, and Parent shall cause the Paying Agent to pay and deliver in exchange thereof as promptly as practicable, cash in an amount equal to the Merger Consideration payable in respect of such Non-Employee Company Stock Options, Non-Employee Company RSUs, Non-Employee Company Share-Based Awards or Company Warrants previously held by such holder.

(c) The Merger Consideration issued and paid in accordance with the terms of this Article II upon the surrender of the Certificates (or, immediately, in the case of the Book-Entry Shares) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Stock. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing shares of Company Stock are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

(d) Any portion of the Payment Fund that remains undistributed to the former holders of Company Stock for one (1) year after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any former holder of Company Stock who has not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of its claim for the Merger Consideration (subject to any applicable abandoned property, escheat or similar Law).

(e) None of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any Merger Consideration remaining unclaimed by former holders of Company Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the fullest extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

(f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Parent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting of such Person of a bond in a reasonable and customary amount as Parent or the Paying Agent may direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration that would be payable or deliverable in respect thereof pursuant to Section 2.9(c) had such lost, stolen or destroyed Certificate been surrendered as provided in this Article II.

(g) The Paying Agent shall invest the Payment Fund as directed by Parent; provided, however, that no such investment income or gain or loss thereon shall affect the amounts payable to holders of Company Stock. Any interest, gains and other income resulting from such investments shall be the sole and exclusive property of Parent payable to Parent upon its request, and no part of such interest, gains and other income shall accrue to the benefit of holders of Company Stock; provided, further, that any investment of such cash shall in all events be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government, in commercial paper rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available), and that no such investment or loss thereon shall affect the amounts payable to holders of Company Stock pursuant to this Article II. If for any reason (including losses) the cash in the Payment Fund shall be insufficient to fully satisfy all of the payment obligations to be made in cash by the Paying Agent hereunder, Parent shall promptly deposit cash into the Payment Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such cash payment obligations.

Section 2.10 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall determine that any actions are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to take all such actions as may be necessary or desirable to vest all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

Section 2.11 Treatment of Company Equity Awards.

(a) Company Stock Options. As of the Effective Time, each Company Stock Option that is outstanding and unexercised immediately prior to the Effective Time, whether or not then vested or exercisable, shall automatically and without any action on the part of the holder thereof be cancelled and cease at the Effective Time to represent an option with respect to shares of Common Stock, and shall only entitle the holder of such Company Stock Option to receive a cash payment from the Surviving Corporation equal to the product of (i) the total number of shares of Common Stock subject to such Company Stock Option multiplied by (ii) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per share of such Company Stock Option (after giving effect to the provisions of the Employee Matters Agreement), without any interest thereon and subject to all applicable withholding. Any such payment shall be paid (x) by the Surviving Corporation through the Paying Agent for holders of Non-Employee Company Stock Options (in respect of Non-Employee Company Stock Options) and (y) by the Surviving Corporation to holders of Employee Company Stock Options (in respect of Employee Company Stock Options), net of any applicable withholding Taxes, as soon as practicable after the Effective Time through the Surviving Corporation’s payroll on the next administratively practicable regular payroll date but in no event later than ten (10) Business Days following the Effective Time. For the avoidance of doubt, any Company Stock Option that has an exercise price per share of Common Stock that is greater than or equal to the Merger Consideration shall be cancelled at the Effective Time for no consideration or payment.

(b) Company RSUs. As of the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time shall automatically become immediately vested, and each Company RSU shall be cancelled and cease at the Effective Time to represent a right with respect to shares of Common Stock and shall be converted, without any action on the part of any holder thereof, into the right to receive from the Surviving Corporation a cash payment equal to the product of (i) the total number of shares of Common Stock then underlying such Company RSUs multiplied by (ii) the Merger Consideration, without any interest thereon and subject to all applicable withholding. Any such payment shall be paid (x) by the Surviving Corporation through the Paying Agent for holders of Non-Employee Company RSUs (in respect of Non-Employee Company RSUs) and (y) through the Surviving Corporation to such holders of Employee Company RSUs (in respect of Employee Company RSUs), net of any applicable withholding Taxes, as soon as practicable after the Effective Time through the Surviving Corporation’s payroll on the next administratively practicable regular payroll date but in no event later than ten (10) Business Days following the Effective Time.

(c) Company Share-Based Awards. As of the Effective Time, each share of the Company’s restricted stock and each right of any kind, contingent or accrued, to receive shares of Common Stock or benefits measured in whole or in part by the value of a number of shares of Common Stock granted by the Company outstanding immediately prior to the Effective Time (including stock equivalent units, phantom units, deferred stock units, stock equivalents and dividend equivalents), other than Company Stock Options and Company RSUs (each, other than Company Stock Options and Company RSUs, a “Company Share-Based Award”), shall automatically become fully vested, and all vesting restrictions shall lapse, and, in exchange for the cancellation of such Company Share-Based Award, entitle the holder of such Company Share-Based Award to a cash payment equal to the product of (i) the total number of shares of Common Stock then underlying such Company Share-Based Award multiplied by (ii) the Merger Consideration, without any interest thereon and subject to all applicable withholding (the “Company Share-Based Award Payment”). The Company Share-Based Award Payment shall be made (x) by the Surviving Corporation through the Paying Agent for holders of Non-Employee Company Share-Based Awards (in respect of Non-Employee Company Share-Based Awards) and (y) through the Surviving Corporation to such holders of Employee Company Share-Based Awards (in respect of Employee Company Share-Based Awards), net of any applicable withholding Taxes with respect to the full amount of the Company Share-Based Award Payment, through the Surviving Corporation’s payroll on the next administratively practicable regular payroll date (and in any event within ten (10) Business Days) following the Effective Time.

(d) Company ESPP. The Company shall take all actions necessary or required under the Company ESPP and subject to applicable Law to (i) cause the Company ESPP not to commence an offering period to purchase Common Stock that would otherwise begin on or after the date of this Agreement or to accept payroll deductions with respect to any such offering period that would otherwise begin on or after the date of this Agreement to be used to purchase Common Stock under the Company ESPP, and (ii) cause the Company ESPP to be transferred to SpinCo in the Separation in accordance with the Employee Matters Agreement or terminated effective immediately prior to the Distribution.

(e) Certain Actions. Prior to the Effective Time, the Company shall take all actions necessary to effectuate the treatment of the Company Stock Options, Company RSUs and any Company Share-Based Awards as provided in this Section 2.11. SpinCo, the Company, Parent, and all other Parties will cooperate to effectuate such payment, including by sharing any equity or employee information reasonably requested by another Party.

Section 2.12 Treatment of Company Warrants. At the Effective Time, each unexercised Company Warrant outstanding immediately prior to the Effective Time, shall automatically and without any action on the part of the holder thereof be cancelled and cease at the Effective Time to represent a warrant with respect to shares of Common Stock, and shall only entitle the holder of such Company Warrant to receive a cash payment from the Surviving Corporation equal to the product of (i) the total number of shares of Common Stock subject to such Company Warrant multiplied by (ii) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per share of such Company Warrant, without any interest thereon and subject to all applicable withholding. Any such payment shall be paid in a lump sum as soon as practicable after the Effective Time but in no event later than ten (10) Business Days following the Effective Time.

Section 2.13 Withholding. Parent, the Company and the Surviving Corporation (and any agent acting on behalf of any of them, including the Paying Agent), as applicable, shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any applicable provisions of state, local or foreign Law. To the extent that amounts are so withheld and remitted to the applicable Taxing Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as expressly provided herein, no representations and warranties are being made in this Agreement by the Company with respect to the SpinCo Entities, SpinCo Business, SpinCo Assets or SpinCo Liabilities, including with respect to the Company’s Subsidiaries, but solely to the extent that the matters relating to the SpinCo Entities, SpinCo Business, SpinCo Assets or SpinCo Liabilities with respect to which the Company would otherwise be making representations and warranties would not reasonably be expected to adversely affect RemainCo or the RemainCo Business or Parent as the owner and operator thereof following the Effective Time, in each case in any material respect, and would not reasonably be expected to prevent, impede or materially delay the consummation of the transactions contemplated by this Agreement or the Spin-Off Agreements. (a) Except as contemplated by the Spin-Off Agreements or as disclosed in the Company SEC Documents publicly filed at least two (2) Business Days prior to the date of this Agreement; provided that in no event shall any risk factor disclosure under the heading “Risk Factors” or disclosure set forth in any “forward looking statements” or any other disclaimer or other general statements, to the extent they are cautionary, predictive or forward looking in nature, that are included in any part of any Company SEC Document be deemed to be an exception to, or, as applicable, disclosure for purposes of, any representations and warranties of the Company contained in this Agreement, it being agreed that this clause (a) shall not be applicable to Section 3.1, Section 3.2, Section 3.5(a), Section 3.6, Section 3.10(a), or Section 3.24 and (b) subject to Section 10.5 and except as set forth in the Company Disclosure Letter, the Company represents and warrants to Parent and Merger Sub that:

Section 3.1 Corporate Existence and Power.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Iowa. The Company has all corporate power and authority to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary for the conduct of its business as now conducted, except where any failure to have such power or authority or to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Prior to the date of this Agreement, the Company has delivered or made available to Parent true and complete copies of the articles of incorporation and bylaws of the Company as in effect on the date of this Agreement.

Section 3.2 Corporate Authorization. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Support Agreements and the Spin-Off Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Support Agreements and the Spin-Off Agreements by the Company, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceeding on the part of the Company is necessary to authorize the execution and delivery of this Agreement, the Support Agreements and the Spin-Off Agreements, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby, except, in the case of the Merger, for the approval of the Merger and the adoption of this Agreement by the (a) holders of a majority of the votes cast by the holders of the outstanding shares of Common Stock, voting as a single class, (b) holders of a majority of the votes cast by the holders of outstanding shares of Class B Stock, voting as a single class and (c) holders of a majority of the votes cast by the holders of the outstanding shares of Common Stock and Class B Stock, voting together as a single class (the “Company Shareholder Approval”). Each of this Agreement, the Support Agreements and the Spin-Off Agreements, assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, receivership or other similar Laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law), including those limiting specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses (collectively, the “Enforceability Exceptions”). As of the date of this Agreement, the Company Board, at a meeting duly called and held, has duly and unanimously adopted resolutions that have not been rescinded, withdrawn, or amended that (i) determined that the terms of this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company and its shareholders, (ii) determined that it is in the best interests of the Company and its shareholders and declared it advisable for the Company to enter into this Agreement and perform its obligations hereunder, (iii) approved the execution and delivery by the

Company of this Agreement and the Spin-Off Agreements, the performance by the Company of its covenants and agreements contained herein and the consummation of the transactions contemplated by this Agreement and the Spin-Off Agreements, including the Merger, upon the terms and subject to the conditions contained herein and therein and (iv) resolved to make the Company Board Recommendation.

Section 3.3 Governmental Authorization. The execution and delivery of this Agreement by the Company and the performance of its obligations hereunder require no action by or in respect of, or filing with, any Governmental Authority, other than (a) the filing of the Articles of Merger with the Secretary of State of the State of Iowa, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable state or federal securities laws, (d) compliance with any applicable requirements of the NYSE, (e) the filing of the FCC Applications and obtaining the FCC Consent, together with any reports or informational filings required in connection therewith under the Communications Act and the FCC Rules, and (f) any immaterial actions or filings.

Section 3.4 Non-Contravention. The execution and delivery of this Agreement and the Spin-Off Agreements by the Company and the performance of its obligations hereunder and thereunder do not and will not, assuming the Company Shareholder Approval is obtained, the Company Notes are discharged at or prior to the Effective Time, the Company Credit Agreement is terminated and repaid in full at or prior to the Effective Time, and the authorizations, consents and approvals referred to in clauses (a) through (e) of Section 3.3 are obtained, (a) conflict with or breach any provision of the articles of incorporation or bylaws of the Company, (b) conflict with or breach any provision of any Law or Order, (c) require any consent of or other action by any Person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit under, any provision of any Company Material Contract or (d) result in the creation or imposition of any material Lien, other than any Permitted Lien, on any material property or asset of the Company or any of its Subsidiaries.

Section 3.5 Capitalization.

(a) The authorized capital stock of the Company consists solely of 80,000,000,000 shares of Common Stock, 15,000,000,000 shares of Class B Stock and 5,000,000 shares of preferred stock, par value $1.00 per share (the “Company Preferred Stock”). As of the close of business on April 30, 2021, (i) there were (A) 40,594,683.173 shares of Common Stock issued and outstanding, (B) 5,063,626 shares of Class B Stock issued and outstanding, (C) no shares of Company Preferred Stock issued or outstanding, (D) Company Stock Options to purchase an aggregate of 4,823,084 shares of Common Stock, with the exercise prices for all such Company Stock Options set forth in Section 3.5(a) of the Company Disclosure Letter, (E) Company RSUs with respect to an aggregate of 1,373,484 shares of Common Stock, all of which were issued under a Company Equity Plan, (F) 162,829 outstanding stock equivalent units convertible into 162,829 shares of Common Stock issued under the Company Deferred Compensation Plan (the “Company Stock Equivalents”) and (G) Company Warrants with respect to an aggregate of 1,625,000 shares of Common Stock and (ii) 5,291,753 shares of Company Stock were available for issuance of future awards under the Company Equity Plans and no other shares of Company Stock were available for issuance of future awards under any other Company equity compensation plan or arrangement.

(b) Except (w) as set forth in Section 3.5(a), (x) for any Company Stock Options, Company RSUs, Company Warrants and Company Stock Equivalents that are granted under the Company Equity Plan or otherwise after the date of this Agreement in accordance with the terms of this Agreement, (y) Common Stock Equivalents that are granted under the Company Deferred Compensation Plan in accordance with the terms of this Agreement and (z) for any shares of Company Stock issued upon the exercise of Company Stock Options or Company Warrants or the settlement of Company RSUs, in each case, that were outstanding on the date hereof or subsequently granted following such date if such grant would not be prohibited if made after the date hereof under the terms of this Agreement, there are no outstanding, (i) shares of capital stock or other voting securities of or other ownership interests in the Company or any RemainCo Subsidiary, (ii) securities of the Company or any RemainCo Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of or other ownership interests in the Company or any RemainCo Subsidiary, (iii) subscriptions, options, warrants or other rights or agreements, commitments or understandings to purchase, acquire or otherwise receive from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue or sell, any shares of capital stock or other voting securities of or other ownership interests in the Company or any RemainCo Subsidiary, or securities convertible into or exchangeable or exercisable for such subscriptions, options, warrants or other rights or agreements, commitments or understandings or (iv) restricted shares, stock appreciation rights, performance units, restricted stock units, contingent value rights, “phantom” stock or similar securities or rights issued or granted by the Company or any of its Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock or other voting securities of or other ownership interests in the Company or any RemainCo Subsidiary (the items in clauses (i) through (iv) being referred to collectively as the “Company Securities”).

(c) There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. Neither the Company nor any of its Subsidiaries is a party to any shareholder agreement, voting trust, proxy, voting agreement or other similar agreement with respect to the voting of any Company Securities. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, free of preemptive rights and have been issued in compliance with all applicable securities Laws. There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (whether on an as-converted basis or otherwise) (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which shareholders of the Company may vote.

(d) Neither the Company nor any of its Subsidiaries has established a record date after the date hereof for any dividend or other distribution, declared or set aside for payment any dividend or distribution payable after the date hereof, or, since March 1, 2020, paid any dividend on, or made any other distribution in respect of, in each of the foregoing cases, any Company Securities.

(e) None of the Company Securities are owned by any Subsidiary of the Company.

(f) Neither the Company nor any of its Subsidiaries is a party to (i) any Contract limiting the ability of the Company or any of its Subsidiaries to make any payments, directly or indirectly, by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments or (ii) any other Contract that restricts the ability of the Company or any of its Subsidiaries to make any payment, directly or indirectly, to its shareholders, except in the case of clause (i) or (ii) as required in accordance with applicable Law.

(g) The Company has provided to Parent a correct and complete list, as of the date hereof, of all outstanding Company Stock Options, Company RSUs, Company Stock Equivalents, and Company Warrants, including the holder, the date of grant, and where applicable, the number of shares of Company Stock currently outstanding under such award, exercise price, term and vesting schedule (to the extent the award is not fully vested). All Company Stock Options, Company RSUs, Company Stock Equivalents, and Company Warrants are evidenced by written agreements, in each case, substantially in the forms that have been made available to Parent.

(h) Each Company Stock Option, Company RSU, Company Stock Equivalent, and Company Warrant was granted in all material respects in accordance with the terms of the applicable Company Equity Plan issued thereunder, if applicable. No shares of Company Stock are owned by any Subsidiary of the Company.

Section 3.6 Subsidiaries.

(a) Each Subsidiary of the Company and, to the Knowledge of the Company, each Minority Investment Entity, is duly incorporated or otherwise duly organized, validly existing and (where such concept is recognized) in good standing under the laws of its jurisdiction of incorporation or organization, except, in the case of any such Subsidiary or Minority Investment Entity, as applicable, where the failure to be so incorporated, organized, existing or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Subsidiary of the Company and, to the Knowledge of the Company, each Minority Investment Entity has all corporate, limited liability company or comparable powers required to carry on its business as now conducted, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each such Subsidiary and, to the Knowledge of the Company, each such Minority Investment Entity is duly qualified to do business as a foreign entity and (where such concept is recognized) is in good standing in each jurisdiction in which it is required to be so qualified or in good standing, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Prior to the date of this Agreement, the Company has delivered or made available to Parent true, correct and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of each Subsidiary of RemainCo which would be a “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X of the SEC) of RemainCo as of the Closing, in each case, as in effect on the date of this Agreement.

(b) All of the outstanding capital stock or other voting securities of or other ownership interests in each Subsidiary of the Company and, to the Knowledge of the Company, each Minority Investment Entity are owned by the Company (and with respect to each Minority Investment Entity, to the extent of the Company’s interest therein), directly or indirectly, free and clear of any Lien (and free of any other restrictions (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests) that would prevent the operation by the Surviving Corporation of such Subsidiary’s business or the exercise by the Surviving Corporation of ownership rights with respect to a Minority Investment Entity). Section 3.6(b) of the Company Disclosure Letter contains a complete and accurate list of the Subsidiaries of the Company, including, for each of the Subsidiaries, (x) its name and (y) its jurisdiction of organization. Except as set forth on Section 3.6(b) of the Company Disclosure Letter, each Subsidiary is directly or indirectly wholly owned by the Company. There are no issued, reserved for issuance or outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of or other ownership interests in any Subsidiary of the Company, (ii) subscriptions, calls, options, warrants or other rights or agreements, commitments or understandings to purchase, acquire or otherwise receive from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue or sell, any shares of capital stock or other voting securities of or other ownership interests in the Company’s Subsidiaries, or any securities convertible into or exchangeable or exercisable for such subscriptions, options, warrants or other rights or agreements, commitments or understandings or (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights issued or granted by the Company or any of its Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of or other ownership interests in any Subsidiary of the Company (the items in clauses (i) through (iii) being referred to collectively as the “Company Subsidiary Securities”). There are no material outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

Section 3.7 SEC Filings and the Sarbanes-Oxley Act.

(a) The Company has filed with or furnished to the SEC (including following any extensions of time for filing provided by Rule 12b-25 promulgated under the Exchange Act) all reports, schedules, forms, certifications, registration statements, proxy statements, prospectuses and other documents required to be filed or furnished, as the case may be, by the Company since July 1, 2019 (collectively, (whether required or filed on a voluntary basis, in each case, including any supplements or amendments thereto and all exhibits and schedules thereto and other information incorporated therein by reference the “Company SEC Documents”). As of its filing or furnishing date (or, if amended or supplemented, as of the date of the most recent amendment or supplement and giving effect to such amendment or supplement), each Company SEC Document complied, and each Company SEC Document filed subsequent to the date hereof and prior to the Closing will comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and any rules and regulations promulgated thereunder, as the case may be, and none of the Company SEC Documents through the date hereof contained, and no Company SEC Document filed subsequent to the date hereof and prior to the Closing will contain, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The Company and each of its officers are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in Rule 13a-15 under the Exchange Act) in compliance in all material respects with Rule 13a-15 under the Exchange Act and sufficient to provide reasonable assurances regarding the reliability of financial reporting for the Company and its Subsidiaries for external purposes in accordance with GAAP. Such disclosure controls and procedures are reasonably designed to ensure that material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Since July 1, 2019, the Company’s principal executive officer and its principal financial officer have disclosed to the Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting, (ii) any fraud, whether or not material, that involves management or other employees of the Company or any of its Subsidiaries who have a significant role in the Company’s internal control over financial reporting and (iii) any material claim or allegation regarding any of the foregoing (any such disclosures, the “Company Internal Controls Disclosures”). The Company has made available to Parent copies of any Company Internal Controls Disclosures. Since July 1, 2019, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, the Company’s independent auditor (i) has received any material written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its Subsidiaries, or their respective internal accounting controls, or (ii) has identified or been made aware of: (1) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which would adversely affect the Company’s ability to record, process, summarize and report financial data or (2) any fraud that involves management or other employees of the Company or any of its Subsidiaries who have a significant role in the Company’s internal control over financial reporting.

Section 3.8 Financial Statements.

(a) The financial statements included in the RemainCo Required Financial Information (i) have been prepared in accordance with GAAP (except, in the case of the unaudited statements included therein, for normal year-end adjustments and for the absence of notes) and the Company’s accounting policies consistent with past practice, (ii) fairly present, in all material respects, the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations, stockholders’ equity and cash flows for the periods then ended and (iii) contain no untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

(b) The consolidated financial statements of the Company included or incorporated by reference in the Company SEC Documents (including all related notes and schedules thereto) when filed complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of such filing and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as of the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) and were prepared in accordance with GAAP (except, in the case of the unaudited statements, for normal year-end adjustments and for the absence of notes) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto). Such consolidated financial statements have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries. From June 30, 2020 to the date of this Agreement, there has not been any material change in the accounting methods used by the Company.

(c) None of the Company or its Subsidiaries is a party to any securitization transaction, off-balance sheet partnership or any similar Contract (including any structured finance, special purpose or limited purpose entity or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)) not otherwise disclosed in its consolidated financial statements included in the Company SEC Documents where the purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in any of the Company’s consolidated financial statements. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents. None of the Company or any Subsidiary has received any written notice with respect to, and, to the Knowledge of the Company, none of the Company SEC Documents is the subject of, ongoing SEC review and there are no inquiries or investigations by the SEC or any internal investigations pending or threatened, in each case regarding any accounting practices of the Company.

Section 3.9 Information Supplied. The information provided by the Company, its Subsidiaries or any third party (excluding any such information provided by or at the direction of Parent) contained in or to be contained in, or incorporated by reference in, the Proxy Statement, including any amendments or supplements thereto and any other document incorporated or referenced therein, will not, on the date the Proxy Statement is first mailed to shareholders of the Company or at the time of the Company Shareholders’ Meeting, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. This representation shall not apply to any information provided by or at the direction of Parent.

Section 3.10 Absence of Certain Changes.

(a) From June 30, 2020 through the date of this Agreement, there has not been any effect, change, development or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) From June 30, 2020 through the date of this Agreement, except for events giving rise to and the discussion and negotiation of this Agreement and the Spin-Off Agreements or actions that may have been reasonably taken in connection with or in response to COVID-19, (i) the business of the Company and its Subsidiaries has been conducted in the ordinary course of business consistent with past practices in all material respects and (ii) there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of, or require consent of Parent under Section 5.1.

Section 3.11 No Undisclosed Material Liabilities. Except as set forth on Section 3.11 of the Company Disclosure Letter, there are no liabilities or obligations of the Company or any of its Subsidiaries (whether absolute, contingent, or otherwise) that would be required by GAAP, as in effect on the date hereof, to be reflected on the consolidated balance sheet of the Company (including the notes thereto), other than (a) liabilities or obligations disclosed, reflected, reserved against or otherwise provided for in the Company Balance Sheet or in the notes thereto or the RemainCo Required Financial Information, (b) liabilities or obligations incurred in the ordinary course of business since June 30, 2020, and (c) liabilities or obligations to be arising out of the preparation, negotiation and consummation of the transactions contemplated by this Agreement and the Spin-Off Agreements.

Section 3.12 Compliance with Laws and Court Orders; Governmental Authorizations.

(a) Except for matters that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or as set forth on Section 3.12(a) of the Company Disclosure Letter, the Company and its Subsidiaries (i) are, and have been since January 1, 2018, in compliance with all Laws and Orders applicable to the Company or any of its Subsidiaries (including COVID-19 Measures), and (ii) to the Knowledge of the Company, have not received any written notice with respect to any, and are not under, any pending or threatened investigation by any Governmental Authority with respect to any violation of any applicable Law or Order, except those affecting the industry generally.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and as set forth on Section 3.12(b) of the Company Disclosure Letter, (i) the Company and its Subsidiaries have all material Governmental Authorizations necessary for the ownership and operation of its business as presently conducted, and each such material Governmental Authorization is in full force and effect, (ii) the Company and its Subsidiaries are, and have been since January 1, 2018, in compliance with the terms of all material Governmental Authorizations necessary for the ownership and operation of its businesses and (iii) since January 1, 2018, neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority alleging any conflict with or breach of any such material Governmental Authorization, and to the Knowledge of the Company as of the date hereof, there is no reasonable basis for any such allegation.

(c) The Company or one of its Subsidiaries is the holder of each of the FCC Licenses. The FCC Licenses are in effect in accordance with their terms and have not been revoked, suspended, canceled, rescinded, terminated or expired.

(d) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business or operations of a Company Full-Power Station or television broadcast stations WSHM-LD, Springfield, Massachusetts (television broadcast station WSHM-LD and Company Full-Power Station WGGB-TV are collectively, the “Springfield Stations”) set forth on Section 3.12(d) of the Company Disclosure Letter, the Company and its Subsidiaries (i) operate, and since January 1, 2018 have operated, each Company Station in compliance with the Communications Act and the FCC Rules and the applicable FCC Licenses, (ii) have timely filed all registrations and reports required to have been filed with the FCC relating to FCC Licenses (which registrations and reports were accurate in all material respects as of the time such registrations and reports were filed), (iii) have paid or caused to be paid all FCC regulatory fees due in respect of each Company Station (iv) have completed or caused to be completed the construction of all facilities or changes contemplated by any of the FCC Licenses or construction permits issued to modify the FCC Licenses to the extent required to be completed as of the date hereof, and (v) have maintained public files for the Company Stations as required in all material respects by FCC Rules.

(e) Except as set forth on Section 3.12(e) of the Company Disclosure Letter, (i) to the Knowledge of the Company, there are no material applications, petitions, proceedings, or other material actions, complaints or investigations, pending or threatened by or before the FCC relating to the Company Stations, other than proceedings affecting broadcast stations generally, and (ii) neither the Company nor any of its Subsidiaries, nor any of the Company Stations, has entered into a tolling agreement or otherwise waived any statute of limitations relating to the Company Stations during which the FCC may assess any fine or forfeiture or take any other action or agreed to any extension of time with respect to any FCC investigation or proceeding as to which the statute of limitations time period so waived or tolled or the time period so extended remains open as of the date of this Agreement.

(f) There is not (i) pending, or, to the Knowledge of the Company, threatened, any action by or before the FCC to revoke, suspend, cancel, rescind or materially adversely modify any FCC License (other than proceedings to amend the FCC Rules of general applicability) or (ii) issued or outstanding, by or before the FCC, any (A) order to show cause, (B) notice of violation, (C) notice of apparent liability or (D) order of forfeiture, in each case, against the Company Stations, the Company or any of its Subsidiaries with respect to the Company Stations that would reasonably be expected to result in any action described in the foregoing clause (i) with respect to such FCC Licenses.

(g) Section 3.12(g) of the Company Disclosure Letter is a true and complete list in all material respects of all FCC Licenses as of the date hereof, which are all of the licenses, permits and authorizations required by the FCC for the present operation of the Company Stations, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business or operations of a Company Full-Power Station or the Springfield Stations. The FCC Licenses have been issued for the terms expiring as indicated on Section 3.12(g) of the Company Disclosure Letter, and the FCC Licenses are not subject to any material condition except for those conditions appearing on the face of the FCC Licenses and conditions applicable to broadcast licenses generally or otherwise disclosed in Section 3.12(g) of the Company Disclosure Letter. Except as set forth in Section 3.12(g) of the Company Disclosure Letter, neither the Company’s entry into this Agreement nor the consummation of the transactions contemplated hereby will require any grant or renewal of any waiver granted by the FCC applicable to Company or for any of the Company Stations.

(h) Since January 1, 2018 the Company and its Subsidiaries have not received from any Governmental Authority any request to preserve information or any civil investigation demand relating to the Company or its Subsidiaries.

(i) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business or operations of a Company Full-Power Station or the Springfield Stations or as disclosed in Section 3.12(i) of the Company Disclosure Letter, since January 1, 2018, (i) the Company has timely filed all forms, reports, registrations, statements, schedules, exemptions and other documents, together with any amendments required to be made with respect thereto, that were required to be filed under any applicable Laws (“Reports”) relating to the Company and its Subsidiaries; and (ii) as of their respective dates all such Reports complied with the applicable Laws enforced or promulgated by the Governmental Authority with which they were filed.

(j) To the Knowledge of the Company, there are no facts or circumstances pertaining to the Company or any Affiliate of the Company which, under the Communications Act or FCC Rules, would (x) reasonably be expected to result in the FCC’s refusal to grant the FCC Consent or (y) materially delay obtaining the FCC Consent or (z) cause the FCC to impose a material condition or conditions in connection with the FCC Consent.

(k) Each antenna structure owned by the Company or its Subsidiaries that is required to be registered with the FCC has been registered with the FCC. Section 3.12(k) of the Company Disclosure Letter contains a list of the antenna registration numbers for each tower owned by the Company or its Subsidiaries that requires registration under the rules of the FCC. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business or operations of a Company Full-Power Station or the Springfield Stations, the Company and its Subsidiaries, and the antenna structures owned by the Company or its Subsidiaries, are in compliance with all applicable rules and regulations of the Federal Aviation Administration. The representations and warranties in this Section 3.12 are the sole and exclusive representations and warranties relating to the Company Station Licenses, the Communications Act and FCC Rules.

Section 3.13 Litigation. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no (a) Proceeding pending (or, to the Knowledge of the Company, threatened) by any Governmental Authority with respect to the Company or any of its Subsidiaries, (b) Proceeding pending (or, to the Knowledge of the Company, threatened) against the Company or any of its Subsidiaries before any Governmental Authority or (c) Order against the Company or any of its Subsidiaries.

Section 3.14 Properties.

(a) Section 3.14(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, (i) a list of all material real properties (by name and location) owned by the Company or any of its Subsidiaries (the “Owned Real Property”) and (ii) a list of the leases, subleases or other occupancies to which the Company or any of its Subsidiaries is a party as tenant for real property (the “Real Property Leases”).

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or as set forth on Section 3.14(b) of the Company Disclosure Letter, (i) the Company or a Subsidiary of the Company has good and marketable title to such Owned Real Property, free and clear of all Liens (other than Permitted Liens), (ii) there are no (A) unexpired options to purchase agreements, rights of first refusal or first offer or any other rights to purchase or otherwise acquire such Owned Real Property or any portion thereof or a direct or indirect interest therein or (B) other outstanding rights or agreements to enter into any contract for sale, ground lease or letter of intent to sell or ground lease such Owned Real Property, which, in each case, is in favor of any party other than RemainCo or any of the RemainCo Subsidiaries, (iii) policies of title insurance have been issued insuring, as of the effective date of each such insurance policy, fee simple title interest held by RemainCo or any of the RemainCo Subsidiaries and (iv) there are no existing, pending, or to the Knowledge of the Company, threatened condemnation, eminent domain or similar proceedings affecting such Owned Real Property.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or as set forth in Section 3.14(c) of the Company Disclosure Letter, (i) the Company or a Subsidiary of the Company has, and as of the Closing shall have, valid leasehold title to each real property subject to a Real Property Lease, sufficient to allow each of RemainCo and the RemainCo Subsidiaries to conduct their business as currently conducted, (ii) each Real Property Lease under which the Company or any of its Subsidiaries leases, subleases or otherwise occupies any real property is valid, binding and in full force and effect, subject to the Enforceability Exceptions, (iii) neither the Company nor any of its Subsidiaries or, to the Knowledge of the Company, any other party to such Real Property Lease, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a material default under the provisions of such Real Property Lease and (iv) the Company or its applicable Subsidiary has performed its obligations under each of the Real Property Leases in all material respects.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Owned Real Property includes, and the Real Property Leases provide, sufficient access to the Company Stations’ facilities without need to obtain any other access rights. To the Knowledge of the Company, the Company Stations’ towers, guy wires and anchors, ground systems and other facilities and improvements do not encroach upon any adjacent premises, and no facilities from adjacent premises encroach upon the Company Stations’ properties.

(e) The Company has made available to Parent true and complete copies of all material deeds, Real Property Leases (including amendments), title insurance policies, title insurance commitments, surveys and environmental assessments in its possession or control that are applicable to the Owned Real Property or the Real Property Leases.

(f) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or as set forth in Section 3.14(f) of the Company Disclosure Letter, each of the Company and its Subsidiaries (including the RemainCo Subsidiaries), in respect of all of its properties, assets and other rights that do not constitute real property or Intellectual Property (i) has good and marketable and valid title to all such properties, assets and other rights reflected in its books and records as owned by it free and clear of all Liens (other than Permitted Liens), (ii) owns, has valid leasehold interests in or valid contractual rights to use all of such properties, assets and other rights (in each case except for Permitted Liens), and (iii) has, and as of the Closing shall have, good and marketable and valid title to, or a valid leasehold interest in or other valid and enforceable rights to use, all such properties and assets necessary to operate the RemainCo Business as currently operated by the Company and the RemainCo Subsidiaries consistent with past practices from and after the Closing, free and clear of all Liens other than Permitted Liens.

(g) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each material item of tangible personal property owned, leased, or licensed by the Company and its Subsidiaries (and RemainCo and its RemainCo Subsidiaries) is adequate for its present and intended use and operation and is in good operating condition, ordinary wear and tear excepted.

Section 3.15 Intellectual Property.

(a) Section 3.15(a) of the Company Disclosure Letter lists, as of the date hereof, the Intellectual Property that is registered, issued or subject to an application for registration or issuance that are owned by the business of the Company and its Subsidiaries (collectively, the “Registered Intellectual Property”) and the Registered Intellectual Property is subsisting and to the Knowledge of the Company, where registered, valid and enforceable. The Owned Intellectual Property is owned by the Company and its Subsidiaries free and clear of all Liens, except for Permitted Liens. The Company and its Subsidiaries own or have the right to use the Intellectual Property necessary for or material to the conduct of their business.

(b) Except as set forth in Section 3.15(b) of the Company Disclosure Letter, (i) to the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries does not infringe, violate or misappropriate, and neither the Company nor any of its Subsidiaries has infringed, violated or misappropriated since January 1, 2018, any Intellectual Property of any other Person, except, in each case, as would not reasonably be expected to have a Company Material Adverse Effect, (ii) there is no pending or, to the Knowledge of the Company, threatened Proceeding against the Company and its Subsidiaries alleging any such infringement, violation or misappropriation, and (iii) to the Knowledge of the Company, no Person is infringing, violating or misappropriating any Owned Intellectual Property that is material to the business of the Company and its Subsidiaries in any manner that would have a material effect on such business.

(c) There are no actions, suits or proceedings by or before any court or any Governmental Authority that are pending or, to the Knowledge of the Company, threatened in writing regarding or disputing the ownership, registrability or enforceability, or use by RemainCo or any of the RemainCo Subsidiaries, of any Intellectual Property owned by the Company, other than with respect to pending patent and trademark applications before applicable Governmental Authorities.

(d) Except for actions or failure to take actions that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have taken commercially reasonable actions to maintain the (i) Registered Intellectual Property (other than applications) and (ii) secrecy of the Trade Secrets that are Owned Intellectual Property.

(e) All IT Systems material to the business of the Company and its Subsidiaries are in operating condition and in a good state of maintenance and repair (ordinary wear and tear excepted) and are adequate and suitable for the purposes for which they are presently being used or held for use. To the Knowledge of the Company, none of the IT Systems contains any unauthorized “back door”, “drop dead device”, “time bomb”, “Trojan horse”, “virus” or “worm” (as such terms are commonly understood in the software industry) or any other unauthorized code intended to disrupt, disable, harm or otherwise impede the operation of, or provide unauthorized access to, a computer system or network or other device on which such code is stored or installed.

(f) Except as set forth on Section 3.15(f) of the Company Disclosure Letter, since January 1, 2018, the Company and its Subsidiaries (i) have not had a unplanned outage, security or other failure, unauthorized access or use, intrusion, or breach of security, or material failure or other adverse integrity or security event affecting any of the IT Systems or (ii) have not had any Knowledge of any data security, information security, or other technological deficiency with respect to the IT Systems, in each case of clauses (i) and (ii), which caused or causes or presented, or would reasonably be expected to cause or present (1) a risk of disruption to or interruption in or the use of the IT Systems, (2) unauthorized access to or disclosure of Personal Information, or (3) a Company Material Adverse Effect.

Section 3.16 Taxes.

(a) Except for matters that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all Tax Returns required to be filed by, on behalf of or with respect to the Company or any of its Subsidiaries have been duly and timely filed and are true, complete and correct in all respects, (ii) all Taxes (whether or not reflected on such Tax Returns) required to be paid by the Company or any of its Subsidiaries have been duly and timely paid, (iii) the Company and each of its Subsidiaries have adequate accruals and reserves, in accordance with

GAAP, on the financial statements included in the Company SEC Documents for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements, (iv) all Taxes required to be withheld by the Company or any of its Subsidiaries have been duly and timely withheld, and such withheld Taxes have been either duly and timely paid to the proper Taxing Authority or properly set aside in accounts for such purpose, (v) no Taxes with respect to the Company or any of its Subsidiaries are under audit or examination by any Taxing Authority, (vi) no Taxing Authority has asserted in writing any deficiency with respect to Taxes against the Company or any of its Subsidiaries with respect to any taxable period for which the period of assessment or collection remains open (vii) there are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens and (viii) no claim has been made in writing by a tax authority of a jurisdiction where the Company or one of its Subsidiaries has not filed Tax Returns claiming that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction that has not been resolved.

(b) During the two (2) year period ending on the date of this Agreement, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(c) Except for matters that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes, except for the Tax Matters Agreement and any such agreements that (i) are solely between the Company and/or any of its Subsidiaries, (ii) will terminate as of, or prior to, the Closing or (iii) are entered into in the ordinary course of business, the principal purpose of which is not the allocation or sharing of Taxes.

(d) Neither the Company nor any of its Subsidiaries (i) is or has been during the past three (3) years a member of any affiliated, consolidated, combined or unitary group (that includes any Person other than the Company and its Subsidiaries) for purposes of filing Tax Returns on net income, other than any such group of which the Company was the common parent, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (ii)(A) has any material liability for Taxes of any Person (other than the Company or any of its Subsidiaries) arising from the application of Treasury Regulations Section 1.1502-6 or any analogous provision of state, local or foreign Law, as a transferee or successor or by Contract or (B) has waived any statute of limitations with respect to U.S. federal income or U.S. state income Taxes or agreed to any extension of time with respect to a U.S. federal income or U.S. state income Tax assessment or deficiency.

(e) Neither the Company nor any of its Subsidiaries that is required to file a U.S. federal income Tax Return has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(c) within the last five (5) years.

(f) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

Section 3.17 Employee Benefit Plans.

(a) Section 3.17(a) of the Company Disclosure Letter contains a correct and complete list identifying each material Employee Plan that the Company or any of its Subsidiaries sponsors, maintains or contributes to, or is required to maintain or contribute to, for the benefit of any current or former director, officer, employee or individual consultant (or any dependent or beneficiary thereof) of the Company or any of its Subsidiaries or under or with respect to which the Company or any of its Subsidiaries has any current or contingent material liability or obligation, but excluding Multiemployer Plans (the

“Company Plan”). For purposes of this Agreement, “Employee Plan” means each “employee benefit plan” within the meaning of ERISA Section 3(3), whether or not subject to ERISA, including, but not limited to, all equity or equity-based, change in control, bonus or other incentive compensation, disability, salary continuation, employment, consulting, indemnification, severance, retention, retirement, pension, profit sharing, savings or thrift, deferred compensation, health or life insurance, welfare, employee discount or free product, vacation, sick pay or paid time off agreements, arrangements, programs, plans or policies, and each other material benefit or compensation plan, program, policy, Contract, agreement or arrangement, whether written or unwritten, but excluding any individual employment offer letter or agreement providing for the payment of regular wages and salary or individualized severance eligibility to any Employee (the “Employment Agreements”). The Company has made available to Parent copies of such Employment Agreements.

(b) (i) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Plan has been maintained, funded, administered and operated in accordance with its terms and in compliance with the requirements of applicable Law and (ii) neither the Company nor any of its Subsidiaries has incurred or is reasonably expected to incur or to be subject to any material Tax or other penalty under Section 4980B, 4980D or 4980H of the Code.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or as set forth on Section 3.17(c) of the Company Disclosure Letter, (i) other than routine claims for benefits, there are no pending or, to the Knowledge of the Company, threatened Proceedings by or on behalf of any participant in any Company Plan, or otherwise involving any Company Plan or the assets of any Company Plan, (ii) there has been no “prohibited transaction” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and (iii) to the Knowledge of the Company, no breach of fiduciary duty (as determined under ERISA) with respect to any Company Plan.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and except as disclosed on Section 3.17(d) of the Company Disclosure Letter (i) each Company Plan that is intended to be qualified under Section 401(a) of the Code has received a determination or opinion letter from the IRS that it is so qualified and each related trust that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination or opinion letter from the IRS that it is so exempt and, to the Knowledge of the Company, no fact or event has occurred since the date of such letter or letters from the IRS that could reasonably be expected to adversely affect the qualified status of any such Company Plan or the exempt status of any such trust.

(e) Except as set forth in Section 3.17(e) of the Company Disclosure Letter, neither the Company nor any of its ERISA Affiliates maintains, contributes to, or sponsors (or has in the past six (6) years maintained, contributed to, or sponsored) a multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA (a “Multiemployer Plan”). Section 3.17(e) of the Company Disclosure Letter lists each Company Plan that is a plan subject to Title IV of ERISA. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or as set forth on Section 3.17(e) of the Company Disclosure Letter, (i) no Company Plan is in “at risk status” as defined in Section 430(i) of the Code, (ii) no Company Plan has any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived and (iii) no liability under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate thereof that has not been satisfied in full, and no condition exists that presents a risk to the Company or any ERISA Affiliate thereof of incurring or being subject (whether primarily, jointly or secondarily) to a liability (whether actual or contingent) thereunder.

(f) Except as set forth in Section 3.17(f) of the Company Disclosure Letter, no Company Plan provides post-employment or post-termination health or welfare benefits for any current or former employees or other service providers (or any dependent thereof) of the Company or any of its Subsidiaries, other than as required under Section 4980B of the Code or other applicable Law for which the covered Person pays the full cost of coverage.

(g) Except as set forth in Section 3.17(g) of the Company Disclosure Letter, the consummation of the transactions contemplated hereby will not, either alone or in combination with another event, (i) result in any payment becoming due, accelerate the time of payment or vesting, or increase the amount of compensation (including severance) due to any current or former director, officer, individual consultant or employee of the Company or any of its Subsidiaries, (ii) result in any forgiveness of indebtedness with respect to any current or former employee, director or officer, or individual consultant of the Company or any of its Subsidiaries, trigger any funding obligation under any Company Plan or impose any restrictions or limitations on the Company’s or any of its Subsidiaries’ rights to administer, amend or terminate any Company Plan or (iii) result in the acceleration or receipt of any payment or benefit (whether in cash or property or the vesting of property) by the Company or any of its Subsidiaries to any “disqualified individual” (as such term is defined in Treasury Regulations Section 1.280G-1) that would reasonably be expected, individually or in combination with any other such payment, to constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code). Neither the Company nor any of its Subsidiaries has any obligation to provide any gross-up payment to any individual with respect to any income Tax, additional Tax, excise Tax or interest charge imposed pursuant to Section 409A or Section 4999 of the Code.

(h) Except as set forth in Section 3.17(h) of the Company Disclosure Letter, each Company Plan or other plan, program, policy or arrangement that constitutes a “nonqualified deferred compensation plan” within the meaning of Treasury Regulation Section 1.409A-1(a)(i), to the extent then in effect, (i) was operated in material compliance with Section 409A of the Code between January 1, 2005 and December 31, 2008, based upon a good faith, reasonable interpretation of (A) Section 409A of the Code or (B) guidance issued by the IRS thereunder (including IRS Notice 2005-1), to the extent applicable and effective (clauses (A) and (B), together, the “409A Authorities”), (ii) has been operated in material compliance with the 409A Authorities and the final Treasury Regulations issued thereunder since January 1, 2009 and (iii) has been in material documentary compliance with the 409A Authorities and the final Treasury Regulations issued thereunder since January 1, 2009.

Section 3.18 Employees; Labor Matters.

(a) Except as set forth in Section 3.18(a) of the Company Disclosure Letter, (i) neither the Company nor any of its Subsidiaries is a party to or bound by any material collective bargaining agreement or other material Contract with any labor union or labor organization (each, a “Collective Bargaining Agreement”), which each such Collective Bargaining Agreement is set forth on Section 3.18(a) of the Company Disclosure Letter, (ii) since January 1, 2019, no labor union, labor organization, or group of RemainCo Employees has made a demand for recognition or certification, and there are, and since January 1, 2019 have been, no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority with respect to any RemainCo Employee and (iii) except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no ongoing or threatened union organization or decertification activities relating to RemainCo Employees and no such activities have occurred since January 1, 2019. Since January 1, 2019, there has not occurred or, to the Knowledge of the Company, been threatened any strike or any slowdown, work stoppage, concerted refusal to work overtime or other similar labor activity, union organizing campaign, or labor dispute against or involving the Company or any of its Subsidiaries, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and except as disclosed on Section 3.18(a) of the Company Disclosure Letter. There is, and since January 1, 2019 there has been, no unfair labor practice complaint or grievance or other administrative or judicial complaint, charge, action or investigation pending or, to the Knowledge of the Company, threatened in writing against RemainCo or any of the RemainCo Subsidiaries by or before the National Labor Relations Board or any other Governmental Authority with respect to any present or former RemainCo Employee or independent contractor that had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and except as disclosed on Section 3.18(b) of the Company Disclosure Letter with regard to the RemainCo Employees, since January 1, 2019, the Company and its Subsidiaries have complied in all material respects with all applicable Laws relating to employment of labor, including all applicable Laws relating to wages, hours, collective bargaining, employment discrimination, civil rights, safety and health, workers’ compensation, pay equity, classification of employees, immigration, and the collection and payment of withholding and/or social security Taxes.

(c) The Company has made available to Parent a correct and complete list identifying all RemainCo Employees, including their (i) employee identification numbers; (ii) job titles; (iii) dates of hire; (iv) current rates of compensation (including base salary or wage rate); (v) 2021 bonus targets (percentages and amounts); (vi) work locations; (vii) leave of absence status; (viii) adjusted hire date; (ix) whether covered by a Collective Bargaining Agreement and (x) whether full-time or part-time.

(d) Since January 1, 2018, neither the Company nor any of its Subsidiaries has implemented any employee layoffs or plant closures that did not comply in all material respects with all applicable notice and payment obligations under the Worker Adjustment and Retraining and Notification Act of 1988, 29 U.S.C § 2 101, et. seq., as amended, or any similar foreign, state or local law.

(e) The Company has made available to Parent a correct and complete list identifying each person or entity who has performed services as an independent contractor of the Company or any of its Subsidiaries between July 1, 2020 and the date of this Agreement, including (i) the name of such independent contractor (ii) each of the invoices submitted by such independent contractor between July 1, 2020 and the date of this Agreement and the amount of such invoice; and (iii) a description of such independent contractor’s services for the Company.

(f) Since January 1, 2018, the Company has been in material compliance with Laws regarding classification of independent contractors who primarily provide, or provided, services to the RemainCo Business. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no current or former independent contractor who primarily provides, or provided, services to the RemainCo Business, could reasonably be deemed to be a misclassified employee.

(g) The Company and the Subsidiaries are and have at all relevant times been in compliance in all material respects, with respect to RemainCo Employees, with the paid and unpaid leave requirements of the Families First Coronavirus Response Act (“FFCRA”) and any similar state or local leave requirements; and to the extent that RemainCo Employees have been granted paid sick leave or paid family leave under the FFCRA or any similar state or local leave requirements, the Company has obtained and retained all required documentation required to substantiate eligibility for sick leave or family leave tax credits. The Company and the Subsidiaries have complied with all COVID-19 Measures in all material respects, and have made commercially reasonable efforts to comply with all applicable guidance published by a Governmental Authority in all material respects, in each case concerning workplace practices relating to COVID-19.

Section 3.19 Environmental Matters.

(a) Except as disclosed in Section 3.19(a) of the Company Disclosure Letter or as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries are and, since January 1, 2018, have been, in material compliance with all applicable Environmental Laws and Environmental Permits, (ii) since January 1, 2018 (or any time with respect to unresolved matters), no notice of violation or other notice has been received by the Company or any of its Subsidiaries alleging any violation of, or liability arising out of, any Environmental Law, the substance of which has not been resolved, (iii) no Proceeding is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries under any Environmental Law and (iv) neither the Company nor any of its Subsidiaries or to the Knowledge of the Company any other party, has generated, stored, released, disposed or arranged for disposal of, or exposed any Person to, any Hazardous Substances in violation of Environmental Law, or owned or operated any real property contaminated by any Hazardous Substances in violation of Environmental Law. To the Knowledge of the Company, neither the Company or any of its Subsidiaries or any of the Company Stations are the subject of any investigation by any Governmental Authority with respect to a violation of any Environmental Laws.

(b) To the Knowledge of the Company, there are no environmental investigations, including any study, test or analysis, the purpose of which was to discover, identify or otherwise characterize the condition of the soil, groundwater, air or the presence of Hazardous Substances at any location at which the Company or any of its Subsidiaries has conducted business.

(c) There are no underground storage tanks at any Owned Real Property or real property leased by the Company or any of its Subsidiaries.

(d) To the Knowledge of the Company, the Company has made available to Parent copies of all Phase I and II environmental site assessments in the Company’s possession or control, and any and all environmental reports, studies, investigations, audits, records, sampling date, site assessments, correspondence with Governmental Authorities, and other similar documents with respect to the Company or its Subsidiaries.

Section 3.20 Material Contracts.

(a) Except for as set forth in this Agreement, the Employee Plans, and the Spin-Off Agreements, Section 3.20 of the Company Disclosure Letter sets forth, as of the date of this Agreement, a correct and complete list of each of the following types of Contracts to which the Company or any of its RemainCo Subsidiaries is a party, or by which any of their respective properties or assets is bound (for avoidance of doubt, each of clauses (i) through (xxvi) below being subject to the first sentence of the preamble to this Article III and shall only apply to the extent any such Contract or arrangement referred to in clauses (i) through (xxvi) would be binding on RemainCo or its RemainCo Subsidiaries at the Effective Time, provided that the Company shall disclose on Section 3.20 of the Company Disclosure Letter all such Contracts, regardless of whether they have been attached to a Company SEC Document or incorporated by reference into such Company SEC Document:

(i) any Contract which is for (A) the purchase, sale, license or lease of assets used or to be used or held for use primarily in the RemainCo Business outside of the ordinary course of business or (B) services used by the RemainCo Business, including any sales agency, advertising representative or advertising or public relations contract which is not terminable by the Company without penalty on thirty (30) days’ notice or less, pursuant to which, in the case of clauses (A) and (B) it would reasonably be expected that the RemainCo Business would make annual payments of $100,000 or more during any twelve (12) month period or the remaining term of such contract; provided that Parent acknowledges and agrees that the Company Material Contracts that are described in this subsection and that have been previously provided to Parent are not required to be scheduled in Section 3.20 of the Company Disclosure Letter;

(ii) any contract or agreement for capital expenditures with respect to the RemainCo Business for an amount in excess of $100,000 during any twelve (12) month period or the remaining term of such contract;

(iii) any contract or agreement with (A) any Affiliate the Company or any of its Subsidiaries or (B) any Minority Investment Entity that involves annual payments to or from such Affiliate or Minority Investment Entity in excess of $100,000 that is related to the RemainCo Business;

(iv) any contract or agreement with a Governmental Authority that is primarily related to the RemainCo Business;

(v) any material Real Property Lease;

(vi) each Contract that, (A) limits or restricts the Company or any of its Subsidiaries from competing in any line of business or with any Person in any geographic region, (B) contains exclusivity obligations or restrictions binding on the Company or any of its Subsidiaries, (C) requires the Company or any of its Subsidiaries to conduct any business on a “most favored nations” basis with any third party or (D) provides for rights of first refusal or first offer or any similar preference right to purchase or similar requirement or right in favor of any third party in respect of a Minority Investment Entity, and, in the case of each of clauses (A) through (D), that is material to RemainCo and the RemainCo Subsidiaries, taken as a whole;

(vii) each Contract that is a joint venture, partnership, limited liability company or similar agreement with a third party;

(viii) each Contract that is a loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture or other binding commitment (other than letters of credit and those between the Company and the wholly owned RemainCo Subsidiaries) relating to indebtedness for borrowed money in an amount in excess of $10 million individually;

(ix) each Contract with respect to an interest, rate, currency or other swap or derivative transaction (other than those between RemainCo and the RemainCo Subsidiaries) with a fair value in excess of $5 million;

(x) each Contract that is an acquisition agreement or a divestiture agreement or agreement for the sale, lease or license of any business or properties or assets of or by the Company or any of its Subsidiaries (by merger, purchase or sale of assets or stock) (other than license agreements entered into in the ordinary course of business) pursuant to which (A) the Company or any of its Subsidiaries has any outstanding obligation to pay after the date of this Agreement consideration in excess of $5 million or (B) any other Person has the right to acquire any assets of the Company or any of its Subsidiaries after the date of this Agreement with a fair market value or purchase price of more than $5 million, excluding, in each case, (x) any Contract relating to Program Rights and (y) acquisitions or dispositions of supplies, inventory or products in connection with the conduct of the Company’s and its Subsidiaries’ business or of supplies, inventory, products, equipment, properties or other assets that are obsolete, worn out, surplus or no longer used or useful in the conduct of business of the Company or its Subsidiaries;

(xi) each Contract pursuant to which the Company or any of its Subsidiaries has continuing “earn-out” or similar obligations that could result in payments in excess of $5 million in the aggregate;

(xii) any Contract relating to Program Rights under which it would reasonably be expected that the Company and its Subsidiaries would make annual payments in excess of $5 million per year (excluding, for the avoidance of doubt, the Affiliation Agreements);

(xiii) any network affiliation Contract (or similar Contract) with ABC, CBS, Fox, NBC or MyNetworkTV (collectively, the “Affiliation Agreements”);

(xiv) any Contract relating to cable or satellite transmission or retransmission with MVPDs that reported more than 50,000 paid subscribers to the Company or any of its Subsidiaries for January 2021 with respect to at least one Company Station (and 30,000 paid subscribers with respect to each of television broadcast stations WALA-TV, Mobile, Alabama, WNEM-TV, Flint-Saginaw, Michigan, and the Springfield Stations (collectively, the “Specified Stations”)) to the Company or any of its Subsidiaries for January 2021 and each of the three largest Contracts relating to cable or satellite transmission or retransmission with MVPDs with respect to each Company Station;

(xv) any Contract that is a local marketing, joint sales, time brokerage agreement, management services agreement, shared services or similar Contract and any related option agreement (other than those among the Company and its Subsidiaries or relating to the sharing of equipment, content or services entered into in the ordinary course of business);

(xvi) any Contract that is a channel sharing agreement with a third party or parties with respect to the sharing of spectrum for the operation of two (2) or more separately owned television stations entered into in connection with the broadcast incentive auction conducted by the FCC pursuant to Section 6403 of the Middle Class Tax Relief and Job Creation Act (Pub. L. No. 112-96, § 6403, 126 Stat. 156, 225-230 (2012));

(xvii) any Contract governing a Company Related Party Transaction;

(xviii) any material Contract with a Governmental Authority (other than as disclosed on Section 3.12 of the Company Disclosure Letter);

(xix) any collective bargaining agreement or other Contract with any labor organization;

(xx) any Contract not terminable at will by the Company or its Subsidiaries for the employment of any executive officer or individual employee at the vice president level or above on a full-time, part-time or consulting basis not otherwise set forth on Sections 3.20(a)(xxiv) or 3.20(a)(xxv) of the Company Disclosure Letter;

(xxi) any personal services contract between the Company or its Subsidiary and a RemainCo Employee (a) which is not terminable at will and which has a notice period materially deviating from the Company’s template personal services contract which has been provided by the Company to Parent; and/or (b) that provides for the payment of severance upon termination of employment (with any RemainCo Employee who is an executive officer or at the vice president level or above separately identified);

(xxii) any Contract between the Company or its Subsidiary and a RemainCo Employee, other than a personal services contact, (a) which is not terminable at will and/or (b) that provides for the payment of severance upon termination of employment (with any RemainCo Employee who is an executive officer or at the vice president level or above separately identified);

(xxiii) any contract or agreement involving the settlement of any action, suit or proceeding related to the RemainCo Business, which will involve payments after the date of this Agreement in excess of $15,000 or impose monitoring or reporting obligations to any Person outside of the ordinary course of business;

(xxiv) any Contract (other than those for Program Rights) pursuant to which the Company or any of its Subsidiaries has sold or traded commercial air time in consideration for property or services with a value in excess of $500,000 in lieu of or in addition to cash;

(xxv) each Contract that is required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act; and

(xxvi) any Contract not otherwise disclosed in Section 3.20 of the Company Disclosure Letter that is related to the RemainCo Business and is not terminable by the Company without penalty on thirty (30) days’ notice or less and which is reasonably expected to involve the payment by the Company after the date hereof of more than $200,000 during any twelve (12) month period or the remaining term of such contract.

Each Contract of the type described in clauses (i) through (xxiv) to which the Company or a RemainCo Subsidiary is a party or otherwise binds the Company or a RemainCo Subsidiary or any of their respective assets, together with the Spin-Off Agreements, are referred to herein as a “Company Material Contract”.

(b) Except for any Company Material Contract that has terminated or expired in accordance with its terms and except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Material Contract is valid and binding and in full force and effect and, to the Knowledge of the Company, enforceable against the other party or parties thereto in accordance with its terms, subject to the Enforceability Exceptions. Except for breaches, violations or defaults which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company any other party to a Company Material Contract, is in violation of or in default under any provision of such Company Material Contract (in each case, with or without notice or lapse of time, or both), and the Company or its applicable Subsidiary has performed its obligations under each of the Company Material Contracts in all material respects. True and complete copies of the Company Material Contracts and any material amendments thereto have been made available to Parent prior to the date of this Agreement. To the Knowledge of the Company, other than in the ordinary course of business consistent with past practice, the Company has not received notice of any renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to the Company or any Subsidiary (or RemainCo or any RemainCo Subsidiary) under any Company Material Contract with any Person, and no such Person has made written demand for such renegotiation. To the Knowledge of the Company, neither the Company nor any Company Subsidiary has, in the past three years, obtained or granted any material written waiver of or under any provision of any Company Material Contract.

Section 3.21 Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof, each of the insurance policies and arrangements relating to the business, assets and operations of the Company and the RemainCo Subsidiaries are in full force and effect. All premiums due thereunder have been paid and the Company and its RemainCo Subsidiaries are otherwise in compliance in all material respects with the terms and conditions of all such policies. Neither the Company nor any of its RemainCo Subsidiaries has received any written notice regarding any cancellation or invalidation of any such insurance policy, other than such cancellation or invalidation that would not reasonably be expected to be material to any individual Company Station.

Section 3.22 MVPD Matters. Section 3.22 of the Company Disclosure Letter contains, as of the date hereof, in all material respects, a correct and complete list of all Company Station retransmission consent agreements with MVPDs that reported more than 50,000 paid subscribers (or 30,000 paid subscribers with respect to the Specified Stations) to the Company or any of its Subsidiaries for January 2021 with respect to at least one Company Station and each of the three largest Company Station retransmission consent agreements with MVPDs with respect to each Company Station. The Company or its Subsidiaries have entered into retransmission consent agreements with respect to each MVPD with more than 50,000 paid U.S. pay television subscribers (or 30,000 U.S. pay television subscribers with respect to the Specified Stations) in any of the Company Stations’ Markets. Except for matters that have been resolved or that have not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2018 and until the date hereof, (a) no such MVPD has provided written notice to the Company or any Subsidiary of the Company of any material signal quality issue or has failed to respond to a request for carriage or, to the Knowledge of the Company, sought any form of relief from carriage of a Company Station from the FCC, (b) neither the Company nor any of its Subsidiaries has received any written notice from any such MVPD of such MVPD’s intention to delete a Company Station from carriage, (c) neither the Company nor any of its Subsidiaries has made a material change in the channel position of a Company Station’s primary channel and (d) neither the Company nor any of its Subsidiaries has received written notice of a petition seeking FCC modification of any Market in which a Company Station is located.

Section 3.23 SpinCo Financing.

(a) On or prior to the date of this Agreement the Company has delivered to Parent a true, complete and correct copy of a fully executed unredacted debt commitment letter, together with any related fee letters (with only the fee amount, economic flex and certain other economic terms, syndication levels redacted in a customary manner (none of which could reasonably be expected to adversely affect conditionality, enforceability or termination provisions of the debt commitment letter or reduce the aggregate principal amount of the SpinCo Debt Financing)) dated as of the date of this Agreement, by and among the SpinCo Lenders named therein and Company providing for debt financing as described therein (such commitment letter and fee letters, including all exhibits, schedules, annexes and joinders thereto, as the same may be amended, modified, supplemented, extended or replaced from time to time in compliance with Section 7.12(a) is referred to herein as the “SpinCo Financing Commitment Letter”), pursuant to which, among other things, the SpinCo Lenders have agreed, subject to the terms and conditions of the SpinCo Financing Commitment Letter, to provide or cause to be provided, on a several and not joint basis, the financing commitments described therein. The debt financing contemplated under the SpinCo Financing Commitment Letter is referred to herein as the “SpinCo Debt Financing”. As of the date of this Agreement, the SpinCo Financing Commitment Letter is in full force and effect and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the valid, binding and enforceable obligation of the Company and, to the Knowledge of the Company, the other parties thereto, enforceable in accordance with its terms, in each case, subject to the Enforceability Exceptions. There are no conditions precedent related to the funding of the full amount of the SpinCo Debt Financing contemplated by the SpinCo Financing Commitment Letter, other than the conditions precedent set forth in the SpinCo Financing Commitment Letter (such conditions precedent, the “SpinCo Financing Conditions”).

(b) As of the date of this Agreement, the SpinCo Financing Commitment Letter has not been amended or modified in any manner, and the respective commitments contained therein have not been terminated, reduced, withdrawn or rescinded in any respect by the Company or, to the Knowledge of the Company, any other party thereto, and no such termination, reduction, withdrawal or rescission is contemplated by the Company or, to the Knowledge of the Company, any other party thereto, other than to add lenders, lead arrangers, bookrunners, syndication agents or other similar entities who had not executed the SpinCo Financing Commitment Letter as of the date of this Agreement to the extent permitted by Section 7.12 and mandatory reductions expressly contemplated thereby. As of the date of this Agreement, assuming the conditions set forth in Section 8.1 and Section 8.3 will be satisfied, the Company has no reason to believe that (i) any of the SpinCo Financing Conditions will not be satisfied on or prior to the Closing Date or (ii) the SpinCo Financing contemplated by the SpinCo Financing Commitment Letter will not be available to the Company on the Closing Date.

(c) As of the date of this Agreement, the Company is not in default or breach under the terms and conditions of the SpinCo Financing Commitment Letter. As of the date of this Agreement, there are no side letters, understandings or other agreements or arrangements (other than customary fee credit letters and engagement letters) affecting the availability of the full amount of the SpinCo Financing to which the Company or any of its Affiliates is a party, other than those set forth in the SpinCo Financing Commitment Letter and the fee letters related to the SpinCo Financing Commitment Letter delivered to Parent pursuant to Section 3.23(a). The Company or an Affiliate thereof on its behalf has fully paid any and all commitment or other fees and amounts required by the SpinCo Financing Commitment Letter to be paid on or prior to the date of this Agreement.

(d) As of the date hereof, subject to the terms and conditions of the SpinCo Financing Commitment Letter, and subject to the terms and conditions of this Agreement, the aggregate proceeds contemplated by the SpinCo Financing Commitment Letter will be sufficient for the Company to make the SpinCo Cash Payment (as such term is defined in the Separation and Distribution Agreement) upon the terms contemplated by this Agreement and the Separation and Distribution Agreement on the Closing Date. As of the date of this Agreement, Company has no reason to believe that the representation contained in the immediately preceding sentence will not be true at and as of the Closing Date.

Section 3.24 Finders’ Fee, etc. Except for Moelis & Company LLC (“Moelis”), there is no investment banker, broker or finder that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement and the Spin-Off Agreements, and the agreements with respect to such engagements have previously been made available to Parent.

Section 3.25 Opinions of Financial Advisors. The Company Board has received the opinion of Moelis to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, qualifications, matters and limitations set forth therein, the Merger Consideration to be received by the holders of Company Stock in the Merger is fair, from a financial point of view to such holders (other than certain excluded holders). The Company will, following the execution of this Agreement, make available to Parent, solely for informational purposes, a signed copy of each such opinion.

Section 3.26 Antitakeover Statutes. Assuming the accuracy of Parent’s and Merger Sub’s representations and warranties in Section 4.7, the Company Board has taken all action required to be taken by the Company Board to exempt this Agreement and the transactions contemplated hereby from any applicable “business combination” or any other takeover or anti-takeover statute under the IBCA.

Section 3.27 Related Party Transactions. Except for Contracts, transactions and other arrangements that are solely among RemainCo and its wholly owned RemainCo Subsidiaries and that relate to the RemainCo Business, or that relate solely to director or officer compensation and/or benefits, no officer or director of the Company or any of its Subsidiaries, or any Affiliate of the Company (a) is a party to any Contract, transaction or other arrangement with the Company or any of its Subsidiaries or has any interest in any property or asset of the Company or any of its Subsidiaries or (b) to the Knowledge of the Company, beneficially owns a controlling interest in an entity engaged in a transaction of the type described in clause (a) above (any Contract, transaction or other arrangement of the type described in the preceding sentence, a “Company Related Party Transaction”).

Section 3.28 Certain Business Practices. Since January 1, 2018, none of the Company or any of its Subsidiaries, and, to the Knowledge of the Company, any director, officer, employee or agent of the Company or any of its Subsidiaries with respect to any matter relating to the Company or any of its Subsidiaries, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; or (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or otherwise violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, in each case, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

Section 3.29 Solvency. RemainCo and the RemainCo Subsidiaries will be Solvent as of immediately after giving effect to the Separation, the Distribution and the SpinCo Cash Payment. For the purposes of this Agreement, the term “Solvent”, when used with respect to any Person, means that, as of any date of determination, (i) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed the sum of (A) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (B) the amount that will be required to pay the liabilities of such Person, as of such date, on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (ii) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (iii) such Person will be able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

Section 3.30 Data Privacy and Security. Except as set forth on Section 3.30 of the Company Disclosure Letter:

(a) RemainCo’s and its RemainCo Subsidiaries’ past and present collection, use analysis, disclosure, retention, storage, security, and dissemination of Personal Information complies with all applicable contractual commitments and privacy policies of RemainCo and its RemainCo Subsidiaries with respect to Personal Information.

(b) and with all applicable Privacy and Security Laws in all material respects, except, in each case, as would not reasonably be expected have a Company Material Adverse Effect;

(c) to the Knowledge of the Company, none of the Company or any of its Subsidiaries (or RemainCo or its RemainCo Subsidiaries) is under investigation by any Governmental Authority for a violation of Privacy and Security Laws;

(d) none of the Company or any of its Subsidiaries has suffered a material Data Breach relating to the RemainCo Business;

(e) to the Knowledge of the Company, no third party that processed Personal Information on RemainCo’s or its RemainCo Subsidiaries’ behalf has suffered a Data Breach involving RemainCo’s or its RemainCo Subsidiaries’ Personal Information;

(f) none of RemainCo or its RemainCo Subsidiaries has notified, or been required to notify, any Person or Governmental Authority of any Data Breach, except, in each case, as would not reasonably be expected have a Company Material Adverse Effect; and

(g) none of RemainCo or its RemainCo Subsidiaries is subject to any pending claim, action, suit or proceeding with respect to any Data Breach.

Section 3.31 No Additional Representations; Limitation on Warranties. Except for the representations and warranties expressly made by the Company in this Agreement, neither the Company nor any other Person makes any express or implied representation or warranty whatsoever or with respect to any information provided or made available in connection with the transactions contemplated by this Agreement, including any information, documentation, forecasts, budgets, projections or estimates provided by the Company or any Representative of the Company, including in the Data Room or management presentations, or the accuracy or completeness of any of the foregoing. Except as otherwise expressly provided in this Agreement or the Spin-Off Agreements, and to the extent any such information is expressly included in a representation or warranty contained in this Article III, neither the Company, the SpinCo Entities nor any other person will have or be subject to any liability or obligation to Parent, Merger Sub or any other person resulting from the distribution or failure to distribute to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, estimates, forecasts or other material made available to Parent or Merger Sub in the Data Room or management presentations in expectation of the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Subject to Section 10.5, except as set forth in the Parent Disclosure Letter, Parent and Merger Sub represent and warrant to the Company that:

Section 4.1 Corporate Existence and Power. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia and is and as of the Closing will be characterized as a corporation under the Code. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Iowa is and as of the Closing will be characterized as a corporation under the Code. Each of Parent and Merger Sub has all corporate power and authority to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary for the conduct of its business as now conducted, except where any failure to have such power or authority or to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Prior to the date of this Agreement, Parent has delivered or made available to the Company true, correct and complete copies of the organizational documents of Parent and Merger Sub as in effect on the date of this Agreement.

Section 4.2 Corporate Authorization.

(a) Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, the Support Agreements and the Spin-Off Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Parent and Merger Sub, the performance of their obligations hereunder and under the Support Agreements and the Spin-Off Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. No other corporate proceeding on the part of Parent or Merger Sub is necessary to authorize the execution and delivery of this Agreement, the Support Agreements and the Spin-Off Agreements, the performance by Parent and Merger Sub of their obligations hereunder and thereunder and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby. This Agreement, the Support Agreements and the Spin-Off Agreements, assuming due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

(b) As of the date of this Agreement, each of the Parent Board and the board of directors of Merger Sub has approved and declared advisable this Agreement, the Support Agreements and the Spin-Off Agreements and the transactions contemplated hereby and thereby. Parent, as the sole shareholder of Merger Sub, has approved and adopted this Agreement, the Support Agreements and the Spin-Off Agreements and the transactions contemplated hereby and thereby. The Parent Board, at a meeting duly called and held (or by written consent), has duly and unanimously adopted resolutions that have not been rescinded, withdrawn, or amended that (i) determined that the terms of this Agreement, the Support Agreements and the Spin-Off Agreements and the transactions contemplated hereby and thereby, including the Merger, are fair to, and in the best interests of, Parent and its stockholders, (ii) determined that it is in the best interests of Parent and its stockholders and declared it advisable for Parent to enter into this Agreement, the Support Agreements and the Spin-Off Agreements and perform its obligations hereunder and thereunder and (iii) approved the execution and delivery by Parent of this Agreement, the Support Agreements and the Spin-Off Agreements, the performance by Parent of its covenants and agreements contained herein and therein and the consummation of the transactions contemplated by this Agreement, the Support Agreements and the Spin-Off Agreements, including the Merger, upon the terms and subject to the conditions contained herein and therein.

Section 4.3 Governmental Authorization. The execution and delivery of this Agreement by Parent and Merger Sub and the performance of their obligations hereunder require no action by or in respect of, or filing with, any Governmental Authority, other than (a) the filing of the Articles of Merger with the Secretary of State of the State of Iowa, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable state or federal securities laws, (d) the filing of the FCC Applications and obtaining the FCC Consent, together with any reports or informational filings required in connection therewith under the Communications Act and the FCC Rules and (e) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.4 Non-Contravention. The execution and delivery of this Agreement by Parent and Merger Sub and the performance of their obligations hereunder do not and will not, assuming the authorizations, consents and approvals referred to in clauses (a) through (e) of Section 4.3 are obtained, (a) conflict with or breach any provision of the organizational documents of Parent or Merger Sub, (b)

conflict with or breach any provision of any Law or Order applicable to Parent or Merger Sub, (c) require any consent of or other action by any Person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit under any provision of any material Contract to which Parent or any of its Subsidiaries is party or which is binding upon Parent or any of its Subsidiaries, any of their respective properties or assets or any license, franchise, permit, certificate, approval or other similar authorization affecting Parent and its Subsidiaries or (d) result in the creation or imposition of any Lien, other than any Permitted Lien, on any property or asset of Parent or any of its Subsidiaries, except, in the case of each of clauses (b), (c) and (d), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.5 Merger Sub. Merger Sub is a direct, wholly owned subsidiary of Parent that was formed solely for the purpose of engaging in the Merger. Since the date of its incorporation, Merger Sub has not carried, and prior to the Effective Time will not carry, on any business or conduct any operations other than in connection with the execution of this Agreement and the Spin-Off Agreements and the performance of its obligations hereunder and thereunder and matters ancillary thereto.

Section 4.6 Litigation. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, there is no (a) Proceeding or investigation pending (or, to the Knowledge of Parent, threatened) by any Governmental Authority with respect to Parent or any of its Subsidiaries, (b) Proceeding pending (or, to the Knowledge of Parent, threatened) against Parent or any of its Subsidiaries before any Governmental Authority or (c) Order against Parent or any of its Subsidiaries or any of their respective properties.

Section 4.7 Share Ownership. None of Parent, Merger Sub or any of their respective Affiliates beneficially owns (as such term is used in Rule 13d-3 promulgated under the Exchange Act) or has ever owned any Company Stock or any options, warrants or other rights to acquire Company Stock or other securities of, or any other economic interest (through derivatives, securities or otherwise) in the Company.

Section 4.8 Solvency. Parent and Merger Sub are not entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. Assuming (a) that the conditions to the obligation of Parent and Merger Sub to consummate the Merger set forth in Section 8.1 and Section 8.2 have been satisfied or waived, (b) the accuracy of the representations and warranties of the Company set forth in Article III and (c) the performance by the Company and its Subsidiaries of the covenants and agreements contained in this Agreement, each of Parent and the Surviving Corporation will be Solvent as of immediately after the consummation of the Merger and the other transactions contemplated by this Agreement.

Section 4.9 Parent Financing.

(a) On or prior to the date of this Agreement, Parent has delivered to the Company a true, complete and correct copy of the fully executed unredacted debt commitment letter, together with any related fee letters (with only the fee amount, economic flex and certain other economic terms, other sensitive numbers, and syndication levels redacted in a customary manner (none of which redacted items could reasonably be expected to adversely affect conditionality, enforceability or termination provisions of the debt commitment letter or reduce the aggregate principal amount of the Parent Financing to be provided on the Closing Date to an aggregate amount that is less than the amount necessary, when combined with Parent’s other sources of available funds, to pay the Merger Amounts on the Closing Date)), dated as of the date of this Agreement, by and among the Parent Financing Sources named therein and Parent providing for debt financing as described therein (together, including all exhibits, schedules and annexes, as the same may be amended, modified, supplemented, extended or replaced from time to time in compliance with

Section 7.11, the “Parent Commitment Letter”), pursuant to which, upon the terms and subject to the conditions set forth therein, each of the Parent Financing Sources named therein has agreed, severally but not jointly, to lend the amounts set forth therein. As of the date of this Agreement, the Parent Commitment Letter is in full force and effect and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the valid, binding and enforceable obligation of Parent and, to the Knowledge of Parent, the other parties thereto, enforceable in accordance with its terms, in each case, subject to the Enforceability Exceptions. There are no conditions precedent related to the funding of the amount of the Parent Financing necessary to pay the Merger Amounts on the Closing Date contemplated by the Parent Commitment Letter, other than the conditions precedent set forth in the Parent Commitment Letter and the unredacted portions of the related fee letters, including any applicable flex provisions thereof (such conditions precedent, the “Parent Financing Conditions”).

(b) As of the date of this Agreement, the Parent Commitment Letter has not been amended or modified in any manner, and the respective commitments contained therein have not been terminated, reduced, withdrawn or rescinded in any respect by Parent or, to the Knowledge of Parent, any other party thereto, and no such termination, reduction, withdrawal or rescission is contemplated by Parent or, to the Knowledge of Parent, any other party thereto, other than to add lenders, lead arrangers, bookrunners, syndication agents or other similar entities who had not executed the Parent Commitment Letter as of the date of this Agreement to the extent permitted by Section 7.11 and mandatory reductions expressly contemplated thereby. As of the date of this Agreement, assuming the accuracy of the Company’s representations and warranties in this Agreement, the performance by the Company of its obligations hereunder, the completion of the Marketing Period and that the conditions set forth in Section 8.1 and Section 8.2 will be satisfied, Parent has no reason to believe that (i) any of the Parent Financing Conditions that are in the Parent’s control will not be satisfied on or prior to the Closing Date or (ii) the Parent Financing contemplated by the Parent Commitment Letter will not be available to Parent on the Closing Date.

(c) As of the date of this Agreement, Parent is not in default or breach under the terms and conditions of the Parent Commitment Letter. As of the date of this Agreement, there are no side letters, understandings or other agreements or arrangements (other than customary fee credit letters and engagement letters) to which Parent or any of its Affiliates is a party that reduce the aggregate principal amount of the Parent Financing to be provided on the Closing Date to an aggregate amount that is less than the amount necessary, when combined with Parent’s other sources of available funds, to pay the Merger Amounts on the Closing Date, other than those set forth in the Parent Commitment Letter and the fee letters related to the Parent Commitment Letter delivered to the Company pursuant to Section 4.9(a). Parent or an Affiliate thereof on its behalf has fully paid any and all commitment or other fees and amounts required by the Parent Commitment Letter to be paid on or prior to the date of this Agreement.

(d) Assuming (i) that the parties to the Parent Commitment Letter (other than Parent or Merger Sub) perform their obligations in accordance with the terms of the Parent Commitment Letter and (ii) the accuracy of the Company’s representations and warranties in this Agreement, the performance by the Company of its obligations hereunder, the completion of the Marketing Period and that the conditions set forth in Section 8.1 and Section 8.2 will be satisfied, Parent will have at and as of the Closing Date sufficient available funds (when combined with the SpinCo Cash Payment and Parent’s other sources of available funds) to satisfy all of Parent’s and Merger Sub’s payment obligations under this Agreement and under the Parent Commitment Letter and the transactions contemplated hereby and thereby, including, in each case to the extent required by this Agreement and the Parent Commitment Letter to be paid on the Closing Date as a condition precedent to the Closing or the closing and funding of the Parent Financing, the payment of the Merger Consideration, any payments in respect of equity compensation obligations to be made in connection with the Merger, any repayment or refinancing of any outstanding indebtedness of Parent, the Company and their respective Subsidiaries contemplated by, or required in connection with the transactions described in, this Agreement or the Parent Commitment Letter and all other amounts to be paid pursuant to this Agreement and associated costs and expenses of the Merger and the transactions contemplated thereby (such amounts, collectively, the “Merger Amounts”). As of the date of this Agreement, Parent has no reason to believe that the representation contained in the immediately preceding sentence will not be true at and as of the Closing Date. In no event shall the receipt or availability of any funds or financing (including the Parent Financing contemplated by the Parent Commitment Letter) by or to Parent or any of its Affiliates or any other financing transaction be a condition to any of the obligations of Parent or Merger Sub hereunder.

Section 4.10 Information Supplied. The information provided by Parent, its Subsidiaries or any third party acting on behalf of Parent or any of its Subsidiaries contained in or to be contained in, or incorporated by reference in, the Proxy Statement, including any amendments or supplements thereto and any other document incorporated or referenced therein, will not, on the date the Proxy Statement is first mailed to shareholders of the Company or at the time of the Company Shareholders’ Meeting, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. Notwithstanding the foregoing provisions of this Section 4.9(a), no representation or warranty is made by Parent with respect to information or statements made or incorporated by reference in the Proxy Statement that were not supplied by or on behalf of Parent for use therein. In addition, Parent agrees to use reasonable best efforts to supplement the written information concerning Parent and its Subsidiaries provided pursuant to this Section 4.10 to the extent that any such information, to the Knowledge of Parent, contains any material misstatements of fact or omits to state any material fact necessary to make such information concerning the Company and its Subsidiaries, taken as a whole, not misleading in any material respect as promptly as reasonably practicable after gaining Knowledge thereof, and Parent shall have no liability to the Company or its Subsidiaries, or any other Person, pursuant to this Agreement to the extent that Parent provides such supplemental written information to the Company at least three (3) Business Days prior to the date the Proxy Statement is first mailed to shareholders of the Company.

Section 4.11 FCC Qualifications. Except as set forth in the Parent Disclosure Letter, and subject to the Station Divestiture, (i) Parent is legally, technically, financially and otherwise qualified under the Communications Act and FCC Rules as in effect on the date hereof to acquire control of, and to own and operate, the Company Stations, including the provisions relating to media ownership and attribution, foreign ownership and control, and character qualifications, and (ii) to the Knowledge of Parent, there are no facts or circumstances pertaining to Parent or any Affiliate of Parent which, under the Communications Act or FCC Rules, would (x) reasonably be expected to result in the FCC’s refusal to grant the FCC Consent or (y) materially delay obtaining the FCC Consent or (z) cause the FCC to impose a material condition or conditions in connection with the FCC Consent. Except as set forth in the Parent Disclosure Letter and other than as contemplated by the FCC Consent, no waiver of, or exemption from, any provision of the Communications Act or FCC Rules, including any declaratory ruling under 47 U.S.C. § 310(b)(4), is necessary to obtain the FCC Consent.

Section 4.12 No Additional Representations; Limitation on Warranties. Except for the representations and warranties expressly made by Parent and Merger Sub in this Article IV, neither Parent, Merger Sub nor any other Person makes any express or implied representation or warranty whatsoever or with respect to any information provided or made available in connection with the transactions contemplated by this Agreement, including any information, documentation, forecasts, budgets, projections or estimates provided by Parent or any Representative of Parent, including in any management presentations or the accuracy or completeness of any of the foregoing. Except as otherwise expressly provided in this Agreement or the Spin-Off Agreements, and to the extent any such information is expressly included in a representation or warranty contained in this Article III, neither Parent, Merger Sub, nor any other person will have or be subject to any liability or obligation to the Company or any other person resulting from the distribution or failure to distribute to the Company, or Company’s use of, any such information, including any management presentations in expectation of the transactions contemplated by this Agreement. Parent has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and technology of the Company and acknowledges that Parent has been provided access to personnel, properties, premises and records of the Company for such purposes. In entering into this Agreement, except as expressly provided herein or in the other Transaction Documents, Parent has relied solely upon its independent investigation and analysis of the Company and Parent acknowledges and agrees that it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, in writing or oral, made by the Company, the SpinCo Entities or any of its directors, officers, stockholders, employees, affiliates, agents, advisors or representatives that are not expressly set forth in this Agreement or the other Transaction Documents.

ARTICLE V

COVENANTS OF THE COMPANY

Section 5.1 Conduct of the Company. From the date of this Agreement until the earlier to occur of the Effective Time and the termination of this Agreement in accordance with Article IX, except as otherwise expressly permitted or expressly contemplated by this Agreement or the Spin-Off Agreements or actions undertaken to effect the Separation and Distribution and other provisions of the Spin-Off Agreements, as set forth in Section 5.1 of the Company Disclosure Letter, as consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed) or as required by applicable Law, the Company shall, and shall cause each of its RemainCo Subsidiaries to, (i) conduct its business in all material respects in the ordinary course of business consistent with past practices, (ii) maintain the Company Station Licenses in full force and effect and the rights of it and its RemainCo Subsidiaries thereunder, operate the Company Stations in all material respects in accordance with the terms of the FCC Licenses and in compliance in all material respects with the Communications Act, FCC Rules and all other applicable Laws, and timely file and diligently prosecute any necessary applications for renewal of the FCC Licenses, (iii) preserve intact in all material respects its current business organization, ongoing businesses and significant relationships with third parties (including, without limitation, using commercially reasonable efforts to retain advertisers, customers and vendors), (iv) comply in all material respects with all Affiliation Agreements and use commercially reasonable efforts to maintain all Affiliation Agreements and retransmission consent agreements with MVPDs in full force and effect, (v) use commercially reasonable efforts to preserve its relationships with its employees in accordance with the ordinary course of business and consistent with past practice, and (vi) make capital expenditures substantially in accordance with fiscal year 2021 capital expenditure budget and the fiscal year 2022 capital expenditure budget (which will be established in the ordinary course of business in a manner consistent with the 2021 budget); provided that the Company and its RemainCo Subsidiaries shall be restricted pursuant to Section 5.1 with respect to the SpinCo Business, SpinCo Assets or SpinCo Liabilities solely to the extent that an action set forth above or below taken (in the case of negative covenants) or not taken (in the case of affirmative covenants) by the Company or its RemainCo Subsidiaries with respect to the SpinCo Business, SpinCo Assets or SpinCo Liabilities would reasonably be expected to adversely affect RemainCo or the RemainCo Business or Parent as the owner and operator thereof following the Effective Time, in each case in any material respect, or would reasonably be expected to prevent, impede or materially delay the consummation of the transactions contemplated by this Agreement or the Spin-Off Agreements. Without limiting the generality of the foregoing, from the date of this Agreement until the earlier to occur of the Effective Time and the termination of this Agreement in accordance with Article IX, except as otherwise permitted or contemplated by this Agreement or the Support Agreements or the Spin-Off Agreements, as set forth in Section 5.1 of the Company Disclosure Letter, as consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed) or as required by applicable Law, the Company shall not, nor shall it permit any of its RemainCo Subsidiaries to (and, for the avoidance of doubt, the following limitations on the Company and its Subsidiaries shall only be binding on RemainCo and its RemainCo Subsidiaries and shall not apply to SpinCo or its Subsidiaries that are SpinCo Entities):

(a) amend its or their articles of incorporation, bylaws or other similar organizational documents, except in order to facilitate the consummation of the Distribution and the other transaction contemplated by the Spin-Off Agreements, in accordance with the terms of the Spin-Off Agreements;

(b) (i) other than (x) dividends and other distributions by a direct or indirect Subsidiary of the Company to the Company or any direct or indirect wholly owned Subsidiary of the Company or (y) such actions as are undertaken to effect the Separation and Distribution and other provisions of the Spin-Off Agreements, set a record date after the Closing for, declare, set aside, or pay, any dividends on, or make any other distributions in respect of, any of its capital stock or other equity securities, (ii) adjust, split, reverse split, recapitalize, subdivide, consolidate, combine or reclassify any of its capital stock or other Company Securities or issue or authorize the issuance of any other securities in respect of, or in substitution for, outstanding shares of capital stock of the Company or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company, except, in the case of this clause (iii), for (A) such purchases, redemptions and other acquisitions solely between the Company and a wholly owned RemainCo Subsidiary thereof, or between a wholly owned RemainCo Subsidiary of the Company and another wholly owned RemainCo Subsidiary of the Company, (B) redemptions, repurchases or acquisitions in connection with the payment of the exercise price of Company Stock Options with Common Stock or to satisfy Tax withholding obligations in connection with the exercise of Company Stock Options or Company Warrants or the vesting or settlement of Company RSUs, any Company Share-Based Awards or any restricted shares of Common Stock, (C) acquisitions of shares of Common Stock as a result of the conversion of shares of Class B Stock into shares of Common Stock and (D) repurchases of Common Stock pursuant to the Company’s share repurchase program as in effect from time to time;

(i) issue, deliver, pledge or sell, or otherwise encumber by any Lien (other than a Permitted Lien) or authorize the issuance, delivery, sale or encumbrance by any Lien (other than a Permitted Lien) of, any shares of any Company Securities or Company Subsidiary Securities, other than (A) the issuance of any shares of Common Stock upon the exercise of Company Stock Options or Company Warrants or the settlement of Company RSUs or Company Share-Based Awards, in each case, outstanding as of the date hereof, in accordance with the applicable terms thereof, (B) equity and LTIP awards and other employee and director compensation made in the ordinary course of business consistent with past practices, subject to Section 5.1 of the Company Disclosure Letter, (C) if required by an employment agreement or offer letter with an Employee, subject to Section 5.1 of the Company Disclosure Letter, (D) issuances of securities of the Company’s Subsidiaries to the Company or to wholly owned Subsidiaries of the Company and (E) issuances pursuant to the conversion of shares of Class B Stock into shares of Common Stock; provided, in each case, that the Company shall not make any issuances to the extent that such issuances, would cause the Company or any of its Subsidiaries to be in violation of the Communications Act or the FCC Rules;

(c) make, authorize or commit to any new capital expenditures other than capital expenditures pursuant to the fiscal year 2021 capital expenditure budget and the fiscal year 2022 capital expenditure budget (which will be established in the ordinary course of business in a manner consistent with the 2021 budget) or other capital expenditures not in excess of $500,000 individually or $2,000,000 in the aggregate, and except for expenditures that would not impose obligations on RemainCo or any of the RemainCo Subsidiaries to make any such expenditures from and after the Effective Time;

(d) make any acquisition (whether by merger, consolidation or acquisition of equity interests or assets) of any interest in any Person or any division or assets thereof, other than (i) acquisitions pursuant to Contracts in effect as of the date of this Agreement that were publicly announced prior to the date of this Agreement or otherwise provided to Parent in the Data Room prior to the date hereof and (ii) purchases of assets in the ordinary course of business that do not involve the acquisition of all or substantially all of the assets of a business in a single transaction or a series of related transactions (for the avoidance of doubt, “ordinary course of business” shall include acquisitions of programing and broadcast rights but shall not include acquisitions of broadcast television stations);

(e) sell, assign, license, lease, transfer, abandon or create any Lien (other than any Permitted Lien) on, or otherwise dispose of, any assets of the Company and its RemainCo Subsidiaries, other than (i) such sales, assignments, licenses, leases, transfers, abandonments, Liens or other dispositions that are in the ordinary course of business and are not material to the business of the Company and its Subsidiaries, taken as a whole, (ii) as listed on Section 5.1(f) of the Company Disclosure Letter, (iii) in order to comply with, and in accordance with, Section 7.1, or (iv) as contemplated by and in accordance with the Spin-Off Agreements and the SpinCo Financing;

(f) incur any indebtedness for borrowed money or guarantees thereof, other than intercompany indebtedness and borrowings in the ordinary course under the Company’s existing revolving credit facility (other than in connection with the SpinCo Financing and any indebtedness for which RemainCo or its RemainCo Subsidiaries would have no obligations with respect to from and after the Effective Time);

(g) make any loans, advances or capital contributions to, or investments in, any Person in excess of $5 million in the aggregate, other than to or in the Company or its wholly-owned RemainCo Subsidiaries (including in accordance with the Spin-Off Agreements) and ordinary course advancements and reimbursements to Employees;

(h) other than as permitted by Section 5.1(j), (i) amend or modify in any material respect or terminate any Company Material Contract (excluding renewals for a term equal to or less than fifteen months from the date hereof), (ii) enter into any Contract that would constitute a Company Material Contract if in effect on the date hereof (excluding Contracts with a term equal to or less than fifteen months from the date hereof) or (iii) accelerate, waive, release or assign any material rights, claims or benefits, or grant any material consent, under any Company Material Contract, in each case of clause (i), (ii) and (iii), other than Contracts that will be transferred to SpinCo pursuant the Separation and Distribution Agreement; provided, however, that the Company shall not, and shall cause the Company Subsidiaries not to extend, renew or amend any contracts or agreements with any national sales representation or audience ratings companies or any of their respective Affiliates;

(i) amend or modify any standard form agreements in a manner adverse to the Company, except as required to ensure compliance with any applicable Law;

(j) other than as set forth in the Employee Matters Agreement or required by applicable Law or the existing terms of any Company Plan or a Collective Bargaining Agreement in effect on the date hereof and, in each case, the following limitations shall apply only with respect to Continuing Employees and only to the extent the obligation would be a RemainCo Liability: (i) grant or increase any severance or termination pay to any current or former independent contractor, employee, officer or director of the Company or any of its Subsidiaries above the severance or termination pay that would be due under any Employee Plan or employment agreement in effect as of the date hereof; (ii) (x) enter into or amend any employment, severance or termination agreement with any current or former independent contractor, employee, officer or director, or (y) terminate or hire any employee, except, in each case, for hiring replacements for any employee lost due to regular attrition in the ordinary course of business consistent with past practice or to the extent otherwise taken in the ordinary course of business consistent with past practice (and otherwise subject to the other restrictions in this by Section 5.1(j), except as set forth in Section

5.1(j) of the Company Disclosure Letter); (iii) establish, adopt, terminate or amend any (A) other Company Plan (including any plan, agreement or arrangement that would be a Company Plan if in effect on the date hereof) or (B) except in accordance with Section 3.2 of the Employee Matters Agreement or as a result of good-faith negotiations with a labor union or labor organization in the ordinary course of business consistent with past practice, Collective Bargaining Agreement; (iv) take any action to accelerate the vesting or payment, or fund or secure the payment, of compensation (including any equity-based compensation) or benefits under a Company Plan or otherwise; (v) loan or advance any money or any other property to any current or former director, officer, employee or independent contractor of the Company or any RemainCo Subsidiary; (vi) grant or increase any change-in-control or retention bonus to any current or former director, officer, independent contractor or employee, except as described in Section 5.1(j) of the Company Disclosure Letter; or (vii) other than increases in compensation in the ordinary course of business consistent with past practice and in no event more than 3% of the individual’s current compensation, grant any other increase in compensation, bonus or other payments or benefits payable to any current or former independent contractor, officer, employee or director of the Company or any of its RemainCo Subsidiaries;

(k) voluntarily modify any Collective Bargaining Agreement or voluntarily recognize any labor organization or union as the representative of any Employees of the RemainCo Business, or enter into any collective bargaining agreement or other material agreement with a labor organization or other union, other than an agreement to continue the current terms of any expiring Collective Bargaining Agreements;

(l) materially change the Company’s methods, principles or practices of financial accounting or annual accounting period, except as required by GAAP, Regulation S-X of the Exchange Act (or any interpretation thereof), or by any Governmental Authority or applicable Law;

(m) (i) materially change any method of Tax accounting, (ii) make, change, or rescind any material election with respect to Taxes, (iii) amend any income or other material Tax Return, (iv) consent to any extension or waiver of the limitations period applicable to any Tax audit, claim, or assessment, or fail to timely file any material Tax Return or timely pay any material Tax when due, (v) enter into any Tax indemnity or closing agreement, or (vi) settle or compromise any material Tax audit, claim, deficiency, or assessment;

(n) adopt or publicly propose a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, in each case, of the Company or any RemainCo Subsidiary of the Company;

(o) initiate, settle, offer or propose to settle any Proceeding involving or against the Company or any of its Subsidiaries in excess of $1 million per Proceeding (excluding, for the avoidance of doubt, amounts paid by insurance) or otherwise initiate, discharge, settle or satisfy any Proceeding which initiation, discharge, settlement or satisfaction would impose any liabilities or obligations on RemainCo or any RemainCo Subsidiary after the Effective Time;

(p) not materially adversely modify or accede to the modification of any of the FCC Licenses, except, in each case, as required by Law;

(q) apply to the FCC for any construction permit that would restrict in any material respect the Company Stations’ operations or make any material change in the assets of the Company Stations that is not in the ordinary course of business, except as may be necessary or advisable to maintain or continue effective transmission of the Company Stations’ signals within their respective service areas as of the date hereof, except, in each case as required by Law;

(r) modify, amend or terminate in any material respect any Affiliation Agreements or retransmission consent agreements with MVPDs or enter into any new Affiliation Agreements;

(s) implement any employee layoff affecting Employees of the RemainCo Business that would require notice or pay in lieu of notice under the Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder prior to the Closing, without regard to any action taken after Closing; or

(t) adopt, or institute any increase in, any profit sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan, including any Employee Plan, with respect to the Employees, other than as required by any such plan or requirements of Law;

(u) terminate or materially reduce coverage relating to any material insurance policy;

(v) fail to use commercially reasonably efforts to maintain each Company Station’s MVPD channel position;

(w) agree, resolve or commit to do any of the foregoing.

For the avoidance of doubt, in the case of any action that is taken (or omitted to be taken) reasonably in response to an emergency or urgent condition or conditions arising from COVID-19 or requirements related to COVID-19 or COVID-19 Measures, the Company shall be deemed to be acting in the ordinary course of business and in accordance with this Section 5.1 so long as such actions or omissions are reasonably related to disruptions caused by COVID-19 or COVID-19 Measures or reasonably designed to protect the health or welfare of any of the Company or the Company’s employees, directors, officers or agents or to meet recommendations of Governmental Authorities or comply with Law and so long as such actions or omissions do not result in any Liabilities for the Company or any of the RemainCo Subsidiaries which are not satisfied immediately prior to the Effective Time; provided that the Company shall notify Parent in writing of any such material action or omission.

Parent and Merger Sub acknowledge and agree that: (i) nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s operations prior to the Closing, (ii) prior to the Closing, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ operations and (iii) notwithstanding anything to the contrary set forth in this Agreement, no consent of Parent or Merger Sub shall be required with respect to any matter set forth in this Section 5.1 or elsewhere in this Agreement to the extent that the Company reasonably believes that the requirement of such consent would violate any applicable Law.

Section 5.2 Termination of Specified Agreements. From the date hereof until the Effective Time, Parent and the Company shall take all such actions set forth on Section 5.2 of the Company Disclosure Letter (the “Specified Agreements Termination Schedule”).

Section 5.3 Cooperation of the Company and SpinCo. From the date hereof until the first (1st) anniversary of the Closing Date, the Company, SpinCo and their respective Subsidiaries shall reasonably cooperate with each other to effect the payment of employee equity awards pursuant to this Agreement and transition of any Employees or Employee Plan matters as contemplated hereunder and under the SpinCo Documents, including providing any background, personnel files, information on equity awards, or other information that may be requested by Parent or RemainCo, subject to restrictions required by Law.

ARTICLE VI

COVENANTS OF PARENT AND MERGER SUB

Section 6.1 Conduct of Parent and Merger Sub Pending the Merger. Parent and Merger Sub agree that, between the date of this Agreement until the earlier to occur of the Effective Time and termination of this Agreement in accordance with Article IX, except as contemplated by this Agreement or consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), they shall not, and shall cause their Affiliates not to, directly or indirectly, without the prior written consent of the Company, (a) acquire any rights or assets constituting all or substantially all of the rights or assets of a business of another Person (which is not an Affiliate of Parent), business or Person (which is not an Affiliate of Parent) or merging or consolidating with any other Person (which is not an Affiliate of Parent) or enter into any binding share exchange, business combination or similar transaction with another Person (which is not an Affiliate of Parent), (b) restructure, reorganize or completely or partially liquidate or (c) make any loan, advance or capital contribution to, or investment in, any other Person, in each case, of foregoing clauses (a), (b) or (c) that would reasonably be expected to materially delay, impair or prevent the consummation of the transactions contemplated by this Agreement, or propose, announce an intention, enter into any agreement or otherwise make a commitment to take any such action.

Section 6.2 Parent Vote; Obligations of Merger Sub.

(a) Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub and the Company a written consent adopting the Merger Agreement in accordance with the IBCA.

(b) Parent will take all actions necessary to (i) cause Merger Sub to perform when due its obligations under this Agreement and to consummate the Merger pursuant to the terms and subject to the conditions set forth in this Agreement and (ii) ensure that Merger Sub prior to the Effective Time shall not conduct any business, incur or guarantee any indebtedness or make any investments, other than as specifically contemplated by this Agreement.

Section 6.3 [Reserved].

Section 6.4 Employee Matters.

(a) For a period beginning on the Closing Date and continuing thereafter for six (6) months or if shorter, the period of employment following the Closing Date of the relevant Employee, Parent shall provide, or shall cause the Surviving Corporation and its Subsidiaries to provide, each Continuing Employee with (i) base salary or other base cash compensation that are at least the same as the base salary or other base cash compensation that were provided to such Continuing Employee as in effect immediately prior to the Effective Time, (ii) cash incentive compensation opportunities (including short-term annual cash incentive compensation but excluding long-term cash or equity based-compensation) that are no less favorable in the aggregate than the aggregate total cash incentive compensation opportunities provided to the Continuing Employee (but excluding long-term cash or equity-based compensation opportunities) immediately prior to the Effective Time, (iii) severance and any other termination pay and benefits plans, practices and policies that are no less favorable than such plans, practices and policies that were applicable to such Continuing Employee immediately prior to the Effective Time and (iv) other employee benefits that are substantially comparable in the aggregate to those employee benefits that are then provided to similarly situated employees of Parent or its Subsidiaries. Notwithstanding the foregoing, (x) as soon as reasonably practical following the Closing, Parent shall, and/or shall cause the Surviving Corporation and its Subsidiaries to, pay each RemainCo Employee a pro-rated cash bonus amount (based on the number of days from July 1, 2021 through and including the Closing Date divided by 365), calculated based on such RemainCo Employee’s target annual bonus amount under the applicable annual (or other short-term) cash incentive award program and (y) from and after the Effective Time, Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, honor the accrued and vested obligations of the Surviving Corporation and its Subsidiaries as of the Effective Time under the Company Plans (including but not limited to honoring any accrued, unused paid time off of Continuing Employees through the end of the calendar year in which the Closing occurs). Parent shall provide, or shall cause the Surviving Corporation and its Subsidiaries to provide Employees who are covered by a Collective Bargaining Agreement and who continue employment with Parent or any of its Subsidiaries, including the Surviving Corporation, following the Closing with compensation and benefits in accordance with the applicable Collective Bargaining Agreement as amended, extended or terminated from time to time in accordance with its terms and applicable Law.

(b) Prior to the Closing, the Company and its Subsidiaries, as applicable, shall use reasonable best efforts to comply in all material respects with all notice, consultation, effects bargaining or other bargaining obligations to any labor union, labor organization, works council or group of employees of the Company and its Subsidiaries in connection with the execution of this Agreement and the consummation of the Merger. Each of Parent and the Company agree to reasonably cooperate with each other in order to comply with such obligations and that any such effort to comply with such notice, consultation, effects bargaining or other bargaining obligations shall not constitute a violation of any confidentiality obligation owed the other party.

(c) For purposes of eligibility, vesting, level of benefits, benefit accrual, and paid time off accrual (but not for benefit accruals under defined benefit pension plans or post-retirement benefit plans or any discretionary match under the Parent or a Subsidiary’s defined contribution 401(k) plan) under the employee benefit plans, severance arrangements, programs and arrangements established or maintained by Parent and its Subsidiaries (including the Surviving Corporation) in which Continuing Employees may become eligible to participate in after the Closing (the “New Benefit Plans”), each Continuing Employee shall be credited with the same amount of service as was credited by the Company immediately prior to the Effective Time under similar or comparable Company Plans in which such Continuing Employee participated immediately prior to the Effective Time (except to the extent such credit would result in a duplication of benefits or compensation). In addition, and without limiting the generality of the foregoing and subject to the terms and conditions of the applicable New Benefit Plans, (i) with respect to any New Benefit Plans in which the Continuing Employees may be eligible to participate following the Closing, each Continuing Employee will be eligible to participate in such New Benefit Plans, without any waiting time, to the extent coverage under such New Benefit Plans replaces coverage under a similar or comparable Company Plan in which such Continuing Employee was participating immediately before such commencement of participation and (ii) for purposes of each New Benefit Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, Parent shall, or shall cause the Surviving Corporation and its Subsidiaries to, for the applicable plan year in which the Closing occurs, use reasonable best efforts to (A) cause all pre-existing condition exclusions and actively-at-work requirements of such New Benefit Plan to be waived for such Continuing Employee and their covered dependents, to the extent any such exclusions or requirements were waived or were inapplicable under any similar or comparable Company Plan in which such Continuing Employee participated immediately prior to the Effective Time and (B) subject to the terms and conditions of the New Benefit Plans, Parent shall use reasonable best efforts to cause any eligible expenses incurred by such Continuing Employee and their covered dependents during the portion of the plan year of the Company Plan ending on the date such Continuing Employee’s participation in the corresponding New Benefit Plan begins to be taken into account under such New Benefit Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Benefit Plan. The Parent or an applicable Subsidiary will permit rollovers of any 401(k) plan loans and 401(k) plan accounts for Continuing Employees (and any Employees represented by labor unions and/or covered by the Collective Bargaining Agreements who will continue service for the Parent or any of its Subsidiaries, including the Surviving Corporation, following the Closing, such individuals, the “Union Continuing Employees”) and the Parties will cooperate to take the actions needed to provide for such rollovers, including any Company Plan or New Benefit Plan amendments.

(d) The Parties shall cooperate reasonably with each other in the exchange of information, notification to the Continuing Employees, preparation of any documentation required to be filed with any Governmental Authority or other third party as one of them may reasonably request of the other in order to implement this Section 6.4 and to ensure an orderly transition of employment for the Continuing Employees in connection with the consummation of the transactions contemplated by this Agreement, including the exchange of data, documentation and any other information Parent requires (as permitted under applicable Law) to transition the Continuing Employees and the Continuing Union Employees to the Parent payroll, benefits and other human resources systems. Without limiting the generality of the foregoing, as soon as practicable after the Closing Date, the Company shall deliver or cause to be delivered to the Parent (i) a true and complete list setting forth each Continuing Employee’s and each Union Continuing Employee’s unpaid or unfulfilled deductibles, and co-payments, and any preexisting conditions, exclusions and waiting periods that limit a Continuing Employee’s or a Union Continuing Employee’s coverage under any Employee Plan as of the Closing Date and (ii) to the extent permitted under applicable Law, true and complete copies of the personnel records of the Continuing Employees and Union Continuing Employees.

(e) The terms of this Section 6.4 are included for the sole benefit of the Parties and shall not confer any rights or remedies upon any Continuing Employee, Union Continuing Employees or former employee of the Company or any of its Subsidiaries, any participant or beneficiary in any Company Plan or any other Person or Governmental Authority (whether as a third-party beneficiary or otherwise) other than the Parties hereto. Nothing contained in this Section 6.4 shall (i) constitute or be deemed to constitute establishment of or an amendment to or termination of any Company Plan or other compensation or benefit plan, policy, program, Contract or arrangement, (ii) obligate Parent or any of its Subsidiaries (including the Surviving Corporation) to retain the employment or service of (or provide any term or condition of employment or service to) any particular Employee or other Person or (iii) prevent Parent or any of its Subsidiaries (including the Surviving Corporation) from amending, modifying or terminating any Company Plan, Parent Plan, New Benefit Plan or other benefit or compensation plan, policy, program, Contract or arrangement, to the extent such amendment, modification, or termination is permitted by the terms of the applicable plan, policy, program, Contract, or arrangement.

Section 6.5 Consent Decree. Parent shall deliver to the Company an executed Acknowledgement of Applicability attached as Exhibit 2 to the Final Judgement in United States v. Meredith Corporation Case 1:18-cv-02609 (D.D.C. May 22, 2019) before Closing, unless (i) the United States has waived the prohibition in Paragraph IV(C) of such Final Judgment as to the Company Stations or (ii) Parent is already bound to a final judgment entered by a court regarding the communication of competitively sensitive information, as defined in that Final Judgment.

ARTICLE VII

COVENANTS OF PARENT AND THE COMPANY

Section 7.1 Efforts.

(a) Subject to the terms and conditions of this Agreement, including Section 7.1(i), each of the Company and Parent shall use reasonable best efforts to take, or cause to be taken, the following actions and do, or cause to be done, all incidental things necessary, proper or advisable under applicable Law to consummate and make effective the Merger and the other transactions contemplated by this Agreement as promptly as practicable after the date of this Agreement: (i) preparing and filing, in consultation with the other Parties, as promptly as practicable with any Governmental Authority or other Third Party all documentation to effect all necessary, proper or advisable filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining (and cooperating with each other to obtain or maintain) all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other Third Party, in each case, that are necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement (including the Station Divestiture) (whether or not such approvals, consents, registrations, permits, authorizations and other confirmations are conditions to the consummation of the Merger pursuant to Article VIII); provided, however, that, except as expressly provided in this Agreement, no party shall be required to pay (and, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), none of the Company or its Subsidiaries shall pay or agree to pay) any fee, penalty or other consideration to any other Third Party (other than any filing fees paid or payable to any Governmental Authority) for any approval, consent, registration, permit, authorization or other confirmation required for the consummation of the transactions contemplated by this Agreement; provided, further, that the Parties agree and acknowledge that, except as provided in Section 8.1(b) and Section 8.2(d), receipt of any such any approval, consent, registration, permit, authorization or other confirmation is not a condition to Closing.

(b) In furtherance and not in limitation of the foregoing, each of Parent and the Company shall make, as promptly as reasonably practicable (i) appropriate filings of Notification and Report Forms pursuant to the HSR Act with respect to the transactions contemplated by this Agreement; provided that the filing by each of Parent and the Company of a Notification and Report Form pursuant to the HSR Act with respect to the Merger shall be made within ten (10) Business Days of the date of this Agreement, unless a later date is agreed to in writing by both Parent and the Company, and (ii) the FCC Applications with respect to the transactions contemplated by this Agreement; provided that the FCC Applications with respect to the Merger shall be made within ten (10) Business Days of the date of this Agreement, unless a later date is agreed to in writing by both Parent and the Company. Each of the Company and Parent shall respond promptly to all requests for additional information and documentary material by a Governmental Authority, and shall comply promptly with such requests unless the Parent and Company agree with each other to defer compliance, and shall use reasonable best efforts to take all other actions necessary and appropriate to obtain all necessary approvals and to cause the expiration or termination of applicable waiting periods as soon as practicable so as to permit consummation of the contemplated transactions as soon as practicable.

(c) The Company and Parent shall each request early termination of the waiting period with respect to the Merger and the Station Divestiture, if applicable, under the HSR Act and neither Parent nor the Company shall, without the written consent of the other: (i) pull and refile any notification under the HSR Act, (ii) agree to extend any waiting period, (iii) enter into any timing agreement with any Governmental Authority, or (iv) agree with any Governmental Authority not to consummate the transactions contemplated by this Agreement for any period of time.

(d) Except as prohibited by applicable Law or Order, each of Parent and the Company shall (i) cooperate and consult with each other in connection with any filing or submission with a Governmental Authority in connection with the transactions contemplated by this Agreement and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the transactions contemplated by this Agreement, including any proceeding initiated by a private party, including by allowing the other Party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions, (ii) promptly inform the other Party of (and if in writing, supply to the other Party) any substantive or procedural communication received by such Party from, or given by such Party to, the Federal Trade Commission, the DOJ, the FCC or any other similar Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated by this Agreement, (iii) consult with each other prior to taking any material position with respect to the filings under the HSR Act, the Communications Act and the FCC Rules in discussions with or filings to be submitted to any Governmental Authority, (iv) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any analyses, presentations, memoranda, briefs, arguments, opinions and proposals to be submitted to any Governmental Authority with respect to filings under the HSR Act, the Communications Act and the FCC Rules and (v) coordinate with the other in preparing and exchanging such information and promptly provide the other (and its counsel) with copies of all filings, presentations or submissions (and a summary of any oral presentations) made by such Party with any Governmental Authority relating to this Agreement or the transactions contemplated hereby under the HSR Act, the Communications Act and the FCC Rules; provided, that documents or information required to be provided pursuant to this Section 7.1(d) (x) may be redacted as necessary (I) to comply with contractual arrangements, (II) to address good faith legal privilege concerns, or (III) to remove references concerning the valuation or alternative bidders, and (y) may be designated as “outside counsel only,” which materials and the information contained therein shall be given only to outside counsel and previously-agreed consultants of the recipient and will not be disclosed by such outside counsel or consultants to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials.

(e) The Company and Parent acknowledge that, to the extent reasonably necessary to expedite the grant by the FCC of any application for renewal of any FCC License with respect to any Company Station and thereby to facilitate the grant of the FCC Consent with respect to such Company Station, each of the Company, Parent and their applicable Subsidiaries shall be permitted to enter into tolling agreements with the FCC to extend the statute of limitations for the FCC to determine or impose a forfeiture penalty against such Company Station in connection with (i) any pending complaints that such Company Station aired programming that contained obscene, indecent or profane material or (ii) any other enforcement matters against such Company Station with respect to which the FCC may permit the Company or Parent (or any of their respective Subsidiaries) to enter into a tolling agreement. For each application for renewal of any Company Station License (a “Renewal Application”) that is pending on the date hereof or that must be filed prior to the grant of the FCC Consent, Parent shall request in the FCC Applications that the FCC apply its policy permitting the processing of transfer of control or assignment of FCC authorizations in transactions involving multiple stations notwithstanding the pendency of one or more Renewal Applications (the “FCC Renewal Policy”). Parent shall make such customary representations and agree to such customary undertakings in the FCC Applications as are reasonably required to invoke the FCC Renewal Policy, including undertakings to assume the position of the applicant before the FCC with respect to any pending Renewal Application and to assume the corresponding regulatory risks relating to any such Renewal Application.

(f) If the Closing shall not have occurred for any reason within the original effective period of the FCC Consent, and neither party shall have terminated this Agreement pursuant to the terms hereof, the Company and Parent shall use their reasonable best efforts to obtain one or more extensions of the effective period of the FCC Consent to permit consummation of the transactions hereunder. Upon receipt of the FCC Consent, the Company and Parent shall use their respective reasonable best efforts to maintain in effect the FCC Consent to permit consummation of the transactions hereunder. No extension of the FCC Consent shall limit the right of the Company and Parent to terminate this Agreement pursuant to the terms hereof.

(g) Unless prohibited by applicable Law or Order or by the applicable Governmental Authority, each of the Company and Parent shall (i) not participate in or attend any meeting, or engage in any substantive or procedural conversation, telephone call or video conference, with any Governmental Authority in respect of the Merger (including with respect to any of the actions referred to in Section 7.1(a))) without the other, (ii) give the other reasonable prior notice of any such meeting or conversation and (iii) in the event one such Party is prohibited by applicable Law or Order or by the applicable Governmental Authority from participating or attending any such meeting or engaging in any such conversation, keep the non-participating Party reasonably apprised with respect thereto.

(h) Subject to Section 7.1(i), each of the Company and Parent shall use reasonable best efforts to take actions to avoid or eliminate each and every impediment that may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement so as to enable the Closing to occur as soon as possible, including (i) the use of reasonable best efforts to avoid the entry of, or the commencement of any Proceeding in any forum that could result in, any permanent, preliminary or temporary Order that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by this Agreement, including the proffer and agreement by Parent of its willingness to use such reasonable best efforts, and promptly to use such reasonable best efforts to undertake the Station Divestiture (as defined in Schedule 7.1(h)) and Approval Actions listed on Schedule 7.1(h), and (ii) the use of reasonable best efforts to take, in the event that any permanent or preliminary Order is entered or issued, or becomes reasonably foreseeable to be entered or issued, in any proceeding or inquiry of any kind that would make consummation of the transactions contemplated by this Agreement (including the Station Divestiture) in accordance with its terms unlawful or that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by this Agreement (including the Station Divestiture), any and all steps (including the appeal thereof and the posting of a bond) necessary to resist, vacate, modify, reverse, suspend, prevent, eliminate or remove such actual, anticipated or threatened Order so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement. In furtherance of the foregoing, Parent shall take the actions described in Schedule 7.1(h) in accordance with the terms thereof.

(i) Notwithstanding anything herein to the contrary, nothing set forth in this Section 7.1 or otherwise in this Agreement shall:

(i) require, or be construed to require the Company, Parent or any of their respective Subsidiaries to take, or agree to take, any Station Divestiture or Approval Action, unless such Station Divestiture or Approval Action shall be conditioned upon the consummation of the Merger;

(ii) require, or be construed to require Parent or any of its Subsidiaries to agree or propose to take or consent to the taking of any Station Divestiture, Approval Actions or any other actions contemplated by this Section 7.1, other than (x) the Station Divestiture and Approval Actions listed on Schedule 7.1(h); or

(iii) require the Company, SpinCo or its Subsidiaries that are SpinCo Entities (x) to sell, divest, dispose of, hold separate or otherwise limit its freedom of action with respect to any SpinCo Asset (as defined in the Separation and Distribution Agreement), (y) retain any RemainCo Asset or RemainCo Liability (as such terms are defined in the Separation and Distribution Agreement) unless (A) such retention would not reasonably be expected to prevent, impede or materially delay the Closing, (B) in the case of a RemainCo Asset, Parent agrees that the Company or SpinCo may retain such RemainCo Asset for no consideration or cost to the Company or SpinCo and (C) in the case of a RemainCo Liability, Parent agrees to fully reimburse and indemnify the Company or SpinCo, as applicable, against such RemainCo Liability, with the form and substance of the agreements by Parent referenced in each of the preceding clauses (B) and (C) to be reasonably satisfactory to the Company in its good faith determination.

(j) The Company shall use commercially reasonable efforts to obtain any third party consents required under any Company Material Contract. Schedule 7.1(j) identifies those consents the receipt of which is a condition precedent to Parent’s obligation to close under this Agreement (the “Required Consents”), subject to the terms of Schedule 7.1(j).

Section 7.2 Preparation of SEC Documents; Stockholders’ Meetings.

(a) Proxy Statement.

(i) As promptly as practicable following the date hereof, the Company shall, with reasonable assistance from Parent, prepare, and the Company shall file with the SEC, a proxy statement of the Company in connection with seeking the Company Shareholder Approval (as amended or supplemented from time to time, the “Proxy Statement”). The Company shall use its reasonable best efforts to cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC. Parent shall furnish all information concerning it as may reasonably be requested by the Company in connection with such actions and the preparation of the Proxy Statement. The Company (A) will cause the Proxy Statement to be mailed to shareholders of the Company as promptly as reasonably practicable after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement and (B) shall, within a reasonable period after the initial filing of the Proxy Statement, promptly commence a “broker search” in accordance with Rule 14a-13 of the Exchange Act.

(ii) All filings by the Company or Parent with the SEC in connection with the transactions contemplated hereby and all mailings to the shareholders of the Company in connection with the Merger shall be subject to the prior review of and consent by Parent, which consent shall not be unreasonably withheld, delayed, or conditioned.

(iii) The Company shall (A) as promptly as practicable notify Parent of (1) the receipt of any comments from the SEC and all other written correspondence and oral communications with the SEC relating to the Proxy Statement and (2) any request by the SEC for any amendment or supplements to the Proxy Statement or for additional information with respect thereto and (B) supply Parent with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement or the Merger (other than with respect to the Spin-Off Registration Statement).

(iv) Each of Parent and the Company shall ensure that none of the information supplied by or on its behalf for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the shareholders of the Company and at the time of the meeting of the shareholders of the Company (the “Company Shareholders’ Meeting”) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(v) If at any time prior to the Effective Time any information relating to the Company, Parent or Merger Sub or any of their respective Affiliates, directors or officers is discovered by the Company, Parent or Merger Sub, which is required to be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the shareholders of the Company, in each case, by the Company (with the reasonable assistance of Parent).

(b) Subject to the provisions of this Agreement, the Company shall take all action necessary in accordance with applicable Law, the Company’s bylaws and the rules of the NYSE to establish a record date for, duly call, give notice of, convene and hold the Company Shareholders’ Meeting as promptly as reasonably practicable following the mailing of the Proxy Statement to the shareholders of the Company for the purpose of obtaining the Company Shareholder Approval. The Company shall, subject to Section 7.3, (i) recommend to its shareholders the adoption of this Agreement and include in the Proxy Statement mailed to the shareholders of the Company such recommendation and (ii) use its reasonable best efforts to solicit such adoption and obtain the Company Shareholder Approval. Once the Company Shareholders’ Meeting has been called and noticed, the Company shall not adjourn or postpone the Company Shareholders’ Meeting without the consent of Parent other than (x) to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to its shareholders in advance of a vote on the adoption of this Agreement, or (y) if, as of the time for which the Company Shareholders’ Meeting is originally scheduled, there are insufficient shares of Company Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting; provided that in the case of either clause (x) or (y), the Company Shareholders’ Meeting shall only be adjourned or postponed for a minimum period of time reasonable under the circumstances (it being understood that any such adjournment or postponement shall not affect the Company’s obligation to hold the Company Shareholders’ Meeting as aforesaid). The Company shall ensure that the Company Shareholders’ Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Company Shareholders’ Meeting are solicited in compliance with applicable Law. Without limiting the generality of the foregoing, the Company’s obligations pursuant to this Section 7.2(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Acquisition Proposal or by a Company Adverse Recommendation Change, unless this Agreement has been terminated in accordance with Section 9.1(d)(ii).

(c) Except to the extent expressly permitted by Section 7.3(e), (i) the Company Board shall recommend that its shareholders vote in favor of the adoption of this Agreement at the Company Shareholders’ Meeting, (ii) the Proxy Statement shall include a statement to the effect that the Company Board has recommended that the shareholders of the Company vote in favor of approval of the Merger and the adoption of this Agreement at the Company Shareholders’ Meeting and (iii) neither the Company Board nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of its board of directors that shareholders of the Company vote in favor of the adoption of this Agreement.

Section 7.3 No Solicitation by the Company.

(a) From and after the date of this Agreement until the earlier to occur of the Effective Time and the termination of this Agreement in accordance with Article IX, and except as otherwise specifically provided for in this Section 7.3, the Company shall not, and shall cause its Subsidiaries not to, and shall not authorize or permit and use reasonable best efforts to cause any of its officers, directors, employees or Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage or knowingly facilitate any inquiry, proposal or offer which constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal, (ii) participate or continue in any discussions or negotiations regarding, or furnish to any Person (other than Parent, its Affiliates and their respective Representatives) any nonpublic information relating to the Company and its Subsidiaries or afford access to its business, properties, assets, books or records to any Person (other than Parent, its Affiliates and their respective representatives), in connection with any inquiry, proposal or offer which constitutes, or would reasonably be expected to lead to, any Company Acquisition Proposal, (iii) approve, endorse or recommend, or make any public statement approving, endorsing or recommending, a Company Acquisition Proposal or, subject to Section 7.3(e), effect a Company Adverse Recommendation Change, (iv) enter into any letter of intent, merger agreement or other similar agreement providing for a Company Acquisition Proposal (other than an Acceptable Confidentiality Agreement) (each an “Alternative Company Acquisition Agreement”), (v) submit any Company Acquisition Proposal to a vote of the shareholders of the Company or (vi) authorize, commit, resolve or agree to do any of the foregoing.

(b) Notwithstanding the limitations set forth in Section 7.3(a) or anything to the contrary contained in this Agreement, if, prior to the time the Company Shareholder Approval is obtained, the Company receives an unsolicited Company Acquisition Proposal not resulting, in whole or in part, from a breach of this Section 7.3, that the Company Board reasonably determines in good faith, after consultation with the Company’s outside financial advisors and outside legal counsel, (i) is or could reasonably be expected to lead to a Superior Company Proposal and (ii) failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law, then the Company may, in response to such Company Acquisition Proposal, furnish nonpublic information relating to the Company and its Subsidiaries to the Person or group (or any of their Representatives or potential financing sources) making such Company Acquisition Proposal and engage in discussions or negotiations with such Person or group and their Representatives regarding such Company Acquisition Proposal; provided that (x) prior to furnishing any nonpublic information relating to the Company and its Subsidiaries to such Person or group or their respective Representatives, the Company enters into an Acceptable Confidentiality Agreement with the Person or group making such Company Acquisition Proposal and (y) promptly (but not more than two (2) Business Days) after furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously so furnished to Parent or its Representatives). Notwithstanding anything to the contrary contained in this Agreement, the Company and its Subsidiaries and the Company’s Representatives may in any event (A) seek to clarify the terms and conditions of any Company Acquisition Proposal solely to determine whether such Company Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Company Proposal and (B) inform a Person or group that has made or, to the Knowledge of the Company, is considering making, a Company Acquisition Proposal of the provisions of this Section 7.3.

(c) The Company shall promptly (and in any event within two (2) Business Days) notify Parent in writing after receipt of any Company Acquisition Proposal, any inquiry or proposal that could reasonably be expected to lead to a Company Acquisition Proposal or any inquiry or request for nonpublic information relating to the Company and its Subsidiaries by any Person who has made or could reasonably be expected to make a Company Acquisition Proposal. Such notice shall indicate the identity of the Person making the proposal, request or offer, the material terms and conditions of any such proposal, request or offer or the nature of the information requested pursuant to such inquiry or request. Thereafter, the Company shall keep Parent reasonably informed, on a prompt basis, regarding any material changes to the status and material terms of any such proposal, request or offer (including any material amendments thereto or any material change to the scope or material terms or conditions thereof), but in no event later than one (1) Business Day after any such material change.

(d) The Company shall, and shall cause each of its Subsidiaries to, and shall direct its Representatives to, immediately (i) cease any existing discussions or negotiations with any Person with respect to a Company Acquisition Proposal, (ii) terminate access for any Person (other than Parent, its Affiliates and their respective Representatives) to the Data Room and (iii) request the return or destruction of any non-public information provided to any Person (other than Parent, its Affiliates and their respective Representatives) in connection with a potential Company Acquisition Proposal who has received access to information within the past twelve months. The Company shall use reasonable best efforts to take all actions reasonably necessary to enforce its rights under the provisions of any “standstill” agreement between the Company and any Person (other than Parent, its Affiliates and their respective Representatives), and shall not grant any waiver of, or agree to any amendment or modification to, any such agreement, to permit such Person to submit a Company Acquisition Proposal; provided that the foregoing shall not restrict the Company from permitting a Person to orally request the waiver of a “standstill” or similar obligation or from granting such a waiver, in each case, to the extent the Company Board concludes in good faith, after consultation with the Company’s outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law so long as the Company promptly (and in any event within one (1) Business Day thereafter) notifies Parent thereof (including the identity of such counterparty) of such waiver or release.

(e) Notwithstanding anything to the contrary in this Agreement, prior to the time the Company Shareholder Approval is obtained, the Company Board may effect a Company Adverse Recommendation Change (and, in the case of a Company Acquisition Proposal that was unsolicited after the date of this Agreement and that did not result from a material breach of this Section 7.3, terminate this Agreement pursuant to Section 9.1(d)(ii) and concurrently pay the fee required by Section 9.3 in order to enter into a definitive agreement in connection with a Superior Company Proposal) if: (i)(A) a Company Acquisition Proposal is made to the Company after the date of this Agreement and such Company Acquisition Proposal is not withdrawn prior to such Company Adverse Recommendation Change or (B) there has been an Intervening Event; (ii) in the case of a Company Acquisition Proposal, the Company Board concludes in good faith, after consultation with the Company’s outside financial advisors and outside legal counsel, that such Company Acquisition Proposal constitutes a Superior Company Proposal; and (iii) the Company Board concludes in good faith, after consultation with the Company’s outside legal counsel, that failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Laws.

(f) Prior to making any Company Adverse Recommendation Change or entering into any Alternative Company Acquisition Agreement, (i) the Company Board shall provide Parent at least four (4) Business Days’ prior written notice of its intention to take such action, which notice shall specify, in reasonable detail, the reasons therefor and, in the case of a Company Acquisition Proposal, the material terms and conditions of such proposal, and attaching a copy of any proposed agreements for the Superior Company Proposal, if applicable, it being understood that the delivery of such notice shall not itself constitute a Company Adverse Recommendation Change; (ii) during the four (4) Business Days following such written notice, the Company Board and its Representatives shall negotiate in good faith with Parent (to the extent Parent desires to negotiate) regarding any revisions to the terms of the transactions contemplated hereby proposed by Parent in response to such Superior Company Proposal or Intervening Event, as applicable, as would enable the Company Board to maintain the Company Board Recommendation and not make a Company Adverse Recommendation Change or, in the case of a Superior Company Proposal, terminate this Agreement; and (iii) at the end of the four (4) Business Day period described in the foregoing clause (ii), the Company Board shall have concluded in good faith, after consultation with the Company’s outside legal counsel and outside financial advisors (and taking into account any adjustment or modification of the terms of this Agreement proposed in writing by Parent), that, as applicable (A) the Company Acquisition Proposal continues to be a Superior Company Proposal or (B) the Intervening Event continues to warrant a Company Adverse Recommendation Change and, in each case, that failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Laws.

(g) Nothing contained in this Section 7.3 shall prohibit the Company Board from taking and disclosing to their shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act or making any legally required disclosure to its shareholders required pursuant to applicable Law if the Company Board determines, in its good faith judgment, after consultation with outside counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties or applicable Law; provided, however, that this Section 7.3(g) shall not permit the Company Board to effect a Company Adverse Recommendation Change except to the extent otherwise permitted by this Section 7.3. For the avoidance of doubt, any “stop, look and listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act shall not in and of itself constitute a Company Adverse Recommendation Change.

Section 7.4 Public Announcements. Parent and the Company shall share their respective initial press releases with respect to this Agreement and the transactions contemplated hereby with each other and such releases shall be subject to consent of the other party. So long as this Agreement is in effect, neither Parent nor the Company, nor any of their respective Affiliates, shall issue or cause the publication of any press release or other public statement relating to the Merger or this Agreement without the prior written consent of the other Party, unless such Party determines, after consultation with outside counsel, that it is required by applicable Law or by any listing agreement with or the listing rules of a national securities exchange or trading market to issue or cause the publication of any press release or other public announcement with respect to the Merger or this Agreement, in which event such Party shall provide, on a basis reasonable under the circumstances, an opportunity to the other Party to review and comment on such press release or other announcement in advance, and shall give reasonable consideration to all reasonable comments suggested thereto. None of the limitations set forth in this Section 7.4 shall apply to any disclosure of any information (a) in connection with or following a Company Acquisition Proposal or Company Adverse Recommendation Change and matters related thereto pursuant to and in accordance with the terms and condition of this Agreement, (b) in connection with any dispute between the Parties relating to this Agreement or the transactions contemplated hereby, (c) consistent with previous press releases, public disclosures or public statements made by Parent or the Company in compliance with this Section 7.4, (d) that is not confidential information of any other Party with financial analysts, investors and media representatives in the ordinary course of business and in a manner consistent with its past practice in compliance with applicable Laws or (e) in the case of the Company, as reasonably necessary for the Company to effect the redemption of the Company Notes as contemplated in Section 7.13(a).

Section 7.5 Notices of Certain Events. Each of the Company and Parent shall promptly notify and provide copies to the other of (a) any material written notice from any Person alleging that the approval or consent of such Person is or may be required in connection with the Merger or the other transactions contemplated by this Agreement, (b) any written notice or other communication from any Governmental Authority or securities exchange in connection with the Separation, the Distribution or the Merger or the other transactions contemplated by this Agreement, (c) any Proceeding or investigation, commenced or, to its Knowledge, threatened against, the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as the case may be, that would be reasonably likely to (i) prevent or materially delay the consummation of the Merger or the other transactions contemplated hereby or (ii) result in the failure of any condition to the Merger set forth in Article VIII to be satisfied, or (d) the occurrence of any effect, event, change, occurrence or circumstance which would or would be reasonably likely to (i) prevent or materially delay the consummation of the Merger or the other transactions contemplated hereby, (ii) result in the failure of any condition to the Merger set forth in Article VIII to be satisfied, or (iii) result in an inaccuracy of any of its own representations or warranties in a manner that would cause the conditions set forth in Section 8.2(a) or Section 8.3(a), as applicable, not to be satisfied at the Closing.

Section 7.6 Access to Information.

(a) From and after the date of this Agreement until the earlier to occur of the Effective Time and the termination of this Agreement in accordance with Article IX, upon reasonable advance notice and subject to applicable Law, the Company shall (and shall cause its Subsidiaries to) afford to Parent and its Representatives reasonable access during normal business hours, to all of its and its Subsidiaries’ properties, books, Contracts, commitments, records, assets, officers and employees and, during such period the Company shall (and shall cause its Subsidiaries to) furnish to Parent all other information concerning it, its Subsidiaries and each of their respective businesses, properties and personnel as Parent may reasonably request; provided that the Company may restrict the foregoing access and the disclosure of information to the extent that, in its good faith judgment, (i) any Law applicable to the Company or its Subsidiaries requires the Company or its Subsidiaries to restrict or prohibit access to any such properties or information, (ii) the information is subject to confidentiality obligations to a Third Party, (iii) disclosure of any such information or document could result in the loss of attorney-client privilege, (iv) such access would unreasonably disrupt the operations of the Company or any of its Subsidiaries or (v) such information is primarily related to the SpinCo Entities, SpinCo Assets, SpinCo Liabilities or the SpinCo Business. The Company shall use reasonable best efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b) Parent, at its sole cost and expense, shall have the right to (i) within sixty (60) days from the date of this Agreement, engage an environmental consulting firm to conduct a Phase I Environmental Site Assessment and Compliance Review, as such terms are commonly understood (the “Phase I Environmental Assessment”), and (ii) order a Phase II environmental review or any other test, investigation or review recommended in the Phase I Environmental Assessment (provided Company and Parent reasonably agree with such recommendation); provided, that such environmental assessment, test, investigation or review shall be conducted only (w) during regular business hours, (x) with no less than two (2) Business Days’ prior written notice to the Company, (y) in a manner which will not unduly interfere with the operation of the Company or its Subsidiaries or the use of access to or egress from any real property and (z) with respect to leased real property, shall only be done if the owner of such property consents. The Company shall use reasonable best efforts to undertake to obtain such consents as promptly as practicable if requested by Parent. Completion of any environmental assessments (or the results thereof) is not a condition for the Closing. The Company shall use commercially reasonable efforts to remediate any environmental condition that is identified in any such assessment in respect of Owned Real Property at its sole cost and expense prior to Closing if such condition requires current remediation under applicable Environmental Law; provided, however, that the completion of any such remediation shall not be a condition to Closing. If the Company and Parent do not agree that such condition requires current remediation under applicable Environmental Law, Company and Parent shall cooperate in resolving such disagreement and designate an independent, nationally-recognized environmental expert to resolve such disagreement as soon as reasonably practicable. Any such remediation shall only be required to meet the most cost effective standard and execute in a reasonable manner, in each case to become compliant with any applicable Environmental Laws.

(c) Parent may obtain, if it so elects at its sole option and expense, (a) commitments for owner’s and lender’s title insurance policies on the Owned Real Property and commitments for lessee’s and lender’s title insurance policies for all real property that is leased pursuant to a Real Property Lease (collectively, the “Title Commitments”), and (b) an ALTA survey on each parcel of real property (the “Surveys”); provided, however, that the Company shall provide Parent with any existing Title Commitments, title policies and Surveys reasonably available in its possession or control to the extent not previously provided by the Company in the Data Room. The Company shall reasonably cooperate with Parent in obtaining such Title Commitments and Surveys, provided, the Company shall not be required to incur any cost, expense or other liability in connection therewith and Parent shall reimburse the Company for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company and its Subsidiaries in connection with such cooperation. If the Title Commitments or Surveys reveal any Lien on the title or real property other than Permitted Liens, Parent shall notify the Company in writing of such objectionable Lien promptly after Parent becomes aware that such matter is not a Permitted Lien, and the Company agrees to use commercially reasonable efforts to remove such objectionable Lien; provided that the removal of such objectionable Lien shall not be a condition to the Closing.

(d) With respect to the information disclosed pursuant to Section 7.6(a), Parent shall comply with, and shall cause its Representatives to comply with, all of its obligations under the Confidentiality Agreement, which agreement shall remain in full force and effect in accordance with its terms.

Section 7.7 Section 16 Matters. Prior to the Effective Time, the Company shall use reasonable best efforts to take all such steps as may be required to cause any dispositions of Company Stock (including derivative securities with respect to Company Stock) resulting from the transactions contemplated by this Agreement and the Spin-Off Agreements by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.

Section 7.8 Stock Exchange De-listing of Company Stock; Exchange Act Deregistration. Parent shall, with the reasonable cooperation of the Company, take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE to enable the de-listing by the Surviving Corporation of the Common Stock from the NYSE and the deregistration of the Common Stock and other securities of RemainCo under the Exchange Act as promptly as practicable after the Effective Time.

Section 7.9 Stockholder Litigation. Each Party shall promptly notify the other Party in writing of any litigation related to this Agreement, the Merger or the other transactions contemplated by this Agreement that is brought against such Party, its Subsidiaries and/or any of their respective directors and shall keep the other Party informed on a reasonably current basis with respect to the status thereof.

Section 7.10 Takeover Statutes. The Parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Merger or any other transaction contemplated hereby and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Separation, Distribution and Merger and the other transactions contemplated hereby may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Separation, Distribution and Merger and the other transactions contemplated hereby.

Section 7.11 Parent Financing and Financing Cooperation.

(a) Parent shall, and shall cause its Affiliates to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to arrange, obtain and consummate the Parent Financing or any Parent Substitute Debt Financing (as defined below) on the terms and conditions specified in the Parent Commitment Letter as the same may be modified or amended pursuant to the flex provisions of the related fee letters and any other amendment, waiver, supplement or modification thereof permitted by this Section 7.11 (and, in any event, no later than the time at which the Closing is required to occur pursuant to Section 2.3), including using its reasonable best efforts to (i)(A) maintain in effect the Parent Commitment Letter and, subject to compliance by the Company of its covenants and agreements hereunder, comply with all of their respective covenants and obligations thereunder, (B) negotiate and, assuming all conditions to Closing set forth in Section 8.1 and Section 8.2 hereof have been satisfied and taking into account the Marketing Period, enter into and deliver definitive agreements with respect to the Parent Financing reflecting the terms and conditions contained in the Parent

Commitment Letter, so that such agreements are in effect no later than the time at which the Closing is required to occur pursuant to Section 2.3 and (C) upon, and subject to, the satisfaction of the conditions set forth in Section 8.1 and Section 8.2, the completion of the Marketing Period and the satisfaction of the other Parent Financing Conditions, enforce their rights under the Parent Commitment Letter and (ii) satisfy on a timely basis all the Parent Financing Conditions that are in Parent’s (or its Subsidiaries’) control. In the event that all conditions set forth in Article VIII have been satisfied or waived or, upon funding shall be satisfied or waived, the Marketing Period has been completed, and the Closing should otherwise occur pursuant to Section 2.3, Parent and its Affiliates shall use their reasonable best efforts to cause the Persons providing the Parent Financing (the “Parent Debt Financing Parties”) to fund the Parent Financing at the Effective Time.

(b) Parent shall keep the Company reasonably informed on a current basis of the status of the Parent Financing and material developments with respect to the Parent Financing. Without limiting the foregoing, Parent shall promptly (and in no event later than one (1) Business Day) after obtaining Knowledge thereof, give the Company written notice (i) of any breach or default by Parent, its Affiliates, the Parent Debt Financing Parties or any other party to the Parent Commitment Letter or any definitive document related to the Parent Financing (or any event or circumstance, with or without notice, lapse of time, or both, would give rise to any breach or default), (ii) of any threatened or actual withdrawal, repudiation, expiration, intention not to fund or termination of or relating to the Parent Commitment Letter or the Parent Financing, (iii) of any material dispute or disagreement between or among any parties to the Parent Commitment Letter or any definitive document related to the Parent Financing (other than ordinary course of business negotiations) or (iv) if for any reason Parent in good faith no longer believes it will be able to obtain all or any portion of the Parent Financing in an amount necessary, when combined with Parent’s other sources of available funds, to consummate the Merger. Parent may amend, modify, terminate, assign or agree to any waiver under the Parent Commitment Letter without the approval of the Company; provided that Parent shall not, without the Company’s prior written consent, permit any such amendment, modification, assignment, termination or waiver to be made to, or consent to or agree to any waiver of, any provision of or remedy under the Parent Commitment Letter (other than modifications or amendments contemplated by the flex provisions of the related fee letters) which would (A) reduce the aggregate amount of the Parent Financing (including by increasing the amount of fees to be paid or original issue discount) to an amount that is less than the amount necessary, when combined with Parent’s other sources of available funds, to consummate the Merger and pay the Merger Amounts on the Closing Date, (B) impose new or additional conditions to the Parent Financing or otherwise expand, amend or modify any of the conditions to the Parent Financing or (C) otherwise expand, amend, modify or waive any provision of the Parent Commitment Letter or the Parent Financing in a manner that in the case of this clause (C) would reasonably be expected to (I) delay, prevent or make less likely the consummation of the Merger or the funding of the Parent Financing in an amount necessary to consummate the Merger and pay the Merger Amounts on the Closing Date (or satisfaction of the conditions to the Parent Financing) at the Effective Time, (II) adversely impact the ability of Parent to enforce its rights against the Parent Debt Financing Parties or any other parties to the Parent Commitment Letter to cause the portion of the Parent Financing that is necessary to consummate the Merger to be funded or (III) adversely affect the ability of Parent to timely consummate the Merger and the other transactions contemplated hereby; provided, further, that the Parent Commitment Letter may be amended, supplemented or otherwise modified to add additional Parent Financing Sources who are not parties to the Parent Commitment Letter as of the date hereof or reduce the aggregate amount of the Parent Financing by the amount of any debt financing, the terms of which comply with clauses (B) and (C) above (any such financing, a “Parent Permanent Financing”). In the event that new commitment letters and/or fee letters are entered into in accordance with any amendment, replacement, supplement or other modification of the Parent Commitment Letter permitted pursuant to this Section 7.11(b), such new commitment letters and/or fee letters shall be deemed to be a part of the “Parent Financing” and deemed to be the “Parent Commitment Letter” for all purposes of this Agreement. Parent shall promptly (and in any event no later than one (1) Business Day) deliver to the Company true, correct and complete copies of any termination, amendment, modification or replacement of the Parent Commitment Letter. If funds in the amounts set forth in the Parent Commitment Letter that are necessary to consummate the Merger and pay the Merger Amounts on the Closing Date, or any portion thereof, become unavailable, Parent shall, and shall cause its Affiliates to, as promptly as practicable following the occurrence of such event, (x) notify the Company in writing thereof, (y) use their respective reasonable best efforts to obtain substitute debt financing sufficient to enable Parent to consummate the payment of the aggregate Merger Consideration pursuant to the Merger and the other transactions contemplated hereby and thereby (including payment of the other Merger Amounts) in accordance with the terms hereof (the “Parent Substitute Debt Financing”) on terms and conditions that are not less favorable (taken as a whole) to Parent than the terms and conditions (taken as a whole) set forth in the Parent Commitment Letter and (z) use their respective reasonable best efforts to obtain a new financing commitment letter that provides for such Parent Substitute Debt Financing and, promptly after execution thereof (and, in any event, no later than one (1) Business Day), deliver to the Company true, complete and correct copies of the new commitment letter and the related fee letters (redacted in a similar manner as described in Section 4.9 hereof) with respect to such Parent Substitute Debt Financing. Upon obtaining any commitment for any such Parent Substitute Debt Financing or any Parent Permanent Financing, such financing shall be deemed to be a part of the “Parent Financing” and any commitment letter for such Parent Substitute Debt Financing shall be deemed the “Parent Commitment Letter” for all purposes of this Agreement.

(c) Parent shall pay, or cause to be paid, as the same shall become due and payable, all fees and other amounts that become due and payable under the Parent Commitment Letter that are required to have been paid at or prior to the Effective Time.

(d) Notwithstanding anything contained in this Agreement to the contrary, Parent and Merger Sub expressly acknowledge and agree that neither Parent’s nor Merger Sub’s obligations hereunder are conditioned in any manner upon Parent or Merger Sub obtaining the Parent Financing, any Parent Substitute Debt Financing or any other financing.

(e) The Company and its Subsidiaries shall use their reasonable best efforts to, and to cause their Representatives to use reasonable best efforts to, provide to Parent such customary cooperation as may be reasonably requested by Parent in causing the conditions and covenants related to the Parent Financing to be satisfied and to assist Parent in obtaining the Parent Financing, including:

(i) Using reasonable best efforts in assisting in preparation for and participation in (including causing senior management of appropriate seniority and expertise to participate in), upon reasonable advance notice and at reasonable times, a reasonable number of meetings and calls (including customary one-on-one meetings with parties acting as lead arrangers, bookrunners or agents for, and prospective lenders and purchasers of, the Parent Financing), drafting sessions, rating agency presentations, road shows and due diligence sessions (including accounting due diligence sessions) and assisting Parent in obtaining ratings (but not any specific ratings) in respect of Parent and public ratings in respect of any debt issued or incurred as part of the Parent Financing from Standard & Poor’s Financial Services LLC and Moody’s Investors Service, Inc. and in obtaining any legal opinions required in connection with the Parent Financing;

(ii) Using reasonable best efforts in assisting Parent and its potential financing sources in the preparation of (A) customary bank information memoranda, customary offering documents, lender presentations, registration statements, prospectuses and other customary disclosure and similar marketing documents for any of the Parent Financing, including the execution and delivery of customary authorization and representation letters in connection with the disclosure and marketing materials relating to the Parent Financing authorizing the distribution of information relating to the Company and its Subsidiaries to prospective lenders and identifying any portion of such information that constitutes material, nonpublic information regarding the Company or its Subsidiaries or their respective securities (in each case in accordance with customary syndication practices) and containing a representation that (to the extent accurate) the public-side version does not include material non-public information about the Company and its Subsidiaries or their respective securities and (B) customary materials for rating agency presentations for the Parent Financing (all of the items in this clause (ii), collectively, the “Offering Materials”);

(iii) delivering to Parent and its potential financing sources as promptly as reasonably practicable the RemainCo Required Financial Information and other customary information (including assistance with preparing projections, financial estimates, forecasts and other forward-looking information) to the extent identified in paragraphs 8(a)(i) and (ii) of Annex C of the Parent Debt Commitment Letter in connection with the preparation of customary disclosure and marketing materials, as applicable, and in no event later than September 10, 2021 with respect to all RemainCo Required Financial Information as at and for the fiscal year ended June 30, 2021 and November 9 with respect to all RemainCo Required Financial Information as at and for the fiscal quarter ended September 30, 2021, the RemainCo Required Financial Information and other financial and assisting Parent in preparing (A) pro forma balance sheets and related notes as of the most recently completed period for which financial statements are required to have been delivered pursuant to clauses (a) and (b) of the definition of “RemainCo Required Financial Information” and for any subsequent period reasonably requested by Parent, (B) pro forma income statements and related notes for (x) the most recently completed fiscal year, the most recently completed interim period and for the twenty-four (24) month period ended at least forty (40) days before the Closing Date (or sixty (60) days if such most recently completed interim period is the end of the Company’s fiscal year) and for any subsequent period reasonably requested by Parent, (C) any other pro forma financial statements, and for any periods, that would be required in accordance with Article 11 of Regulation S-X under the Securities Act, including, without limitation, explanatory footnotes of the type set forth in such article, and (D) together with the RemainCo Required Financial Statements, all other financial statements and other financial data and information regarding the Company and its Subsidiaries of the type that would be required by Regulation S-X and Regulation S-K under the Securities Act to be included in a registration statement filed with the SEC by the Parent all of which shall be sufficiently current on any day during the Marketing Period (including after giving effect to the proviso to the definition thereof) to satisfy the requirements of Rule 3-12 of Regulation S-X to permit a registration statement using such financial statements and other financial data and information to be declared effective by the SEC on the last day of the Marketing Period, or as otherwise necessary to receive from the Company’s and the Parent’s independent accountants customary “comfort” (including “negative assurance” comfort) and, in the case of the annual financial statements, the auditors’ reports thereon, together with drafts of customary comfort letters that the Company’s independent accountants are prepared to deliver upon the “pricing” and closing of any offering of securities as part of the Parent Financing; provided that none of the Company, any of its Subsidiaries or any of their Representatives shall be responsible in any manner for information relating to the Parent and its Subsidiaries or the proposed debt and equity capitalization that is required for such pro forma financial information and delivering to Parent and its potential financing sources the financial statements identified in paragraph 8(b) of Annex C of the Parent Debt Commitment Letter;

(iv) Using reasonable best efforts in requesting its independent registered public accounting firm to provide customary assistance with the due diligence activities of Parent and its Parent Financing Sources and the preparation of any pro forma financial statements to be included in the documents referred to in clause (iii) above, and customary consents to the use of audit reports in any disclosure and marketing materials relating to the Parent Financing;

(v) Using reasonable best efforts in arranging for the prepayment or repayment of all Company Indebtedness to be repaid or prepaid pursuant to Section 7.13 (including all unpaid principal and all accrued but unpaid interest thereon, and all unpaid prepayment, repayment, make-whole or redemption penalties, premiums, or payments, breakage and make-whole fees and unpaid fees and expenses that are payable in connection with such prepayment or repayment), and the related payoff letters and Lien releases, in accordance with Section 7.13;

(vi) Using reasonable best efforts in executing and delivering as of, but not effective before, the Effective Time, and subject in each case to the terms of the Parent Commitment Letter, customary definitive financing documentation as may be reasonably requested by Parent, including pledge and security documents, guarantees, customary officer’s certificates, instruments, filings, security agreements, back up opinion certificates and other matters ancillary to, or required in connection with, the Parent Financing (including delivering, or directing the agent under the Company Credit Agreement to deliver, the stock certificates for certificated securities with transfer powers executed in blank) of the Company and its domestic Subsidiaries to the extent required on the Closing Date by the terms of the Parent Commitment Letter;

(vii) Using reasonable best efforts in at least three (3) Business Days prior to the Closing Date, providing all documentation and other information relating to the Company and its Subsidiaries to be required by applicable “know your customer” and anti-money laundering rules and regulations including the USA PATRIOT Act to the extent reasonably requested by Parent at least ten (10) Business Days prior to the Closing Date;

(viii) Using reasonable best efforts in filing all reports on Form 10-K and Form 10-Q and Form 8-K, in each case, to the extent required to be filed with the SEC pursuant to the Exchange Act (including following any extensions of time for filing provided by Rule 12b-25 promulgated under the Exchange Act) prior to the Closing Date in accordance with the time periods required by the Exchange Act;

(ix) Using reasonable best efforts in furnishing Parent and any Parent Financing Sources as promptly as practicable within the periods specified in Section 7.11(e)(i) above, with information regarding the Company, its Subsidiaries, RemainCo, the RemainCo Subsidiaries and the Minority Investment Entities, including customary “comfort” (including “negative assurance” comfort), together with drafts of customary comfort letters that such independent accountants are prepared to deliver (and causing such independent accountants to deliver) upon “pricing” of any bonds being issued in lieu of any portion of the Parent Financing, with respect to the financial information to be included in such Offering Materials; provided that (x) no such cooperation shall be required to the extent that it would (A) require the Company to take any action that in the good faith judgment of the Company unreasonably interferes with the ongoing business or operations of the Company and/or its Subsidiaries, (B) require the Company or any of its Subsidiaries to incur any fee, expense or other liability prior to the Effective Time for which it is not promptly reimbursed or indemnified by Parent, (C) cause any representation or warranty of the Company in this Agreement to be breached, (D) cause any condition to Closing to fail to be satisfied or otherwise cause any breach of this Agreement by the Company, (E) be reasonably expected to cause any director, officer or employee of the Company or any of its Subsidiaries to incur any personal liability or (F) cause any breach of any applicable Law or any Contract to which the Company or any of its Subsidiaries is a party and (y) the Company and its Subsidiaries shall not be required to enter into, execute, or approve any agreement or other documentation or agree to any change or modification of any existing agreement or other documentation that would be effective prior to the Closing (other than the execution of customary authorization and representation letters). Notwithstanding anything contained in this Agreement to the contrary, the condition set forth in Section 8.2(b), as applied to the Company’s obligations under this Section 7.11(e), shall be deemed to be satisfied unless the Parent Financing has not been obtained as a direct result of the Company’s material breach of its obligations under this Section 7.11(e).

(f) Parent shall (i) indemnify and hold harmless the Company and its Subsidiaries and its and their respective Representatives (collectively, the “Parent Financing Indemnitees”) from and against any and all out-of-pocket costs and expenses (including attorneys’ fees), judgments, fines, claims, losses, penalties, damages, interest, awards, liabilities or obligations directly or indirectly suffered or incurred by the Parent Financing Indemnitees in connection with their cooperation and assistance obligations set forth in this Section 7.11, except and only to the extent such costs, expenses (including attorneys’ fees), judgments, fines, claims, losses, penalties, damages, interest, awards, liabilities or obligations are finally determined in a judicial proceeding (and not subject to further appeal) to have resulted from fraud or the gross negligence, bad faith or willful misconduct of the Company, any of its Subsidiaries or any of their respective Representatives, (ii) reimburse the Company for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company and its Subsidiaries (and its and their respective Representatives) in connection with their cooperation and assistance obligations set forth in this Section 7.11, and (iii) reimburse the Company for all fees and out-of-pocket expenses of the Company’s independent registered accounting firm or its other Representatives incurred in connection with the Company’s and its Subsidiaries cooperation and assistance obligations set forth in this Section 7.11.

(g) The Company hereby consents to the use of all of RemainCo’s and its Subsidiaries’ logos in connection with the Parent Financing; provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or its Subsidiaries or the reputation or goodwill of RemainCo or any of its RemainCo Subsidiaries. In addition, the Company agrees to use reasonable best efforts to supplement the written information (other than information of a general economic or industry specific nature) concerning the Company and its Subsidiaries provided pursuant to this Section 7.11 to the extent that any such information, to the Knowledge of the Company, contains any material misstatements of fact or omits to state any material fact necessary to make such information concerning the Company and its Subsidiaries, taken as a whole, not misleading in any material respect as promptly as reasonably practicable after gaining Knowledge thereof.

(h) In the event any Parent Financing is funded in advance of the Closing Date, Parent shall keep and maintain at all times prior to the Closing Date the proceeds of such Parent Financing available for the purpose of funding the payments to be made by Parent at Closing hereunder and such proceeds shall be maintained as unrestricted cash or cash equivalents (other than restrictions for the benefit of the agent or other representative for the benefit of the creditors who funded the Parent Financing), free and clear of all Liens (other than Liens granted to the agent or other representative for the benefit of the creditors who funded the Parent Financing); provided that if the terms of such Parent Financing require the proceeds of such Parent Financing to be held in escrow (or similar arrangement) pending the consummation of the transactions contemplated under this Agreement, then such proceeds may be held in escrow, solely to the extent the conditions to the release of such funds are no more onerous than the Parent Financing Commitment Letter and such proceeds are released as directed by Parent at the Closing.

Section 7.12 SpinCo Financing.

(a) The Company shall, and shall cause its Affiliates to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to arrange, obtain and consummate the SpinCo Financing or any SpinCo Alternate Financing (as defined below) on the terms and conditions specified in the SpinCo Financing Commitment Letter as the same may be modified or amended pursuant to the flex provisions of the related fee letters and any other amendment, waiver, supplement or modification thereof permitted by this Section 7.12 (and, in any event, no later than the time at which the Closing is required to occur pursuant to Section 2.3), including using its reasonable best efforts to (i)(A) maintain in effect the SpinCo Financing Commitment Letter and, subject to compliance by Parent of its covenants and agreements hereunder, comply with all of their respective covenants and obligations thereunder, (B) negotiate and, assuming all conditions to Closing set forth in Section 8.1 and Section 8.3 hereof have been satisfied, enter into and deliver definitive agreements with respect to the SpinCo Financing reflecting the terms and conditions contained in the SpinCo Financing Commitment Letter, so that such agreements are in effect no later than the time at which the Closing is required to occur pursuant to Section 2.3 and (C) upon, and subject to, the satisfaction of the conditions set forth in Section 8.1 and Section 8.3, enforce their rights under the SpinCo Financing Commitment Letter and (ii) satisfy on a timely basis all the conditions to the SpinCo Financing and the definitive agreements related thereto that are in the Company’s (or its Subsidiaries’) control. In the event that all conditions set forth in Article VIII have been satisfied or waived or, upon funding shall be satisfied or waived, and the Closing should otherwise occur pursuant to Section 2.3, the Company and its Affiliates shall use their reasonable best efforts to cause the Persons providing the SpinCo Financing to fund the SpinCo Financing at the Effective Time.

(b) The Company shall keep Parent reasonably informed on a current basis of the status of the SpinCo Financing and material developments with respect to the SpinCo Financing. Without limiting the foregoing, the Company shall promptly (and in no event later than one (1) Business Day) after obtaining Knowledge thereof, give Parent written notice (i) of any breach or default by the Company, its Affiliates, any of the Persons providing the SpinCo Financing or any other party to the SpinCo Financing Commitment Letter or any definitive document related to the SpinCo Financing (or any event or circumstance, with or without notice, lapse of time, or both, would give rise to any breach or default), (ii) of any threatened or actual withdrawal, repudiation, expiration, intention not to fund or termination of or relating to the SpinCo Financing Commitment Letter or the SpinCo Financing, (iii) of any material dispute or disagreement between or among any parties to the SpinCo Financing Commitment Letter or any definitive document related to the SpinCo Financing (other than ordinary course of business negotiations) or (iv) if for any reason the Company in good faith no longer believes it will be able to obtain all or any portion of the SpinCo Financing. The Company may amend, modify, terminate, assign or agree to any waiver under the SpinCo Financing Commitment Letter without the prior written approval of Parent; provided that the Company shall not, without the Parent’s prior written consent, permit any such amendment, modification, assignment, termination or waiver to be made to, or consent to or agree to any waiver of, any provision of or remedy under the SpinCo Financing Commitment Letter (other than modifications or amendments contemplated by the flex provisions of the related fee letters) which would (A) reduce the aggregate amount of the SpinCo Financing (including by increasing the amount of fees to be paid or original issue discount) other than any termination or reduction of the commitments in respect of any bridge facility pursuant to the express terms of the SpinCo Financing Commitment Letter as in effect on the date hereof, (B) impose new or additional conditions to the SpinCo Financing or otherwise expand, amend or modify any of the conditions to the SpinCo Financing or (C) otherwise expand, amend, modify or waive any provision of the SpinCo Financing Commitment Letter or the SpinCo Financing in a manner that in the case of this clause (C) would reasonably be expected to (I) delay, prevent or make less likely the consummation of the Merger or the funding of the SpinCo Financing (or satisfaction of the conditions to the SpinCo Financing) at the Effective Time, (II) adversely impact the ability of the Company to enforce its rights against the SpinCo Lenders or any other parties to the SpinCo Financing Commitment Letter or the definitive agreements with respect thereto or (III) adversely affect the ability of the Company to timely consummate the Merger, the Separation and the SpinCo Cash Payment and the other transactions contemplated hereby and under the SpinCo Agreements; provided, further, that the SpinCo Financing Commitment Letter may be amended, supplemented or otherwise modified to (x) add additional SpinCo Lenders who are not parties to the SpinCo Financing Commitment Letter as of the date hereof or (y) reduce the aggregate amount of the SpinCo Debt Financing by the amount of any debt financing, the terms of which comply with clauses (B) and (C) above (any such financing, a “SpinCo Permanent Financing”, and together with the SpinCo Debt Financing, the “SpinCo Financing”). In the event that new commitment letters and/or fee letters are entered into in accordance with any amendment, replacement, supplement or other modification of the SpinCo Financing Commitment Letter permitted pursuant to this Section 7.12(b), such new commitment letters and/or fee letters shall be deemed to be a part of the “SpinCo Financing” and deemed to be the “SpinCo Financing Commitment Letter” for all purposes of this Agreement. The Company shall promptly (and in any event no later than one (1) Business Day) deliver to Parent true, correct and complete copies of any termination, amendment, modification or replacement of the SpinCo Financing Commitment Letter.

(c) If funds in the amounts set forth in the SpinCo Financing Commitment Letter, or any portion thereof, become unavailable, the Company shall, and shall cause its Affiliates, as promptly as practicable following the occurrence of such event, to (x) notify Parent in writing thereof, (y) use their respective reasonable best efforts to obtain substitute debt financing sufficient to make the SpinCo Cash Payment on the Closing Date as promptly as practicable following the occurrence of the Distribution (and in any event no later than Closing) (the “SpinCo Alternate Financing”) on terms and conditions that are not less favorable (taken as a whole) to the Company than the terms and conditions (taken as a whole) set forth in the SpinCo Financing Commitment Letter and (z) use their respective reasonable best efforts to obtain a new financing commitment letter that provides for such SpinCo Alternate Financing and, promptly after execution thereof (and, in any event, no later than one (1) Business Day), deliver to Parent true, complete and correct copies of the new commitment letter and the related fee letters (redacted in a similar manner as described in Section 3.23(a) hereof) with respect to such SpinCo Alternate Financing. Upon obtaining any commitment for any such SpinCo Alternate Financing, such financing shall be deemed to be a part of the “SpinCo Financing” and any commitment letter for such SpinCo Alternate Financing shall be deemed the “SpinCo Financing Commitment Letter” for all purposes of this Agreement.

(d) The Company shall pay, or cause to be paid, as the same shall become due and payable, all fees and other amounts that become due and payable under the SpinCo Financing Commitment Letter that are required to have been paid at or prior to the Effective Time.

(e) In the event any SpinCo Financing is funded in advance of the Closing Date, the Company shall keep and maintain at all times prior to the Closing Date the proceeds of such SpinCo Financing available for the purpose of funding the transactions contemplated by the Spin-Off Agreements and such proceeds shall be maintained as unrestricted cash or cash equivalents (other than restrictions for the benefit of the agent or other representative for the benefit of the creditors who funded the SpinCo Financing; provided that such restrictions shall cease to exist as of the time of the SpinCo Cash Payment in accordance with the SDA), free and clear of all Liens (other than Liens granted to the agent or other representative for the benefit of the creditors who funded the SpinCo Financing; provided that such Liens shall cease to exist as of the time of the SpinCo Cash Payment in accordance with the SDA); provided that if the terms of such SpinCo Financing require the proceeds of such SpinCo Financing to be held in escrow (or similar arrangement) pending the consummation of the transactions contemplated under this Agreement and the Spin-Off Agreements, then such proceeds may be held in escrow, solely to the extent the conditions to the release of such funds are no more onerous than the SpinCo Financing Commitment Letter and such proceeds are released as directed by Parent at the Closing.

Section 7.13 Company Notes Redemption; Payoff of Company Indebtedness.

(a) The Company shall, not less than thirty (30) days (ten (10) days in the case of the Company 2025 Notes) nor more than sixty (60) days prior to the expected Closing Date and otherwise in accordance with the terms of the Company Indentures and on a date determined by the Company in consultation with Parent, execute and deliver to the trustee with respect to the Company Notes the requisite redemption notices to redeem all of such Company Notes contingent upon consummation of the Merger at the applicable redemption price or prepayment amounts, as applicable, and shall deliver such further notices with respect to the redemption or prepayment as may be required pursuant to the Company Indentures. The Company shall prepare such redemption notices, related officer’s certificates and other documents in accordance with the terms of the Company Indentures; provided that all such notices, certificates, and other documents shall be subject to the prior written approval of Parent (not to be unreasonably withheld, conditioned or delayed). The Company will deliver copies of all such notices, certificates, or other documents to Parent promptly after giving such notices to such trustees.

(b) The Company shall, not later than 10:00 A.M. (EST) three (3) Business Days prior to the expected Closing Date and otherwise accordance with the terms of the Company Credit Agreement and on a date determined by the Company in consultation with Parent, execute and deliver to the Administrative Agent (as defined in the Company Credit Agreement) the requisite prepayment notices to repay, in full, all loans outstanding under the Company Credit Agreement, contingent upon consummation of the Merger. The Company shall prepare such prepayment notice in accordance with the terms of the Company Credit Agreement; provided that all such notices shall be subject to the prior written approval of Parent (such approval not to be unreasonably withheld, conditioned or delayed). The Company will deliver a copy of such notice to Parent promptly after giving such notices to the Administrative Agent.

(c) The Company and its Subsidiaries shall assist Parent in identifying the steps for repayment, redemption or prepayment on the Closing Date of the Company Indebtedness identified by Parent for repayment, redemption or prepayment on the Closing Date, and shall use commercially reasonable efforts to cooperate with Parent in preparing RemainCo and the RemainCo Subsidiaries to repay, redeem or prepay the Company Indebtedness identified by Parent for repayment, redemption or prepayment as of the Closing Date. The Company and its Subsidiaries shall use commercially reasonable efforts to cooperate with any back-stop, “roll-over” or termination of any existing letters of credit under the Company Credit Agreement or otherwise, shall take all actions reasonably requested by Parent to cause the release and discharge of all related Liens and security interests, and shall take such other actions as Parent may reasonably request in connection with such repayment, redemption or prepayment (including providing to Parent at least three (3) Business Days prior to Closing a draft payoff letter in respect of the Company Credit Agreement or any other applicable Company Indebtedness (in substantially final form, taking into account any final per diem and out of pocket expense calculations that are to be finalized once the Closing Date is determined)); provided that the Company and its Subsidiaries shall not execute or deliver any such payoff letter without the prior written consent of Parent (not to be unreasonably withheld, conditioned, or delayed) (it being understood that no such documentation shall become effective until the Effective Time except for any prepayment and termination notices to the extent required to become effective in advance of the Closing pursuant to the applicable definitive documentation of such Company Indebtedness).

Section 7.14 Spin-Off Agreements. The Company shall use its reasonable best efforts to consummate the Distribution in accordance with Section 2.1 and the Spin-Off Agreements. Without limiting the foregoing, the Company shall use its reasonable best efforts to cause each condition set forth in Section 3.2 of the Separation and Distribution Agreement (other than Section 3.2(a)) to be satisfied as promptly as practicable following the date hereof, including preparing and filing, or confidentially submitting, a registration statement on Form 10 as soon as reasonably practicable (together with any amendments, supplements, prospectuses or information statements in connection therewith, the “Spin-Off Registration Statement”) to register the common stock of SpinCo. The Company shall timely provide drafts of the Spin-Off Registration Statement (and any amendments or supplement thereto) to Parent for review and comment (which comments shall be considered by the Company in good faith). Each of the Company and Parent shall cooperate reasonably with each other, and shall cause their respective Affiliates to so cooperate, to effectuate the transactions contemplated by Spin-Off Agreements and the Spin-Off Registration Statement.

Section 7.15 Accounts Payable. The Company shall, and shall cause the RemainCo Subsidiaries to, process and pay their all of their respective accounts payable in the ordinary course of business consistent with past practice, including with respect to each particular vendor, and including as to the timing of payment.

ARTICLE VIII

CONDITIONS TO THE MERGER

Section 8.1 Conditions to Obligations of Each Party. The obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction, at or prior to the Closing, of the following conditions (which may be waived, in whole or in part, to the extent permitted by applicable Law, by the mutual consent of Parent and the Company):

(a) Company Shareholder Approval. The Company Shareholder Approval shall have been obtained in accordance with applicable Law and the articles of incorporation and bylaws of the Company.

(b) Regulatory Approval. (i) Any waiting period (and extension thereof) under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated and (ii) the FCC Consent shall have been granted by the FCC and shall be in effect as issued by the FCC or extended by the FCC.

(c) Statutes and Injunctions. No Law or Order (whether temporary, preliminary or permanent) shall have been promulgated, entered, enforced, enacted or issued or be applicable to the Merger by any Governmental Authority that prohibits or makes illegal the consummation of the Merger or any of the transactions contemplated hereby, including under the Spin-Off Agreements.

(d) Spin-Off Registration Statement. The Spin-Off Registration Statement shall have become effective under the Exchange Act and shall not be the subject of any stop order or proceedings seeking a stop order and no proceedings for that purpose shall have been initiated or overtly threatened by the SEC and not concluded or withdrawn.

(e) The Distribution and SpinCo Cash Payment. The Distribution and SpinCo Cash Payment shall have been completed in accordance with the Spin-Off Agreements.

Section 8.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are further subject to the satisfaction, at or prior to the Closing, of the following conditions (which may be waived, in whole or in part, to the extent permitted by applicable Law, by Parent):

(a) Representations and Warranties. The representations and warranties of the Company (i) contained in Section 3.5(a) shall be true and correct in all respects at and as of the Closing as if made at and as of the Closing (except representations and warranties that by their terms speak specifically as of another specified time, in which case as of such time) other than in each case for de minimis inaccuracies, (ii) contained in Section 3.10(a) shall be true and correct in all respects at and as of the Closing as if made at and as of the Closing, (iii) contained in Section 3.1(a), Section 3.2, Section 3.24 and Section 3.26 shall be true and correct in all material respects at and as of the Closing as if made at and as of the Closing and (iv) except for the representation and warranties described in the foregoing clauses (i) through (iii), contained in Article III shall be true and correct in all respects (disregarding all materiality and “Company Material Adverse Effect” qualifiers contained therein), in each case at and as of the Closing as if made at and as of the Closing (except any such representations and warranties that by their terms speak specifically as of another specified time, in which case as of such time), except where the failure of the representations and warranties contained in this clause (iv) to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects its covenants and obligations under this Agreement required to be performed by it at or prior to the Closing.

(c) Indebtedness Notices. The Company shall have provided all required notices to the holders of the Company Notes and the appropriate Persons under the Company Credit Agreement pursuant to and in accordance with Section 7.13.

(d) Required Consents. The Required Consents shall have been obtained.

(e) Actions Required Under Employee Matters Agreement. The Company shall have performed in all material respects the actions required to be completed prior to the Closing under the Employee Matters Agreement.

(f) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have been any effect, change, condition, state of fact, development, occurrence or event that, individually or in the aggregate, has had or would be reasonably likely to have a Company Material Adverse Effect.

(g) FIRPTA Certificate. The Company shall have delivered to Parent and Merger Sub a duly completed and executed affidavit, dated as of the Closing Date and issued in form and substance as required pursuant to Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c), certifying under penalties of perjury that the Company Stock is not a United States real property interest within the meaning of Section 897(c) of the Code.

(h) Company Certificate. The Company shall have delivered to Parent and Merger Sub a certificate signed by an executive officer of the Company certifying on behalf of the Company, and not in such officer’s personal capacity, that the conditions set forth in Section 8.2(a), Section 8.2(b), Section 8.2(c), Section 8.2(d), Section 8.2(e) and Section 8.2(f) have been satisfied.

Section 8.3 Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger are further subject to the satisfaction, at or prior to the Closing, of the following conditions (which may be waived, in whole or in part, to the extent permitted by applicable Law, by the Company):

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub (i) contained in Section 4.1 and Section 4.2 shall be true and correct in all material respects at and as of the Closing as if made at and as of the Closing and (ii) except for the representation and warranties described in the foregoing clause (i), contained in Article IV shall be true and correct in all respects (disregarding all materiality and “Parent Material Adverse Effect” qualifiers contained therein), in each case at and as of the Closing as if made at and as of the Closing (except representations and warranties that by their terms speak specifically as of another specified time, in which case as of such time), except where the failure of the representations and warranties contained in this clause (ii) to be so true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects their covenants and obligations under this Agreement required to be performed by them at or prior to the Closing.

(c) Parent Certificate. Parent shall have delivered to the Company a certificate signed by an executive officer of Parent certifying on behalf of Parent, and not in such officer’s personal capacity, that the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

(d) Consent Decree. Parent shall have delivered to the Company an executed Acknowledgement of Applicability attached as Exhibit 2 to the Final Judgement in United States v. Meredith Corporation Case 1:18-cv-02609 (D.D.C. May 22, 2019), unless (i) the United States has waived the prohibition in Paragraph IV(C) of such Final Judgment as to the Company Stations or (ii) Parent is already bound to a final judgment entered by a court regarding the communication of competitively sensitive information, as defined in that Final Judgment.

ARTICLE IX

TERMINATION

Section 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time (except as otherwise stated below):

(a) by mutual written consent of the Company and Parent;

(b) by either the Company or Parent:

(i) if the Effective Time shall not have occurred on or before May 3, 2022 (the “Initial End Date”); provided that if on the Initial End Date any of the conditions set forth in Section 8.1(b) or Section 8.1(c) (but for the purposes of Section 8.1(c), only for any Order related to the approvals described in Section 8.1(b)) shall not have been satisfied but all other conditions set forth in Article VIII shall have been satisfied or waived or shall then be capable of being satisfied, then the Initial End Date shall be automatically extended to August 3, 2022 (the “Second End Date”). As used in this Agreement, the term “End Date” shall mean the Initial End Date, unless extended pursuant to the foregoing sentence, in which case, the term “End Date” shall mean the Second End Date, in each case, as may be extended pursuant to the proviso in the previous sentence. Notwithstanding the foregoing, the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to a Party if the failure of the Effective Time to occur before the End Date was primarily due to such Party’s breach of any of its obligations under this Agreement;

(ii) if there shall have been issued an Order by a Governmental Authority of competent jurisdiction permanently prohibiting the consummation of the Merger and such Order shall have become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to a Party if such Order was primarily due to such Party’s breach of this Agreement; or

(iii) if the Company Shareholders’ Meeting (including any adjournments or postponements thereof) shall have concluded following the taking of a vote to approve the Merger and the Company Shareholder Approval shall not have been obtained.

(c) by Parent:

(i) if a Triggering Company Event shall have occurred; or

(ii) if the Company shall have breached or failed to perform any of its (A) representations or warranties or (B) covenants or agreements set forth in this Agreement, in each case which breach or failure to perform (x) would give rise to the failure of a condition to the Merger set forth in Section 8.2(a) or Section 8.2(b) and (y) is incapable of being cured by the Company during the thirty (30) day period after written notice from Parent of such breach or failure to perform, or, if capable of being cured during such thirty (30) day period, shall not have been cured by the earlier of the end of such thirty (30) day period and the End Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.1(c)(ii) if Parent or Merger Sub is then in breach of any of its representations, warranties, covenants or agreements such that the Company has the right to terminate this Agreement pursuant to Section 9.1(d)(i).

(d) by the Company:

(i) if Parent or Merger Sub shall have breached or failed to perform any of its (A) representations or warranties or (B) covenants or agreements set forth in this Agreement, in each case which breach or failure to perform (x) would give rise to the failure of a condition to the Merger set forth in Section 8.3(a) or Section 8.3(b) and (y) is incapable of being cured by Parent and Merger Sub during the thirty (30) day period after written notice from the Company of such breach or failure to perform, or, if capable of being cured during such thirty (30) day period, shall not have been cured by the earlier of the end of such thirty (30) day period and the End Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(d)(i) if the Company is then in breach of any of its representations, warranties, covenants or agreements such that Parent has the right to terminate this Agreement pursuant to Section 9.1(c)(ii);

(ii) if at any time prior to the receipt of the Company Shareholder Approval (A) the Company Board authorizes the Company to enter into an Alternative Company Acquisition Agreement with respect to a Superior Company Proposal to the extent permitted by, and subject to the terms and conditions of, Section 7.3, (B) substantially concurrent with the termination of this Agreement, the Company enters into an Alternative Company Acquisition Agreement providing for a Superior Company Proposal and (C) prior to or concurrently with such termination, the Company pays to Parent in immediately available funds the Company Termination Fee required to be paid pursuant to Section 9.3(a)(i); or

(iii) if all of the conditions set forth in Section 8.1 and Section 8.2 have been satisfied (except for any conditions that by their nature can only be satisfied on the Closing Date, which are capable of being satisfied), and Parent and Merger Sub fail to consummate the Merger within three (3) Business Days following the date the Closing should have occurred pursuant to Section 2.3 (as such date may be extended in accordance with this Agreement).

Section 9.2 Effect of Termination. In the event of the termination of this Agreement by either Parent or the Company as provided in Section 9.1, written notice thereof shall forthwith be given by the terminating Party to the other Party or Parties specifying the provision hereof pursuant to which such termination is made. In the event of the termination of this Agreement in compliance with Section 9.1, this Agreement shall be terminated and this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any Party (or any stockholder, director, officer, employee, agent, consultant or representative of such Party), other than the Confidentiality Agreement, this Section 9.2, Section 9.3, and Article X, which provisions shall survive such termination; provided, however, that, subject to the limitations set forth in Section 7.11(e), Section 9.3 and Section 10.12, nothing in this first sentence of Section 9.2 shall relieve any Party from liability for fraud or Willful Breach of this Agreement prior to such termination or the requirement to make the payments set forth in Section 9.3. No termination of this Agreement shall affect the obligations of the Parties contained in the Confidentiality Agreement. The parties hereto agree that, upon any termination of this Agreement under circumstances where (i) the Company Termination Fee is payable by the Company to Parent or (ii) the Parent Termination Fee is payable by Parent to the Company, if such amount referenced in the foregoing clause (i) or (ii), as the case may be, is paid in full, the receipt of such amount by the receiving party shall be the sole and exclusive remedy of the receiving party in connection with this Agreement or the transactions contemplated hereby, and such party (A) shall be precluded from any other remedy against any other party hereto, at law or in equity or otherwise and (B) shall not seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against any of the other parties hereto, any of their respective Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, stockholders or Affiliates or their respective Representatives in connection with this Agreement or the transactions contemplated hereby, including any breach of this Agreement (including any Willful Breach but excluding fraud). Each party acknowledges and agrees that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion nor shall Parent be required to pay the Parent Termination Fee on more than one occasion. Each party acknowledges that the agreements contained in this Section 9.2 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other parties would not enter into this Agreement.

Section 9.3 Termination Fees; Expenses.

(a) Company Termination Fee.

(i) In the event that this Agreement is terminated by Parent pursuant to Section 9.1(c)(i), or in the event that this Agreement is terminated by the Company pursuant to Section 9.1(d)(ii), then, in each case, the Company shall pay to Parent, by wire transfer of immediately available funds, a fee in the amount of $36,000,000 (the “Company Termination Fee”) at or prior to the termination of this Agreement in the case of a termination pursuant to Section 9.1(d)(ii) or as promptly as practicable (and, in any event, within two (2) Business Days following such termination) in the case of a termination pursuant to Section 9.1(c)(i).

(ii) In the event that this Agreement is terminated by the Company or Parent pursuant to Section 9.1(b)(i) or Section 9.1(b)(iii), or in the event that this Agreement is terminated by Parent pursuant to Section 9.1(c)(ii) in respect of a Willful Breach by the Company of a covenant or agreement contained in this Agreement, and in each case at any time after the date of this Agreement prior to such termination (A) a Company Acquisition Proposal has been made to the Company and publicly announced or otherwise disclosed and has not been withdrawn prior to the termination of this Agreement (or (I) prior to the Company Shareholders’ Meeting in the case of a termination pursuant to Section 9.1(b)(iii) or (II) prior to the applicable breach giving rise to the termination right in the case of a termination pursuant to Section 9.1(c)(ii)) and provided that the Company Shareholder Approval shall not have been obtained at the Company Shareholders’ Meeting (including any adjournment or postponement thereof)) and (B) within twelve (12) months after such termination, the Company (x) enters into an agreement with respect to a Company Acquisition Proposal and such Company Acquisition Proposal is subsequently consummated or (y) consummates a Company Acquisition Proposal, then, in any such event, the Company shall pay to Parent, by wire transfer of immediately available funds, the Company Termination Fee, less the amount of any Parent Expenses previously paid by the Company, concurrently with the consummation of such transaction arising from such Company Acquisition Proposal (and in any event, within two (2) Business Days following such consummation); provided, however, that for purposes of the definition of “Company Acquisition Proposal” in this Section 9.3(a)(ii), references to “20%” and “80%” shall be replaced by “50%”.

(b) If this Agreement is terminated by Parent or the Company (i) pursuant to Section 9.1(b)(i), if the Closing would have occurred absent the failure of the conditions set forth in Section 3.3(d) or Section 3.3(e) of the Separation and Distribution Agreement to be satisfied, or (ii) pursuant to Section 9.1(b)(iii), then the Company shall pay to Parent, by wire transfer of immediately available funds, an amount equal to the documented out of pocket costs and expenses, including any commitment fees under the Commitment Letter and the fees and expenses of counsel, accountants, investment bankers, Parent Financing Sources, experts and consultants, incurred by Parent in connection with this Agreement and the transactions contemplated by this Agreement in an amount not to exceed $10,000,000 (the “Parent Expenses”) as promptly as practicable (and, in any event, within two (2) Business Days following such termination).

(c) Parent Termination Fee. If this Agreement is terminated by the Company pursuant to Section 9.1(b)(i) (if at the time of such termination, each of the conditions set forth in Section 8.1 and Section 8.2 has been satisfied or waived (other than those conditions that by their terms are to be satisfied by actions taken at Closing) and if at the time of termination, the Company could have terminated the Agreement pursuant to Section 9.1(d)(i) or Section 9.1(d)(iii), Section 9.1(d)(i) or Section 9.1(d)(iii), then Parent shall promptly pay (and, in any event, within two (2) Business Days following such termination) to the Company, by wire transfer of immediately available funds, a fee in the amount of $125,000,000 (the “Parent Termination Fee”).

(d) The Parties acknowledge that (i) the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement, (ii) the Company Termination Fee and Parent Expenses are not a penalty, but are liquidated damages, in a reasonable amount that will compensate Parent in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision, (iii) the Parent Termination Fee is not a penalty, but rather is a reasonable amount that will compensate the Company in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision, and (iv) that, without these agreements, the Parties would not enter into this Agreement. Accordingly, (i) if the Company fails to timely pay any amount due pursuant to this Section 9.3, and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for any amount due pursuant to this Section 9.3, then the Company shall pay Parent its reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount due pursuant to this Section 9.3 from the date such payment was required to be made until the date of payment at an annual rate equal to the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made (or such lesser rate as is the maximum permitted by applicable Law); and (ii) if Parent fails to timely pay any amount due pursuant to this Section 9.3, and, in order to obtain such payment, the Company commences a suit that results in a judgment against Parent for any amount due pursuant to this Section 9.3, then Parent shall pay the Company its reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount due pursuant to this Section 9.3 from the date such payment was required to be made until the date of payment at an annual rate equal to the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made (or such lesser rate as is the maximum permitted by applicable Law). All payments under this Section 9.3 shall be made by wire transfer of immediately available funds to an account designated in writing by Parent or the Company, as applicable. In no event shall a Company Termination Fee or Parent Termination Fee be payable more than once.

(e) Notwithstanding anything in this Agreement to the contrary, subject to Section 10.12, (i) in the event that this Agreement is terminated under circumstances where the Company Termination Fee is payable pursuant to this Section 9.3, the payment of the Company Termination Fee shall be the sole and exclusive remedy of Parent and Merger Sub against the Company and its Subsidiaries and any of their respective former, current or future shareholders, directors, officers, employees, Affiliates or Representatives (the “Company Related Parties”) for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby and (ii) in the event that this Agreement is terminated under circumstances where the Parent Termination Fee is payable pursuant to Section 9.3, the payment of the Parent Termination Fee shall be the sole and exclusive remedy of the Company against Parent and Merger Sub and their respective Subsidiaries and any of their respective former, current or future shareholders, directors, officers, employees, Affiliates or Representatives (the “Parent Related Parties”) for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise , and upon payment of such amount, none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby.

ARTICLE X

MISCELLANEOUS

Section 10.1 No Survival of Representations and Warranties. None of the representations, warranties covenants and agreements in this Agreement, or in any schedule, certificate, instrument or other document delivered pursuant to this Agreement, shall survive the Effective Time or, except as provided in Section 5.3, Section 9.2 and the termination of this Agreement pursuant to Section 9.1, as the case may be. This Section 10.1 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time, which covenants will survive until they are performed in full.

Section 10.2 Amendment and Modification. Subject to applicable Law, this Agreement may be amended, modified or supplemented in any and all respects by written agreement of the Parties at any time prior to the Effective Time with respect to any of the terms contained herein; provided that after the Company Shareholder Approval is obtained, no amendment that requires further stockholder approval under applicable Law shall be made without such required further approval. A termination of this Agreement pursuant to Section 9.1 or an amendment or waiver of this Agreement pursuant to this Section 10.2 or Section 10.3 shall, in order to be effective, require, in the case of Parent, Merger Sub and the Company, action by their respective board of directors (or a committee thereof), as applicable. Notwithstanding anything set forth above, this Section 10.2, Section 10.3, Section 10.8, the first sentence of Section 10.10, Section 10.11(b), Section 10.12(c), Section 10.13 and Section 10.14 (and any provision of this Agreement to the extent an amendment, modification, waiver or termination of such provision would modify the substance of any such Section, and any related definitions insofar as they affect such Sections) shall not be amended, waived or otherwise modified in a manner that is adverse to the interests of any (a) Parent Financing Source party to the Parent Commitment Letter without the prior written consent of such Parent Financing Source or (b) SpinCo Lender party to the SpinCo Financing Commitment Letter without the prior written consent of such SpinCo Lender.

Section 10.3 Extension; Waiver. At any time prior to the Effective Time, subject to applicable Law, Parent or Merger Sub on the one hand, or the Company on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement of the other Parties or (c) subject to the proviso of the first sentence of Section 10.2, waive compliance by the other Parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any Party of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement. The Parties acknowledge and agree that Parent shall act on behalf of Merger Sub and the Company may rely on any notice given by Parent on behalf of Merger Sub with respect to the matters set forth in this Section 10.3. Notwithstanding anything set forth above, Section 10.2, this Section 10.3, Section 10.8, the first sentence of Section 10.10, Section 10.11(b), Section 10.12(c), Section 10.13 and Section 10.14 (and any provision of this Agreement to the extent a waiver of such provision would modify the substance of any such Section) shall not be waived in a manner that is adverse to the interests of any (a) Parent Financing Source party to the Parent Commitment Letter without the prior written consent of such Parent Financing Source or (b) SpinCo Lender party to the SpinCo Financing Commitment Letter without the prior written consent of such SpinCo Lender.

Section 10.4 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense; provided, however, that prior to the Closing, the Company shall cause all costs and expenses incurred in connection with this Agreement by the Company and the RemainCo Subsidiaries that remain unpaid as of immediately prior to the Effective Time to be paid by SpinCo (and provide Parent with evidence, reasonably satisfactory to Parent, prior to Closing, of such arrangements), and, provided, further, that filing fees in connection with the filing by the Parties of the FCC Applications and the HSR Act shall be split between 50/50 Parent and the Company (other than the FCC Application filing fees related to the Station Divestiture which shall be paid by Parent), and, to the extent any such amounts to be paid by the Company are not paid by the Effective Time or assumed by SpinCo, the Target Net Debt shall be reduced by an amount equal to such unpaid amounts.

Section 10.5 Disclosure Letter References. All capitalized terms not defined in the Company Disclosure Letter or Parent Disclosure Letter (as applicable, the “Disclosure Letter”) shall have the meanings assigned to them in this Agreement. The Disclosure Letter shall, for all purposes in this Agreement, be arranged in numbered and lettered parts and subparts corresponding to the numbered and lettered sections and subsections contained in this Agreement. Each item disclosed in the Disclosure Letter shall constitute an exception to or, as applicable, disclosure for the purposes of, the representations and warranties (or covenants, as applicable) to which it makes express reference and shall also be deemed to be disclosed or set forth for the purposes of every other part in the Disclosure Letter relating to the representations and warranties (or covenants, as applicable) set forth in this Agreement to the extent a cross-reference within the Disclosure Letter is expressly made to such other part in the Disclosure Letter, as well as to the extent that the relevance of such item as an exception to or, as applicable, disclosure for purposes of, such other section of this Agreement is reasonably apparent from the face of such disclosure. Notwithstanding anything to the contrary contained herein, for purposes of determining any exceptions to the representations and warranties set forth in Article III of this Agreement or the disclosure of any matters on the Company Disclosure Letter, the representations and warranties set forth in Article III of this Agreement (other than Section 3.10(a)) shall be deemed not to include any reference therein to “Company Material Adverse Effect” and, in place of the “Material Adverse Effect” qualifier, such representations and warranties shall be qualified by “material” or “materially”, as applicable. The listing of any matter on the Disclosure Letter shall not be deemed to constitute an admission by the Company or Parent, as applicable, or to otherwise imply, that any such matter is material, is required to be disclosed by the Company or Parent, as applicable, under this Agreement or falls within relevant minimum thresholds or materiality standards set forth in this Agreement, nor shall it establish any standard of materiality for any purpose whatsoever and the inclusion of an item relating to the SpinCo Business, SpinCo Assets or SpinCo Liabilities does not, in and of itself, establish that such item relates to or affects RemainCo or the RemainCo Business (which shall, for the avoidance of doubt, be contemplated by the Separation and Distribution Agreement). No disclosure in the Disclosure Letter relating to any possible breach or violation by the Company or Parent, as applicable, of any Contract or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. In no event shall the listing of any matter in the Disclosure Letter be deemed or interpreted to expand the scope of the representations, warranties, covenants or agreements set forth in this Agreement.

Section 10.6 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or electronic transmission with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.6):

if to Parent or Merger Sub, to:

Gray Television, Inc.

Attention: Legal Department

445 Dexter Avenue, Suite 7000

Montgomery, Alabama 36104

Email:

with a copy (which shall not constitute notice) to:

Eversheds Sutherland (US) LLP

700 Sixth St. NW, Suite 700

Washington, DC 20001

Attention: William Dudzinsky

Email:

if to the Company, to:

Meredith Corporation

1716 Locust Street

Des Moines, Iowa 50309-3023

Attention: John S. Zieser

Email:

with a copy (which shall not constitute notice) to:

Cooley LLP

1299 Pennsylvania Ave., NW

Suite 700

Washington, DC 20004

Attention: Kevin Mills and Aaron Binstock

Email:

Section 10.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each Party need not sign the same counterpart. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by all of the other Parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

Section 10.8 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the Exhibits hereto and the documents and the instruments referred to herein), the Company Disclosure Letter, the Parent Disclosure Letter, the Spin-Off Agreements, and the Confidentiality Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between Parent and the Company and among the Parties with respect to the subject matter hereof and thereof and (b) are not intended to and do not confer any rights, benefits, remedies, obligations or liabilities upon any Person other than the Parties and their respective successors and permitted assigns; provided that notwithstanding the foregoing, following the Effective Time, the provisions of Section 6.3 shall be enforceable by each Company Indemnified Party hereunder and his or her heirs and his or her representatives. Notwithstanding anything to the contrary set forth above, the Parent Financing Sources and SpinCo Lenders shall be a third-party beneficiary of Section 10.2, Section 10.3, this Section 10.8, the first sentence of Section 10.10, Section 10.11(b), Section 10.12(c), Section 10.13 and Section 10.14.

Section 10.9 Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, is not affected in a manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 10.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other Parties, and any such assignment without such consent shall be null and void; provided that this Agreement (including the rights, interests and obligations under this Agreement) may be assigned by Parent to any of the Parent Financing Sources as collateral for the purpose of securing obligations under the Parent Financing. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

Section 10.11 Governing Law.

(a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state, except to the extent that mandatory provisions of the IBCA govern.

(b) Notwithstanding anything herein to the contrary, any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether at law or in equity, whether in contract or in tort or otherwise, against any Parent Financing Source in any way relating to this Agreement or any of the transactions contemplated hereby, or any dispute arising out of or relating in any way to the Parent Financing, the Parent Commitment Letter, the performance thereof or the transactions contemplated thereby, the SpinCo Financing, the SpinCo Financing Commitment Letter, the performance thereof or the transactions contemplated thereby shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to without giving effect to the principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

Section 10.12 Enforcement; Exclusive Jurisdiction.

(a) The rights and remedies of the Parties shall be cumulative with and not exclusive of any other remedy conferred hereby. The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, including the obligations to consummate the Merger and obligations under Section 7.11, in the Court of Chancery of the State of Delaware or, if under applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any federal court located in the State of Delaware without proof of actual damages or otherwise (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The Parties’ rights in this Section 10.12 are an integral part of the transactions contemplated hereby and each Party hereby waives any objections to any remedy referred to in this Section 10.12.

(b) In addition, each of the Parties (i) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the Court of Chancery of the State of Delaware and any federal court located in the State of Delaware, or, if neither of such courts has subject matter jurisdiction, any state court of the State of Delaware having subject matter jurisdiction, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware and any federal court located in the State of Delaware, or, if neither of such courts has subject matter jurisdiction, any state court of the State of Delaware having subject matter jurisdiction, and (iv) consents to service of process being made through the notice procedures set forth in Section 10.6.

(c) Notwithstanding anything herein to the contrary, each of the Parties acknowledges and irrevocably agrees that any action or proceeding, whether in contract or tort, at law or in equity or otherwise, against any Parent Financing Source or SpinCo Lender arising out of, or relating to, the transactions contemplated by this Agreement (including the SpinCo Financing) shall be subject to the exclusive jurisdiction of the Supreme Court of the State of New York, County of New York, or if under applicable Law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York in the Borough of Manhattan (and the appellate courts thereof) and each Party submits for itself and its property with respect to any such action or proceeding to the exclusive jurisdiction of such court and agrees not to bring any such action or proceeding in any other court.

Section 10.13 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM INVOLVING ANY PARENT FINANCING SOURCE OR SPINCO LENDERS).

Section 10.14 No Recourse.

(a) Notwithstanding anything herein to the contrary, the Company (on behalf of itself, its Subsidiaries and Affiliates and the equityholders, directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers, and other agents, advisors and representatives of each of them) acknowledges and agrees that it (and such other Persons) shall have no recourse against the Parent Financing Sources, and the Parent Financing Sources shall be subject to no liability or claims by the Company (or such other Persons) in connection with the Parent Financing or in any way relating to this Agreement or any of the transactions contemplated hereby or thereby, whether at law, in equity, in contract, in tort or otherwise and neither the Company (nor any such other Person) shall commence (and, if commenced, agrees to dismiss or otherwise terminate) any Proceeding against any Parent Financing Source in connection with this Agreement, the transactions contemplated hereby (including in respect of the Parent Financing, the Parent Commitment Letter and the performance thereof). Subject to the rights of Parent under the Parent Commitment Letter under the terms thereof, and notwithstanding anything to the contrary herein, Parent agrees on behalf of itself and its Affiliates that the Parent Financing Sources shall not have any liability or obligation to Parent or any of its Affiliates (whether under contract or tort, in equity or otherwise) relating to this Agreement or any of the transactions contemplated herein (including the Parent Financing).

(b) Notwithstanding anything herein to the contrary, Parent and Merger Sub (each on behalf of itself, its Subsidiaries and Affiliates and the equityholders, directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers, and other agents, advisors and representatives of each of them) acknowledges and agrees that it (and such other Persons) shall have no recourse against the SpinCo Lenders, and the SpinCo Lenders shall be subject to no liability or claims by Parent or Merger Sub (or such other Persons) in connection with the SpinCo Financing or in any way relating to this Agreement or any of the transactions contemplated hereby or thereby, whether at law, in equity, in contract, in tort or otherwise and neither Parent nor Merger Sub (nor any such other Person) shall commence (and, if commenced, agrees to dismiss or otherwise terminate) any Proceeding against any SpinCo Lender in connection with this Agreement, the transactions contemplated hereby (including in respect of the SpinCo Financing, the SpinCo Financing Commitment Letter and the performance thereof). Subject to the rights of the Company under the SpinCo Financing Commitment Letter under the terms thereof, and notwithstanding anything to the contrary herein, the Company agrees on behalf of itself and its Affiliates that the SpinCo Lenders shall not have any liability or obligation to the Company or any of its Affiliates (whether under contract or tort, in equity or otherwise) relating to this Agreement or any of the transactions contemplated herein (including the SpinCo Financing).

Section 10.15 Partial Termination of Services under Transition Services Agreement. Prior to Closing, Recipient (as defined under the Transition Services Agreement) may decline or reduce the scope of the provision of any Transition Service (as defined in the Transition Services Agreement) (in whole or in part), which shall be effective five (5) days’ after notice to Provider (as defined under the Transition Services Agreement). The Recipient, Provider, and Parent will agree on the relevant service Fees (as defined in the Transition Services Agreement) if any services category under the Transition Services Agreement is so reduced in scope.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

MEREDITH CORPORATION

By:	/s/ Jason Frierott
Name:	Jason Frierott
Title:	Chief Financial Officer

[Signature Page to Merger Agreement]

GRAY TELEVISION, INC.

By:	/s/ Hilton H. Howell, Jr.
Name:	Hilton H. Howell, Jr.
Title:	Executive Chairman and Chief Executive Officer

GRAY HAWKEYE STATIONS, INC.

By:	/s/ Hilton H. Howell, Jr.
Name:	Hilton H. Howell, Jr.
Title:	Executive Chairman and Chief Executive Officer

[Signature Page to Merger Agreement]

FINAL FORM

EXHIBIT A

PLAN OF MERGER

merging

GRAY HAWKEYE STATIONS, INC.,

a Delaware corporation

with and into

MEREDITH CORPORATION,

an Iowa corporation

1. Merger. In accordance with the Iowa Business Corporation Act (the “IBCA”), upon the effective time and date set forth in the Articles of Merger to be filed with the Iowa Secretary of State (such time being referred to herein as the “Merger Effective Time”), Gray Hawkeye Stations, Inc., a Delaware corporation (“Merger Sub”) and a direct, wholly owned subsidiary of Gray Television, Inc., a Georgia corporation (“Parent”), shall be merged (the “Merger”) with and into Meredith Corporation, an Iowa corporation (the “Company”). The Company shall be the surviving corporation in the Merger (the “Surviving Corporation”) and shall continue its existence as a corporation under the Laws of the State of Iowa. As of the Merger Effective Time, the separate legal existence of Merger Sub shall cease.

2. Effects of the Merger. The Merger shall have the effects set forth in Section 490.1107 of the IBCA. Without limiting the foregoing, from and after the Merger Effective Time, the Surviving Corporation shall possess all properties, rights, privileges, powers and franchises of the Company and Merger Sub, and all of the claims, obligations, liabilities, debts and duties of the Company and Merger Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Corporation.

3. Articles of Incorporation and Bylaws of the Surviving Corporation. At the Merger Effective Time, the articles of incorporation of the Company as are in effect immediately prior to the Merger Effective Time shall be amended to read in their entirety as set forth in Exhibit A attached hereto and the bylaws of the Company as are in effect immediately prior to the Merger Effective Time shall be amended to read in their entirety as set forth in Exhibit B attached hereto, and such articles of incorporation and bylaws, as so amended, shall be from and after the Merger Effective Time the articles of incorporation and bylaws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and applicable Law.

4. Directors and Officers of the Surviving Corporation. From and after the Merger Effective Time, (i) the directors of Merger Sub immediately prior to the Merger Effective Time shall be the directors of the Surviving Corporation until the earlier of their death, resignation, removal, expiration of their term or the time at which their respective successors are duly elected or appointed and qualified, and (ii) the officers of Merger Sub immediately prior to the Merger Effective Time shall be the officers of the Surviving Corporation until the earlier of their death, resignation or removal or the time at which their respective successors are duly elected or appointed and qualified.

5. Manner and Basis of Converting Shares of Capital Stock. At the Merger Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company or Merger Sub or any shareholder thereof:

(a) Subject to Section 7, each share of Company Stock issued and outstanding immediately prior to the Merger Effective Time, other than any Company Cancelled Shares and any Company Dissenting Shares, shall automatically be converted, subject to the terms, conditions and procedures set forth in Section 5, Section 6 and Section 7, into the right to receive $14.51 in cash, without interest (the “Merger Consideration”);

(b) Each Company Cancelled Share shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

(c) Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Merger Effective Time shall be converted into and become one (1) fully paid, validly issued and non-assessable share of the Surviving Corporation Common Stock.

6. Company Stock Options, Company RSUs and Company Share-Based Awards.

(a) Each Company Stock Option that is outstanding and unexercised immediately prior to the Merger Effective Time, whether or not then vested or exercisable, shall, as of the Merger Effective Time, automatically and without any action on the part of the holder thereof be cancelled and cease to represent an option with respect to shares of Company Stock, and shall only entitle the holder of such Company Stock Option to receive such holder’s pro rata portion of the Merger Consideration, if any, as calculated in accordance with the Merger Agreement.

(b) Each Company RSU that is outstanding immediately prior to the Merger Effective Time shall automatically become immediately vested and shall, as of the Merger Effective Time, automatically and without any action on the part of the holder thereof be cancelled and cease to represent a right with respect to shares of Company Stock, and shall be converted, without any action on the part of the holder thereof, into the right to receive such holder’s pro rata portion of the Merger Consideration, as calculated in accordance with the Merger Agreement.

(c) Each Company Share-Based Award shall automatically become fully vested, and all vesting restrictions shall lapse, and, in exchange for the cancellation of such Company Share-Based Award, entitle the holder thereof to such holder’s pro rata portion of the Merger Consideration, as calculated in accordance with the Merger Agreement.

7. Exchange of Company Stock. Pursuant to Section 490.1107(1)(h) of the IBCA, from and after the Merger Effective Time, until surrendered as contemplated by this Section 7, each Company Certificate and/or Company Book-Entry Shares, shall be deemed to represent only the right to receive upon such surrender, in each case together with a duly executed and properly completed letter of transmittal, cash representing the Merger Consideration that the holder of such Company Certificate and/or Company Book-Entry Share is entitled to receive pursuant to this Plan of Merger. No interest will be paid or will accrue on any such consideration. The payment of the Merger Consideration in accordance with the terms of this Plan of Merger shall be deemed paid in full satisfaction of all rights pertaining to such Company Stock.

8. Amendment. At any time prior to the Merger Effective Time, this Plan of Merger may be amended by the Company and Parent, provided that, in accordance with Section 490.1102(5) of the IBCA, this Plan of Merger may not be amended subsequent to the approval hereof by the Company Shareholders and the Merger Sub Shareholder to change (1) the amount or kind of shares or other securities, interests, obligations, rights to acquire shares or other securities, cash or other property to be received under this Plan of Merger by the Company Shareholders or the Merger Sub Shareholder upon conversion of the Company Common Stock and the Merger Sub Common Stock, respectively, under this Plan of Merger; (2) the articles of incorporation of the Surviving Corporation, except for changes permitted by Section 490.1005 of the IBCA; or (3) any of the other terms or conditions of this Plan of Merger if the change would adversely affect the Company Shareholders or the Merger Sub Shareholder in any material respect.

9. Defined Terms. As used in this Plan of Merger, the following terms shall have the meanings set forth below:

(a) “Company Book-Entry Shares” shall mean shares of Company Common Stock held in book-entry form.

2

(b) “Company Cancelled Shares” shall mean each share of Company Stock that is owned, directly or indirectly, by Parent, any Parent Subsidiary (including Merger Sub), the Company or Company Subsidiary (including shares held as treasury stock or otherwise) immediately prior to the Merger Effective Time.

(c) “Company Certificate” shall mean a certificate representing Company Stock.

(d) “Company Class B Stock” shall mean each share of Class B Common Stock, par value $1.00 per share, of the Company.

(e) “Company Common Stock” shall mean each share of Common Stock, par value $1.00 per share, of the Company.

(f) “Company Dissenting Shares” shall mean each share of Company Class B Stock to which the holder thereof shall have properly demanded appraisal in compliance with the provisions of Section 490.1321 of the IBCA and otherwise in accordance with Subchapter XIII of the IBCA.

(g) “Company RSU” shall mean all awards of restricted stock units of the Company with respect to shares of Company Common Stock, including any stock units granted as dividend equivalent rights (whether granted by the Company pursuant to an incentive equity plan, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted).

(h) “Company Share-Based Award” shall mean each share of the Company’s restricted stock and each right of any kind, contingent or accrued, to receive shares of Company Common Stock or benefits measured in whole or in part by the value of a number of shares of Company Common Stock granted by the Company (including stock equivalent units, phantom units, deferred stock units, stock equivalents and dividend equivalents), in each case other than Company Stock Options and Company RSUs.

(i) “Company Shareholder” shall mean a holder Company Stock.

(j) “Company Stock” shall mean the Company Common Stock and the Company Class B Stock.

(k) “Company Stock Option” shall mean all options to purchase shares of Company Common Stock (whether granted by the Company pursuant to an incentive equity plan, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted).

(l) “Company Subsidiary” and “Parent Subsidiary” shall mean any direct or indirect Subsidiary of the Company or Parent, respectively, and “Subsidiary”, when used with respect to any person, any other person (other than a natural person) of which securities or other ownership interests (a) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (b) representing more than 50% such securities or ownership interests are at the time directly or indirectly owned by such person.

(m) “Governmental Authority” shall mean any nation or government, any federal, state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court, tribunal or arbitrator and any self-regulatory organization (including stock exchanges).

(n) “Law” shall mean any United States, federal, state or local or any foreign law (in each case, statutory, common or otherwise), ordinance, code, rule, statute, regulation or other similar requirement or order enacted, issued, adopted, promulgated, entered into or applied by a Governmental Authority.

(o) “Merger Agreement” shall mean that Agreement and Plan of Merger by and among the Company, Parent and Merger Sub of even date herewith.

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(p) “Merger Sub Common Stock” shall mean the common stock, par value $0.01 per share, of Merger Sub.

(q) “Merger Sub Shareholder” shall mean the Parent.

(r) “Parent” shall mean Gray Television, Inc., a Georgia corporation.

(s) “Surviving Corporation Common Stock” shall mean the common stock, $[•] par value per share, of the Surviving Corporation.

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Exhibit A

Amended and Restated Articles of Incorporation

[Attached]

Exhibit B

Amended and Restated Bylaws

[Attached]

EXHIBIT B

RESTATED

ARTICLES OF INCORPORATION

OF

[    ]

TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

Pursuant to the provisions of Section 1007 of the Iowa Business Corporation Act (the “Act”), the undersigned corporation hereby adopts the following Amended and Restated Articles of Incorporation:

ARTICLE I

NAME

The name of the corporation is [            ] (the “Corporation”).

ARTICLE II

DURATION

The Corporation shall have perpetual duration.

ARTICLE III

POWERS

The Corporation shall have unlimited power to engage in and to do any lawful act concerning any and all lawful business for which corporations may be organized under the Act.

ARTICLE IV

CAPITAL STOCK

The number of shares of stock that the Corporation is authorized to issue is 100 shares of common stock, par value $0.01.

ARTICLE V

REGISTERED OFFICE AND AGENT

The street address of the Corporation’s registered office in Iowa is [To Be Determined]. The name of the Corporation’s registered agent at its registered office is [To Be Determined].

ARTICLE VI

BOARD OF DIRECTORS

Except as otherwise provided by law, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, the Board of Directors. The number of directors and the procedures for electing directors shall be as specified in or fixed in accordance with the Corporation’s by-laws, provided that the number of directors shall be not less than one nor more than eight.

ARTICLE VII

LIABILITY OF DIRECTORS

A director of this Corporation shall not be liable to the Corporation or its stockholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on the Corporation or the stockholders; (3) a violation of section 490.833 of the Act; and (4) an intentional violation of criminal law. No amendments to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of said director occurring prior to such amendment or repeal. If Iowa law is hereafter changed to permit further elimination or limitation of the liability of directors for monetary damages to the Corporation or its stockholders, then the liability of a director of this Corporation shall be automatically eliminated or limited to the full extent then permitted without further action of the Corporation or its Board of Directors. The directors of this Corporation have agreed to serve and assume the duties of directors in reliance upon the provisions of this Article.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS

Each individual who is or was a director of the Corporation (and the heirs, executors, personal representatives of administrators of such individual) who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise (“Indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended. An Indemnitee shall be indemnified by the Corporation for any action taken, or failure to take any action, as a director, except liability for (1) receipt of a financial benefit to which the person is not entitled; (2) an intentional infliction of harm on the Corporation or the stockholders; (3) a violation of section 490.833 of the Code of Iowa; and (4) an intentional violation of criminal law. In addition to the indemnification conferred in this Article, the Indemnitee shall also be entitled to have paid directly by the Corporation the expenses reasonably incurred in defending any such proceeding against such Indemnitee in advance of its final disposition, to the fullest extent authorized by applicable law, as the same exists or may hereafter be amended. This Article shall prevail over any inconsistent by-law or resolution adopted by the Corporation.

ARTICLE IX

RIGHTS AND RESTRICTIONS

The stockholders of the Corporation shall not have preemptive rights, but the Corporation and the stockholders may establish other or comparable rights by written agreement. The Corporation and the stockholders may enter into one or more agreements restricting the transfer of shares of the Corporation, and such agreements shall be binding upon the Corporation, the stockholders and all subsequent stockholders of the Corporation.

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CERTIFICATE OF ADOPTION

The duly adopted Restated Articles of Incorporation set forth above supersede the original articles of incorporation and all amendments thereto and consolidate the original articles of incorporation and all amendments thereto into a single document. The Restated Articles of Incorporation amend the articles of incorporation, requiring stockholder approval. The Restated Articles of Incorporation were duly approved by the stockholders in the manner required by the Act and by the articles of incorporation.

IN WITNESS WHEREOF, I have set my hand hereto this                  day of                 ,                 .

[ ]

By:

Name:

Secretary, [ ]

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Exhibit 2.2

EXECUTION VERSION

SEPARATION AND DISTRIBUTION AGREEMENT

BY AND AMONG

MEREDITH HOLDINGS CORPORATION

MEREDITH CORPORATION

AND,

GRAY TELEVISION, INC.

Dated May 3, 2021

-i-

-ii-

SCHEDULES

Schedule 1.1(a) – RemainCo Contracts

Schedule 1.1(b) – RemainCo Entities

Schedule 1.1(c) – Shared Contracts

Schedule 1.1(d) – SpinCo Entities

Schedule 2.1(a) – Plan of Separation

Schedule 2.3(a) – RemainCo Assets

Schedule 2.3(b) – SpinCo Assets

Schedule 2.4(a) – RemainCo Liabilities

Schedule 2.4(b) – SpinCo Liabilities

Schedule 6.4(a) – RemainCo Assumed Actions

Schedule 6.8(b) – Intercompany Agreements and Intercompany Accounts

-iii-

SEPARATION AND DISTRIBUTION AGREEMENT

This SEPARATION AND DISTRIBUTION AGREEMENT, dated as of May 3, 2021 (this “Agreement”), is by and among Meredith Holdings Corporation, an Iowa corporation (“SpinCo”), Meredith Corporation, an Iowa corporation (the “Company”), and Gray Television, Inc., a Georgia corporation (“Parent”). Each of SpinCo, the Company, and Parent is sometimes referred to herein as a “party” and, collectively, as the “parties.”

W I T N E S S E T H:

WHEREAS, the Company, Parent, and Gray Hawkeye Stations, Inc., a Delaware corporation (“Merger Sub”), have entered into that certain Agreement and Plan of Merger, dated as May 3, 2021 (the “Merger Agreement”), providing for, among other things, the merger of the Company with and into Merger Sub, with the Company surviving such merger (the “Merger”) as a wholly-owned Subsidiary of Parent;

WHEREAS, on the terms and subject to the conditions contained herein, prior to the consummation of the Merger, the Company shall separate its operations into two independent publicly-traded companies by means of the Distribution (as defined below), all as more fully described in this Agreement and the agreements and actions contemplated by this Agreement (the “Separation”);

WHEREAS, in order to effect the Separation, immediately prior to the Effective Time (as defined in the Merger Agreement), the Company shall distribute, on a pro rata basis, (i) all of the issued and outstanding shares of SpinCo Common Stock (as defined below) owned by the Company to record holders of shares of common stock, par value $1.00 per share (“Company Common Stock”), of the Company and (ii) all of the issued and outstanding shares of SpinCo Class B Stock (as defined below) owned by the Company to record holders of shares of class B common stock, par value $1.00 per share (“Company Class B Stock”), of the Company (together, the “Distribution”);

WHEREAS, in connection with the Merger and the agreements contemplated thereby, including the Transactions (as defined below), the Company, for the benefit of SpinCo, has entered into the SpinCo Financing Commitment (as defined below) in order to, among other things, make the SpinCo Cash Payment (as defined below);

WHEREAS, the board of directors of the Company (the “Company Board of Directors”) has approved the Separation;

WHEREAS, it is a condition to the Merger that, prior to the Effective Time, the Separation and Distribution and the SpinCo Cash Payment be consummated in accordance with the terms of this Agreement; and

WHEREAS, it is appropriate and desirable to set forth the principal corporate transactions required to effect the Separation and the Distribution and the SpinCo Cash Payment and to set forth certain other agreements that will, following the Distribution, govern certain matters relating to the Separation and the Distribution and the SpinCo Cash Payment and the relationship of the Company, SpinCo and their respective Affiliates.

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NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Action” means any demand, action, claim, dispute, suit, countersuit, arbitration, inquiry, subpoena, proceeding or investigation of any nature (whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise) by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

“Affiliate” (including, with a correlative meaning, “affiliated”) means, when used with respect to a specified Person, a Person that directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with such specified Person. For the purpose of this definition and the definitions of “RemainCo Group” and “SpinCo Group,” “control” (including with correlative meanings, “controlled by” and “under common control with”), when used with respect to any specified Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise. It is expressly agreed that, from and after the Time of Distribution and for purposes of this Agreement and the other Transaction Documents, no member of the SpinCo Group shall be deemed to be an Affiliate of any member of the RemainCo Group, and no member of the RemainCo Group shall be deemed to be an Affiliate of any member of the SpinCo Group.

“Agreement” has the meaning set forth in the Preamble.

“Approvals or Notifications” means any consents, waivers, approvals, permits or authorizations to be obtained from, notices, registrations or reports to be submitted to, or other filings to be made with, any third Person, including any Governmental Authority.

“Assets” means all assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible or intangible, or accrued or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person, including the following:

(i) all accounting and other books, records and files, whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form;

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(ii) all apparatus, computers and other electronic data processing equipment, fixtures, machinery, furniture, office and other equipment, including hardware systems, circuits and other computer and telecommunication assets and equipment, automobiles, trucks, aircraft, rolling stock, vessels, motor vehicles and other transportation equipment, special and general tools, test devices, prototypes and models and other tangible personal property;

(iii) all inventories of materials, parts, raw materials, supplies, work-in-process and finished goods and products;

(iv) all interests in real property of whatever nature, including easements, whether as owner, mortgagee or holder of a Security Interest in real property, lessor, sublessor, lessee, sublessee or otherwise;

(v) all interests in any capital stock or other equity interests of any Subsidiary or any other Person; all bonds, notes, debentures or other securities issued by any Subsidiary or any other Person; all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other Person; all other investments in securities of any Person; and all rights as a partner, joint venturer or participant;

(vi) all license agreements, leases of personal property, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products and other contracts, agreements or commitments and all rights arising thereunder;

(vii) all deposits, letters of credit, performance bonds and other surety bonds;

(viii) all written technical information, data, specifications, research and development information, engineering drawings, operating and maintenance manuals and materials and analyses prepared by consultants and other third parties;

(ix) all United States, state, multinational and foreign intellectual property, including patents, copyrights, trade names, trademarks, service marks, slogans, logos, trade dresses and other source indicators and the goodwill of the business symbolized thereby; all registrations, applications, recordings, disclosures, renewals, continuations, continuations-in-part, divisions, reissues, reexaminations, foreign counterparts and other legal protections and rights related to any of the foregoing; mask works, trade secrets, inventions and other proprietary information, including know-how, processes, formulae, techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals, discoveries, inventions, licenses from third parties granting the right to use any of the foregoing and all tangible embodiments of the foregoing in whatever form or medium;

(x) all computer applications, programs, software and other code (in object and source code form), including operating software, network software, firmware, middleware, design software, design tools, systems documentation, instructions, ASP, HTML, DHTML, SHTML and XML files, cgi and other scripts, APIs, web widgets, algorithms, models, methodologies, files, documentation related to any of the foregoing and all tangible embodiments of the foregoing in whatever form or medium now known or yet to be created;

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(xi) all Internet URLs, domain names, social media handles and Internet user names;

(xii) all websites, databases, content, text, graphics, images, audio, video, data and other copyrightable works or other works of authorship including all translations, adaptations, derivations and combinations thereof;

(xiv) all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, subscriber, customer and vendor data, correspondence and lists, product literature and other advertising and promotional materials, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, server and traffic logs, quality records and reports and other books, records, studies, surveys, reports, plans, business records and documents;

(xv) all prepaid expenses, trade accounts and other accounts and notes receivable (whether current or non-current);

(xvi) all claims or rights against any Person arising from the ownership of any other Asset, all rights in connection with any bids or offers, all claims, causes in action, lawsuits, judgments or similar rights, all rights under express or implied warranties, all rights of recovery and all rights of setoff of any kind and demands of any nature, in each case whether accrued or contingent, whether in tort, contract or otherwise and whether arising by way of counterclaim or otherwise;

(xvii) all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution;

(xviii) all licenses, permits, approvals and authorizations that have been issued by any Governmental Authority and all pending applications therefor;

(xix) Cash and Cash Equivalents, bank accounts, lock boxes and other deposit arrangements;

(xx) interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements; and

(xxi) all goodwill as a going concern and other intangible properties.

“Cash and Cash Equivalents” means, as of any date of determination, all cash and cash equivalents determined in accordance with GAAP, all restricted cash (including cash in escrow accounts or which is otherwise subject to any other contractual or legal restriction that impairs the ability of the owner of such cash to freely transfer or use such cash for any lawful purpose) and all marketable securities.

“Closing Net Debt Amount” means the difference between (a) the Existing Indebtedness of the RemainCo Group as of immediately prior to the Effective Time (as defined in the Merger Agreement), including, without duplication, all unpaid principal and accrued and unpaid interest on the dates such Indebtedness will be retired, repaid, prepaid or redeemed in accordance with the

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Merger Agreement, plus all unpaid repayment, prepayment, make-whole or redemption penalties, premiums or payments, breakage fees and unpaid fees and expenses that are payable in connection with the retirement, repayment, prepayment or redemption of the Indebtedness identified pursuant to Section 7.13(a) and Section 7.13(b) of the Merger Agreement, minus (b) the RemainCo Group’s Cash and Cash Equivalents as of the Effective Time. For the avoidance of doubt, the RemainCo Group’s Cash and Cash Equivalents shall include the full amount of the SpinCo Cash Payment actually paid to the RemainCo Group to the extent it is unrestricted cash of the RemainCo Group as of the Effective Time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Board of Directors” has the meaning set forth in the Recitals.

“Company Class B Stock” has the meaning set forth in the Recitals.

“Company Common Stock” has the meaning set forth in the Recitals.

“Company Warrants” means warrants to purchase Company Common Stock governed by the Warrant to Purchase Common Stock between the Company and KED MDP Investments, LLC, dated as of January 31, 2018.

“D&O Liabilities” means any Liabilities of the Company, the RemainCo Group, the SpinCo Group, or their respective Subsidiaries or Affiliates, whether arising before, at, or after the Time of Distribution, to indemnify or otherwise hold harmless any present or past director or officer of the Company, the RemainCo Group, the SpinCo Group, or their respective Subsidiaries or Affiliates, related to or arising under any action or omission taken by such Person acting in his or her capacity as a director, officer, or agent of the Company or its Subsidiaries, or as a director, officer, or agent of any other Person at the Company’s or its Subsidiaries’ direction, in each case during the period on or prior to the Effective Time.

“Deferred Payroll Taxes” means all payroll taxes attributable to calendar year 2020 and any Taxes payable by RemainCo or any of the RemainCo Group that (a) relate to the portion of the “payroll tax deferral period” (as defined in Section 2302(d) of the CARES Act) that occurs prior to the Closing and (b) are payable following the Closing, as permitted by Section 2302(a) of the CARES Act, similar law or executive order (together with all regulations and guidance related thereto issued by a Governmental Authority).

“Distribution” has the meaning set forth in the Recitals.

“Distribution Agent” means the distribution agent to be appointed by the Company to distribute to the Company’s shareholders, pursuant to the Distribution, the shares of SpinCo Common Stock and SpinCo Class B Stock held by the Company.

“Distribution Date” means the date on which the Distribution to the Company’s shareholders is effective.

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“Effective Time” has the meaning set forth in the Merger Agreement.

“Employee Matters Agreement” means the Employee Matters Agreement entered into by and between the Company and SpinCo on the date hereof.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time that reference is made.

“Existing Indebtedness” means, as of any date of determination, (i) the aggregate principal amount and accrued but unpaid interest outstanding of 6.500% Senior Secured Notes issued by the Company due 2025; (ii) the aggregate principal amount and accrued but unpaid interest outstanding of 6.875% Senior Notes issued by the Company due 2026; (iii) the aggregate principal amount and accrued but unpaid interest outstanding under the Credit Agreement dated January 31, 2018, as amended on October 26, 2018 (Amendment No. 1), February 19, 2020 (Amendment No. 2), June 22, 2020 (Amendment No. 3) and June 29, 2020 (Amendment No. 4), by and among the Company, as borrower, the financial institutions party thereto as lenders, and Royal Bank of Canada as administrative agent and collateral agent and (iv) the aggregate principal amount and accrued but unpaid interest of all other Indebtedness of the RemainCo Group outstanding as of immediately prior to the Effective Time.

“Force Majeure” means, with respect to a party, an event beyond the control of such party (or any Person acting on its behalf), which by its nature could not reasonably have been foreseen by such party (or such Person), or, if it could have reasonably been foreseen, was unavoidable, and includes acts of God, storms, floods, riots, fires, sabotage, civil commotion or civil unrest, interference by civil or military authorities, acts of war (declared or undeclared) or armed hostilities, pandemics, epidemics or disease outbreaks (including COVID) or other national or international calamity or one (1) or more acts of terrorism or failure of energy sources. Notwithstanding the foregoing, the receipt by a party of an unsolicited takeover offer or other acquisition proposal, even if unforeseen or unavoidable and such party’s response thereto shall not be deemed an event of Force Majeure.

“Form 10” means the registration statement on Form 10 filed by SpinCo with the SEC relating to the SpinCo Common Stock, as amended from time to time.

“Governmental Authority” means any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, government and any executive official thereof.

“Group” means the RemainCo Group or the SpinCo Group, as the context requires.

“Indebtedness” means the following liabilities and obligations of the RemainCo Group and without duplication: (a) indebtedness for money borrowed or advanced or monetary obligations evidenced by bonds, debentures, notes, or similar debt securities or similar obligations which are secured by a lien, (b) all liabilities in respect of leases that are, or are required to be, capitalized in accordance with GAAP (excluding any leases that would have been treated as

6

operating leases before giving effect to ASC Topic 842), (c) liabilities or obligations to reimburse a bank or other person in respect of amounts paid or advanced under a letter of credit, surety bond, performance bond or other instrument, in each case to the extent drawn, (d) liabilities and obligations for any deferred purchase price, contingent payment, earn-out or similar obligation payable by the RemainCo Group (whether as of, prior to or following the date hereof), (e) obligations under hedging, swap, derivative financial instrument or similar arrangements, including interest rate swaps, (f) Deferred Payroll Taxes, (g) liabilities and obligations for accrued but unpaid interest, unpaid prepayment or redemption penalties, premiums or payments and unpaid fees and expenses that are payable in connection with the retirement or prepayment of any of the liabilities contemplated by clauses (a) through (f) above, (h) to the extent not otherwise included, any obligation by the RemainCo Group to be liable for, or to pay, as obligor or guarantor, on Indebtedness of the type referred to in clauses (a) through (f) above, and (i) any declared but unpaid dividends or distributions (excluding any such dividends or distributions to be made pursuant to and in accordance with the terms and conditions of the Plan of Separation); provided that “Indebtedness” shall take into consideration any such liabilities contemplated by clauses (a) through (h) above triggered by the consummation of the transactions contemplated hereby. For purposes of Article I of this Agreement, “Indebtedness” shall mean Indebtedness, as defined above, outstanding after giving effect to the Separation and Distribution and as of immediately prior to the Effective Time. For the avoidance of doubt, “Indebtedness” does not include ordinary course accounts payable or trade payables.

“Indemnified Party” has the meaning set forth in Section 5.4(a).

“Indemnifying Party” has the meaning set forth in Section 5.4(a).

“Indemnity Payment” has the meaning set forth in Section 5.4(a).

“Information” means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memoranda and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

“Insurance Proceeds” means those monies (i) received by an insured from an insurance carrier, (ii) paid by an insurance carrier on behalf of the insured or (iii) received (including by way of set off) from any third Person in the nature of insurance, contribution or indemnification in respect of any Liability; in any such case net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments) and net of any costs or expenses incurred in the collection thereof.

“IRS” means the United States Internal Revenue Service.

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“Law” means any national, supranational, federal, state, provincial, local or similar law (including common law), statute, code, order, ordinance, rule, regulation, treaty (including any income tax treaty), license, permit, authorization, approval, consent, decree, injunction, binding judicial or administrative interpretation or other requirement, in each case, enacted, promulgated, issued or entered by a Governmental Authority.

“Liabilities” means any and all debts, guarantees, liabilities, costs, expenses, interest and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, reserved or unreserved, or determined or determinable, including those arising under any Law, claim (including any third Person product liability claim), demand, Action, whether asserted or unasserted, or order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority and those arising under any contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment or undertaking, or any fines, damages or equitable relief that is imposed, in each case, including all costs and expenses relating thereto.

“Meredith Foundation” means the business and operations conducted by the Meredith Corporation Foundation.

“Merger” has the meaning set forth in the Recitals.

“Merger Agreement” has the meaning set forth in the Recitals.

“Merger Sub” has the meaning set forth in the Recitals.

“Minority Investment Entity” means each of the entities set forth on Section 1.1(c) of the Company Disclosure Letter to the Merger Agreement.

“MNI” means the business and operations conducted by MNI Targeted Media, Inc.

“NYSE” means the New York Stock Exchange.

“Parent” has the meaning set forth in the Preamble.

“Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, Governmental Authority or other entity.

“Plan of Separation” has the meaning set forth in Section 2.1(a).

“Record Date” means the close of business on the date to be determined by the Company Board of Directors as the record date for the Distribution in accordance with the terms and conditions of this Agreement, applicable Law, and the rules and regulations of the NYSE and notified by the Company to Parent.

“RemainCo Assets” has the meaning set forth in Section 2.3(a).

“RemainCo Assumed Actions” has the meaning set forth in Section 6.4(a)(ii).

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“RemainCo Business” means the business and operations conducted by (i) the Local Media Group segment of the Company and its Subsidiaries identified in Schedule 1.1(b), which prior to the Distribution own and operate the broadcast television stations and businesses set forth on Schedule 1.1(b), provided, that for the avoidance of doubt and notwithstanding the foregoing, the RemainCo Business shall not include the business or operations conducted prior to the Distribution by MNI, the Meredith Foundation, the National Media Group segment of the Company or the Corporate segment of the Company or by any other Subsidiaries not identified in Schedule 1.1(b). For the avoidance of doubt, the RemainCo Business shall exclude any SpinCo Asset or SpinCo Liability.

“RemainCo Confidential Information” has the meaning set forth in Section 6.2(b).

“RemainCo Contracts” means any contract, agreement, arrangement, commitment or understanding (including any licenses, leases, addenda and similar arrangements), whether or not in writing, to the extent that it relates to the RemainCo Business, including any contract, agreement, arrangement, commitment or understanding listed or described on Schedule 1.1(a) (or any applicable licenses, leases, addenda and similar arrangements thereunder as described on Schedule 1.1(a)).

“RemainCo Entities” means the entities, the equity, partnership, membership, joint venture or similar interests of which are set forth on Schedule 1.1(b).

“RemainCo Group” means (i) the Company, (ii) each Person that will be a Subsidiary of the Company after the Separation and the Distribution, including the RemainCo Entities and (iii) each Person that is a controlled Subsidiary of the Company or a Minority Investment Entity of the Company immediately after the Distribution Date or that becomes a controlled Subsidiary of the Company or a Minority Investment Entity of the Company after the Distribution Date; provided, however, that no director, officer, employee, agent or other representative of any of the foregoing who is a natural person shall be deemed a member of the RemainCo Group. For the avoidance of doubt, Parent and its Subsidiaries (other than the Company and the RemainCo Entities and the Minority Investment Entities of the Company) are not members of the RemainCo Group.

“RemainCo Indemnified Parties” has the meaning set forth in Section 5.2.

“RemainCo Liabilities” has the meaning set forth in Section 2.4(a).

“RemainCo Portion” has the meaning set forth in Section 2.8.

“Representatives” has the meaning set forth in Section 6.2(a).

“Required Approvals” has the meaning set forth in Section 2.6(a).

“SEC” means the United States Securities and Exchange Commission.

“Security Interest” means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any other nature.

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“Separation” has the meaning set forth in the Recitals.

“Shared Contract” means any contract or agreement of any member of either Group that relates in any material respect to both the RemainCo Business and the SpinCo Business, including the contracts and agreements set forth on Schedule 1.1(c), but excluding any contract or agreement to the extent that SpinCo will be providing services related thereto pursuant to the Transition Services Agreement (which contracts shall be assigned to SpinCo); provided that Company may, in good faith, update this Schedule following the date hereof and prior to the Separation and Distribution.

“SpinCo” has the meaning set forth in the Preamble.

“SpinCo Assets” has the meaning set forth in Section 2.3(b).

“SpinCo Assumed Actions” has the meaning set forth in Section 6.4(a)(i).

“SpinCo Business” means the business and operations conducted by the Company and its Subsidiaries prior to the Distribution other than the RemainCo Business, provided, that for the avoidance of doubt, the SpinCo Business shall include the business of operations conducted by MNI, the Meredith Foundation and the National Media Group segment of the Company and its Subsidiaries prior to the Distribution and shall include the Corporate segment of the Company and its Subsidiaries prior to the Distribution. For the avoidance of doubt, SpinCo Business shall exclude any RemainCo Asset or RemainCo Liability.

“SpinCo Cash Payment” has the meaning set forth in Section 2.2.

“SpinCo Class B Stock” means shares of class B common stock, par value $1.00 per share, of SpinCo, which stock shall have voting rights that are identical to the voting rights of Company Class B Stock.

“SpinCo Common Stock” means shares of common stock, par value $1.00 per share, of SpinCo, which stock shall have voting rights that are identical to the voting rights of Company Common Stock.

“SpinCo Confidential Information” has the meaning set forth in Section 6.2(a).

“SpinCo Entities” means MNI, the Meredith Corporation Foundation, SpinCo and any Subsidiary or Minority Investment Entity of the Company that is not a RemainCo Entity, including the entities, the equity, partnership, membership, joint venture or similar interests of which are set forth on Schedule 1.1(d).

“SpinCo Financing” has the meaning set forth in the Merger Agreement.

“SpinCo Financing Commitment Letter” has the meaning set forth in the Merger Agreement.

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“SpinCo Group” means (i) SpinCo, (ii) each Person that will be a Subsidiary or Minority Investment Entity of SpinCo after the Separation and the Distribution, including the SpinCo Entities and (iii) each Person that is a controlled Subsidiary or Minority Investment Entity of SpinCo immediately after the Distribution Date or that becomes a controlled Subsidiary or Minority Investment Entity of SpinCo after the Distribution Date; provided, however, that no director, officer, employee, agent or other representative of any of the foregoing who is a natural person shall be deemed to be a member of the SpinCo Group.

“SpinCo Indemnified Parties” has the meaning set forth in Section 5.3.

“SpinCo Lenders” means the agents, arrangers, lenders and other entities that have committed to provide or arrange the SpinCo Financing, including the parties to the SpinCo Financing Commitment Letter or any related engagement letter in respect of the SpinCo Financing or to any joinder agreements, credit agreements, indentures, notes, purchase agreements or other agreements entered pursuant thereto, together with their Affiliates and their and their Affiliates’ respective current, former or future officers, directors, employees, partners, trustees, shareholders, equityholders, managers, members, limited partners, controlling persons, agents and representatives of each of them and the successors and assigns of the foregoing Persons.

“SpinCo Liabilities” has the meaning set forth in Section 2.4(b).

“SpinCo Portion” has the meaning set forth in Section 2.8.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (i) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (A) the total combined voting power of all classes of voting securities of such Person, (B) the total combined equity interests or (C) the capital or profit interests, in the case of a partnership, or (ii) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

“Target Net Debt Amount” means an amount equal to $1,975,000,000, which shall be decreased as set forth in Section 10.4 of the Merger Agreement, as applicable. The Target Net Debt Amount will be increased by the sum of (A) the product of (x) $14.51 and (y) 511,600 less the number of Company RSUs and Company Share-Based Awards actually issued by the Company between the date hereof and the Closing Date and (B) the amount by which the aggregate Merger Consideration actually paid pursuant to Section 2.11(a) (Company Stock Options) is less than $11,505,229 (the “Target Company Stock Option Merger Consideration”); provided that the Target Net Debt Amount shall be decreased by (C) the amount by which the aggregate Merger Consideration actually paid pursuant to Section 2.11(a) (Company Stock Options) is greater than the Target Company Stock Option Merger Consideration.

“Tax” has the meaning set forth in the Tax Matters Agreement.

“Tax Matters Agreement” means the Tax Matters Agreement entered into by and among SpinCo, Parent and the Company on the date hereof.

“Third Party Claim” has the meaning set forth in Section 5.5(a).

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“Time of Distribution” means the time at which the Distribution occurs on the Distribution Date, which shall be determined by the Company Board of Directors.

“Transaction Documents” means this Agreement, the Merger Agreement, the Tax Matters Agreement, the Employee Matters Agreement, the Transition Services Agreement and the Transfer Documents.

“Transaction Expenses” means all of the SpinCo Group’s and the RemainCo Group’s (as such group exists as of the Distribution) fees and expenses of legal counsel, brokers, finders, consultants, experts, advisors and investment bankers incurred by or on behalf of, or to be paid by, any such Person in connection with the transactions contemplated by this Agreement, the Merger Agreement and the other Transaction Documents (which, for avoidance of doubt, shall include any fees, costs or expenses associated with the obtaining or making of the Required Approvals and the fees, costs or expenses associated with the SpinCo Financing Commitment Letter).

“Transactions” means, collectively, (i) the Separation, (ii) the Distribution, (iii) the SpinCo Cash Payment and (iv) all other transactions contemplated by this Agreement or any other Transaction Document.

“Transfer Documents” means the documents executed by SpinCo, the Company or their applicable Affiliates or Subsidiaries in connection with the transactions contemplated by Article II of this Agreement.

“Transition Services Agreement” means the Transition Services Agreement entered into by and among SpinCo, Parent and the Company on the date hereof.

ARTICLE II

THE SEPARATION

2.1 Transfer of Assets; Assumption of Liabilities.

(a) Subject to the other terms and conditions of this Agreement, prior to the Distribution, the Company, in reasonable consultation with Parent, shall effect the steps of the plan and structure set forth on Schedule 2.1(a) (such plan and structure being referred to herein as the “Plan of Separation”), including:

(i) The Company shall, and shall cause its applicable Subsidiaries to, assign, transfer, convey and deliver to SpinCo or certain Persons designated by SpinCo who are or will become members of the SpinCo Group, and SpinCo or such Persons shall accept from the Company and its applicable Subsidiaries, all of the Company’s and such Subsidiaries’ respective direct or indirect right, title and interest in and to all SpinCo Assets;

(ii) SpinCo shall, and shall cause its applicable Subsidiaries to, assign, transfer, convey and deliver to the Company or certain Persons designated by the Company who are or will become members of the RemainCo Group, and the Company or such Persons shall accept from SpinCo and its applicable Subsidiaries, all of SpinCo’s and such Subsidiaries’ respective direct or indirect right, title and interest in and to all RemainCo Assets;

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(iii) subject to Section 2.6(c), SpinCo and certain Persons designated by SpinCo who are or will become members of the SpinCo Group shall assume all the SpinCo Liabilities. SpinCo and such Persons shall be responsible for all SpinCo Liabilities, regardless of when or where such SpinCo Liabilities arose or arise, or whether the facts on which they are based occurred prior to or subsequent to the Distribution Date, regardless of where or against whom such SpinCo Liabilities are asserted or determined (including any SpinCo Liabilities arising out of claims made by the Company’s or SpinCo’s respective directors, officers, employees, agents, Subsidiaries or Affiliates against any member of the RemainCo Group or the SpinCo Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the RemainCo Group or the SpinCo Group, or any of their respective directors, officers, employees, agents, Subsidiaries or Affiliates; and

(iv) subject to Section 2.6(c), the Company and certain Persons designated by the Company who are or will become members of the RemainCo Group shall assume all the RemainCo Liabilities. The Company and such Persons shall be responsible for all RemainCo Liabilities, regardless of when or where such RemainCo Liabilities arose or arise, or whether the facts on which they are based occurred prior to or subsequent to the Distribution Date, regardless of where or against whom such RemainCo Liabilities are asserted or determined (including any RemainCo Liabilities arising out of claims made by the Company’s or SpinCo’s respective directors, officers, employees, agents, Subsidiaries or Affiliates against any member of the RemainCo Group or the SpinCo Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the RemainCo Group or the SpinCo Group, or any of their respective directors, officers, employees, agents, Subsidiaries or Affiliates.

(b) In furtherance of the assignment, transfer, conveyance and delivery of the SpinCo Assets and the assumption of the SpinCo Liabilities in accordance with Section 2.1(a)(i) and Section 2.1(a)(iii), on the date that such SpinCo Assets are assigned, transferred, conveyed or delivered or such SpinCo Liabilities are assumed (i) the Company shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, such bills of sale, quitclaim deeds, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of the Company and its Subsidiaries’ (other than SpinCo and its Subsidiaries) right, title and interest in and to the SpinCo Assets to SpinCo and its Subsidiaries, and (ii) SpinCo shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, such assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of the SpinCo Liabilities by SpinCo and its Subsidiaries. All such Transfer Documents to be executed and delivered by the Company or its Subsidiaries, on the one hand, or SpinCo or its Subsidiaries, on the other hand, shall be subject to the prior review of and consent by Parent, which consent shall not be unreasonably withheld, delayed, or conditioned.

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(c) In furtherance of the assignment, transfer, conveyance and delivery of the RemainCo Assets and the assumption of the RemainCo Liabilities in accordance with Section 2.1(a)(ii) and Section 2.1(a)(iv), on the date that such RemainCo Assets are assigned, transferred, conveyed or delivered or such RemainCo Liabilities are assumed (i) SpinCo shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, such bills of sale, quitclaim deeds, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of SpinCo’s and its Subsidiaries’ right, title and interest in and to the RemainCo Assets to the Company and its Subsidiaries, and (ii) the Company shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, such assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of the RemainCo Liabilities by the Company and its Subsidiaries. All such Transfer Documents to be executed and delivered by the Company or its Subsidiaries, on the one hand, or SpinCo or its Subsidiaries, on the other hand, shall be subject to the prior review of and consent by Parent, which consent shall not be unreasonably withheld, delayed, or conditioned.

(d) If at any time or from time to time (whether prior to or after the Time of Distribution), any party hereto (or any member of such party’s respective Group), shall receive or otherwise possess any Asset or Liability that is allocated to any other Person pursuant to this Agreement or any other Transaction Document, such party shall, as applicable, promptly transfer or accept, or cause to be transferred or accepted, such Asset or Liability, as the case may be, to the Person entitled to such Asset or responsible for such Liability, as the case may be. Prior to any such transfer, the Person receiving, possessing or responsible for such Asset or Liability shall be deemed to be holding such Asset or Liability, as the case may be, in trust for any such other Person.

(e) SpinCo hereby waives compliance by each and every member of the RemainCo Group with the requirements and provisions of any “bulk-sale” or “bulk-transfer” Laws of any jurisdiction that may otherwise be applicable with respect to the transfer or sale of any or all of the SpinCo Assets to any member of the SpinCo Group.

(f) The Company hereby waives compliance by each and every member of the SpinCo Group with the requirements and provisions of any “bulk-sale” or “bulk-transfer” Laws of any jurisdiction that may otherwise be applicable with respect to the transfer or sale of any or all of the RemainCo Assets to any member of the RemainCo Group.

2.2 SpinCo Cash Payment. For purposes of this Agreement, the “SpinCo Cash Payment” shall mean a distribution or payment from SpinCo or another member of the SpinCo Group to the Company or the applicable member of the RemainCo Group, as directed by the Parent in consultation with the Company and in accordance with the Plan of Separation, of an amount equal to the amount that will result in the Closing Net Debt Amount being equal to the Target Net Debt Amount. The Company shall (a) cause SpinCo to make the SpinCo Cash Payment to the account or accounts of the Company or such other member of the RemainCo Group as mutually directed by the Parent and the Company in accordance with the Plan of Separation, in immediately available funds, on the Closing Date, immediately prior to the Distribution and substantially concurrently with the consummation of the Distribution and the Merger, and (b) use the SpinCo Cash Payment as directed by Parent in consultation with the Company to satisfy Liabilities under the Existing Indebtedness as determined pursuant to Section 7.13(a) and Section 7.13(b) of the Merger Agreement.

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2.3 Assets.

(a) For purposes of this Agreement, “RemainCo Assets” shall mean (without duplication):

(i) all Assets of the RemainCo Group or the SpinCo Group as of the Time of Distribution that relate primarily to the RemainCo Business (which, notwithstanding anything to the contrary contained herein, shall include all Assets located at the Company Stations and all related premises), including the Assets listed or described on Schedule 2.3(a), as determined by the Company in good faith;

(ii) all issued and outstanding capital stock of, or other equity interests in, any Subsidiaries in the RemainCo Group, including the RemainCo Entities;

(iii) all RemainCo Contracts and the rights related to the RemainCo Portion of any Shared Contract;

(iv) all other Assets of the Company and its Subsidiaries sufficient to allow the RemainCo Group to conduct its business as currently conducted from and after the Closing (as defined in the Merger Agreement) (excluding Assets primarily relating to the Corporate segment and any Shared Contract and to the extent that SpinCo will be providing related services pursuant to the Transition Services Agreement);

(v) the proceeds of the SpinCo Cash Payment to be distributed from SpinCo to the RemainCo Group in accordance with the terms of this Agreement; and

(vi) all Assets of the SpinCo Group or the RemainCo Group that are expressly provided by this Agreement or any other Transaction Document to be RemainCo Assets.

Notwithstanding the foregoing, the RemainCo Assets shall not in any event include (i) any SpinCo Assets, (ii) the rights related to the SpinCo Portion of Shared Contracts, and (iii) any Assets that arise from the business or operations of the SpinCo Business as determined by the Company in good faith (unless otherwise expressly provided in this Agreement).

(b) For the purposes of this Agreement, “SpinCo Assets” shall mean (without duplication) all Assets of the SpinCo Group or the RemainCo Group as of the Time of Distribution, other than the Assets identified in Section 2.3(a)(i), (ii), (iii), (iv), (v) and (vi), including:

(i) the Assets listed or described on Schedule 2.3(b);

(ii) the corporate name “Meredith Corporation” and the Meredith Corporation NYSE ticker symbol (MDP);

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(iii) all issued and outstanding capital stock of, or other equity interests in, any Subsidiaries in the SpinCo Group, including the SpinCo Entities;

(iv) the rights related to the SpinCo Portion of any Shared Contract; and

(v) all Assets of the SpinCo Group or the RemainCo Group that are expressly provided by this Agreement or any other Transaction Document to be SpinCo Assets.

Notwithstanding the foregoing, the SpinCo Assets shall not in any event include (i) the rights related to the RemainCo Portion of Shared Contracts and (ii) any Assets that arise from the business or operations of the RemainCo Business as determined by the Company in good faith (unless otherwise expressly provided in this Agreement).

2.4 Liabilities.

(a) For the purposes of this Agreement, “RemainCo Liabilities” shall mean (without duplication):

(i) all Liabilities to the extent relating to, arising out of or resulting from, in each case whether arising before, at or after the Time of Distribution:

(1) the operation or conduct of the RemainCo Business as conducted at any time prior to the Distribution (including any Liability to the extent relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person’s authority), which act or failure to act relates to the RemainCo Business);

(2) the operation or conduct of the RemainCo Business or any other business conducted by the Company or any other member of the RemainCo Group at any time after the Distribution (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person’s authority));

(3) any terminated, divested or discontinued businesses or operations of the RemainCo Business; or

(4) the RemainCo Assets;

(ii) the obligations related to the RemainCo Portion of any Shared Contract;

(iii) all Liabilities expressly provided by this Agreement or any other Transaction Document to be assumed or retained by the Company or any member of the RemainCo Group (including any indemnification obligations owed by the Company to SpinCo under any other Transaction Document);

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(iv) subject to Section 2.2, all Liabilities (including, for the avoidance of doubt, all principal, accrued and unpaid interest, repayment, prepayment, make-whole or redemption penalties, premiums or payments, breakage fees and unpaid fees and expenses) pursuant to the Existing Indebtedness and other Indebtedness (to the extent taken into account in the calculation of Existing Indebtedness), if applicable; provided that for the avoidance of doubt, any Liabilities, fees, costs or expenses under or in connection with the SpinCo Financing (as such term is defined in the Merger Agreement) shall be SpinCo Liabilities and shall not constitute RemainCo Liabilities;

(v) the RemainCo Assumed Actions; and

(vi) those Liabilities set forth on Schedule 2.4(a).

provided, however, that RemainCo Liabilities shall not include (i) the obligations related to the SpinCo Portion of any Shared Contract or (ii) the SpinCo Liabilities.

(b) For the purposes of this Agreement, “SpinCo Liabilities” shall mean (without duplication) all of the Liabilities of the Company, SpinCo or any member of the SpinCo Group or RemainCo Group (as such Group exists as of the Time of Distribution), other than the Liabilities identified in Section 2.4(a)(i), (ii), (iii), (iv), (v) and (vi), which SpinCo Liabilities shall include, without limitation:

(i) except as otherwise expressly set forth in any Transaction Document, all Liabilities to the extent relating to, arising out of or resulting from any SpinCo Assets or the operation or conduct of the SpinCo Business whether arising before, at or after the Time of Distribution;

(ii) the obligations related to the SpinCo Portion of any Shared Contract;

(iii) all Liabilities expressly provided by this Agreement or any other Transaction Document to be assumed or retained by SpinCo or any other member of the SpinCo Group (including any indemnification obligations owed by SpinCo to the Company under any other Transaction Document);

(iv) all Liabilities (including, for the avoidance of doubt, any related interest or fees, costs or expenses) pursuant to the SpinCo Financing Commitment Letter;

(v) all Liabilities of the RemainCo Group (as such group exists as of the Time of Distribution) in respect of shareholder and securities litigation and the administration thereof relating to the Form 10 and the Transaction Documents arising between the execution of the Merger Agreement and the Effective Time of the Merger (excluding any Liabilities to the extent relating to information supplied by Parent or any action or inaction by Parent, which for the avoidance of doubt shall be RemainCo Liabilities);

(vi) all employment related Liabilities of the Company or the RemainCo Group with respect to Employees who are not RemainCo Services Providers and/or Former RemainCo Service Providers (as defined in the Employee Matters Agreement), including any termination, severance, or similar Liabilities;

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(vii) self-insured benefit plan expenses that are incurred but not reported (subject to the reimbursement provisions set forth in Sections 2.4 and 4.2 of the Employee Matters Agreement);

(viii) all Transaction Expenses;

(ix) those Liabilities set forth on Schedule 2.4(b);

(x) all Liabilities (including, for the avoidance of doubt, all principal, accrued and unpaid interest, make-whole payments, prepayment fees or penalties and breakage fees or other fees, costs or expenses) pursuant to the SpinCo Financing; provided that for the avoidance of doubt, any fees, costs or expenses in connection with the Parent Financing (as such term is defined in the Merger Agreement) shall not constitute SpinCo Liabilities;

(xi) the D&O Liabilities; and

(xii) any Liability of any member of the SpinCo Group or the RemainCo Group (as such group exists as of the Time of Distribution) that is not to be expressly assumed by a member of the RemainCo Group pursuant to Section 2.4(a) above.

provided, however, that SpinCo Liabilities shall not include the obligations related to the RemainCo Portion of any Shared Contract.

2.5 Transfer of Assets and Assumption of Liabilities from and After the Time of Distribution.

(a) To the extent any RemainCo Asset is transferred or assigned to, or any RemainCo Liability is assumed by, a member of the SpinCo Group at the Time of Distribution or is owned or held by a member of the SpinCo Group after the Time of Distribution, and to the extent any SpinCo Asset (including any funds to be transferred pursuant to Section 2.3(b)(vi)) is not transferred or assigned to, or any SpinCo Liability is not assumed by, a member of the SpinCo Group at the Time of Distribution or is owned or held by a member of the RemainCo Group after the Time of Distribution, from and after the Time of Distribution:

(i) SpinCo or the Company, as applicable, shall, and shall cause its applicable Subsidiaries to, promptly assign, transfer, convey and deliver to the other party or certain of its Subsidiaries designated by such party, and SpinCo or the Company, or such Subsidiaries, as applicable, shall accept from the Company or SpinCo and such applicable Subsidiaries, all of the Company’s or SpinCo’s or such Subsidiaries’ respective right, title and interest in and to such RemainCo Assets or SpinCo Assets; and

(ii) The Company or SpinCo, as applicable, or certain Subsidiaries of the Company or SpinCo designated by such party, shall promptly accept, assume and agree faithfully to perform, discharge and fulfill all such RemainCo Liabilities or SpinCo Liabilities in accordance with their respective terms.

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(b) In furtherance of the assignment, transfer, conveyance and delivery of Assets and the assumption of Liabilities set forth in this Section 2.5, and without any additional consideration therefor: (A) the applicable party shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, such bills of sale, quitclaim deeds, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of such party’s and its Subsidiaries’ right, title and interest in and to the applicable Assets to the other party and its Subsidiaries, and (B) the applicable party shall execute and deliver such assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of the applicable Liabilities by such party.

2.6 Approvals and Notifications.

(a) From and after the Time of Distribution, to the extent that the transfer or assignment of any Asset, the assumption of any Liability, the Separation or the Distribution requires any Approvals or Notifications (the “Required Approvals”), the parties will use their reasonable best efforts to obtain or make such Approvals or Notifications as soon as reasonably practicable.

(b) If and to the extent that the valid, complete and perfected transfer or assignment of any Assets or assumption of any Liabilities would be a violation of applicable Law or require any Approvals or Notifications in connection with the Separation, or the Distribution, that has not been obtained or made by the Time of Distribution then, unless the parties hereto mutually shall otherwise determine, the transfer or assignment of such Assets or the assumption of such Liabilities, as the case may be, shall be automatically deemed deferred and any such purported transfer, assignment or assumption shall be null and void until such time as all legal impediments are removed or such Approvals or Notifications have been obtained or made.

(c) If any transfer or assignment of any Asset or any assumption of any Liability intended to be transferred, assigned or assumed hereunder, as the case may be, is not consummated on or prior to the Distribution Date, whether as a result of the provisions of Section 2.6(b) or for any other reason, then, insofar as reasonably possible, the party shall, or shall cause its Affiliates retaining such Asset or such Liability to, as the case may be, thereafter hold such Asset or Liability, as the case may be, for the use and benefit of the Person entitled thereto (at the expense of such Person entitled thereto) until such Asset or Liability is transferred to the Person entitled thereto. In addition, for such period, the party or the Affiliate of a party retaining such Asset or such Liability shall, insofar as reasonably possible and to the extent permitted by applicable Law, treat such Asset or Liability in the ordinary course of business in accordance with past practice and take such other actions as may be reasonably requested by the Person to whom such Asset is to be transferred or assigned, or which will assume such Liability, as the case may be, in order to place such Person in a substantially similar position as if such Asset or Liability had been transferred, assigned or assumed as contemplated hereby and so that all the benefits and burdens relating to such Asset or Liability, as the case may be, including use, risk of loss, potential for gain, and dominion, control and command over such Asset or Liability, as the case may be, is to inure from and after the Time of Distribution to such Person.

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(d) If and when the Approvals or Notifications, the absence of which caused the deferral of transfer or assignment of any Asset or the deferral of assumption of any Liability pursuant to Section 2.6(b), are obtained or made, and, if and when any other legal impediments for the transfer or assignment of any Asset or the assumption of any Liability have been removed, the transfer or assignment of the applicable Asset or the assumption of the applicable Liability, as the case may be, shall be effected in accordance with the terms of this Agreement, the Merger Agreement and/or the applicable Transaction Document.

(e) Any Person retaining an Asset or Liability due to the deferral of the transfer or assignment of such Asset or the deferral of the assumption of such Liability, as the case may be, shall not be obligated, in connection with the foregoing and unless the parties have executed documentation providing for such asset or liability to be retained by such party pursuant to Section 2.6(b), to expend any money unless the necessary funds are advanced (or otherwise made available) by the Person entitled to the Asset or Liability, other than reasonable out-of-pocket expenses, attorneys’ fees and recording or similar fees, all of which shall be promptly reimbursed by such party entitled to such Asset or Liability.

2.7 Responsibility for Liabilities. If the Company or SpinCo is unable to obtain, or to cause to be obtained, any consent, substitution, approval, amendment or release required to transfer a Liability to the other party or its Affiliates as required by this Agreement or the other Transaction Documents, the applicable party shall or shall cause its applicable Affiliates to, continue to be bound by such agreement, lease, license or other obligation or Liability and, unless not permitted by the terms thereof or by Law, the other party shall, as agent or subcontractor for such party, as the case may be, pay, perform and discharge fully all the obligations or other Liabilities of such party thereunder from and after the Time of Distribution. The party required to assume such Liability pursuant to this Agreement or the other Transaction Documents shall indemnify the other party, and hold the other party and its Group harmless, against any Liabilities arising in connection therewith; provided, that pursuant hereto the party required to assume such Liability pursuant to this Agreement or the other Transaction Documents shall have no obligation to indemnify any party that has engaged in any knowing and intentional violation of Law, breach of contract, tort, fraud or misrepresentation in connection therewith after the Effective Time. The Indemnified Party shall cause each member of its Group without further consideration, to pay and remit, or cause to be paid or remitted, to the other party, promptly all money, rights and other consideration received by it or any member of its Group in respect of such performance (unless any such consideration is an Asset of such Group). If and when any such consent, substitution, approval, amendment or release shall be obtained or the obligations under such agreement, lease, license or other obligations or Liabilities shall otherwise become assignable or able to be novated, the Indemnified Party shall promptly assign, or cause to be assigned, all its obligations and other Liabilities thereunder or any obligations of any member of its Group to the other party without payment of further consideration and such other party shall, without the payment of any further consideration, assume such obligations in accordance with the terms of this Agreement and/or the applicable Transaction Document.

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2.8 Shared Contracts. The parties shall, and shall cause the members of their respective Groups to, use their respective reasonable best efforts to work together (and, if necessary and desirable, to work with the third party to such Shared Contract) in an effort to divide, partially assign, modify and/or replicate (in whole or in part) the respective rights and obligations under and in respect of any Shared Contract, such that (a) a member of the RemainCo Group is the beneficiary of the rights and is responsible for the obligations related to that portion of such Shared Contract relating to the RemainCo Business (the “RemainCo Portion”), which rights shall be a RemainCo Asset and which obligations relating to the RemainCo Business shall be a RemainCo Liability and (b) a member of the SpinCo Group is the beneficiary of the rights and is responsible for the obligations related to such Shared Contract not relating to the RemainCo Business (the “SpinCo Portion”), which rights shall be a SpinCo Asset and which obligations shall be a SpinCo Liability. If the parties, or their respective Group members, as applicable, are not able to enter into an arrangement to formally divide, partially assign, modify and/or replicate such Shared Contract prior to the Distribution as contemplated by the previous sentence, then the parties shall, and shall cause their respective Group members to, cooperate in any lawful arrangement to provide that, following the Distribution and until the earlier of (x) the first anniversary of the Distribution Date (or the expiration date of the underlying contract, if longer) and (y) such time as the formal division, partial assignment, modification and/or replication of such Shared Contract as contemplated by the previous sentence is effected, a member of the RemainCo Group shall receive the interest in the benefits and obligations of the RemainCo Portion under such Shared Contract and a member of the SpinCo Group shall receive the interest in the benefits and obligations of the SpinCo Portion under such Shared Contract.

2.9 Disclaimer of Representations and Warranties. EACH OF PARENT, THE COMPANY (ON BEHALF OF ITSELF AND EACH MEMBER OF THE REMAINCO GROUP) AND SPINCO (ON BEHALF OF ITSELF AND EACH MEMBER OF THE SPINCO GROUP) UNDERSTANDS AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN ANY OTHER TRANSACTION DOCUMENT, NO PARTY TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT IS REPRESENTING OR WARRANTING TO ANY OTHER PARTY HERETO OR THERETO IN ANY WAY AS TO THE ASSETS, BUSINESSES OR LIABILITIES TRANSFERRED OR ASSUMED AS CONTEMPLATED HEREBY OR THEREBY, AS TO THE SUFFICIENCY OF THE ASSETS AND LIABILITIES TRANSFERRED OR ASSUMED HEREBY OR THEREBY FOR THE CONDUCT OF THE REMAINCO BUSINESS OR THE SPINCO BUSINESS, AS TO ANY APPROVALS OR NOTIFICATIONS REQUIRED IN CONNECTION HEREWITH OR THEREWITH, AS TO THE VALUE OR FREEDOM FROM ANY SECURITY INTERESTS OF, OR ANY OTHER MATTER CONCERNING, ANY ASSETS OF SUCH PARTY, OR AS TO THE ABSENCE OF ANY DEFENSES OR RIGHT OF SETOFF OR FREEDOM FROM COUNTERCLAIM WITH RESPECT TO ANY ACTION OR OTHER ASSET, INCLUDING ANY ACCOUNTS RECEIVABLE, OF ANY PARTY, OR AS TO THE LEGAL SUFFICIENCY OF ANY ASSIGNMENT, DOCUMENT, CERTIFICATE OR INSTRUMENT DELIVERED HEREUNDER TO CONVEY TITLE TO ANY ASSET OR THING OF VALUE UPON THE EXECUTION, DELIVERY AND FILING HEREOF OR THEREOF. EXCEPT AS MAY EXPRESSLY BE SET FORTH IN THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, ALL SUCH ASSETS ARE BEING TRANSFERRED ON AN “AS IS,” “WHERE IS” BASIS (AND, IN THE CASE OF ANY REAL PROPERTY, BY MEANS OF A QUITCLAIM OR SIMILAR FORM DEED OR CONVEYANCE) AND THE RESPECTIVE

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TRANSFEREES SHALL BEAR THE ECONOMIC AND LEGAL RISKS THAT (I) ANY CONVEYANCE SHALL PROVE TO BE INSUFFICIENT TO VEST IN THE TRANSFEREE GOOD TITLE, FREE AND CLEAR OF ANY SECURITY INTEREST, AND (II) ANY NECESSARY APPROVALS OR NOTIFICATIONS ARE NOT OBTAINED OR MADE OR THAT ANY REQUIREMENTS OF LAWS OR JUDGMENTS ARE NOT COMPLIED WITH.

ARTICLE III

THE DISTRIBUTION

3.1 Actions on or Prior to the Distribution Date. Subject to the other terms and conditions of this Agreement, prior to the Distribution:

(a) Filings. SpinCo and the Company shall prepare and, in accordance with applicable Law, file with the SEC the Form 10, including amendments, supplements and any such other documentation which is necessary or desirable to effectuate the Distribution, and SpinCo and the Company shall each use reasonable best efforts to obtain all necessary approvals from the SEC with respect thereto as soon as practicable. SpinCo shall prepare, file with the SEC and cause to become effective any registration statements or amendments thereto required to effect the establishment of, or amendments to, any employee benefit and other plans necessary or appropriate in connection with the transactions contemplated by the Transaction Documents. SpinCo and the Company shall take all such action as may be necessary or appropriate under the securities or “blue sky” Laws of the states or other political subdivisions of the United States or of other foreign jurisdictions in connection with the Distribution. Promptly after receiving a request from the Company, SpinCo shall prepare and file, and shall use reasonable best efforts to have approved and made effective, an application for the original listing on NYSE of the SpinCo Common Stock to be distributed in the Distribution, subject to official notice of distribution. The Company will provide Parent with a reasonable opportunity to review the foregoing filings by the Company or SpinCo (including the proposed final version to be mailed to shareholders), and all such filings and the final version to be mailed to shareholders shall be subject to the prior review and consent of Parent, which consent shall not be unreasonably withheld, delayed, or conditioned.

(b) The Distribution Agent. The Company shall enter into a distribution agent agreement with the Distribution Agent or otherwise provide instructions to the Distribution Agent regarding the Distribution.

(c) Transaction Documents. SpinCo, the Company and Parent shall enter into the Transaction Documents.

(d) Record Date. Subject to the terms and conditions of this Agreement, applicable Law, and the rules and regulations of the NYSE, the Company Board shall set the Record Date in accordance with the terms of this Agreement and establish any appropriate procedures in connection with the Distribution.

3.2 Timing of Distribution.

(a) Subject to Section 3.3 and to the Company’s ability to legally declare and pay the dividend represented by the Distribution at such time under applicable Law, the Company shall consummate the Separation and the Distribution as promptly as reasonably practicable after satisfaction (or, to the extent permitted by Law, waiver by the parties entitled to the benefit thereof) of all the conditions set forth in Section 3.3 (other than conditions that by their nature are to be satisfied as of the Closing Date and shall in fact be satisfied at such time).

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(b) The Company shall be entitled to delay the Distribution until the later to occur (i) 10 days after the date on which the Distribution would otherwise occur pursuant to this Agreement to the extent necessary to comply with any NYSE rules relating to notices of record dates and dividends and (ii) the date on which the proceeds of the SpinCo Financing are available in full in accordance with the SpinCo Financing Commitment Letter.

3.3 Conditions Precedent to Distribution. In no event shall the Distribution occur unless each of the following conditions shall have been satisfied:

(a) each of the conditions to the closing of the Merger Agreement set forth in Article VIII thereof shall have been fulfilled or waived by the party for whose benefit such condition exists (other than the condition that the Distribution and the SpinCo Cash Payment shall have been consummated and those conditions that by their nature can only be satisfied at such closing of the transactions contemplated by the Merger Agreement; provided that such conditions are then capable of being satisfied) and Parent shall have confirmed to the Company in writing that it is prepared to consummate the Merger, subject only to the consummation of the Distribution and the SpinCo Cash Payment;

(b) each of the other Transaction Documents shall have been duly executed and delivered by the parties thereto, as applicable;

(c) the Separation shall have been substantially completed in accordance with the Plan of Separation;

(d) the SpinCo Financing shall have been consummated and funded in full in accordance with the SpinCo Financing Commitment Letter;

(e) the SpinCo Cash Payment shall have been made from SpinCo to the Company in accordance with the terms of this Agreement;

(f) the Form 10 filed with the SEC shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Form 10 shall be in effect, no proceedings for such purpose shall be pending before or threatened by the SEC, and the information statement shall have been mailed to holders of Company Common Stock as of the Record Date;

(g) prior to the Distribution Date, such registration statements on Form S-8 as are necessary to register the equity awards of SpinCo held by or made available to directors and employees of SpinCo shall have been filed with the SEC;

(h) all actions and filings with respect to the SpinCo Common Stock and SpinCo Class B Stock necessary under applicable federal, state or foreign securities or “blue sky” Laws and the rules and regulations thereunder shall have been taken and, where applicable, become effective or been accepted;

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(i) SpinCo shall have obtained an opinion from a nationally-recognized valuation or accounting firm or investment bank, as to the solvency of SpinCo and the Company after giving effect to the Distribution and the SpinCo Cash Payment in a form reasonably satisfactory to SpinCo and the Company;

(j) the SpinCo Common Stock to be delivered in the Distribution shall have been accepted for listing on the NYSE, subject to compliance with applicable listing requirements; and

(k) no injunction by any court or other tribunal of competent jurisdiction shall have been entered and shall continue to be in effect and no Law shall have been adopted or be effective preventing consummation of the Distribution or any of the Transactions or the Merger.

3.4 The Distribution. Subject to the terms and conditions set forth in this Agreement, (i) on or prior to the Distribution Date, the Company shall deliver to the Distribution Agent for the benefit of holders of record of Company Common Stock and Company Class B Stock on the Record Date book-entry transfer authorizations for such number of the issued and outstanding shares of SpinCo Common Stock and SpinCo Class B Stock necessary to effect the Distribution, (ii) the Distribution shall be effective at the Time of Distribution and (iii) the Company shall instruct the Distribution Agent to distribute, on or as soon as practicable after the Time of Distribution, to each holder of record of Company Common Stock and Company Class B Stock as of the Record Date, by means of a pro rata distribution, one (1) share of SpinCo Common Stock for every one (1) share of Company Common Stock so held and one (1) share of SpinCo Class B Stock for every one (1) share of Company Class B Stock so held. For the avoidance of doubt, all issued and outstanding shares of SpinCo Common Stock and SpinCo Class B Stock held by the Company shall be distributed to holders of Company Common Stock and Company Class B Stock as of the Record Date pursuant to the prior sentence. Following the Distribution Date, SpinCo agrees to provide all book-entry transfer authorizations for shares of SpinCo Common Stock and SpinCo Class B Stock that the Company or the Distribution Agent shall require in order to effect the Distribution.

3.5 Warrants. Each Company Warrant which is outstanding immediately prior to the Time of Distribution will be entitled to receive a pro rata distribution of SpinCo Common Stock pursuant to Section 3.4 based on the number of shares of Company Common Stock subject to the Company Warrant immediately prior to the Time of Distribution.

3.6 Corporate Name. Substantially concurrently with the Time of Distribution, the Company shall execute, or shall cause the execution of, such amended organizational documents with respect to each member of the RemainCo Group, as applicable, such that each member of RemainCo Group, as applicable, shall effect a change in its respective name to a name not containing the name “Meredith Corporation” or any variant thereof or any other intellectual property included in the SpinCo Assets. Substantially concurrently with the Time of Distribution, the Company shall, and shall cause its Subsidiaries to, file such amended organizational documents with the applicable Governmental Authority and take all other necessary action to fulfill its obligations set forth in this Section 3.6. Parent shall have the right to review and consent to all such amended organizational documents, which consent shall not be unreasonably withheld, conditioned, or delayed.

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ARTICLE IV

ACCESS TO INFORMATION

4.1 Agreement for Exchange of Information. After the Time of Distribution and until the seventh (7th) anniversary of the date of this Agreement, each of the Company and SpinCo, on behalf of its respective Group, agrees to provide, or cause to be provided, to the other Group, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such respective Group which the requesting party reasonably needs for a reasonable business purpose; provided, however, that in the event that any party determines that any such provision of Information could be commercially detrimental, competitively sensitive, violate any Law or agreement (including any confidentiality provisions contained in any such agreement) or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence. For the avoidance of doubt, SpinCo and the Company shall be permitted to retain copies or originals, as the case may be, of all documents relating to the SpinCo Business and the RemainCo Business, respectively.

4.2 Ownership of Information. Any Information owned by one Group that is provided to a requesting party pursuant to Section 4.1 shall be deemed to remain the property of the providing party, except where such Information is an Asset of the requesting party pursuant to the provisions of this Agreement or any other Transaction Document. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any Information requested or provided pursuant to Section 4.1.

4.3 Compensation for Providing Information. The party requesting Information agrees to reimburse the other party for the reasonable out-of-pocket costs and expenses, if any, of creating, gathering and copying such Information to the extent that such costs are incurred in connection with such other party’s provision of Information in response to the requesting party; provided, in the event of any conflict between this Section 4.3 and Section 6.01 of the Tax Matters Agreement, Section 6.01 of the Tax Matters Agreement will control.

4.4 Record Retention.

(a) To facilitate the possible exchange of Information pursuant to this Article IV and other provisions of this Agreement after the Time of Distribution, the parties agree to use their commercially reasonable efforts to retain all Information in their respective possession or control in accordance with the policies or ordinary course practices of the Company in effect on the Distribution Date (including any Information that is subject to a “litigation hold” issued by either party prior to the Distribution Date) or such other policies or practices as may be reasonably adopted by, or are in effect for, the appropriate party after the Time of Distribution until such Information is seven (7) years old or until such later date as may be required by applicable Law. For the avoidance of doubt, from and after the Effective Time, the policies or practices applicable to any Information in the possession or control of the RemainCo Entities shall be the policies and practices of Parent.

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(b) No party will destroy, or permit any of its Subsidiaries to destroy, any Information required to be retained by applicable Law.

(c) In the event of either party’s or any of its Subsidiaries’ inadvertent failure to comply with its applicable document retention policies as required under this Section 4.4, such party shall be liable to the other party solely for the amount of any monetary fines or penalties imposed or levied against such other party by a Governmental Authority (which fines or penalties shall not include any Liabilities asserted in connection with the claims underlying the applicable Action, other than fines or penalties resulting from any claim of spoliation) as a result of such other party’s inability to produce Information caused by such inadvertent failure and, notwithstanding Section 5.2 and Section 5.3, shall not be liable to such other party for any other Liabilities.

4.5 Liability. No party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this Agreement which is an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate in the absence of willful misconduct or fraud by the party providing such Information (and for the avoidance of doubt, the RemainCo Entities shall have no liability to the SpinCo Entities to the extent any such willful misconduct or fraud occurred prior to the Effective Time).

4.6 Other Agreements Providing for Exchange of Information.

(a) The rights and obligations granted under this Article IV are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange, retention or confidential treatment of Information set forth in the Merger Agreement or any other Transaction Document.

(b) Any party that receives, pursuant to a request for Information in accordance with this Article IV, Information that is not relevant to its request shall (i) either promptly destroy such Information or promptly return it to the providing party (at the receiving party’s option) and (ii) promptly deliver to the providing party a certificate certifying that such Information was destroyed or returned, as the case may be, which certificate shall be signed by a duly authorized officer of the receiving party.

(c) When any Information provided by one Group to the other (other than Information provided pursuant to Section 4.4) is no longer needed for the purposes contemplated by this Agreement or any other Transaction Document or is no longer required to be retained by applicable Law, the receiving party will promptly, after request of the other party, either return to the other party all Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other party that it has destroyed such Information (and such copies thereof and such notes, extracts or summaries based thereon).

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4.7 Production of Witnesses; Records; Cooperation.

(a) After the Time of Distribution, except in the case of an adversarial Action by one party hereto (or any member of such party’s Group) against another party hereto (or any member of such party’s Group) each party hereto shall use its commercially reasonable efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such Person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Action in which the requesting party may from time to time be involved, regardless of whether such Action is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all reasonable out-of-pocket costs and expenses in connection therewith; provided, in the event of any conflict between this Section 4.7(a) and Section 6.01 of the Tax Matters Agreement, Section 6.01 of the Tax Matters Agreement will control.

(b) If an Indemnifying Party chooses to defend or to seek to compromise or settle any Third Party Claim, the Indemnified Party shall use commercially reasonable efforts to make available to such Indemnifying Party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such Persons (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents that may reasonably be required in connection with such defense, settlement or compromise, or the prosecution, evaluation or pursuit thereof, as the case may be, and shall otherwise cooperate in such defense, settlement or compromise, or such prosecution, evaluation or pursuit, as the case may be. The Indemnifying Party shall bear all reasonable out-of-pocket costs and expenses in connection therewith; provided, in the event of any conflict between this Section 4.7(b) and Section 6.01 of the Tax Matters Agreement, Section 6.01 of the Tax Matters Agreement will control.

(c) For the avoidance of doubt, the provisions of this Section 4.7 are in furtherance of the provisions of Section 4.1 and shall not be deemed to in any way limit or otherwise modify the parties’ rights and obligations under Section 4.1.

4.8 Privileged Matters.

(a) The parties recognize that legal and other professional services that have been and will be provided prior to the Time of Distribution have been and will be rendered for the collective benefit of each of the members of the RemainCo Group and the SpinCo Group, and that each of the members of the RemainCo Group and the SpinCo Group that were in privity with the professional service provider should be deemed to be the client with respect to such services for the purposes of asserting all privileges which may be asserted under applicable Law in connection therewith. For purposes of this Section 4.8, privileges shall include the attorney-client privilege, the work product doctrine and any other legal principles and doctrines that protect information and documents from disclosure to third parties.

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(b) The parties agree as follows:

(i) The Company shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with any privileged Information that relates solely to the RemainCo Business and not to the SpinCo Business, notwithstanding that the privileged Information might have been known to, in the possession of or under the control of any member of the SpinCo Group. The Company shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with any privileged Information that relates solely to any RemainCo Liabilities resulting from any Actions that are now pending or may be asserted in the future, notwithstanding that the privileged Information might have been known to, in the possession of or under the control of any member of the SpinCo Group; and

(ii) SpinCo shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with any privileged Information that relates solely to the SpinCo Business and not to the RemainCo Business, notwithstanding that the privileged Information might have been known to, in the possession of or under the control of any member of the RemainCo Group. SpinCo shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with any privileged Information that relates solely to any SpinCo Liabilities resulting from any Actions that are now pending or may be asserted in the future, notwithstanding that the privileged Information might have been known to, in the possession of or under the control of any member of the RemainCo Group.

(c) Subject to the restrictions set forth in this Section 4.8, the parties agree that they shall have a joint privilege, each with the right to assert or waive any such joint privilege, with respect to all privileges not allocated pursuant to Section 4.8(b) and all privileges relating to any Actions or other matters that involve the interests of both the RemainCo Group and the SpinCo Group and in respect of which both parties have Liabilities under this Agreement, and that no such joint privilege may be waived by either party without the consent of the other party. Subject to the restrictions set forth in this Section 4.8, the parties agree that they shall have a joint client privilege, each with the right to assert or waive a privilege with respect to its own communications, with respect to all privileges not allocated pursuant to Section 4.8(b) and all privileges relating to any Actions or other matters that involve the interests of both the RemainCo Group and the SpinCo Group and in respect of which both parties have potential Liabilities under this Agreement, and that a privilege may not be waived by either party as to joint communications without the consent of the other party.

(d) In the event of any Actions between the Company and SpinCo, or any members of their respective Groups, either party may waive a privilege or permit disclosure of Information with regard to joint communications in which the other party or member of such other party’s Group has a joint client privilege, without obtaining consent pursuant to Section 4.8(c); provided, that such waiver of a joint privilege or permission to disclose privileged Information shall be effective only as to the use of Information with respect to the Action between the parties and/or the applicable members of their respective Groups, and shall not operate as a waiver of the joint client privilege with respect to any third Person.

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(e) If any dispute arises between the Company and SpinCo, or any members of their respective Groups, regarding whether a privilege should be waived or Information should be disclosed to protect or advance the interests of either the RemainCo Group or the SpinCo Group, each party agrees that it shall (i) negotiate with the other party in good faith, (ii) endeavor to minimize any prejudice to the rights of the other party and (iii) not unreasonably withhold, condition or delay consent to any request for waiver or disclosure by the other party. Further, each party specifically agrees that it will not withhold its consent to the waiver of a privilege or disclosure of Information for any purpose except to protect its own legitimate interests.

(f) In furtherance of the parties’ agreement under this Section 4.8, the Company and SpinCo shall, and shall cause applicable members of their respective Group to, maintain their respective separate and joint privileges, including by forming joint defense and common interest agreements where necessary or useful for this purpose.

ARTICLE V

RELEASE AND INDEMNIFICATION

5.1 Release of Pre-Distribution Claims.

(a) Except as provided in (i) Section 5.1(c) and (ii) any Transaction Document, effective as of the Time of Distribution, SpinCo does hereby, for itself and each other member of the SpinCo Group, their respective Affiliates, successors and assigns, and all Persons who at any time prior to the Time of Distribution have been directors, officers, agents or employees of any member of the SpinCo Group (in each case, in their respective capacities as such), release and forever discharge the Company and the other members of the RemainCo Group, their respective Affiliates, successors and assigns, and all Persons who at any time prior to the Time of Distribution have been shareholders, directors, officers, agents or employees of any member of the RemainCo Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at Law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of Law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Time of Distribution, including in connection with the Transactions and all other activities to implement the Separation, the Distribution and any of the other transactions contemplated hereunder and under the other Transaction Documents.

(b) Except as provided in (i) Section 5.1(c) and (ii) any Transaction Document, effective as of the Time of Distribution, the Company does hereby, for itself and each other member of the RemainCo Group, their respective Affiliates, successors and assigns, and all Persons who at any time prior to the Time of Distribution have been shareholders, directors, officers, agents or employees of any member of the RemainCo Group (in each case, in their respective capacities as such), release and forever discharge SpinCo, the other members of the SpinCo Group, their respective Affiliates, successors and assigns, and all Persons who at any time prior to the Time of Distribution have been directors, officers, agents or employees of any member of the SpinCo Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at Law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of Law or otherwise, existing or arising from any acts or events

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occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Time of Distribution, including in connection with the Transactions and all other activities to implement the Separation, the Distribution and any of the other transactions contemplated hereunder and under the other Transaction Documents.

(c) Nothing contained in Section 5.1(a) or Section 5.1(b) shall in any way limit any Person’s rights or remedies under the other provisions of this Agreement or the Transaction Documents or impair any right of any Person to enforce this Agreement or any other Transaction Document, in each case in accordance with its terms. In addition, nothing contained in Section 5.1(a) or Section 5.1(b) shall release any member of a Group from:

(i) any Liability provided in or resulting from any agreement among any members of the RemainCo Group or the SpinCo Group that is specified in Section 6.8 as not to terminate as of the Time of Distribution, or any other Liability specified in such Section 6.8 as not to terminate as of the Time of Distribution;

(ii) any Liability, contingent or otherwise, assumed, transferred, assigned or allocated to the Group of which such Person is a member in accordance with, or any other Liability of any member of any Group under, this Agreement or any other Transaction Document; or

(iii) any Liability that the parties may have with respect to indemnification or contribution pursuant to this Agreement or any of the other Transaction Documents.

(d) Notwithstanding anything to the contrary set forth in this Agreement, nothing contained in Section 5.1(a) shall release SpinCo from any obligation to indemnify any past or present director, officer or employee of the Company, SpinCo or their respective Affiliates, to the extent such director, officer or employee is or becomes a named defendant in any Action with respect to which he or she was or is entitled to such indemnification as set forth in this Agreement.

(e) SpinCo shall not make, and shall not permit any member of the SpinCo Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against the Company or any member of the RemainCo Group, or any other Person released pursuant to Section 5.1(a), with respect to any Liabilities released pursuant to Section 5.1(a). The Company shall not, and shall not permit any member of the RemainCo Group, to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification against SpinCo or any member of the SpinCo Group, or any other Person released pursuant to Section 5.1(b), with respect to any Liabilities released pursuant to Section 5.1(b).

(f) It is the intent of each of the Company and SpinCo, by virtue of the provisions of this Section 5.1, to provide for a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Time of Distribution, between or among SpinCo or any member of the SpinCo Group and their respective directors, officers, agents or employees, on the one hand, and the Company or any member of the RemainCo Group and their respective directors, officers, agents or employees, on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such members on or before the Distribution Date), except as expressly set forth in Section 5.1(c).

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5.2 General Indemnification by SpinCo. Except as provided in Section 5.4, to the fullest extent permitted by applicable Law, from and after the Time of Distribution, SpinCo shall, and shall cause the other members of the SpinCo Group to, indemnify, defend and hold harmless the Company, each other member of the RemainCo Group and each of their respective past, present and future directors, officers, employees and agents, in each case in their respective capacities as such, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “RemainCo Indemnified Parties”), from and against any and all Liabilities of the RemainCo Indemnified Parties relating to, arising out of or resulting from, directly or indirectly any of the following items (without duplication): (i) any SpinCo Liability, (ii) except to the extent it relates to a RemainCo Liability, any guarantee, indemnification or contribution obligation, surety bond or other credit support contract for the benefit of any member of the SpinCo Group by any member of the RemainCo Group that survived following the Time of Distribution, (iii) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in the Form 10 or the related information statement (as amended or supplemented if SpinCo shall have furnished any amendments or supplements thereto), or any other filings with the SEC or the FCC (as defined in the Merger Agreement) made in connection with the transactions contemplated by this Agreement, the Merger Agreement or the Transaction Documents (but excluding any such Liabilities to the extent relating to information supplied by Parent for inclusion in the Form 10, the related information statement or such other filings), and any Liabilities of the RemainCo Indemnified Parties relating to, arising out of or resulting from claims by any stockholders of the Company in connection with the Distribution, (iv) any termination, make-whole payments, prepayment fees or penalties, breakage fees or similar fees, costs or expenses incurred by the Company or any member of the RemainCo Group related to or arising under any Shared Contracts and any contracts assigned to SpinCo under which SpinCo will be providing services pursuant to the Transition Services Agreement (but excluding any such amount expressly taken into account in the calculation of Closing Net Debt Amount or that expressly are RemainCo Liabilities pursuant to this Agreement) in connection with the transactions contemplated by this Agreement; and (v) except as provided in Section 5.1, any and all Liabilities of the RemainCo Indemnified Parties relating to, arising out of or resulting from SpinCo’s or any SpinCo Subsidiary’s and, prior to the Effective Time, the Company’s or any RemainCo Subsidiary’s breach of this Agreement or any other Transaction Document in accordance with the provisions of such applicable agreement, in each case excluding any Liabilities that are expressly RemainCo Liabilities pursuant to this Agreement.

5.3 General Indemnification by the Company. Except as provided in Section 5.4, to the fullest extent permitted by Law, from and after the Time of Distribution, the Company shall and shall cause the other members of the RemainCo Group to, indemnify, defend and hold harmless SpinCo, each other member of the SpinCo Group and each of their respective past, present and future directors, officers, employees and agents, in each case in their respective capacities as such, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “SpinCo Indemnified Parties”), from and against any and all Liabilities of the SpinCo Indemnified

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Parties relating to, arising out of or resulting from, directly or indirectly any of the following items (without duplication) (i) any RemainCo Liability, (ii) except to the extent it related to a SpinCo Liability, any guarantee, indemnification or contribution obligation, surety bond or other credit support contract for the benefit of any member of the RemainCo Group by any member of the SpinCo Group that survived following the Time of Distribution, (iii) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information supplied by Parent for inclusion in the Form 10, related information statement or other filings with the SEC or FCC in connection with the transactions contemplated by this Agreement, the Merger Agreement or Transaction Documents and (iv) except as provided in Section 5.1, any and all Liabilities of the SpinCo Indemnified Parties relating to, arising out of or resulting from the Company’s breach of this Agreement or any other Transaction Document after the Effective Time in accordance with the provisions of such applicable agreement, in each case excluding any Liabilities that are expressly SpinCo Liabilities pursuant to this Agreement.

5.4 Indemnification Obligations Net of Insurance Proceeds and Other Amounts.

(a) Any Liability subject to indemnification or contribution pursuant to this Article V will be net of recoverable Insurance Proceeds actually received by an Indemnified Party. Accordingly, the amount which any party (an “Indemnifying Party”) is required to pay to any Person entitled to indemnification under this Article V (an “Indemnified Party”) will be reduced by any Insurance Proceeds that are actually received by or on behalf of the Indemnified Party in respect of the related Liability, as applicable. If an Indemnified Party receives a payment (an “Indemnity Payment”) required by this Agreement from an Indemnifying Party in respect of any Liability and subsequently receives Insurance Proceeds, then the Indemnified Party will pay to the Indemnifying Party an amount equal to such Insurance Proceeds but not exceeding the amount of the Indemnity Payment paid by the Indemnifying Party in respect of such Liability.

(b) An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, or have any subrogation rights with respect thereto. The Indemnified Party shall use its commercially reasonable efforts to seek to collect or recover any third-party Insurance Proceeds (other than Insurance Proceeds under an arrangement where future premiums are adjusted to reflect prior claims in excess of prior premiums) to which the Indemnified Party is entitled in connection with any Liability for which the Indemnified Party seeks indemnification pursuant to this Article V; provided, that the Indemnified Party’s inability to collect or recover any such Insurance Proceeds shall not limit the Indemnifying Party’s obligations hereunder.

5.5 Procedures for Indemnification of Third Party Claims.

(a) If an Indemnified Party receives written notice that a Person (including any Governmental Authority) that is not a member of the RemainCo Group or the SpinCo Group has asserted any claim or commenced any Action (collectively, a “Third Party Claim”) that may implicate an Indemnifying Party’s obligation to indemnify pursuant to Section 5.2 or Section 5.3, or any other Section of this Agreement or any other Transaction Document, the Indemnified Party shall provide the Indemnifying Party written notice thereof as promptly as practicable (and no later than twenty (20) days or sooner, if the nature of the Third Party Claim so requires) after becoming

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aware of the Third Party Claim. Such notice shall describe the Third Party Claim in reasonable detail and include copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim. Notwithstanding the foregoing, the failure of an Indemnified Party to provide notice in accordance with this Section 5.5(a) shall not relieve an Indemnifying Party of its indemnification obligations under this Agreement, except to the extent to which the Indemnifying Party is actually prejudiced by the Indemnified Party’s failure to provide notice in accordance with this Section 5.5(a).

(b) Subject to this Section 5.5(b) and Section 5.5(c), an Indemnifying Party may elect to control the defense of (and seek to settle or compromise), at its own expense and with its own counsel, any Third Party Claim; provided that, prior to the Indemnifying Party assuming control of such defense it shall first (x) verify to the Indemnified Party in writing that such Indemnifying Party shall be fully responsible (with no reservation of any rights) for all liabilities and obligations relating to such claim for indemnification and that (without regard to any dollar limitations otherwise set forth herein) it shall provide full indemnification (whether or not otherwise required hereunder) to the Indemnified Party with respect to such action, lawsuit, proceeding, investigation or other claim giving rise to such claim for indemnification hereunder and (y) enter into an agreement with the Indemnified Party in form and substance satisfactory to the Indemnified Party that unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such action, lawsuit, proceeding, investigation or facts giving rise to such claim for indemnification hereunder. Within thirty (30) days after the receipt of notice from an Indemnified Party in accordance with Section 5.5(a) (or sooner, if the nature of the Third Party Claim so requires), the Indemnifying Party shall notify the Indemnified Party whether the Indemnifying Party will assume responsibility for defending the Third Party Claim and shall specify any reservations or exceptions to its defense. After receiving notice of an Indemnifying Party’s election to assume the defense of a Third Party Claim, whether with or without any reservations or exceptions with respect to such defense, an Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the Indemnifying Party shall be responsible for the fees and expenses of its counsel and, in any event, shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, information and materials in such Indemnified Party’s possession or under such Indemnified Party’s control relating thereto as are reasonably required by the Indemnifying Party, subject to the limitations set forth in this Agreement (including Article IV hereof). If an Indemnifying Party has elected to assume the defense of a Third Party Claim, whether with or without any reservations or exceptions with respect to such defense, then such Indemnifying Party shall be solely liable for all fees and expenses incurred by it in connection with the defense of such Third Party Claim and shall not be entitled to seek any indemnification or reimbursement from the Indemnified Party for any such fees or expenses incurred during the course of its defense of such Third Party Claim, regardless of any subsequent decision by the Indemnifying Party to reject or otherwise abandon its assumption of such defense.

(c) Notwithstanding Section 5.5(b), if any Indemnified Party shall in good faith determine that (i) the Proceeding is criminal in nature, (ii) such Third Party Claim could reasonably have an adverse effect (reputational, economic or otherwise) that is material on the Indemnified Party and/or such Indemnified Party’s Group, or otherwise materially impair any business relations of the Indemnified Party and/or such Indemnified Party’s Group, or (iii) there is an actual conflict of interest if counsel for the Indemnifying Party represented both the Indemnified Party and Indemnifying Party, then the Indemnified Party shall have the right to employ separate counsel and to control the defense, compromise, or settlement thereof, and the Indemnifying Party shall bear the reasonable fees and expenses of one (1) separate counsel for all Indemnified Parties.

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(d) If an Indemnifying Party cannot or elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnified Party of its election within thirty (30) days after the receipt of notice from an Indemnified Party as provided in Section 5.5(b), the Indemnified Party may defend the Third Party Claim at the cost and expense of the Indemnifying Party. If the Indemnified Party is conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all witnesses, information and materials in such Indemnifying Party’s possession or under such Indemnifying Party’s control relating thereto as are reasonably required by the Indemnified Party, subject to the limitations set forth in this Agreement (including Article IV hereof).

(e) Without the prior written consent of any Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed, no Indemnified Party may settle or compromise, or seek to settle or compromise, any Third Party Claim. Without the prior written consent of any Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed, no Indemnifying Party shall consent to the entry of any judgment or enter into any settlement of any pending or threatened Third Party Claim for which the Indemnified Party is seeking or may seek indemnity pursuant to this Section 5.5 unless such judgment or settlement is solely for monetary damages, does not impose any expense or obligation on the Indemnified Party, does not involve any finding or determination of wrongdoing or violation of law by the Indemnified Party and provides for a full, unconditional and irrevocable release of that Indemnified Party from all liability in connection with the Third Party Claim.

5.6 Additional Matters.

(a) Indemnification or contribution payments in respect of any Liabilities for which an Indemnified Party is entitled to indemnification or contribution under this Article V shall be paid by the Indemnifying Party to the Indemnified Party as such Liabilities are incurred upon demand by the Indemnified Party, including reasonably satisfactory documentation setting forth the basis for the amount of such indemnification or contribution payment, including documentation with respect to calculations made and consideration of any Insurance Proceeds that actually reduce the amount of such Liabilities. The indemnity and contribution agreements contained in this Article V shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnified Party and (ii) the knowledge by the Indemnified Party of Liabilities for which it might be entitled to indemnification or contribution hereunder.

(b) Any claim for indemnification under this Agreement which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnified Party to the applicable Indemnifying Party describing such claim in reasonable detail and including copies of all notices and documents (including court papers) received by the Indemnified Party relating to such claim. Such Indemnifying Party shall have a period of thirty (30) days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such thirty (30)-day period or rejects such claim in whole or in part, such Indemnified Party shall be free to pursue such remedies as may be available to such party as contemplated by this Agreement and the other Transaction Documents without prejudice to its continuing rights to pursue indemnification or contribution hereunder.

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(c) If payment is made by or on behalf of any Indemnifying Party to any Indemnified Party in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnified Party as to any events or circumstances in respect of which such Indemnified Party may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person. Such Indemnified Party shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

(d) In an Action in which the Indemnifying Party is not a named defendant, if either the Indemnified Party or Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant if they conclude that substitution is desirable and practical. If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in this Section 5.7(d), and the Indemnifying Party shall fully indemnify the named defendant against all costs of defending the Action (including court costs, sanctions imposed by a court, attorneys’ fees, experts fees and all other external expenses), the costs of any judgment or settlement, and the cost of any interest or penalties relating to any judgment or settlement.

(e) For all Tax purposes, the Company and SpinCo agree to treat (i) any payment required by this Agreement (other than payments with respect to interest accruing after the Time of Distribution) as either a contribution by the Company to SpinCo or an assumption by SpinCo of a RemainCo Liability, as the case may be, occurring immediately prior to the Time of Distribution, and (ii) any payment of interest as taxable or deductible, as the case may be, to the party entitled under this Agreement to retain such payment or required under this Agreement to make such payment, in either case except as otherwise required by applicable Law.

5.7 Remedies Cumulative; Limitations of Liability. The rights provided in this Article V shall be cumulative and shall not preclude assertion by any Indemnified Party of any other rights or the seeking of any and all other remedies against any Indemnifying Party. Notwithstanding the foregoing, neither SpinCo or its Affiliates, on the one hand, nor the Company or its Affiliates, on the other hand, shall be liable to the other for any special, indirect, punitive, exemplary, remote, speculative, consequential or similar damages in excess of compensatory damages of the other arising in connection with the Transactions (provided, that any such liability with respect to a Third Party Claim shall be considered direct damages).

5.8 Survival of Indemnities. The rights and obligations of each of the Company and SpinCo and their respective Indemnified Parties under this Article V shall survive the Distribution, the Effective Time and the sale or other transfer by any party of any Assets or businesses or the assignment by it of any Liabilities, including the Merger and the transactions contemplated thereby.

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ARTICLE VI

OTHER AGREEMENTS

6.1 Further Assurances.

(a) In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto will cooperate with each other and use (and will cause their respective Subsidiaries and Affiliates to use) reasonable best efforts, prior to, on and after the Distribution Date, to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things reasonably necessary on its part under applicable Law or contractual obligations to consummate and make effective the transactions contemplated by this Agreement, including the Transactions, and the other Transaction Documents. In furtherance of such efforts, prior to the Time of Distribution, the Company may adjust or modify the Plan of Separation from time to time as it determines is advisable to effect the Separation, provided that no such adjustment or modification that would adversely affect the RemainCo Group shall be implemented without Parent’s prior written consent (which consent shall not be unreasonably, withheld, conditioned or delayed).

(b) Without limiting the foregoing, prior to, on and after the Distribution Date, each party hereto shall, subject to Section 2.6(a), cooperate with the other parties, and without any further consideration, but at the expense of the requesting party from and after the Time of Distribution, to execute and deliver, or use its reasonable best efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to obtain or make any Approvals or Notifications from or with any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument, and to take all such other actions as such party may reasonably be requested to take by any other party hereto from time to time, consistent with the terms of this Agreement and the other Transaction Documents, in order to effectuate the provisions and purposes of this Agreement and the other Transaction Documents and the transfers of the Assets and the assignment and assumption of the Liabilities and the other transactions contemplated hereby and thereby, including the Transactions. Without limiting the foregoing, each party will, at the reasonable request, cost and expense of any other party, take such other actions as may be reasonably necessary to vest in such other party good and marketable title to the Assets allocated to such party under this Agreement or any of the other Transaction Documents, free and clear of any Security Interest except as contemplated by any Transaction Document or, solely in the case of SpinCo Assets, as contemplated by any of the SpinCo Financing Commitment Letter.

(c) At or prior to the Time of Distribution, the Company and SpinCo in their respective capacities as direct and indirect shareholders of their respective Subsidiaries, shall each ratify any actions that are reasonably necessary or desirable to be taken by SpinCo or any other Subsidiary of the Company or SpinCo, as the case may be, to effectuate the transactions contemplated by this Agreement, including the Transactions.

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6.2 Confidentiality.

(a) From and after the Time of Distribution, subject to Section 6.2(c) and except as contemplated by or otherwise provided in this Agreement or any other Transaction Document, the Company shall not, and shall cause its Affiliates and officers, directors, employees, and other agents and representatives, including attorneys, agents, customers, suppliers, contractors, consultants and other representatives of any Person providing financing (collectively, “Representatives”), not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person other than Representatives of such party or of its Affiliates who reasonably need to know such information in providing services to any member of the RemainCo Group, any SpinCo Confidential Information. If any disclosures are made to any member of the RemainCo Group in connection with any services provided to a member of the SpinCo Group under this Agreement or any other Transaction Document, then the SpinCo Confidential Information so disclosed shall be used only as required in connection with the receipt of such services. The Company shall use the same degree of care to prevent and restrain the unauthorized use or disclosure of the SpinCo Confidential Information by any of its Representatives as it currently uses for its own confidential information of a like nature, but in no event less than a reasonable standard of care. For purposes of this Section 6.2(a), any Information, material or documents relating to the SpinCo Business currently or formerly conducted, or proposed to be conducted, by any member of the SpinCo Group furnished to, or in possession of, any member of the RemainCo Group, irrespective of the form of communication, and all notes, analyses, compilations, forecasts, data, translations, studies, memoranda or other documents prepared by the Company or its officers, directors and Affiliates, that contain or otherwise reflect such information, material or documents is referred to herein as “SpinCo Confidential Information.” SpinCo Confidential Information does not include, and there shall be no obligation hereunder with respect to, information that (i) is or becomes generally available to the public, other than as a result of a disclosure by any member of the RemainCo Group not otherwise permissible hereunder, (ii) the Company can demonstrate became available to the Company after the Time of Distribution from a source other than the Company, SpinCo or their Affiliates or (iii) is developed independently by the Company without reference to the SpinCo Confidential Information; provided, however, that, in the case of clause (ii), the source of such information was not known by the Company to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, SpinCo or any member of the SpinCo Group with respect to such information.

(b) From and after the Time of Distribution, subject to Section 6.2(c) and except as contemplated by this Agreement or any other Transaction Document, SpinCo shall not, and shall cause its Affiliates and their respective Representatives, not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person other than Representatives of such party or of its Affiliates who reasonably need to know such information in providing services to SpinCo or any member of the SpinCo Group, any RemainCo Confidential Information. If any disclosures are made to any member of the SpinCo Group in connection with any services provided to a member of the SpinCo Group under this Agreement or any other Transaction Document, then the RemainCo Confidential Information so disclosed shall be used only as required in connection with the receipt of such services. The SpinCo Group shall use the same degree of care to prevent and restrain the unauthorized use or disclosure of the RemainCo Confidential Information by any of their Representatives as they use for their own confidential information of a like nature, but in no event less than a reasonable standard of care. For purposes of this Section 6.2(b), any Information,

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material or documents relating to the businesses currently or formerly conducted, or proposed to be conducted, by the Company or any of its Affiliates (other than any member of the SpinCo Group) furnished to, or in possession of, any member of the SpinCo Group, irrespective of the form of communication, and all notes, analyses, compilations, forecasts, data, translations, studies, memoranda or other documents prepared by SpinCo, any member of the SpinCo Group or their respective officers, directors and Affiliates, that contain or otherwise reflect such information, material or documents is hereinafter referred to as “RemainCo Confidential Information.” RemainCo Confidential Information does not include, and there shall be no obligation hereunder with respect to, information that (i) is or becomes generally available to the public, other than as a result of a disclosure by any member of the SpinCo Group not otherwise permissible hereunder, (ii) SpinCo can demonstrate became available to SpinCo after the Time of Distribution from a source other than SpinCo, the Company or their respective Affiliates or (iii) is developed independently by such member of the SpinCo Group without reference to the RemainCo Confidential Information; provided, however, that, in the case of clause (ii), the source of such information was not known by SpinCo to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or its Affiliates with respect to such information.

(c) If the Company or its Affiliates, on the one hand, or SpinCo or its Affiliates, on the other hand, are requested or required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) by any Governmental Authority or pursuant to applicable Law to disclose or provide any SpinCo Confidential Information or RemainCo Confidential Information, as applicable, the party receiving such request or demand shall use commercially reasonable efforts to provide the other party with written notice of such request or demand as promptly as practicable under the circumstances so that such other party shall have an opportunity to seek an appropriate protective order. The party receiving such request or demand agrees to take, and cause its representatives to take, at the requesting party’s expense, all other reasonable steps necessary to obtain confidential treatment by the recipient. Subject to the foregoing, the party that received such request or demand may thereafter disclose or provide any SpinCo Confidential Information or RemainCo Confidential Information, as the case may be, to the extent required by such Law (as so advised by counsel) or by lawful process; provided, however, that the party that received such request or demand shall reasonably cooperate with a party seeking to protect its Confidential Information at such party’s expense.

(d) Each of the Company and SpinCo acknowledges that it and the other members of its Group may have in their possession confidential or proprietary information of third Persons that was received under confidentiality or non-disclosure agreements with such third Persons prior to the Distribution Date. Each of the Company and SpinCo agrees that it will hold, and will cause the other members of its Group and their respective Representatives to hold, in strict confidence the confidential and proprietary information of third Persons to which it or any other member of its respective Group has access, in accordance with the terms of any agreements entered into prior to the Distribution Date between or among one (1) or more members of the applicable party’s Group and such third Persons to the extent disclosed to such party.

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6.3 Insurance Matters.

(a) The Company acknowledges and agrees, on its own behalf and on behalf of each of the members of the RemainCo Group, that, from and after the Time of Distribution, neither the Company nor any members the RemainCo Group shall have any rights to or under any of SpinCo’s or the SpinCo Group’s insurance policies, provided, that, in the event any insurable loss or damage to any material Company Stations’ assets occurs prior to Closing and the payment for any repair or replacement of such assets has not been made prior to Closing (such that Cash and Cash Equivalents has been reduced), SpinCo agrees that it will pay over any Insurance Proceeds actually received in connection with such loss or damage to the Company net of SpinCo’s costs and expense.

(b) At the Time of Distribution, all insurance policies (and rights and obligations thereunder) of any member of SpinCo Group or RemainCo Group, shall be retained by or transferred to a member of SpinCo Group, as applicable, other than the insurance policies acquired prior to the Time of Distribution by and in the name of the Company or its Subsidiaries pursuant to Section 6.3(c) hereof.

(c) Neither SpinCo nor any member of the SpinCo Group shall have any obligation to secure extended reporting for any claims under any of SpinCo’s or the SpinCo Group claims-made or occurrence-reported liability policies for any acts or omissions by the Company or any member of the RemainCo Group incurred prior to the Time of Distribution.

(d) This Agreement shall not be considered as an attempted assignment of any policy of insurance or as a contract of insurance and shall not be construed to waive any right or remedy of either SpinCo or any member of the SpinCo Group in respect of any of the SpinCo insurance policies and programs or any other contract or policy of insurance.

6.4 Litigation; Cooperation.

(a) Assumed Actions.

(i) As of the Time of Distribution, SpinCo shall assume and thereafter, except as provided in Article V, be responsible for the administration of all Liabilities that may result from the SpinCo Assumed Actions and all fees and costs relating to the defense of the SpinCo Assumed Actions, including attorneys’ fees and costs incurred after the Time of Distribution. “SpinCo Assumed Actions” means all Actions in existence as of the Distribution Date in which any member of the SpinCo Group, the RemainCo Group (as such group exists as of the Time of Distribution) or any Affiliate of a member of the SpinCo Group or the RemainCo Group (as such group exists as of the Time of Distribution) is a defendant other than the RemainCo Assumed Actions.

(ii) As of the Time of Distribution, the Company shall assume and thereafter, except as provided in Article V, be responsible for the administration of all Liabilities that may result from the RemainCo Assumed Actions and all fees and costs relating to the defense of the RemainCo Assumed Actions, including attorneys’ fees and costs incurred after the Time of Distribution. “RemainCo Assumed Actions” means (i) those Actions listed on Schedule 6.4(a) and (ii) including any Actions to the extent they relate to the RemainCo Business or the RemainCo Group that arise following the date hereof and prior to the Time of Distribution.

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(b) The Company agrees that at all times from and after the Time of Distribution if a Third Party Claim relating primarily to the RemainCo Business is commenced naming both the Company and SpinCo as defendants thereto, then the Company shall use its commercially reasonable efforts to cause SpinCo to be removed from such Third Party Claim to the extent the claims relate to the RemainCo Business; provided, that, if the Company is unable to cause SpinCo to be removed from such Third Party Claim, the Company and SpinCo shall cooperate and consult to the extent necessary or advisable with respect to such Third Party Claim.

(c) SpinCo agrees that at all times from and after the Time of Distribution if a Third Party Claim relating primarily to the SpinCo Business is commenced naming both the Company and SpinCo as defendants thereto, then SpinCo shall use its commercially reasonable efforts to cause the Company to be removed from such Third Party Claim to the extent the claims relate to the SpinCo Business; provided, that, if SpinCo is unable to cause the Company to be removed from such Third Party Claim, the Company and SpinCo shall cooperate and consult to the extent necessary or advisable with respect to such Third Party Claim.

(d) The Company and SpinCo agree that at all times from and after the Time of Distribution if a Third Party Claim relates both to the SpinCo Business and the RemainCo Business is commenced naming both the Company (or any member of the RemainCo Group) and SpinCo (or any member of the SpinCo Group) as defendants thereto, then the Company and SpinCo shall cooperate fully with each other, form and maintain a joint defense or common interest agreement (in a manner that would preserve for both parties and their respective Affiliates any attorney-client privilege, protection or other privilege with respect thereto) and consult each other to the extent necessary or advisable with respect to such Third Party Claim.

6.5 Tax Matters. The Company, Parent and SpinCo shall enter into the Tax Matters Agreement on or prior to the Distribution Date. To the extent that any representations, warranties, covenants or agreements between the parties with respect to Taxes or other Tax matters are set forth in the Tax Matters Agreement, such Taxes and other Tax matters shall be governed exclusively by the Tax Matters Agreement and not by this Agreement.

6.6 Employee Matters. The Company, Parent and SpinCo shall enter into the Employee Matters Agreement on or prior to the Distribution Date. To the extent that any representations, warranties, covenants or agreements between the parties with respect to employment matters are set forth in the Employee Matters Agreement, such employment matters shall be governed exclusively by the Employee Matters Agreement and not by this Agreement.

6.7 Merger Agreement. The Company and Parent shall enter into the Merger Agreement concurrently with the execution of this Agreement. To the extent that any representations, warranties, covenants or agreements between the parties with respect to RemainCo Assets or RemainCo Liabilities, or the Merger (as defined in the Merger Agreement) are set forth in the Merger Agreement, such matters shall be governed exclusively by the Merger Agreement and not by this Agreement.

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6.8 Compliance with Legal Requirements. After the Time of Distribution, each of SpinCo and the Company covenants and agrees that it will comply in all material respects with all legal requirements and regulations applicable to it that have been enacted by a Governmental Authority as a condition to or otherwise in connection with the Distribution.

6.9 Termination of Agreements.

(a) Except as set forth in Section 6.8(b), in furtherance of the releases and other provisions of Section 5.1, effective as of the Distribution, SpinCo and each other member of the SpinCo Group, on the one hand, and the Company and each other member of the RemainCo Group, on the other hand, hereby terminate any and all agreements, arrangements, commitments and understandings, oral or written (“Intercompany Agreements”), including all intercompany accounts payable or accounts receivable (“Intercompany Accounts”), between such parties and in effect or accrued as of the Distribution. No such terminated Intercompany Agreement or Intercompany Account (including any provision thereof that purports to survive termination) shall be of any further force or effect after the Distribution Date. Each Party shall, at the reasonable request of the other Party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing. The Parties, on behalf of the members of their respective Groups, hereby waive any advance notice provision or other termination requirements with respect to any Intercompany Agreement.

(b) The provisions of Section 6.8(a) shall not apply to any of the following Intercompany Agreements or Intercompany Accounts (or to any of the provisions thereof): (i) the Intercompany Agreements and Intercompany Accounts set forth in Schedule 6.8(b); and (ii) this Agreement, the Merger Agreement and the other Transaction Documents (and each other Intercompany Agreement or Intercompany Account expressly contemplated by this Agreement, the Merger Agreement or any other Transaction Document to be entered into by either Party or any other member of its Group).

6.10 Dispute Resolution. From and after the date hereof, in the event that Parent disagrees with the implementation of the Plan of Separation or any allocation of the RemainCo Assets, RemainCo Liabilities, SpinCo Assets, or SpinCo Liabilities, Parent may deliver a notice of disagreement (each, a “Dispute Notice”) to the Company and SpinCo. If Parent delivers a Dispute Notice, then the Company, SpinCo and Parent shall attempt to agree on the allocation of such Assets and Liabilities within the fifteen (15) day period following the delivery of Parent’s Dispute Notice. If the Company, SpinCo and Parent agree on the allocation within such period, then the allocation on which they so agree shall be effected pursuant to and in accordance with the terms and conditions of this Agreement. If the Company, SpinCo, and Parent do not so agree within such period, then the unresolved disagreement shall be elevated to their respective chief legal officers (or their designees) for discussion and resolution in good faith.

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ARTICLE VII

MISCELLANEOUS

7.1 Corporate Power. The Company represents on behalf of itself and on behalf of other members of the RemainCo Group, and SpinCo represents on behalf of itself and on behalf of other members of the SpinCo Group, as follows:

(a) each such Person has the requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform each of this Agreement and each other Transaction Document to which it is a party and to consummate the transactions contemplated hereby and thereby, including the Transactions; and

(b) this Agreement and each Transaction Document to which it is a party has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof (except as may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization, preference or similar laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforcement is sought in equity or at law)).

7.2 Governing Law; Jurisdiction.

(a) This Agreement and, unless expressly provided therein, each other Transaction Document, shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware which might compel the applications of the law of another jurisdiction.

(b) Notwithstanding anything herein to the contrary, any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether at law or in equity, whether in contract or in tort or otherwise, or any dispute arising out of or relating in any way to the SpinCo Financing, the SpinCo Financing Commitment Letter, the performance thereof or the transactions contemplated thereby shall be governed by, and construed in accordance with, the Laws of the State of New York.

7.3 Survival of Covenants. Except as expressly set forth in any other Transaction Document, the covenants and other agreements contained in this Agreement and each other Transaction Document, and liability for the breach of any obligations contained herein or therein, shall survive each of the Separation and the Distribution and shall remain in full force and effect.

7.4 Force Majeure. No party hereto (or any Person acting on its behalf) shall have any liability or responsibility for failure to fulfill any obligation (other than a payment obligation) under this Agreement or, unless otherwise expressly provided therein, any other Transaction Document, so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure.

A party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event, (i) notify the other parties of the nature and extent of any such Force Majeure condition and (ii) use due diligence to remove any such causes and resume performance under this Agreement as soon as feasible.

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7.5 Notices. All notices, requests, claims, demands and other communications under this Agreement and, to the extent applicable and unless otherwise provided therein, under each of the other Transaction Documents shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or electronic transmission with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.5):

If to the Company (prior to the Merger):

Meredith Corporation

1716 Locust Street

Des Moines, Iowa 50309-3023

Attention: John S. Zieser

Email:

with a copy (which shall not constitute notice) to:

Cooley LLP

1299 Pennsylvania Ave., NW

Suite 700

Washington, DC 20004

Attention: Kevin Mills and Aaron Binstock

Email:

If to Parent, the Company (after the Merger) or a member of the RemainCo Group, to:

Gray Television, Inc.

Attention: Legal Department 445 Dexter Avenue, Suite 7000

Montgomery, Alabama 36104

Email:

with a copy (which shall not constitute notice) to:

Eversheds Sutherland (US) LLP

700 Sixth St. NW, Suite 700

Washington, DC 20001

Attention: William Dudzinsky

Email:

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if to SpinCo:

Meredith Holdings Corporation

1716 Locust Street

Des Moines, Iowa 50309-3023

Attention: John S. Zieser

Email:

with a copy (which shall not constitute notice) to: Cooley LLP

1299 Pennsylvania Ave., NW

Suite 700

Washington, DC 20004

Attention: Kevin Mills and Aaron Binstock

Email:

7.6 Termination. Notwithstanding any provision to the contrary, if the Merger Agreement has been terminated in accordance with its terms, this Agreement may be terminated and the Distribution abandoned at any time prior to the Time of Distribution by and in the sole discretion of the Company without the prior approval of any Person, including SpinCo. In the event of such termination, this Agreement shall become void and no party, or any of its officers and directors shall have any liability to any Person by reason of this Agreement. After the Time of Distribution, this Agreement may not be terminated except by an agreement in writing signed by each of the parties to this Agreement.

7.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement, including the Transactions, be consummated as originally contemplated to the greatest extent possible.

7.8 Entire Agreement. Except as otherwise expressly provided in this Agreement, this Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, between or on behalf of the parties hereto with respect to the subject matter of this Agreement.

7.9 Assignment; No Third-Party Beneficiaries. This Agreement shall not be assigned by either party without the prior written consent of all of the other parties hereto. Except as provided in Article V with respect to Indemnified Parties, this Agreement is for the sole benefit of the parties to this Agreement and members of their respective Group and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon

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any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. In the event of a subsequent transfer or sale of the Company or the RemainCo Group or transfer or sale of all or substantially all of the assets of the Company or the RemainCo Group following Closing (or a material portion of the assets of the Company or the RemainCo Group to an Affiliate that is not wholly-owned by RemainCo), the Company agrees that (i) as a condition to such transfer or sale, it will require the transferee to agree in writing to assume all the obligations and liabilities of the Company and the RemainCo Group under this Agreement (or in the case of a sale or transfer to an Affiliate, the obligations and liabilities of the Company and the RemainCo Group corresponding to the assets transferred or sold), and (ii) in the case of such a sale or transfer to an Affiliate, such transfer or sale shall not release the Company or the RemainCo Group from any of their obligations or liabilities under this Agreement. In the event of a subsequent transfer or sale of SpinCo or the SpinCo Group or transfer or sale of all or substantially all of the assets of SpinCo or the SpinCo Group following Closing (or a material portion of the assets of the SpinCo Group to an Affiliate that is not wholly-owned by SpinCo), SpinCo agrees that (i) as a condition to such transfer or sale, it will require the transferee to agree in writing to assume all the obligations and liabilities of SpinCo and the SpinCo Group under this Agreement (or in the case of a sale or transfer to an Affiliate, the obligations and liabilities of SpinCo and the SpinCo Group corresponding to the assets transferred or sold), and (ii) in the case of such a sale or transfer to an Affiliate, such transfer or sale shall not release SpinCo or the SpinCo Group from any of their obligations or liabilities under this Agreement. Notwithstanding anything to the contrary set forth above, the SpinCo Lenders shall be a third-party beneficiary of Section 7.2(b), this Section 7.9, Section 7.10(c), Section 7.10(d), Section 7.11, and Section 7.14.

7.10 Enforcement; Exclusive Jurisdiction; Waiver of Jury Trial.

(a) The rights and remedies of the parties shall be cumulative with and not exclusive of any other remedy conferred hereby. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or, if under applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any federal court located in the State of Delaware without proof of actual damages or otherwise (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties’ rights in this Section 7.10 are an integral part of the transactions contemplated hereby and each party hereby waives any objections to any remedy referred to in this Section 7.10.

(b) In addition, each of the parties (i) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the Court of Chancery of the State of Delaware and any federal court located in the State of Delaware, or, if neither of such courts has subject matter jurisdiction, any state court of the State of Delaware having subject matter jurisdiction, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to

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the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware and any federal court located in the State of Delaware, or, if neither of such courts has subject matter jurisdiction, any state court of the State of Delaware having subject matter jurisdiction, and (iv) consents to service of process being made through the notice procedures set forth in Section 7.5.

(c) Notwithstanding anything herein to the contrary, each of the parties acknowledges and irrevocably agrees that any action or proceeding, whether in contract or tort, at law or in equity or otherwise, against any SpinCo Lender arising out of, or relating to, the transactions contemplated by this Agreement (including the SpinCo Financing) shall be subject to the exclusive jurisdiction of the Supreme Court of the State of New York, County of New York, or if under applicable Law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York in the Borough of Manhattan (and the appellate courts thereof) and each Party submits for itself and its property with respect to any such action or proceeding to the exclusive jurisdiction of such court and agrees not to bring any such action or proceeding in any other court.

(d) EACH OF THE PARTIES HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM INVOLVING ANY FINANCING SOURCES).

7.11 Amendment. Except as provided in Section 7.14, this Agreement may be amended or modified only by a written instrument signed by Parent, SpinCo, and the Company. No waiver by any party of any provision of this Agreement shall be effective unless explicitly set forth in writing and executed by the party so waiving. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach. Notwithstanding anything set forth above, this Section 7.11, Section 7.2(b), Section 7.9, Section 7.10(c), Section 7.10(d), Section 7.11, and Section 7.14 (and any provision of this Agreement to the extent an amendment, modification, waiver or termination of such provision would modify the substance of any such Section, and any related definitions insofar as they affect such Sections) shall not be amended, waived or otherwise modified in a manner that is adverse to the interests of any SpinCo Lender party to the Company Commitment Letter without the prior written consent of such SpinCo Lender.

7.12 Rules of Construction. Interpretation of this Agreement shall be governed by the following rules of construction: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) references to the terms Article, Section, paragraph, clause, Exhibit and Schedule are references to the Articles, Sections, paragraphs, clauses, Exhibits and Schedules of this Agreement unless otherwise specified, (iii) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto, (iv) references to “$” shall mean U.S. dollars, (v) the word “including” and words of similar import when used in

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this Agreement shall mean “including without limitation,” unless otherwise specified, (vi) the word “or” shall not be exclusive, (vii) references to “written” or “in writing” include in electronic form, (viii) unless the context requires otherwise, references to “party” shall mean the Company or SpinCo, as appropriate, and references to “parties” shall mean the Company and SpinCo (except that with reference to Article VII, “parties” shall mean the Company, SpinCo and, to the extent applicable in the context, Parent, and to the extent applicable, “party” shall mean the Company or SpinCo or Parent, as applicable), (ix) provisions shall apply, when appropriate, to successive events and transactions, (x) the table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement, (xi) Parent, the Company, and SpinCo have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or burdening either party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts of this Agreement, (xiii) a reference to any Person includes such Person’s successors and permitted assigns and (xiv) references to “primarily related to” shall refer, with respect to any asset or liability of the Company or any Subsidiary, to such asset or liability’s relation to the SpinCo Business or the RemainCo Business in the ordinary course of business, disregarding the presence of such asset or liability on the consolidated financial statements or other books or records of the Company prior to the Separation.

7.13 Counterparts. This Agreement may be executed in counterparts, and by the different parties to each such agreement in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (.PDF) shall be as effective as delivery of a manually executed counterpart of any such Agreement.

7.14 No Recourse. Notwithstanding anything herein to the contrary, except for the Company pursuant to the SpinCo Financing Commitment Letter, each of the parties hereto (each on behalf of itself, its Subsidiaries and the equityholders, directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers, and other agents, advisors and representatives of each of them) acknowledges and agrees that it (and such other Persons) shall have no recourse against the SpinCo Lenders, and the SpinCo Lenders shall be subject to no liability or claims by the parties hereto (or such other Persons) in connection with the SpinCo Financing or in any way relating to this Agreement or any of the transactions contemplated hereby or thereby, whether at law, in equity, in contract, in tort or otherwise.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

MEREDITH CORPORATION

By:	/s/ Jason Frierott
Name:	Jason Frierott
Title:	Chief Financial Officer

MEREDITH HOLDINGS CORPORATION

By:	/s/ Jason Frierott
Name:	Jason Frierott
Title:	Vice President, Treasurer and Secretary

GRAY TELEVISION, INC.

By:	/s/ Hilton H. Howell, Jr.
Name:	Hilton H. Howell, Jr.
Title:	Executive Chairman and Chief Executive Officer

[Signature Page to Separation and Distribution Agreement]

Exhibit 10.1

EXECUTION VERSION

EMPLOYEE MATTERS AGREEMENT

BY AND AMONG MEREDITH CORPORATION,

MEREDITH HOLDINGS CORPORATION, and

GRAY TELEVISION, INC.

Dated May 3, 2021

EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT (this “Agreement”), dated as of May 3, 2021, is by and among Meredith Holdings Corporation, an Iowa corporation (“SpinCo”), Meredith Corporation, an Iowa corporation (the “Company” or “RemainCo”), and Gray Television, Inc., a Georgia corporation (“Parent”). Each of SpinCo, the Company, and Parent is sometimes referred to herein as a “Party” and, collectively, as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Company, Parent, and Gray Hawkeye Stations, Inc., a Delaware corporation (“Merger Sub”), have entered into that certain Agreement and Plan of Merger, dated as of May 3, 2021 (the “Merger Agreement”), providing for, among other things, the merger of the Company with and into Merger Sub, with the Company surviving such merger (the “Merger”) as a wholly-owned Subsidiary of Parent;

WHEREAS, in furtherance thereof the Company, SpinCo and Parent have entered into that certain Separation and Distribution Agreement, dated as of as of May 3, 2021 (the “Separation Agreement”);

WHEREAS, as contemplated by the Separation Agreement, the Company and SpinCo desire to enter into this Agreement to provide for the allocation of assets, Liabilities (as defined below), and responsibilities with respect to certain matters relating to employees, individual independent contractors and Directors (as defined below) (including employee compensation and benefit plans and programs) between them.

NOW, THEREFORE, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Separation Agreement. For purposes of this Agreement, the following terms shall have the following meanings:

1.1 “2004 Plan” means the Amended and Restated Meredith Corporation 2004 Stock Incentive Plan.

1.2 “2014 Plan” means the Meredith Corporation 2014 Stock Incentive Plan.

1.3 “Adjusted Company Awards” means the Adjusted Company Options, the Adjusted Company RSUs and the Adjusted Company Share-Based Awards.

1.4 “Adjusted Company Option” has the meaning set forth in Section 5.2(a)(i).

1.5 “Adjusted Company RSU” has the meaning set forth in Section 5.2(c)(ii).

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1.6 “Annual Management Incentive Plan” means the Meredith Corporation short-term incentive plan.

1.7 “Cash LTIP” means the Meredith Corporation cash based long-term incentive plan.

1.8 “CBAs” has the meaning set forth in Section 2.7.

1.9 “Closing Company Stock Price” has the meaning set forth in Section 5.2(a)(i)(2).

1.10 “COBRA” means the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code Section 4980B and ERISA Sections 601 through 608.

1.11 “Code” means the Internal Revenue Code of 1986, as amended, or any successor federal income tax law. Reference to a specific Code provision also includes any proposed, temporary, or final regulation in force under that provision.

1.12 “Company Defined Contribution Plan” means the Meredith Corporation Savings and Investment Plan.

1.13 “Company Equity Plans” means the 2004 Plan, 2014 Plan and the Company Plan for Non-Employee Directors, each as amended from time to time.

1.14 “Company FSAs” has the meaning set forth in Section 4.3.

1.15 “Company Health and Welfare Plans” means the Meredith Corporation Consolidated Health and Welfare Plan, and any health and welfare plans sponsored and maintained by any of its Subsidiaries immediately prior to the Time of Distribution which provide group health, life, dental, accidental death and dismemberment, health care reimbursements, dependent care assistance and disability benefits.

1.16 “Company Replacement Plan” means the Meredith Corporation Replacement Benefit Plan, amended and restated as of January 1, 2001.

1.17 “Company Retirement Income Plan” means the Meredith Corporation Employees’ Retirement Income Plan, or “Cash Balance Plan,” as amended and restated effective as of December 31, 2020.

1.18 “Company Retirement Plans” means the Company Retirement Income Plan, the Company Replacement Plan and the Meredith Corporation Company Supplemental Plan.

1.19 “Company Supplemental Plan” means the Meredith Corporation Supplemental Benefit Plan, amended and restated as of January 1, 2001.

1.20 “Deferred Compensation Plans” means the Meredith Corporation Deferred Compensation Plan and the Time Inc. Deferred Compensation Plans.

1.21 “Director” means a member of the Board of Directors of the Company.

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1.22 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific provision of ERISA also includes any proposed, temporary, or final regulation in force under that provision.

1.23 “Former Company Service Provider” means any individual whose employment or, in the case of an individual independent contractor or Director, service with Meredith Corporation or any of its respective Subsidiaries and Affiliates is or was terminated for any reason before the Time of Distribution, including all Former RemainCo Service Providers and Former SpinCo Service Providers.

1.24 “Former RemainCo Service Provider” means any Former Company Service Provider who was previously a RemainCo Service Provider or would have been a RemainCo Service Provider based on the services performed prior to termination.

1.25 “Former SpinCo Service Provider” means any Former Company Service Provider who is not a Former RemainCo Service Provider.

1.26 “Time Inc. Deferred Compensation Plans” mean the Deferred Compensation Plans assumed by the Company from Time Inc., including provisions applicable to amounts deferred prior to January 1, 2005.

1.27 “HIPAA” means the health insurance portability and accountability requirements for “group health plans” under the Health Insurance Portability and Accountability Act of 1996, as amended.

1.28 “Meredith Corporation Deferred Compensation Plan” means the Meredith Corporation Deferred Compensation Plan, as amended and restated effective January 1, 2014, and amended as of December 31, 2020.

1.29 “Opening Company Stock Price” has the meaning set forth in Section 5.2(a)(i)(2).

1.30 “Opening SpinCo Stock Price” has the meaning set forth in Section 5.2(a)(i)(2).

1.31 “Option” when immediately preceded by “Company,” means an option to purchase shares of Company Common Stock granted by the Company prior to the Time of Distribution pursuant to a Company Equity Plan and, when immediately preceded by “SpinCo,” means an option to purchase shares of SpinCo Common Stock, which option is granted pursuant to the SpinCo Long Term Incentive Plan as part of the adjustment to Company Options as set forth in Section 5.2.

1.32 “Plan,” when immediately preceded by “Company,” means any plan, policy, program, payroll practice, on-going arrangement, contract, trust, insurance policy or other agreement or funding vehicle (including a Company Health and Welfare Plan, the Company Defined Contribution Plan and the Company Retirement Plan) for which the eligible classes of participants include current and/or former Directors and employees of the Company or its Subsidiaries (which may include current or former employees of SpinCo Group Members prior to the Time of Distribution) (and their eligible dependents), and when immediately preceded by “SpinCo,” means any plan, policy, program, payroll practice, on-going arrangement, contract,

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trust, insurance policy or other agreement or funding vehicle (including a SpinCo Health and Welfare Plan) for which the eligible classes of participants are limited to current and former employees (and their eligible dependents) of SpinCo or a SpinCo Group Member, notwithstanding that former Company employees may have vested accrued benefits or other rights under a Plan.

1.33 “RemainCo Business” means the business and operations conducted by the Local Media Group segment of the Company and its Subsidiaries, which owns and operates the broadcast television stations set forth on Schedule 1.1(b) of the Separation Agreement, prior to the Time of Distribution, provided, that for the avoidance of doubt, the RemainCo Business shall not include the business of operations conducted by the National Media Group segment of the Company and its Subsidiaries prior to the Time of Distribution.

1.34 “RemainCo Group” means, individually or collectively, as the case may be, RemainCo and RemainCo Group Members.

1.35 “RemainCo Group Member” means RemainCo and any entity that will be an Affiliate or Subsidiary of RemainCo immediately after the Effective Time.

1.36 “RemainCo Participant” means any individual who is a RemainCo Service Provider or a Former RemainCo Service Provider, and any beneficiary, dependent, or alternate payee of such individual, as the context requires.

1.37 “RemainCo Service Provider” means (i) any individual who primarily provides services to the RemainCo Business and, as of immediately prior to the Time of Distribution, is employed by or is an individual independent contractor for the Company or any of its Subsidiaries, including any individual on a leave of absence or on short-term disability and (ii) the individuals set forth on Schedule 1.37.

1.38 “Restricted Stock Unit,” when immediately preceded by “Company,” means a unit granted by the Company prior to the Time of Distribution pursuant to a Company Equity Plan representing a general unsecured promise by the Company to deliver a share of Company Common Stock (or its cash value), including those deferred under a Deferred Compensation Plan and when immediately preceded by “SpinCo,” means a unit granted by SpinCo representing a general unsecured promise by SpinCo to deliver a share of SpinCo Common Stock (or its cash value), which unit is granted pursuant to the SpinCo Long Term Incentive Plan as part of the adjustment to the Company Restricted Stock Units as set forth in Section 5.2.

1.39 “Retained Deferred Equity Awards” has the meaning set forth in Section 5.2(c)(ii).

1.40 “Share-Based Awards” when immediately preceded by “Company,” means each share of the Company’s restricted stock and each right of any kind, contingent or accrued, to receive shares of Common Stock or benefits measured in whole or in part by the value of a number of shares of Common Stock granted by the Company outstanding immediately prior to the Effective Time (including any stock equivalent units), other than Company Stock Options and Company Restricted Stock Units and when immediately preceded by “SpinCo,” means any such award granted by SpinCo representing a general unsecured promise by SpinCo to deliver shares of SpinCo Common Stock granted pursuant to the SpinCo Long Term Incentive Plan as part of the adjustment to the Company Share-Based Awards as set forth in Section 5.2.

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1.41 “SpinCo Group” means, individually or collectively, as the case may be, SpinCo and SpinCo Group Members.

1.42 “SpinCo Group Member” means SpinCo and any entity that will be an Affiliate or Subsidiary of SpinCo immediately after the Effective Time.

1.43 “SpinCo Health and Welfare Plan” means the health and welfare plans sponsored and maintained by SpinCo or any of its Subsidiaries which provide group health, life, dental, accidental death and dismemberment, health care reimbursements, dependent care assistance and disability benefits.

1.44 “SpinCo Long Term Incentive Plan” means the new SpinCo Long Term Incentive Compensation Plan adopted by SpinCo prior to the Time of Distribution.

1.45 “SpinCo Participant” means any individual who is a SpinCo Service Provider or a Former SpinCo Service Provider (excluding any RemainCo Service Provider or Former RemainCo Service Provider), and any beneficiary, dependent, or alternate payee of such individual, as the context requires.

1.46 “SpinCo Service Provider” means any individual who as of immediately prior to the Time of Distribution, is employed by, is an individual independent contractor for, or is a Director of, the Company or any of its Subsidiaries, including any individual on a leave of absence or on short-term or long-term disability; provided, however, that no RemainCo Service Provider constitutes a SpinCo Service Provider.

1.47 “Tax Matters Agreement” means that certain Tax Matters Agreement, dated on or about the date hereof, by and between the parties hereto.

1.48 “Transition Services Agreement” means that certain Transition Services Agreement, dated on or about the date hereof, by and between the parties hereto.

ARTICLE II

TRANSFER OF SPINCO SERVICE PROVIDERS; GENERAL PRINCIPLES

2.1 Transfer of Employment and Service of Certain SpinCo Service Providers. The Company and SpinCo will each use reasonable best efforts to cause the employment of or, with respect to individual independent contractors, the engagement of, (i) each SpinCo Service Provider who is not employed by or, with respect to an individual independent contractor or Director, engaged by a SpinCo Group Member as of the date hereof; and (ii) any RemainCo Service Provider who is receiving benefits under a SpinCo Plan during any applicable approved leave of absence including on short-term disability at the Time of Distribution set forth on Schedule 2.1 (the “LOA RemainCo Employees”) to be transferred to a SpinCo Group Member prior to the Time of Distribution. In accordance with the Merger Agreement, the Company, SpinCo and its Subsidiaries, and any SpinCo Entities agree to cooperate with the transition of any RemainCo Service Providers or benefit plan matters with respect to the RemainCo Service Providers, including providing any background, personnel files, or other information that may be requested by the Parent or Merger Sub.

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2.2 Assumption and Retention of Liabilities.

(a) The Company and SpinCo intend that all employment-related and, with respect to individual independent contractors or Directors, service-related Liabilities and rights associated with SpinCo Participants are to be assumed by SpinCo or a SpinCo Group Member, in each case, except as specifically set forth herein. Accordingly, as of the Time of Distribution, SpinCo or another member of the SpinCo Group hereby retains or assumes and agrees to pay, perform, fulfill, and discharge, except as expressly provided in this Agreement, (i) all Liabilities and rights arising under or related to the Company Plans and the SpinCo Plans with respect to any SpinCo Participant or Former SpinCo Participant, (ii) all employment or service-related Liabilities (including Liabilities relating to transfer of employment or service, terminations of employment or service and any deemed termination of employment or service) and rights with respect to all SpinCo Participants and (iii) any other Liabilities expressly transferred to SpinCo or a SpinCo Group member under this Agreement. In accordance with Section 7.2 hereof, SpinCo shall indemnify and hold harmless the Company and each RemainCo Group Member against any Liabilities or obligations allocated to, or retained or assumed by, SpinCo or any member of the SpinCo Group pursuant to this Agreement. Any and all Liabilities relating to any RemainCo Service Providers and Former RemainCo Service Providers, in each case except as specifically set forth herein, shall not be assumed by SpinCo and shall remain with and be retained by RemainCo.

(b) SpinCo shall use reasonable best efforts to cause any severance eligible Former RemainCo Employees (the “Severance Eligible Former RemainCo Employees”) and any LOA RemainCo Employees to remain on the applicable SpinCo Plan for the remainder of the applicable severance period or leave of absence, subject to reimbursement by the Company as set forth herein and in the Transition Services Agreement. SpinCo shall also use reasonable best efforts to cause any Former RemainCo Service Provider who is on SpinCo’s long-term disability plan, set forth on Schedule 2.2 (the “LTD Eligible RemainCo Employees”) to remain on such Plan after the Time of Distribution subject to reimbursement by the Company as set forth herein. Notwithstanding the foregoing, all Liabilities associated with the Severance Eligible Former RemainCo Employees and the LTD Eligible RemainCo Employees, except in connection with each such Severance Eligible RemainCo Employee and/or LTD Eligible Former RemainCo Employee remaining on the applicable SpinCo Plan, shall not be assumed by SpinCo and shall remain with and be retained by the Company. The Company will use reasonable best efforts to cause the LOA RemainCo Employees to become Continuing Employees (as defined in the Merger Agreement) after the applicable leave of absence expires and, except in connection with each such LOA RemainCo Employees remaining on the applicable SpinCo Plan, all Liabilities associated with the LOA RemainCo Employees shall not be assumed by SpinCo and shall remain with and be retained by the Company.

2.3 Sponsorship of the SpinCo Plans.

(a) Except as otherwise provided herein, effective no later than immediately prior to the Time of Distribution, the Company and SpinCo shall take such actions (if any) as are required to cause SpinCo or a SpinCo Group Member to assume sponsorship of, each Company Plan and each SpinCo Plan and for the Company to transfer and assign sponsorship of all Company Plans to SpinCo or a SpinCo Group Member.

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(b) The transfer and assignment of sponsorship of the Company Plans to SpinCo or a SpinCo Group Member pursuant to this Section 2.3, Article III or other provisions of this Agreement is not intended to transfer or assign ultimate responsibility for the assets and Liabilities associated with the Company Plans with respect to any RemainCo Participants in a different manner from which they are allocated pursuant to Section 2.2, Article III or other provisions of this Agreement.

2.4 Reimbursements. From time to time after the Time of Distribution, the Parties shall promptly reimburse one another, upon reasonable request of the Party requesting reimbursement and the presentation by such Party of such substantiating documentation as the other Party shall reasonably request, for the cost of any Liabilities satisfied or assumed by the Party requesting reimbursement or its Affiliates that are, pursuant to this Agreement, the responsibility of the other Party or any of its Affiliates.

2.5 Approval of Plan. (i) Prior to the Time of Distribution, the Company shall cause SpinCo to adopt the SpinCo Long Term Incentive Plan and (ii) at or prior to the Time of Distribution, the Company and SpinCo shall take all actions (including actions taken by the Company and/or any of its direct or indirect Subsidiaries as shareholder(s) of SpinCo) as may be necessary or applicable to approve the SpinCo Long Term Incentive Plan and any non-qualified deferred compensation plan under which equity awards may be granted or will be outstanding after the Time of Distribution in order to satisfy the requirements of the applicable rules and regulations of the NYSE.

2.6 Delivery of Shares; Registration Statement. From and after the Time of Distribution, SpinCo shall have sole responsibility for delivery of shares of SpinCo Common Stock pursuant to awards issued under a SpinCo Plan in satisfaction of any obligations to deliver such shares under the SpinCo Plans and shall do so without compensation from any RemainCo Group Member. SpinCo shall cause a registration statement on Form S-8 (or other appropriate form) to be filed with respect to such issued or issuable shares prior to the Time of Distribution and shall cause such registration to remain in effect for so long as there may be an obligation to deliver SpinCo shares under such SpinCo Plans.

2.7 Labor Relations. To the extent required by applicable Law or any agreement with a labor union or similar employee organization, SpinCo shall, or shall cause the applicable member of the SpinCo Group to, provide notice, engage in consultation and take any similar action which may be required on its part in connection with the consummation of the transactions contemplated by the Separation Agreement. Effective no later than immediately prior to the Time of Distribution, (a) SpinCo shall, or shall cause the applicable member of the SpinCo Group to, assume the collective bargaining agreements (collectively, the “CBAs”) that cover SpinCo Participants (including the obligation to honor the terms and conditions thereof and any obligations thereunder requiring a successor to recognize a particular labor union as authorized representative and bargaining agent of an employee group or for any other purpose), (b) SpinCo (or the applicable member of the SpinCo Group) shall be the “Employer” for purposes of each such CBA, and (c) the SpinCo Group shall have sole responsibility for all Liabilities arising under or related to the CBAs.

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2.8 Assumption of Employment Agreements. Effective no later than immediately prior to the Time of Distribution, the Company shall assign to SpinCo or a SpinCo Group Member, and the Company and SpinCo shall take such actions (if any) as are required to cause SpinCo or a SpinCo Group Member to assume, all employment agreements, individual supplemental benefit agreements and other individual agreements entered into between a SpinCo Participant and the Company or any of its Subsidiaries. In addition, nothing in the Separation Agreement or this Agreement shall be construed to change the at-will status of any Company or SpinCo employee.

2.9 Retention. SpinCo shall be responsible for the payment of any retention bonus to any RemainCo Services Provider under any retention agreement between the Company and any such RemainCo Services Provider as described on Section 5.1 of the Company Disclosure Letter to the Merger Agreement who remained employed with the Company through immediately prior to the Time of Distribution.

ARTICLE III

DEFERRED COMPENSATION PLANS

3.1 Company Defined Contribution Plan. Effective no later than immediately prior to the Time of Distribution, the Company and SpinCo shall take such actions (if any) as are required to cause SpinCo or a SpinCo Group Member to assume sponsorship of the Company Defined Contribution Plan and for the Company to transfer and assign sponsorship of, and all assets and Liabilities with respect to, the Company Defined Contribution Plan to SpinCo or a SpinCo Group Member; provided that, if the Company Defined Contribution Plan is amended to provide for a matching contribution on behalf of RemainCo Service Providers who incur a Severance from Employment, as defined in the Company Defined Contribution Plan, prior to December 31, 2021, the Company shall retain Liabilities to fund such matching contributions for such RemainCo Service Providers. If, and to the extent, investments under such Plan are comprised of Company Common Stock, SpinCo shall determine the extent to which and when Company Common Stock shall cease to be an investment alternative thereunder. The Company, Parent, SpinCo, and any other Parties will take all actions necessary to provide for the rollover of any eligible RemainCo Service Provider employee accounts and employee loans into a defined contribution plan sponsored by Parent or its subsidiaries for the benefit of such RemainCo Service Providers who otherwise meet the eligibility criteria of such plan.

3.2 Company Retirement Plans. Effective no later than immediately prior to the Time of Distribution, the Company and SpinCo shall take such actions (if any) as are required to cause SpinCo or a SpinCo Group Member to assume sponsorship of the Company Retirement Plans, and for the Company to transfer and assign sponsorship of, the Company Retirement Plans to SpinCo or a SpinCo Group Member, except with respect to Company Retirement Plan assets and liabilities attributable to the accrued benefits of union participants who are RemainCo Service Providers and Former RemainCo Service Providers (the “RemainCo Union Participants”) that, around the Time of Distribution, may be spun out to a pension plan sponsored by the Company for the benefit of such RemainCo Union Participants. Such spinoff will be subject to reasonable actuarial assumptions as agreed to by the Parties and in compliance with applicable Law. The Company and SpinCo or a SpinCo Group Member, as applicable, shall file all required notices with the PBGC with respect to all actions taken pursuant to this Section 3.2.

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3.3 Non-Qualified Deferred Compensation Plans. Except as provided in Section 5.2, effective no later than immediately prior to the Time of Distribution, the Company and SpinCo shall take such actions (if any) as are required to cause SpinCo or a SpinCo Group Member to assume sponsorship of, the Deferred Compensation Plans and for the Company to transfer and assign sponsorship of the Deferred Compensation Plans to SpinCo or a SpinCo Group Member For purposes of determining when a distribution is required from the SpinCo Plans described in this Section 3.3, SpinCo Service Providers who were participants in such plans will be treated as not having experienced a separation from service until such employees have separated from service from all SpinCo Group Members. RemainCo Service Providers who were participants in such plans will be considered to experience a separation from service for distribution purposes at the time of such transfer and assignment of the Deferred Compensation Plans to SpinCo or a SpinCo Group Member. For the avoidance of doubt, RemainCo will reimburse SpinCo for any Liabilities incurred by SpinCo for the provision of benefits to RemainCo Service Providers under this Section 3.3 in accordance with Section 2.4.

3.4 Multiemployer Pension Plan. As Parent and/or RemainCo shall remain the “Employer” for purposes of any CBA that SpinCo does not assume pursuant to Section 2.7, Parent and RemainCo shall be responsible for making all required payments, or causing the RemainCo Group Member to make all such required payments, to all multiemployer pension plans, including but not limited to the AFTRA Retirement Plan, in which a RemainCo Service Provider participates, from and after the Closing, and for paying any withdrawal liability that may arise in the future with respect to any such multiple employer plans. Parent and RemainCo shall indemnify and hold harmless SpinCo from and against any liabilities which may be incurred or suffered (i) under the CBAs arising out of, or relating to, any material violations Parent and/or RemainCo incurred on or after the Closing, (ii) as a result of any withdrawal liability from any such multiple employer plan on or after the consummation of the Transaction.

ARTICLE IV

HEALTH AND WELFARE PLANS

4.1 Cessation of Participation in Company Health and Welfare Plans. Prior to the Time of Distribution, SpinCo shall assume and the Company shall assign to SpinCo the Company Health and Welfare Plans. The transfer of employment from the Company to SpinCo or a SpinCo Group Member prior to or as of the Time of Distribution shall not be treated as a “status change” with respect to any SpinCo Participant under the Company Health and Welfare Plans. SpinCo will assume full responsibility for all retiree health and welfare benefits and associated Liabilities, including any benefits covering former RemainCo Service Providers, subject to reimbursement by the Company as set forth herein and in the Transition Services Agreement.

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4.2 Allocation of Health and Welfare Plan Liabilities. All outstanding Liabilities relating to, arising out of or resulting from health and welfare coverage or claims incurred by or on behalf of SpinCo Participants or Former SpinCo Service Providers or their covered dependents under the Company Health and Welfare Plans or the SpinCo Health and Welfare Plans on, before or after the Time of Distribution shall be assumed or retained, as applicable, by SpinCo upon the Time of Distribution. All outstanding Liabilities relating to, arising out of or resulting from health and welfare coverage or claims incurred by or on behalf of RemainCo Participants or Former RemainCo Service Providers or their covered dependents under the Company Health and Welfare Plans or the RemainCo Health and Welfare Plans, on, before or after the Time of Distribution, including claims liabilities under a union-sponsored Health and Welfare Plan shall be assumed or retained, as applicable, by RemainCo upon the Time of Distribution. For the avoidance of doubt, RemainCo will reimburse SpinCo for any such Liabilities incurred by SpinCo in accordance with Section 2.4.

4.3 Flexible Spending Plan Treatment. Effective no later than immediately prior to the Time of Distribution, the Company and SpinCo shall take such actions (if any) as are required to cause SpinCo or a SpinCo Group Member to assume sponsorship of, and all assets and Liabilities with respect to, dependent care and medical care flexible spending accounts (the “Company FSAs”) and for the Company to transfer and assign sponsorship of, and all assets and Liabilities with respect to, Company FSAs to SpinCo or a SpinCo Group Member. The transfer of employment from the Company to SpinCo or a SpinCo Group Member prior to or as of the Time of Distribution shall not be treated as a “status change” with respect to any SpinCo Participant under the Company Health and Welfare Plans.

4.4 Workers’ Compensation Liabilities. All workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by SpinCo Participants that result from an accident or from an occupational disease which is incurred or becomes manifest, as the case may be, on or before the Time of Distribution and while such individual was employed by the Company or its Subsidiaries or by SpinCo or any SpinCo Group Member shall be assumed or retained, as applicable, by SpinCo or a SpinCo Group Member as of the Time of Distribution. SpinCo and each SpinCo Group Member shall also be solely responsible for all workers’ compensation Liabilities relating to, arising out of, or resulting from any claim incurred for a compensable injury sustained by a SpinCo Participant that results from an accident or from an occupational disease which is incurred or becomes manifest, as the case may be, after the Time of Distribution. The Company, each RemainCo Group Member, SpinCo and each SpinCo Group Member shall cooperate with respect to any notification to appropriate governmental agencies of the disposition and the issuance of new, or the transfer of existing, workers’ compensation insurance policies and claims handling contracts.

4.5 Payroll Taxes and Reporting. The Company and SpinCo (i) shall, to the extent practicable, treat SpinCo (or a SpinCo Group Member designated by SpinCo) as a “successor employer” and the Company (or the appropriate RemainCo Group Member) as a “predecessor,” within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to SpinCo Service Providers for purposes of taxes imposed under the United States Federal Unemployment Tax Act or the United States Federal Insurance Contributions Act, and (ii) hereby agree to use commercially reasonable efforts to implement the alternate procedure described in Section 5 of Revenue Procedure 2004-53. Except as otherwise provided in the Merger Agreement, SpinCo and each SpinCo Group Member shall bear its responsibility for payroll tax obligations with regard to SpinCo Service Providers and for the proper reporting to the appropriate governmental authorities of compensation earned after the Time of Distribution by SpinCo Service Providers.

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4.6 COBRA and HIPAA Compliance. As of the Time of Distribution, SpinCo shall assume and be responsible for administering compliance with the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the Company Health and Welfare Plans and the SpinCo Health and Welfare Plans with respect to SpinCo Participants who incur a COBRA qualifying event or loss of coverage under the Company Health and Welfare Plans or the SpinCo Health and Welfare Plans at any time on or before the Time of Distribution. SpinCo shall also be responsible for administering compliance with the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the SpinCo Health and Welfare Plans with respect to SpinCo Participants who incur a COBRA qualifying event or loss of coverage under the SpinCo Health and Welfare Plans at any time after the Time of Distribution.

4.7 Vacation and Paid Time Off. As of the Time of Distribution, the applicable SpinCo Group Member shall credit each SpinCo Service Provider with the unused vacation days and other paid time off days (including any personal and sickness days) that such individual has accrued prior to the Time of Distribution in accordance with the vacation, paid time off and personnel policies applicable to such employee immediately prior to the Time of Distribution.

4.8 Cooperation. The Parties shall cooperate in the exchange of information in order to allow Parent and/or RemainCo to onboard the RemainCo Employees on Parent health and welfare benefit plans, including access to RemainCo Employees. The Company, SpinCo and its Subsidiaries, and any SpinCo Entities, further agree to cooperate with the transition of any RemainCo Service Providers or benefit plan matters with respect to the RemainCo Service Providers, including with respect to a potential conversion of the FSAs for applicable RemainCo Service Providers.

ARTICLE V

INCENTIVE COMPENSATION, EQUITY COMPENSATION AND OTHER BENEFITS

5.1 Cash-Based Incentive Awards. SpinCo shall pay each SpinCo Service Provider who is participating in cash incentive programs of the Company, including the Annual Management Incentive Plan and Cash LTIP, such SpinCo Service Provider’s payments under any such plan, based on actual performance under each such plan in the ordinary course and subject to applicable plan award terms, as may be adjusted by SpinCo to reflect the Time of Distribution or otherwise.

5.2 Awards under Company Equity Plans. The Company and SpinCo and each of their successors shall use their commercially reasonable efforts to take all actions necessary or appropriate so that each outstanding Company Option, each Company Restricted Stock Unit and each Company Share-Based Award outstanding immediately prior to the Time of Distribution shall be adjusted as set forth in this Section 5.2. All share rounding described below shall be done on an aggregated award by award basis.

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(a) Options.

(i) Conversion. Each Company Option which is outstanding immediately prior to the Time of Distribution will be converted upon the Time of Distribution into two separate options, an adjusted Company Option (each, an “Adjusted Company Option”) and a SpinCo Option, as set forth below.

(1) Number of Shares Subject to Options. The number of shares of Company Common Stock subject to each of the Adjusted Company Options will be equal to the number of shares of Company Common Stock subject to the Company Option immediately prior to the Time of Distribution. The number of shares of SpinCo Common Stock subject to the SpinCo Option will be equal to the number of shares of Company Common Stock subject to the Company Option immediately prior to the Time of Distribution.

(2) Exercise Price. The per share exercise price of the Adjusted Company Option shall be equal to the product of (A) the per share exercise price of the Company Option immediately prior to the Time of Distribution multiplied by (B) a fraction, the numerator of which shall be the Opening Company Stock Price and the denominator of which shall be the Closing Company Stock Price, which product shall be rounded up to the nearest whole cent. The per share exercise price of the SpinCo Option (the “Adjusted Exercise Price”) shall be equal to the product of (x) the per share exercise price of the Company Option immediately prior to the Time of Distribution multiplied by (y) a fraction, the numerator of which shall be the Opening SpinCo Stock Price (as defined below) and the denominator of which shall be the Closing Company Stock Price, which product shall be rounded up to the nearest whole cent. The “Opening Company Stock Price” shall mean the Closing Company Stock Price less the Opening SpinCo Stock Price. The “Opening SpinCo Stock Price” shall mean the per share closing “when-issued” trading price of SpinCo Common Stock on the last trading day immediately preceding the Time of Distribution. The “Closing Company Stock Price” shall be the per share closing trading price of Company Common Stock trading on the “regular way” basis on the last trading day immediately prior to the Time of Distribution.

(ii) Option Terms.

(1) Subject to the terms of the Company Equity Plans, each Adjusted Company Option shall be treated in accordance with the applicable provisions of the Merger Agreement.

(2) Each unvested SpinCo Option issued pursuant to this Section 5.2(a) and held by a RemainCo Participant, shall automatically and without any action on the part of the holder thereof be cancelled and shall only entitle the holder of such SpinCo Option to receive a cash payment from SpinCo equal to the excess, if any, of (A) the Opening SpinCo Stock Price over (B) the Adjusted Exercise Price. Each vested SpinCo Option issued pursuant to this Section 5.2(a) shall be subject to the same terms and conditions as set forth in the related Company Stock Option award before the Time of Distribution.

(b) Restricted Stock Units.

(i) Restricted Stock Units. Upon the Time of Distribution, holders of Company Restricted Stock Unit awards will receive SpinCo Restricted Stock Unit awards with respect to a number of shares of SpinCo Common Stock equal to the number of shares of Company Common Stock subject to the corresponding Company Restricted Stock Unit awards immediately prior to the Time of Distribution.

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(ii) Restricted Stock Unit Award Terms. Subject to the terms of the Company Equity Plans, each Company Restricted Stock Unit outstanding immediately following the Time of Distribution (each, an “Adjusted Company RSU”) shall be treated in accordance with the Merger Agreement. Each SpinCo Restricted Stock Unit issued pursuant to this Section 5.2(b) shall be subject to the same terms and conditions as set forth in the related Company Restricted Stock Unit award before the Time of Distribution, provided however, each unvested SpinCo Restricted Stock Unit held by a RemainCo Participant, shall automatically and without any action on the part of the holder thereof be cancelled and shall only entitle the holder of such SpinCo Restricted Stock Unit to receive a cash payment from SpinCo equal to the Opening SpinCo Stock Price.

(c) Share-Based Awards.

(i) Share-Based Awards. Upon the Time of Distribution, holders of Company Share-Based Awards will receive SpinCo Share-Based Awards with respect to a number of shares of SpinCo Common Stock equal to the number of shares of Company Common Stock subject to the corresponding Company Share-Based Awards immediately prior to the Time of Distribution. Notwithstanding the foregoing, in lieu of providing SpinCo Share-Based Awards, the Company may otherwise equitably adjust the Company-Share Based Awards in accordance with the applicable Company Plan, which may include a cash payment or increase to the number of Company-Share Based Awards.

(ii) Share-Based Award Terms. Subject to the terms of the Company Equity Plans, each Company Share-Based Award outstanding immediately following the Time of Distribution (each, an “Adjusted Company Share-Based Award”) shall be treated in accordance with the Merger Agreement. Each Spin-Co Share-Based Award issued pursuant to this Section 5.2(c) shall be subject to the same terms and conditions as set forth in the related Company Share-Based Award before the Time of Distribution.

5.3 Employee Stock Purchase Plan. Prior to the Time of Distribution, the Board of Directors of the Company and/or an appropriate committee thereof, shall adopt such resolutions providing for, and take all other actions necessary to accelerate and settle any accrued balances and matching contributions due pursuant to the terms of the Meredith Corporation Employee Stock Purchase Plan (the “Company ESPP”). For the avoidance of doubt, any shares of Company Stock issued to participants under the Company ESPP shall be treated in accordance with the terms of Section 3.4 of the Separation Agreement and Section 2.6 of the Merger Agreement.

5.4 No Effect on Subsequent Awards. The provisions of this Article 5 shall have no effect on the terms and conditions of equity and equity-based awards granted following the Time of Distribution by the Company or SpinCo.

5.5 Company Actions. Prior to the transfer of employment described in Section 2.1, the Board of Directors of the Company and/or an appropriate committee thereof (including the “Committee” as defined under 2004 Plan or the 2014 Plan) shall adopt such resolutions providing for, and take all other actions necessary to effectuate, the treatment of the Adjusted Company Awards pursuant to Section 2.5 of the Merger Agreement.

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ARTICLE VI

GENERAL AND ADMINISTRATIVE

6.1 Sharing of Participant Information. To the maximum extent permitted under applicable Law, the Company and SpinCo shall share, and shall cause each member of its respective Group to share, with each other and their respective agents and vendors all participant information reasonably necessary for the efficient and accurate administration of each of the Company Plans and the SpinCo Plans. The Company and SpinCo and their respective authorized agents shall, subject to applicable laws on confidentiality, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other Party, to the extent necessary for such administration. Until the Time of Distribution, all participant information shall be provided in the manner and medium applicable to participating companies in the Company Plans generally, and thereafter until the time at which the Parties subsequently determine, all participant information shall be provided in a manner and medium that are compatible with the data processing systems of the Company as in effect as of the Time of Distribution, unless otherwise agreed to by the Company and SpinCo.

6.2 Non-Termination of Employment; No Third Party Beneficiaries. No provision of this Agreement or the Separation Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any future, present, or former employee or other service provider of the Company, SpinCo, or a SpinCo Group Member under any Company Plan or SpinCo Plan or otherwise; provided, however, in the event that such transfer of employment or service of any SpinCo Service Provider results in any compensation or benefit (including severance, vacation or other paid time off payment, or other separation payment), SpinCo or a SpinCo Group Member will be solely responsible for all such Liabilities. Except as expressly provided in this Agreement, nothing in this Agreement shall preclude SpinCo or any SpinCo Group Member, at any time after the Time of Distribution, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any SpinCo Plan, any benefit under any SpinCo Plan or any trust, insurance policy or funding vehicle related to any SpinCo Plan.

6.3 Audit Rights with Respect to Information Provided. Each of the Company and SpinCo, and their duly authorized representatives, shall have the right to conduct reasonable audits with respect to all information provided to it by the other Party. The Parties shall cooperate to determine the procedures and guidelines for conducting audits under this Section 6.3, which shall require reasonable advance notice by the auditing Party. The auditing Party shall have the right to make copies of any records at its expense, subject to applicable Law.

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6.4 Fiduciary Matters. The Company and SpinCo each acknowledge that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard. Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.

6.5 Consent of Third Parties. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor or Governmental Authority) and such consent is withheld, the Company and SpinCo shall use commercially reasonable efforts to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, the Company and SpinCo shall negotiate in good faith to implement the provision in a mutually satisfactory manner. The phrase “commercially reasonable efforts” as used herein shall not be construed to require the incurrence of any non-routine or unreasonable expense or liability or the waiver of any right.

ARTICLE VII

GOVERNING LAW; INCORPORATION OF SEPARATION AGREEMENT PROVISIONS

7.1 Governing Law. This Agreement and the legal relations between the Parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof to the extent such rules would require the application of the law of another jurisdiction.

7.2 Incorporation of Separation Agreement Provisions. The following provisions of the Separation Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, without limiting the indemnification provisions of the Separation Agreement, such provisions shall apply to indemnification obligations described herein as if fully set forth herein mutatis mutandis (references in this sentence of Section 7.2 to an “Article” or “Section” shall mean Articles or Sections of the Separation Agreement, and references in the material incorporated herein by reference shall be references to the Separation Agreement): Section 5.2 (General Indemnification by SpinCo); Section 5.3 (General Indemnification by the Company); Section 5.4 (Indemnification Obligations Net of Insurance Proceeds and Other Amounts); Section 5.5 (Procedures for Indemnification of Third-Party Claims); Section 5.6 (Additional Matters); Section 5.7 (Remedies Cumulative; Limitations of Liabilities); Section 5.8 (Survival of Indemnities).

ARTICLE VIII

MISCELLANEOUS

8.1 Complete Agreement; Construction. This Agreement, together with the Separation Agreement, the Tax Matters Agreement, the Transition Services Agreement and the Merger Agreement (including the Schedules and Exhibits hereto and thereto), constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between on behalf of the Parties with respect to such subject matter.

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8.2 Survival of Agreements. Except as otherwise contemplated by this Agreement, any covenants and agreements of the Parties contained in this Agreement shall survive the Time of Distribution and remain in full force and effect in accordance with their applicable terms.

8.3 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or electronic transmission with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.3):

If to Parent, to:

Gray Television, Inc.

Attention: Legal Department

445 Dexter Avenue, Suite 7000

Montgomery, Alabama 36104

Email:

with a copy to (which shall not constitute notice):

Eversheds Sutherland (US) LLP

700 Sixth St. NW, Suite 700

Washington, DC 20001

Attention: William Dudzinsky

Email:

If to SpinCo, to:

Meredith Holdings Corporation

1716 Locust Street

Des Moines, Iowa 50309-3023

Attention: John S. Zieser

Email:

with a copy to (which shall not constitute notice):

Cooley LLP

1299 Pennsylvania Ave., NW

Suite 700

Washington, DC 20004

Attention: Kevin Mills and Aaron Binstock

Email:

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if to the Company or a member of the RemainCo Group, to:

Gray Television, Inc.

Attention: Legal Department

445 Dexter Avenue, Suite 7000

Montgomery, Alabama 36104

Email:

with a copy to (which shall not constitute notice):

Eversheds Sutherland (US) LLP

700 Sixth St. NW, Suite 700

Washington, DC 20001

Attention: William Dudzinsky

Email:

8.4 Termination. This Agreement may not be terminated except by an agreement in writing signed by each of the Parties to this Agreement; provided that, notwithstanding any provision to the contrary, if the Merger Agreement has been terminated in accordance with its terms, this Agreement may be terminated at any time prior to the Time of Distribution by and in the sole discretion of the Company without the prior approval of any Person, including SpinCo or Parent. In the event of such termination, this Agreement shall become void and no Party, or any of its officers and directors, shall have any liability to any Person by reason of this Agreement. After the Time of Distribution, this Agreement may not be terminated except by an agreement in writing signed by each of the Parties.

8.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

8.6 Assignment; No Third-Party Beneficiaries. This Agreement shall not be assigned by any Party without the prior written consent of the other Parties, except that SpinCo may assign (i) any or all of its rights and obligations under this Agreement to any of its Affiliates and (ii) any or all of its rights and obligations under this Agreement in connection with a sale or disposition of any assets or entities or lines of business of SpinCo; provided, however, that, in each case, no such assignment shall release SpinCo from any liability or obligation under this Agreement. This Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing in this Agreement, express or implied, (A) is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, (B) shall confer any right to employment or continued employment for any period or terms of employment, (C) be interpreted to prevent or restrict the Parties from modifying or terminating any Company Plan or SpinCo Plan or the employment or terms of employment of any SpinCo Service Provider, or (D) shall establish, modify or amend any Company Plan or SpinCo Plan covering a Company participant, SpinCo Participant, any collective bargaining agreements, national collective bargaining agreements, or the terms and conditions of employment applicable to a SpinCo Service Provider.

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8.7 Specific Performance. Subject to the provisions of Article VII of this Agreement, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party which is or is to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief (on an interim or permanent basis) of its rights under this Agreement, in addition to any and all other rights and remedies at Law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at Law for any breach or threatened breach, including monetary damages, may be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at Law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived by each of the Parties.

8.8 Amendment. No provision of this Agreement may be amended or modified except by a written instrument signed by all the Parties. No waiver by any Party of any provision of this Agreement shall be effective unless explicitly set forth in writing and executed by the Party so waiving; provided that, unless the Merger Agreement has been terminated in accordance with its terms, no Party may waive any provision of this Agreement without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

8.9 Rules of Construction. Interpretation of this Agreement shall be governed by the following rules of construction: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context re-quires, (ii) references to the terms Article, Section, paragraph, clause, Exhibit and Schedule are references to the Articles, Sections, paragraphs, clauses, Exhibits and Schedules of this Agreement unless otherwise specified, (iii) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto, (iv) references to “$” shall mean U.S. dollars, (v) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified, (vi) the word “or” shall not be exclusive, (vii) references to “written” or “in writing” include in electronic form, (viii) provisions shall apply, when appropriate, to successive events and transactions, (ix) the table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement, (x) the Company and SpinCo have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening either Party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts of this Agreement, and (xi) a reference to any Person includes such Person’s successors and permitted assigns.

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8.10 Counterparts. This Agreement may be executed in counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (PDF) shall be as effective as delivery of a manually executed counterpart of any such Agreement.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

MEREDITH CORPORATION

By	/s/ Jason Frierott
Name:	Jason Frierott
Title:	Chief Financial Officer

MEREDITH HOLDINGS CORPORATION

By	/s/ Jason Frierott
Name:	Jason Frierott
Title:	Vice President, Secretary and Treasurer

[Signature Page to Employee Matters Agreement]

GRAY TELEVISION, INC.

By	/s/ Hilton H. Howell, Jr.
Name:	Hilton H. Howell, Jr.
Title:	Executive Chairman and Chief Executive Officer

[Signature Page to Employee Matters Agreement]

Exhibit 10.2

EXECUTION VERSION

TAX MATTERS AGREEMENT

DATED AS OF May 3, 2021

BY AND AMONG

MEREDITH HOLDINGS CORPORATION

MEREDITH CORPORATION

AND

GRAY TELEVISION, INC.

TAX MATTERS AGREEMENT

THIS TAX MATTERS AGREEMENT (this “Agreement”), dated as of May 3, 2021 with effectiveness as of the Closing Date under the Merger Agreement (“Effective Date”), is by and among Meredith Holdings Corporation, an Iowa corporation, an Iowa corporation (“SpinCo”), Meredith Corporation, an Iowa corporation (the “Company”) and Gray Television, Inc., a Georgia corporation (“Parent”). Each of SpinCo, the Company, and Parent is sometimes referred to herein as a “Party” and, collectively, as the “Parties.”

WHEREAS, the board of directors of the Company has determined, among other things, that it is in the best interests of the Company’s shareholders (i) to create a new publicly traded company that shall own the SpinCo Assets, and distribute, on a pro rata basis, all of the issued and outstanding shares of the common stock of SpinCo, par value $1.00 per share (the “SpinCo Common Stock”) and the class B common stock of SpinCo, par value $1.00 per share (the “SpinCo Class B Stock”) to the Company’s shareholders, after which (ii) a newly formed Subsidiary of Parent, which will be a Delaware corporation (“Merger Sub”), will merge, pursuant to the terms of the Agreement and Plan of Merger by and among the Company, Parent and Merger Sub (as defined below), dated as of May 3, 2021 (the “Merger Agreement”), with and into the Company with the Company surviving such merger (the “Merger”) as a wholly-owned Subsidiary of Parent;

WHEREAS, the Company, SpinCo and Parent will enter into the Separation and Distribution Agreement, a form of which is attached to the Merger Agreement (the “Separation and Distribution Agreement”), pursuant to which, among other things, (i) (a) the Company will, and will cause its Subsidiaries to, transfer the SpinCo Assets to SpinCo and its Subsidiaries, (b) SpinCo or certain of its Subsidiaries will assume certain liabilities of the Company comprising the SpinCo Liabilities; and (c) engage in such other transactions as are described in the Plan of Separation (the transactions described in this clause (i), together with certain related transactions, the “Separation”); and (ii) the Company will distribute, on a pro rata basis, (x) all of the issued and outstanding shares of SpinCo Common Stock owned by the Company to record holders of shares of common stock, par value $1.00 per share (“Company Common Stock”), of the Company and (y) all of the issued and outstanding shares of SpinCo Class B Stock owned by the Company to record holders of shares of class B common stock, par value $1.00 per share (“Company Class B Stock”), of the Company (together, the “Distribution”);

WHEREAS, the Company, Parent and Merger Sub have entered into the Merger Agreement pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly owned Subsidiary of Parent; and

WHEREAS, in connection with the Separation and the Merger, the Parties wish to provide for the payment of Tax liabilities and entitlement to Refunds, allocate responsibility for, and cooperation in, the filing of Tax Returns, and provide for certain other matters relating to Taxes.

1.

NOW, THEREFORE, in consideration of the foregoing and the terms, conditions, covenants and provisions of this Agreement, each of the Parties mutually covenants and agrees as follows:

ARTICLE I

DEFINITIONS

Section 1.01 General. As used in this Agreement, the following terms shall have the following meanings:

“Accounting Firm” has the meaning set forth in Section 3.02(a).

“Adjustment” means an adjustment of any item of income, gain, loss, deduction, credit or any other item affecting Taxes of a taxpayer pursuant to a Final Determination.

“Affiliate” has the meaning set forth in the Separation and Distribution Agreement.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Closing Date” means the date on which the Merger is consummated.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commissioner” shall mean the Commissioner of the IRS.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Group Member” means any entity that was an Affiliate or Subsidiary of the Company during the Pre-Closing Period.

“Company Group” means collectively the Company and Company Group Members.

“Company Taxes” means any (a) Taxes of the Company Group or any Company Group Member that will not be a SpinCo Group Member in the Post-Closing Period, in each case other than Pre-Closing Period Taxes; and (b) any Taxes of the SpinCo Group or the Company Group resulting from a Matrix Station Divestiture (calculated in accordance with Section 2.05(a)).

“Controlling Party” has the meaning set forth in Section 5.03.

“Distribution” has the meaning set forth in the recitals to this Agreement.

“Effective Time” has the meaning set forth in the Merger Agreement.

“Employee Matters Agreement” has the meaning set forth in the Separation and Distribution Agreement.

“Final Determination” means the final resolution of liability for any Tax for any taxable period, by or as a result of (i) a final decision, judgment, decree or other order by any court of competent jurisdiction that can no longer be appealed, (ii) a final settlement with the IRS, a closing agreement or accepted offer in compromise under Sections 7121 or 7122 of the Code, or a comparable agreement under the Laws of other jurisdictions, which resolves the entire Tax liability for any taxable period, (iii) any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund or credit may be recovered by the jurisdiction imposing the Tax, or (iv) any other final resolution, including by reason of the expiration of the applicable statute of limitations or the execution of a pre-filing agreement with the IRS or other Taxing Authority.

“Income Taxes” means any Taxes based upon, measured by, or calculated with respect to: (i) net income, profits, gains or net receipts (including, but not limited to, any capital gains, minimum Tax or any Tax on items of Tax preference, but not including sales, use, real or personal property, or transfer or similar Taxes) or (ii) multiple bases (including corporate franchise, doing business and occupation Taxes) if one or more bases upon which such Tax may be based, measured by, or calculated with respect to, is described in clause (i).

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“IRS” means the U.S. Internal Revenue Service.

“Law” means any U.S. or non-U.S. federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, administrative pronouncement, order, requirement or rule of law (including common law).

“Matrix Station Divestiture” means a Matrix Station Divestiture (as defined in the Merger Agreement) of a station owned by the Company Group.

“Merger” has the meaning set forth in the recitals to this Agreement.

“Merger Agreement” has the meaning set forth in the recitals to this Agreement.

“Merger Sub” has the meaning set forth in the recitals to this Agreement.

“Non-Controlling Party” has the meaning set forth in Section 5.03.

“Parent” has the meaning set forth in the preamble to this Agreement.

“Parent Group” means, individually or collectively, as applicable, Parent and Parent Group Members.

“Parent Group Member” means Parent, the Company Group and any other Affiliate or Subsidiary of Parent.

“Parent Returns” has the meaning set forth in Section 3.01.

“Party” and “Parties” have the meaning set forth in the preamble to this Agreement.

“Person” has the meaning set forth in the Separation and Distribution Agreement.

“Post-Closing Period” means any taxable period (or portion thereof) beginning after the Closing Date, including the portion of any Straddle Period beginning after the Closing Date.

“Pre-Closing Period” means any taxable period (or portion thereof) ending on or before the Closing Date, including the portion of any Straddle Period ending on the Closing Date.

“Prime Rate” means the base rate on corporate loans charged by Citibank, N.A. from time to time, compounded daily on the basis of a year of 365 or 366 (as applicable) days and actual days elapsed.

“Refund” means any refund (or credit in lieu thereof) of Taxes (including any overpayment of Taxes that can be refunded or, alternatively, applied to other Taxes payable), including any interest paid on or with respect to such refund of Taxes; provided, however, that for purposes of this Agreement, the amount of any Refund required to be paid to another Party shall be reduced by the net amount of any Income Taxes imposed on, related to, or attributable to, the receipt or accrual of such Refund by the Party otherwise required to pay such amount.

“RemainCo Assets” has the meaning set forth in the Separation and Distribution Agreement.

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“Required Party” has the meaning set forth in Section 2.04(a).

“Separation” has the meaning set forth in the recitals to this Agreement.

“Separation and Distribution Agreement” has the meaning set forth in the recitals to this Agreement.

“SpinCo” has the meaning set forth in the preamble to this Agreement.

“SpinCo Assets” has the meaning set forth in the Separation and Distribution Agreement.

“SpinCo Common Stock” has the meaning set forth in the recitals to this Agreement.

“SpinCo Group Member” means SpinCo and any entity that will be an Affiliate or Subsidiary of SpinCo immediately after the Effective Time.

“SpinCo Group” means collectively SpinCo and all SpinCo Group Members.

“SpinCo Liabilities” has the meaning set forth in the Separation and Distribution Agreement.

“SpinCo Returns” has the meaning set forth in Section 3.01.

“SpinCo Taxes” means (a) any Taxes of the Company Group or the SpinCo Group for the Pre-Closing Period, including, for the avoidance of doubt, any Taxes attributable to the Transactions (except to the extent arising from a Matrix Station Divestiture or as provided in Section 2.03), (b) any Post-Closing Period Taxes of the SpinCo Group; provided, that any such Taxes described in clause (a) or (b) hereof shall be calculated in accordance with Section 2.05.

“Straddle Period” means any taxable period beginning on or before the Closing Date and ending after the Closing Date.

“Subsidiary” has the meaning set forth in the Separation and Distribution Agreement.

“Tax” means (i) all taxes, charges, fees, duties, levies, imposts, or other similar assessments, including, but not limited to, net income, gross income, gross receipts, excise, real property, personal property, sales, use, service, service use, license, lease, capital stock, transfer, recording, franchise, business organization, occupation, premium, gaming, environmental, windfall profits, profits, customs, duties, payroll, wage, withholding, social security, employment, unemployment, insurance, severance, workers compensation, stamp, alternative minimum, estimated, value added, ad valorem, and other taxes, charges, fees, duties, levies, imposts, or other similar assessments, (ii) any interest, penalties or additions attributable thereto and (iii) all liabilities in respect of any items described in clauses (i) or (ii) payable by reason of assumption, transferee or successor liability, operation of Law or Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law).

“Tax Asset” has the meaning set forth in Section 2.08.

“Tax Attributes” means net operating losses, capital losses, investment tax credit carryovers, earnings and profits, foreign tax credit carryovers, overall foreign losses, previously taxed income, separate limitation losses, any other losses, deductions, credits or other comparable items, and asset basis, that could affect a Tax liability for any taxable period.

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“Tax Matter” has the meaning set forth in Section 6.01.

“Tax Proceeding” means any communication from a Taxing Authority, audit, assessment of Taxes, pre-filing agreement, other examination by any Taxing Authority, proceeding, appeal of a proceeding or litigation relating to Taxes, whether administrative or judicial, including proceedings relating to competent authority determinations.

“Tax Rate” means the highest rate of tax under Section 11 of the Code plus 4.5%.

“Tax Return” means any return, report, certificate, form or similar statement or document (including any related or supporting information or schedule attached thereto and any information return, or declaration of estimated Tax) required to be supplied to, or filed with, a Taxing Authority in connection with the payment, determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax and any amended Tax return or claim for refund.

“Taxing Authority” means any governmental authority or any subdivision, agency, commission or entity thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including the IRS).

“Time of Distribution” has the meaning set forth in the Separation and Distribution Agreement.

“Transaction Deductions” means, without duplication, all items of loss or deduction permitted by applicable Law, whenever paid or accrued, resulting from or attributable to: (a) the exercise or cash out of stock options or RSUs or other equity-based awards of the Company in accordance with the Merger Agreement, (b) the payment of bonuses or other compensation in connection with the transactions contemplated by the Merger Agreement or any Employee Matters Agreement; (c) any transaction expenses of the Company Group or the SpinCo Group incurred in connection with the Merger; or (d) any fees, expenses, premiums and penalties with respect to the prepayment of debt and the write-off of the amortization of deferred financing, in each case with respect to indebtedness repaid at Closing.

“Transaction Documents” has the meaning set forth in the Separation and Distribution Agreement.

“Transactions” means the Separation, the Distribution, the Merger, and the other transactions contemplated by the Transaction Documents and the Merger Agreement.

“Transfer Taxes” has the meaning set forth in Section 2.03.

“Treasury Regulations” means the final and temporary (but not proposed) income Tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“U.S.” means the United States of America.

Section 1.02 Additional Definitions. Capitalized terms not defined in this Agreement shall have the meanings ascribed to them in the Separation and Distribution Agreement.

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ARTICLE II

ALLOCATION OF TAX LIABILITIES

Section 2.01 General Rule. SpinCo shall be liable for, and shall indemnify and hold harmless the Company Group and the Parent Group from and against any liability for, Taxes that are allocated to SpinCo under this Article II. Parent shall be liable for, and shall indemnify and hold harmless the SpinCo Group from and against any liability for, Taxes that are allocated to Parent under this Article II.

Section 2.02 Liability for Taxes and Related Expenses. Except as otherwise provided in this Article II, SpinCo shall be liable for any SpinCo Taxes.

Section 2.03 Transfer Taxes. Parent shall be liable for any excise, sales, use, transfer (including real property transfer), stamp, documentary, filing, recordation and other similar Taxes (collectively, “Transfer Taxes”) imposed with respect to the Merger.

Section 2.04 Indemnity Payments.

(a) If a Party (or one or more of its Subsidiaries) is required under applicable Tax Law to pay to a Taxing Authority a Tax or other amount that the other Party (the “Required Party”) is liable for under this Agreement, the Required Party shall reimburse the other Party within twenty (20) days of delivery by the other Party to the Required Party of an invoice for the amount due, accompanied by evidence of payment and a statement detailing the Taxes paid and describing in reasonable detail the particulars relating thereto. The reimbursement shall include interest on the Tax payment computed at the Prime Rate based on the number of days from the date of the payment to the Taxing Authority to the date of reimbursement under this Section 2.04.

(b) For all Tax purposes, the Parties agree to treat (i) any payment required by this Agreement (other than payments with respect to interest accruing after the Time of Distribution) as either a contribution by the Company to SpinCo or an assumption by SpinCo of a Company liability, as the case may be, occurring immediately prior to the Time of Distribution and (ii) any payment of interest as taxable or deductible, as the case may be, to the Party entitled under this Agreement to retain such payment or required under this Agreement to make such payment, in either case except as otherwise required by applicable Law.

Section 2.05 Calculation of Taxes

(a) Matrix Station Divestiture. The Taxes attributable to a Matrix Station Divestiture that generates income or gain will be calculated by comparing the amount of Taxes payable with and without such Matrix Station Divestiture, treating such taxable income or gain as the last item of income or gain recognized on any applicable Tax Return.

(b) Transaction Deductions. Taxes of the Company Group or SpinCo Group for Pre-Closing Periods shall be calculated by treating all Transaction Deductions as deducted in the Pre-Closing Period.

Section 2.06 Allocations for Straddle Periods. For purposes of this Article II, the portion of Taxes of a Straddle Period allocable to the portion of such Straddle Period ending on the Closing Date shall be determined (i) in the case of Income Taxes, via a “closing of the books” as of the Closing Date (with deductions determined on a time basis, such as depreciation, allocated to the period prior to and after the “closing of the books” on a daily basis consistent with the principles set forth in clause (ii)), and (ii) in the case of other Taxes, by comparing the number of days in such Straddle Period up to and including the Closing Date to the total number of days in such Straddle Period and allocating on a pro-rata basis.

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Section 2.07 Post-Closing Actions. Notwithstanding anything to the contrary contained herein, SpinCo shall not be liable for any Taxes attributable to any actions undertaken by the Company Group on the Closing Date but after the Effective Time.

Section 2.08 Treatment of Tax Attributes. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be construed as a representation or warranty with respect to the amount or availability of any net operating loss, capital loss, deductions, Tax credits, Tax basis or other Tax asset or attribute of the Company Group in any taxable period (“Tax Assets”), and SpinCo shall not be liable for any Taxes resulting from the amount or unavailability of any Tax Asset unless such Tax is a SpinCo Tax.

ARTICLE III

PREPARATION AND FILING OF TAX RETURNS

Section 3.01 Preparation of Tax Returns.

(a) SpinCo shall prepare and Parent shall file (or cause to be filed) when due (including extensions) (i) Tax Returns of (A) the Company Group and (B) Company Group Members that will not be SpinCo Group Members in the Post-Closing Period for Pre-Closing Periods that are not Straddle Periods, and (ii) Tax Returns of any group that includes a SpinCo Group Member and any Company Group Member that will not be a SpinCo Group Member in the Post-Closing Period for Straddle Periods. SpinCo shall prepare and file (or cause to be filed) when due (including extensions) Pre-Closing Period Tax Returns of the SpinCo Group and SpinCo Group Members. All Tax Returns prepared by SpinCo pursuant to this Section 3.01(a) shall be referred to herein as “SpinCo Returns”. SpinCo shall prepare all SpinCo Returns that include Company Group Members that are not SpinCo Group Members in the Post-Closing Period in a manner that is consistent with past practice and in accordance with Schedule 3.01. Parent shall prepare and file (or cause to be filed) when due (including extensions) any Post-Closing Period Tax Returns of the Company Group and any Straddle Period Tax Returns of any Company Group Member that is not a SpinCo Return (as described above) (“Parent Returns”).

(b) The Parties shall provide, and shall cause their Subsidiaries to provide, reasonable assistance and cooperation to one another with respect to the preparation and filing of Tax Returns; provided, that SpinCo shall not be required to take any action materially more onerous than its past practice in the preparation of Tax Returns.

Section 3.02 Review of Tax Returns.

(a) At least thirty (30) days prior to the due date for filing any SpinCo Return except a SpinCo Return the due date for which (with maximum available extensions) is less than thirty (30) days after the Closing Date, in which case the thirty (30) day period will be reduced to one-third (1/3) of the days between the Closing Date and the due date, SpinCo shall provide a draft of such SpinCo Return to Parent for its review and comment to the extent such SpinCo Return is a Tax Return of the Company Group for the Pre-Closing Period. SpinCo shall consider in good faith any such comments made by Parent. The Parties shall negotiate in good faith to resolve all disputed issues. Any disputes that the Parties are unable to resolve shall be resolved by a nationally recognized independent public accounting firm (the “Accounting Firm”) chosen by agreement of SpinCo and Parent. The Parties shall require the Accounting Firm to resolve all disputes no later than thirty (30) days after the submission of such dispute to the Accounting Firm, but in no event later than five (5) days before the due date for filing the applicable SpinCo Return, and agree that all decisions by the Accounting Firm with respect thereto shall be final and conclusive and binding on the Parties. SpinCo and Parent shall equally share all fees and any other charges of the Accounting Firm.

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(b) At least thirty (30) days prior to the due date for filing any Parent Return, except a Parent Return the due date for which (with maximum available extensions) is less than thirty (30) after the Closing Date, in which case the thirty (30) day period will be reduced to one-third (1/3) of the days between the Closing Date and the due date, Parent shall provide a draft of such Parent Return to SpinCo for its review and comment, to the extent (i) such Parent Return relates to Taxes for which SpinCo would reasonably be expected to be liable under this Agreement, or (ii) SpinCo reasonably determines and notifies Parent that it must inspect such Tax Return to confirm compliance with the terms of this Agreement. Parent shall consider in good faith any comments made by SpinCo with respect to such Tax Return. The Parties shall negotiate in good faith to resolve all disputed issues. Any disputes that the Parties are unable to resolve shall be resolved by the Accounting Firm. The Parties shall require the Accounting Firm to resolve all disputes no later than thirty (30) days after the submission of such dispute to the Accounting Firm, but in no event later than five (5) days before the due date for filing the applicable Parent Return and agree that all decisions by the Accounting Firm with respect thereto shall be final and conclusive and binding on the Parties. SpinCo and Parent shall equally share all fees and any other charges of the Accounting Firm.

Section 3.03 Transfer Tax Returns. Notwithstanding anything to the contrary herein, Tax Returns relating to Transfer Taxes shall be prepared and filed when due (including extensions) by the Person obligated to file such Tax Returns under applicable Law. The Parties shall provide, and shall cause their Subsidiaries to provide, assistance and cooperation to one another with respect to the preparation and filing of such Tax Returns.

Section 3.04 Distribution Tax Reporting. The Parties shall cause the Distribution to be reported to holders of Company Common Stock on IRS Form 1099-DIV. The Parties shall not take any position on any U.S. federal or state income Tax Return or take any other U.S. tax reporting position that is inconsistent with the treatment of the Distribution as a distribution to which Section 301 of the Code applies, except as otherwise required by applicable Law.

Section 3.05 Station Divestiture Tax Reporting. Parent shall cause any Matrix Station Divestiture to be reported on the Tax Returns of the Company Group for the Post-Closing Tax Period, and the Parties shall not take any position on any U.S. federal or state income Tax Return or take any other. U.S. tax reporting position that is inconsistent with this treatment.

ARTICLE IV

REFUNDS, CARRYBACKS, AND AMENDMENTS

Section 4.01 Refunds.

(a) Parent shall be entitled to (i) all Refunds of Taxes for which Parent is responsible pursuant to Article II and (ii) all Refunds of Taxes as a result of the carryback of any Tax Attribute from a Post-Closing Period to which SpinCo consented pursuant to Section 4.02, and SpinCo shall be entitled to all Refunds of Taxes for which SpinCo is responsible pursuant to Article II, including any refund created by the carryback of capital losses incurred in transactions that occur on or before the Closing Date to any Pre-Closing Period. Refunds of Taxes paid on a straddle period return shall take into account tax credits

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and estimated Taxes of each Party. Without limiting the generality of Section 6.01, the Parties shall use commercially reasonable efforts to obtain any refunds to which any Party is entitled pursuant to this Section 4.1. A Party receiving a Refund to which the other Party is entitled pursuant to this Agreement shall pay the amount to which such other Party is entitled within ten (10) days after the receipt of the Refund by the Party otherwise required to pay such amount.

(b) To the extent that the amount of any Refund under this Section 4.01 is later reduced by a Taxing Authority or in a Tax Proceeding, such reduction shall be allocated to the Party to which such Refund was allocated pursuant to this Section 4.01, and an appropriate adjusting payment shall be made within ten (10) days after that Party is notified of the reduction.

Section 4.02 Carrybacks. Unless SpinCo consents in writing, no carryback of any loss, credit or other Tax Attribute from any Post-Closing Period shall be made to a Pre-Closing Period of any member of the Company Group.

Section 4.03 Amended Tax Returns and Other Post-Closing Actions. Unless required by a Final Determination, or unless SpinCo consents in writing, such consent not to be unreasonably withheld, conditioned, or delayed, Parent shall not be permitted to (a) amend any Tax Returns of the Company Group for a Pre-Closing Period, (b) consent to the waiver or extension of the statute of limitations relating to Taxes of the Company Group for a Pre-Closing Period, (c) make or change any Tax election or change any method of accounting that has a retroactive effect to any Pre-Closing Period of the Company Group, or (d) initiate or participate in any voluntary compliance, amnesty, self-correction or similar program with respect to Taxes of the Company Group for Pre-Closing Periods.

ARTICLE V

TAX PROCEEDINGS

Section 5.01 Notice. SpinCo, on the one hand, and Parent, on the other hand, shall provide prompt notice to the other of any written communication from a Taxing Authority regarding any pending Tax audit, assessment or proceeding or other Tax Proceeding of which it becomes aware related to Taxes for which it is indemnified by the other Party hereunder or for which it may be required to indemnify the other Party hereunder. Such notice shall attach copies of the pertinent portion of any written communication from a Taxing Authority and contain factual information (to the extent known) describing any asserted Tax liability in reasonable detail and shall be accompanied by copies of any notice and other documents received from any Taxing Authority in respect of any such matters. If an indemnified party has knowledge of an asserted Tax liability with respect to a matter for which it is to be indemnified hereunder and such party fails to give the indemnifying party prompt notice of such asserted Tax liability, such failure shall not relieve the indemnifying party of any liability and/or obligation which it may have to the indemnified party under this Agreement except to the extent that the indemnifying party was actually harmed by such failure.

Section 5.02 Control. Subject to Section 5.03, (i) SpinCo shall have exclusive control over Tax Proceedings relating to the Pre-Closing Period and Tax Proceedings relating to SpinCo Returns, provided, however, that Parent shall have exclusive control over Tax Proceedings relating to any Tax Return of the Company Group for Pre-Closing Periods if and to the extent SpinCo fails to timely assume control over and resolve such Tax Proceeding after receiving notice thereof from Parent pursuant to Section 5.01, and (ii) Parent shall have exclusive control over Tax Proceedings relating to Parent Returns.

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Section 5.03 Settlement and Participation Rights. The Party in control of a Tax Proceeding, as determined under Section 5.02 (the “Controlling Party”), shall have the sole right to contest, litigate, compromise and settle such Tax Proceeding, without obtaining the prior consent of whichever of SpinCo or Parent is not the Controlling Party (the “Non-Controlling Party”). Notwithstanding the foregoing, with respect to any Tax Proceeding relating to Taxes for which the Non-Controlling Party may be liable hereunder or which would reasonably be expected to have an adverse effect on the Non-Controlling Party:

The Controlling Party shall keep the Non-Controlling Party informed in a timely manner of all substantive actions taken or proposed to be taken by the Controlling Party in such Tax Proceeding with respect to such Taxes; (ii) the Controlling Party shall timely provide the Non-Controlling Party copies of any written materials relating to such Tax Proceeding received from any Taxing Authority with respect to such Taxes; (iii) the Controlling Party shall timely provide the Non-Controlling Party with copies of any correspondence or filings submitted to any Taxing Authority or judicial authority in connection with such Taxes in such Tax Proceeding; (iv) the Controlling Party shall consult with the Non-Controlling Party and offer the Non-Controlling Party a reasonable opportunity to comment before submitting any written materials prepared or furnished in connection with such potential Taxes in such Tax Proceeding; (v) the Controlling Party shall defend such Tax Proceeding diligently and in good faith; and (vi) the Controlling Party shall not settle any such Tax Proceeding without the prior written consent of the Non-Controlling Party, which shall not be unreasonably withheld, conditioned or delayed. The failure of the Controlling Party to take any action specified in the preceding sentence shall not relieve the Non-Controlling Party of any liability and/or obligation which it may have to the Controlling Party under this Agreement except to the extent that the Non-Controlling Party was actually harmed by such failure.

ARTICLE VI

COOPERATION

Section 6.01 General Cooperation. The Parties shall each cooperate (and each shall cause its respective Subsidiaries to cooperate) with all reasonable requests in writing from another Party hereto, or from an agent, representative or advisor to such Party, in connection with the preparation and filing of Tax Returns, claims for Refunds, Tax Proceedings, and calculations of amounts required to be paid pursuant to this Agreement, in each case, related or attributable to or arising in connection with Taxes of any of the Parties or their respective Subsidiaries covered by this Agreement and the establishment of any reserve required in connection with any financial reporting (a “Tax Matter”). Such cooperation shall include the provision of any information reasonably necessary or helpful in connection with a Tax Matter and shall include, without limitation, at each Party’s own cost:

(a) the provision of any Tax Returns of the Parties and their respective Subsidiaries, books, records (including information regarding ownership and Tax basis of property), documentation and other information relating to such Tax Returns, including accompanying schedules, related work papers, and documents relating to rulings or other determinations by Taxing Authorities;

(b) the execution of any document (including any power of attorney) in connection with any Tax Proceedings of any of the Parties or their respective Subsidiaries, or the filing of a Tax Return or a Refund claim of the Parties or any of their respective Subsidiaries;

(c) the use of the Party’s reasonable best efforts to obtain any documentation in connection with a Tax Matter;

(d) the use of the Party’s reasonable best efforts to obtain any Tax Returns (including accompanying schedules, related work papers, and documents), documents, books, records or other information in connection with the filing of any Tax Returns of any of the Parties or their Subsidiaries; and

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(e) the making of the Party’s employees and facilities available on a reasonable and mutually convenient basis in connection with the foregoing matters;

provided, that SpinCo shall not be required to take any action pursuant to this Section 6.01 that is materially more onerous than its past practice with respect to any Tax Matter.

Section 6.02 Retention of Records. SpinCo and Parent shall retain or cause to be retained all Tax Returns, schedules and work papers, and all material records or other documents relating thereto in their possession, until sixty (60) days after the expiration of the applicable statute of limitations (including any waivers or extensions thereof) of the taxable periods to which such Tax Returns and other documents relate or until the expiration of any additional period that any Party reasonably requests, in writing, with respect to specific material records and documents. A Party intending to destroy any material records or documents shall provide the other Party with reasonable advance notice and the opportunity to copy or take possession of such records and documents. The Parties hereto will notify each other in writing of any waivers or extensions of the applicable statute of limitations that may affect the period for which the foregoing records or other documents must be retained.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Notices. Any notices required to be delivered pursuant to this Agreement shall be delivered in accordance with Section 7.5 of the Separation and Distribution Agreement.

Section 7.02 Tax Sharing Agreements. All Tax sharing, indemnification and similar agreements, written or unwritten, as between SpinCo or an SpinCo Entity, on the one hand, and Parent or a Parent Entity, on the other (other than this Agreement or any other Transaction Document), shall be or shall have been terminated no later than the Effective Time and, after the Effective Time, none of SpinCo or an SpinCo Entity, or Parent or a Parent Entity shall have any further rights or obligations under any such Tax sharing, indemnification or similar agreement.

Section 7.03 Interest on Late Payments. With respect to any payment between the Parties pursuant to this Agreement not made by the due date set forth in this Agreement for such payment, the outstanding amount will accrue interest at a rate per annum equal to the rate in effect for large corporate underpayments under Section 6621 of the Code from such due date to and including the payment date .

Section 7.04 Survival of Covenants. Except as otherwise contemplated by this Agreement, all covenants and agreements of the Parties contained in this Agreement shall survive the Effective Time and remain in full force and effect in accordance with their applicable terms.

Section 7.05 Termination. This Agreement may not be terminated except by an agreement in writing signed by each of the Parties to this Agreement; provided, that if the Merger Agreement has been terminated in accordance with its terms, this Agreement may be terminated in the sole discretion of the Company without the prior approval of any Person, including Parent.

Section 7.06 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner.

11.

Section 7.07 Joinder of SpinCo. Promptly following the formation of SpinCo, the Company shall cause SpinCo to execute a joinder to this Agreement in a form reasonably agreed to by the Company and Parent.

Section 7.08 Entire Agreement. Except as otherwise expressly provided in this Agreement, this Agreement and the Merger Agreement constitutes the entire agreement of the Parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, between or on behalf of the Parties hereto with respect to the subject matter of this Agreement.

Section 7.09 Assignment; No Third-Party Beneficiaries. This Agreement shall not be assigned by any Party without the prior written consent of the other Parties hereto. This Agreement is for the sole benefit of the Parties to this Agreement and their respective Subsidiaries and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.10 Amendment. No provision of this Agreement may be amended or modified except by a written instrument signed by the Parties to this Agreement. No waiver by any Party of any provision of this Agreement shall be effective unless explicitly set forth in writing and executed by the Party so waiving. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

Section 7.11 Rules of Construction. Interpretation of this Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section, paragraph, clause, Exhibit and Schedule are references to the Articles, Sections, paragraphs, clauses, exhibits and schedules of this Agreement unless otherwise specified; (c) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto; (d) references to “$” shall mean U.S. dollars; (e) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) references to “written” or “in writing” include in electronic form; (h) provisions shall apply, when appropriate, to successive events and transactions; (i) the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (j) the Company and Parent have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening either Party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts of this Agreement; and (k) a reference to any Person includes such Person’s successors and permitted assigns.

Section 7.12 Counterparts. This Agreement may be executed in counterparts each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (PDF) shall be as effective as delivery of a manually executed counterpart of any such Agreement.

12.

Section 7.13 Coordination with the Employee Matters Agreement. To the extent any covenants or agreements between the Parties with respect to employee withholding Taxes are set forth in the Employee Matters Agreement (which is attached to the Merger Agreement as Exhibit B), such Taxes shall be governed exclusively by the Employee Matters Agreement and not by this Agreement.

Section 7.14 Effective Date. This Agreement shall become effective only upon the Effective Date.

13.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed on the day and year first above written.

MEREDITH CORPORATION

By	/s/ Jason Frierott
Name:	Jason Frierott
Title:	Vice President, Secretary and Treasurer

MEREDITH HOLDINGS CORPORATION

By	/s/ Jason Frierott
Name:	Jason Frierott
Title:	Vice President, Secretary and Treasurer

[Signature Page to Tax Matters Agreement]

GRAY TELEVISION, INC.

By	/s/ Hilton H. Howell, Jr.
Name:	Hilton H. Howell, Jr.
Title:	Executive Chairman and Chief Executive Officer

[Signature Page to Tax Matters Agreement]

Exhibit 10.3

EXECUTION VERSION

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT (this “Agreement”) is made and entered into as of May 3, 2021, with effectiveness as of the Closing Date under the Merger Agreement (“Effective Date”), among Meredith Holdings Corporation, an Iowa corporation (“Provider”), Meredith Corporation, an Iowa corporation (“Recipient”), and Gray Television, Inc., a Georgia corporation (“Parent”). Provider, Recipient, and Parent are each referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

WHEREAS, pursuant to that certain Merger Agreement (the “Merger Agreement”), dated as of May 3, 2021, by and among Recipient, Parent, and Gray Hawkeye Stations, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Recipient, Parent and Merger Sub desire to effect the acquisition of Recipient by Parent through the merger of Merger Sub with and into Recipient, with Recipient surviving the merger as the surviving corporation;

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, Recipient desires that Provider provide Recipient certain temporary transition services to Recipient from and after the Effective Date with respect to the Company Stations;

WHEREAS, Provider has agreed to provide to Recipient, from and after the Effective Date, such temporary transition services on the terms and conditions set forth herein; and

WHEREAS, this Agreement constitutes the Transition Services Agreement referred to in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Provider and Recipient hereby agrees as follows:

ARTICLE I

TRANSITION SERVICES TO BE PROVIDED BY PROVIDER

1.1 Transition Services. During the Term, Provider shall provide to Recipient, on the terms set forth herein, the services specifically listed on Schedule A attached hereto (the “Services Schedule”). The services described in the Services Schedule are, collectively, the “Transition Services”. Upon the expiration of the Term (or earlier pursuant to Article V) the obligations of Provider with respect to the provision of the Transition Services (or applicable Transition Service) shall automatically and immediately terminate.

1.2 Standard of Performance. Provider shall use commercially reasonable efforts to provide (or cause to be provided) to Recipient the Transition Services at substantially the same level of service, and with substantially the same degree of care, as Provider uses in its own business. It is understood and agreed that Provider may from time to time modify, change or enhance the manner, nature, quality and/or standard of care of any Transition Service to the extent Provider is making a similar change in the performance of its own services similar to such Transition Services.

1.3 Usage. The Transition Services may not be used by Recipient for any other purpose or in any other manner (including as to volume, amount, level or frequency, as applicable) other than as the Transition Services were used in connection with the Recipient’s business as of the Closing Date. Without limiting the generality of the foregoing, the Transition Services shall be used only by Recipient and solely in connection with the operation of the Recipient’s business and Recipient shall not resell, license the use of, or otherwise permit the use by others of any such Transition Services. Provider shall have no obligation to provide, or to cause to be provided, Transition Services to any Person other than Recipient and its Affiliates. Without limiting the generality of the foregoing, the Transition Services are not intended to (and shall not) include assistance for expansion, acquisition, employee additions or reductions not in the ordinary course of business, new applications, or site redesign by Recipient or any of its Affiliates or their respective businesses.

1.4 Right to Change Practices. Nothing herein shall prohibit Provider from making such changes as it deems necessary in its sole discretion with respect to the means by which it provides services (including upgrading or changing technology, software or information systems used by it in connection with this Agreement and replacing third-party service providers) and applying such changes, to the extent applicable, to the Transition Services; provided, however, that such changes shall not materially and adversely affect the Transition Services hereunder and that the Provider shall provide at least twenty (20) days’ prior notice of any material change and the Parties shall discuss in good faith whether such change can be implemented so as not to so affect the Transition Services provided hereunder. Notwithstanding anything to the contrary contained herein, Provider shall have no obligation to provide, or cause to be provided, Transition Services to the extent that any changes are made to the business of the Recipient or its Affiliates that materially increase or materially and adversely change Provider’s burden or cost with respect to the provision of such Transition Services, or that make commercially impracticable the provision of such Transition Services.

1.5 Cooperation; Access.

(a) Recipient agrees to fully cooperate (at Recipient’s sole cost and expense) in all reasonable respects with Provider in connection with any matters related to the provision or receipt of the Transition Services. To the extent required for the performance of any Transition Service, Recipient shall, at its own expense, provide to Provider reasonable access, on an as needed basis, to Recipient’s and its Affiliates’ personnel, equipment, office space, telecommunications and computer systems and any other assets and operations reasonably required for delivery of all or any part of the Transition Services. Provider and its Affiliates and Third Party Service Providers shall be entitled to rely, without inquiry, upon the genuineness, validity or truthfulness of any document, instrument or other writing presented by Recipient or its Affiliates in connection with this Agreement.

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(b) Provider and its Affiliates and any Third Party Service Providers shall not be liable for any impairment of any Transition Service directly caused by their not receiving the information, materials or access required by this Section 1.5. If any Transition Service provided hereunder is dependent on, or will require the involvement or performance of, Recipient or any of its Affiliates (including Recipient or its Affiliates maintaining sufficient and appropriate levels of staffing, including, as applicable, with respect to level of experience and skill), Provider and its Affiliates and Third Party Service Providers shall not be deemed in breach of this Agreement, including any Services Schedule hereto, or otherwise be liable for any failure to provide any Transition Services, or to otherwise fully perform any of its obligations hereunder, including any Services Schedule, to the extent arising from any failure of Recipient or any of its Affiliates to fully perform its obligations hereunder.

(c) As required by the Communications Act of 1934, as amended, at all times Recipient shall be responsible for maintaining the supervision and control of the Stations to which the Transition Services are being provided, including control of such Stations’ personnel, programming and finances.

1.6 Transitional Nature of Services. Recipient acknowledges and agrees that Provider is providing (or causing to be provided) the Transition Services on a transition basis only in order to allow Recipient a period of time to provide or obtain similar services for itself, and that Provider is not a commercial provider of such Transition Services. Accordingly, as promptly as practicable following the execution of this Agreement and in no event later than the end of the Term, Recipient agrees to use commercially reasonable efforts to promptly transition each Transition Service to its own internal organization or obtain alternate third-party sources to provide the Transition Services and end its use of each and every Transition Service (the cessation of a Transition Service, a “Service Migration”). In no event shall Provider be responsible for providing any services in connection with, or bearing any costs of, any Service Migration.

1.7 Compliance with Law; Exclusions.

(a) Neither Provider nor any of its Affiliates nor any Third Party Service Provider shall be obligated to perform, or to cause to be performed, any Transition Service in a manner that is not consistent with their respective policies, procedures and practices, and Provider shall determine, in its sole discretion, the means and resources used to provide the Transition Services pursuant to this Agreement. Provider’s obligation to provide the Transition Services hereunder is subject, in all respects, to the current policies, procedures and practices of Provider and its Affiliates, including as such policies, procedures and practices may be amended by Provider or its Affiliates from time to time in the ordinary course of business, as applicable. Provider shall not have any obligation to (x) replace or cause the replacement of any Person who is employed or otherwise engaged by Provider or any of its Affiliates to perform Transition Services upon the termination of such Person’s employment or other engagement with Provider or any of its Affiliates, as the case may be, for whatever reason (provided that Provider shall still provide the Transition Services using suitably qualified, skilled and experienced personnel), or (y) perform or cause to be performed any Transition Services performed by any Person who is employed or otherwise engaged by Provider or any of its Affiliates if such Person becomes employed or otherwise engaged by Recipient or any of its Affiliates during the Term.

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(b) Each Party shall, at its own expense, perform its obligations and exercise its rights hereunder in material compliance with all applicable Laws. Notwithstanding anything to the contrary herein, including in any Services Schedule, Provider, its Affiliates and any Third Party Service Providers shall not be required hereunder to take any action (including by providing any Transition Services) that would constitute (a) a violation of applicable Law, (b) a breach of any of Provider’s contractual obligations to a third party, or (c) any other violation of a third party’s rights.

(c) Except as expressly set forth on Schedule A, the Transition Services shall in no event include, and Provider shall not be required to provide or cause to be provided to Recipient, services that involve or relate to (i) the custody of cash; (ii) the commingling of funds; (iii) the provision of legal, compliance, regulatory or tax advice; (iv) the filing of tax returns; (v) the provision of data or records except as otherwise provided in the Merger Agreement or herein; (vi) the funding of any “employee benefit plan” as such term is defined in Section 3(3) of ERISA, or other retirement, deferred compensation, incentive, equity based, severance, employment, change in control or fringe benefit plan, program, policy or arrangement, whether or not subject to ERISA, adopted or maintained by Recipient or its Affiliates (the “Recipient Employee Benefit Plans”), other than those set forth on Schedule A; (vii) any benefit program compliance services with respect to any Recipient Employee Benefit Plans; or (viii) the funding of any payroll, payroll taxes or workers’ compensation. Recipient further acknowledges and agrees that Provider will not become a fiduciary (including for purposes of ERISA) with respect to any Recipient Employee Benefit Plans by reason of providing any of the Transition Services under this Agreement, and to the extent the provision of any such Transition Service would cause Provider to become a fiduciary (including for purposes of ERISA, the Code, or other applicable Laws) with respect to any Recipient Employee Benefit Plan, Provider shall not be required to provide, or cause to be provided, such Transition Services to any of the Recipient or its Affiliates.

1.8 Delegation of Transition Services. Recipient acknowledges that Provider may provide the applicable Transition Services itself, through any of its Affiliates or through one or more third parties engaged by Provider to provide Transition Services in accordance with the terms of this Agreement (each such third party, a “Third Party Service Provider”). Provider acknowledges that notwithstanding any delegation of its responsibilities under this Agreement, it shall remain responsible for the provision of the Transition Services and its Affiliates’ and Third Party Service Provider’s compliance with the standard of performance set forth herein.

1.9 Pass Through Services. Recipient and Provider hereby acknowledge and agree that certain software or third-party products and services will be licensed, sublicensed or otherwise provided by third parties to Provider for the benefit of Recipient to the extent that such licenses or sublicenses are necessary in connection with and ancillary to the provision of the Services (each such third party, a “Pass-Through Service Provider”). The terms for such licenses or sublicenses provided to Provider will be the same as the terms, and, in any event, shall not be inconsistent with the terms, for which Recipient continues to receive the relevant Transition Services. Such licenses or sublicenses may be set forth on Schedule A in connection with the related Transition Services or otherwise provided to Recipient. For the avoidance of doubt, this Section 1.9 is applicable to any license or sublicense that is required for a necessary or inherent part of the Transition Services, whether or not specifically itemized on Schedule A. Recipient hereby agrees to comply with Seller’ reasonable instructions with respect to compliance with the terms of such licenses and sublicenses. Recipient acknowledges that notwithstanding any delegation of its responsibilities under this Agreement, Provider shall not be responsible for any of the acts or omissions of any Pass-through Service Provider, but shall make available to Recipient all remedies of Provider related thereto.

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1.10 Intellectual Property Rights. Each Party shall retain all right, title and interest in and to its Intellectual Property. All Intellectual Property created or developed by or on behalf of Provider in connection with this Agreement shall belong to Provider. Except as set forth in Section 1.11, no license, express or implied, is being granted by Provider under this Agreement.

1.11 License to Use Purchased Assets. Recipient, on behalf of itself and its Affiliates, hereby grants to Provider, its Affiliates, any Pass-Through Service Provider and any Third Party Service Provider a limited, royalty-free, non-exclusive, worldwide right and license to use the Intellectual Property included in the Purchased Assets, and any other Purchased Assets and other Intellectual Property controlled by Recipient or any of its Affiliates, in each case, as may be reasonably necessary to perform the Transition Services in connection with, and solely during the Term of, and solely for the purposes of performing the Transition Services under, this Agreement. The license set forth in this Section 1.10 shall automatically and immediately terminate upon the termination of the Term.

ARTICLE II

PRICING AND PAYMENT FOR TRANSITION SERVICES

2.1 Service Fees. The fees (“Fees”) payable to Provider for each Transition Service during the Initial Term are set forth in the attached Services Schedules. Commencing upon the expiration of the Initial Term and for the remainder of the Term, if applicable, the Fees for those Transition Services to be provided for the remainder of the Term will be as mutually agreed upon by the Parties. Provider shall invoice Recipient no later than the fifteenth (15th) day of each month during the Term for any Third Party Pass Through Costs for the prior month.

2.2 Third Party Costs. Recipient shall reimburse Provider for all costs, fees and charges paid by Provider to Third Party Service Providers and Pass-Through Service Providers in connection with performing the applicable Transition Services (collectively, the “Third Party Pass Through Cost”) In the event any Third Party Service Provider or Pass-Through Service Provider notifies Provider of a change in such provider’s costs, fees and charges, the Third Party Pass Through Cost will be automatically adjusted to reflect such changes after Provider provides Recipient reasonable documentation supporting such change.

2.3 Invoices. Provider shall invoice Recipient monthly for the Transition Services, including all Third Party Pass Through Costs, and Recipient shall pay Provider within thirty (30) days after the date of each such invoice. Each invoice shall set forth in reasonable detail the applicable Transition Services provided during such period and the corresponding amounts owed for each of the Transition Services. Recipient shall not offset any amounts payable by it hereunder against any other amounts owed to it by Provider. If Recipient fails to pay the full amount of any undisputed invoice within such thirty (30) day period, such failure will be considered a material breach of this Agreement, for which Provider may, without liability and in its sole discretion, suspend its obligations hereunder to provide any and all Transition Services to Recipient until such time as all invoices have been paid in full or terminate this Agreement in accordance with Section 5.3(b).

2.4 Taxes. The fees described herein with respect to the Transition Services do not include any Taxes. In addition to the amounts required to be paid as set forth herein, Recipient shall pay and be responsible for and shall promptly reimburse Provider for any sales and use Taxes imposed with respect to the provision of Transition Services hereunder.

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2.5 No Right to Setoff. There shall be no right of setoff or counterclaim with respect to any claim, debt or obligation against payments to Provider under this Agreement. Provider shall have the right to set-off any amounts due to Provider pursuant to this Agreement against any amounts received by Provider on behalf of Recipient (including in connection with the Accounts Receivable Services).

ARTICLE III

REPRESENTATIVES

3.1 Coordinators. Provider and Recipient shall each designate in writing a representative to act as Provider’s and Recipient’s respective primary contact persons to coordinate the provision of all of the Transition Services (collectively, the “Primary Coordinators”). Each Primary Coordinator may designate one or more service coordinators for each specific Transition Service (the “Service Coordinators”). Each Party may treat an act of a Primary Coordinator of another Party as being authorized by such other Party without inquiring behind such act or ascertaining whether such Primary Coordinator had authority to so act, and each Party may treat an act of a Service Coordinator as being authorized by such other Party only to the extent such act is directly related to the Transition Service for which such Service Coordinator has been designated; provided, however, that no such Primary Coordinator or Service Coordinator has authority to amend this Agreement. Each Party shall promptly (and in any event within ten (10) business days) advise the other in writing of any change in its Primary Coordinator or any Service Coordinator for a particular Transition Service. Provider and Recipient agree that all communications relating to the provision of the Transition Services shall be by electronic mail and shall be directed to the Service Coordinators for such Transition Service with copies to the Primary Coordinators.

ARTICLE IV

CONTRACT RIGHTS; CONDITIONS

4.1 Third Party Consents. Provider’s obligation to deliver any Transition Services described in this Agreement is conditional upon Provider obtaining the consent, where necessary, of any relevant third party, and Provider will use commercially reasonable efforts to obtain such third-party consents; provided, however, that if such consents cannot be obtained, the Parties shall work together in good faith and use their respective commercially reasonable efforts to arrange for alternative methods of delivering such Transition Service. Provider and Recipient shall each negotiate in good faith to determine the responsibility for paying the costs, fees and expenses of obtaining any third party consents or arranging alternative methods of delivering Transition Services.

4.2 Certain Conditions Precedent. Provider shall not be obligated to pay any amounts to any third party on behalf of Recipient (including, without limitation, in respect of any accounts payable of Recipient for which Provider is providing Accounts Payable Services) unless and until the following conditions shall have been met: (a) Recipient shall deposit cash in an amount equal to the amount owed to such third party into the bank account of Recipient as notified by Recipient

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to Provider from time to time for the payment to such third party by Provider; and (b) the Recipient Service Coordinator shall have instructed the Provider in writing that such third party shall be paid. For the avoidance of doubt, Provider shall not be liable to Recipient or any third party for (x) any breach of this Section 4.2 by Recipient (including, without limitation, if Provider does not pay a third party or account payable as a result of such breach) or (y) carrying out the instructions of Recipient, and Recipient shall indemnify and defend Provider against, and shall hold them harmless from, any and all Losses resulting from, arising out of, or incurred by any of them in connection with, or otherwise with respect to the matters in the foregoing clauses (x) and (y).

ARTICLE V

TERM; TERMINATION

5.1 Term. This Agreement shall become effective upon the Effective Date of this Agreement and shall remain in effect until the expiration of the last Transition Service as set forth on Schedule A (the “Initial Term”), unless earlier terminated pursuant to Sections 5.2 or 5.3. Each Transition Service will terminate on the earlier of: (i) the expiration date specified in the Services Schedule, if any, for such Transition Service; (ii) the termination or reduction in scope of such Transition Service pursuant to Section 5.2; and (iii) the expiration or termination of this Agreement.

5.2 Partial Termination Prior to Closing. Recipient may decline or reduce the scope of the provision of any Transition Service (in whole or in part) upon at least five (5) days’ prior written notice to Provider. The Parties will agree on the relevant Fees if any Services Category is reduced in scope.

5.3 Partial Termination. Recipient may terminate or reduce the scope of the provision of any Transition Service (in whole or in part) upon fifteen (15) days’ prior written notice to Provider. Any election to so terminate or reduce any Transition Service or a portion thereof shall not relieve Provider of its continuing duty to provide those Transition Services or portions thereof that have not been terminated or reduced. Recipient will reimburse Provider for the costs incurred by Provider resulting from Recipient’s early termination or reduction of such Transition Service being performed, including commitments made to, or in respect of, personnel or Third Party Service Providers, prepaid expenses related to the terminated or reduced Transition Service and costs related to terminating such commitments. Such reimbursement shall be made by Recipient to Provider in accordance with Article II.

5.4 Complete Termination. The Parties may terminate this Agreement, in whole, solely in accordance with this Section 5.3.

(a) By Recipient. From and after the Effective Date, Recipient may terminate this Agreement for any reason or no reason, at any time, upon not less than thirty (30) days’ prior written notice to Provider.

(b) By Provider. From and after the Effective Date, except with respect to a termination by Provider for Recipient’s non-payment of Invoices which is governed by Section 2.3 above, Provider may terminate this Agreement in the event of a material breach of this Agreement by Recipient (i) if such material breach is not curable, upon written notice to Recipient, or (ii) if such material breach is curable, if such material breach is not cured within ten (10) days after Provider notifies Recipient of such material breach.

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(c) By a Party. From and after the Effective Date, a party may terminate this Agreement any time upon giving written notice to the other party if the other party is adjudicated as bankrupt, becomes insolvent, suffers permanent or temporary court-appointed receivership of substantially all of its property, makes a general assignment for the benefit of creditors, or suffers the filing of a voluntary or involuntary bankruptcy petition that is not dismissed within sixty (60) days after filing.

(d) By the Parties. This Agreement will terminate upon the mutual written agreement of all of the Parties.

(e) Termination of Merger Agreement. Prior to the Effective Date, if the Merger Agreement has been terminated in accordance with its terms, this Agreement may be terminated in the sole discretion of Recipient without the prior approval of any Person, including Parent.

5.5 Extension. The Initial Term may be extended only by mutual written agreement of the Parties either in whole or with respect to one or more of the Transition Services. The Initial Term and any extension thereof are collectively the “Term.”

5.6 Effect of Termination or Expiration. Except as otherwise agreed by the Parties, promptly following the expiration or termination of this Agreement (but in no event later than thirty (30) days thereafter), each Party shall return to the other Party in accordance with such other Party’s instructions all of the other Party’s Confidential Information in its possession or control that was disclosed under this Agreement; provided, however, each party may retain (a) an archival copy of the Confidential Information in any computer network archival backup system and (ii) a copy in the possession of counsel of its choosing for purposes of legal or regulatory compliance or for use in pursuing, defending and/or resolving claim hereunder. Each Party acknowledges and agrees that the termination or expiration of a Transition Service or this Agreement for any reason shall not release a Party from any liability or obligation that already has accrued as of the effective date of such termination or expiration, as applicable, and shall not constitute a waiver or release of, or otherwise be deemed to adversely affect, any rights, remedies or claims which a Party may have hereunder at Law, in equity or otherwise or which may arise out of or in connection with such termination or expiration.

5.7 Survival. Section 1.9 (Intellectual Property Rights), Article II (Pricing and Payment for Transition Services), Section 5.5 (Effect of Termination or Expiration), this Section 5.6 (Survival), Section 6.2 (DISCLAIMER OF WARRANTIES), Article VII (LIMITATION OF LIABILITY), Article VIII (Confidentiality) and Article IX (Miscellaneous) shall survive any termination or expiration of this Agreement.

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ARTICLE VI

REPRESENTATIONS AND WARRANTIES

6.1 Representations and Warranties. Each Party represents and warrants to the other that:

(a) it is a legal entity validly existing and in good standing under the Laws of the jurisdiction of its organization;(b) it has all necessary power and authority, and has taken all action necessary, to authorize, execute, deliver and perform this Agreement, in accordance with the terms of this Agreement; and

(c) this Agreement has been duly and validly executed and delivered by such Party, and, assuming the due authorization, execution and delivery by the other Party, constitutes a valid, legal and binding agreement of such Party, enforceable against such Party in accordance with its terms, subject to the effect of any applicable Laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding at equity or at Law).

6.2 DISCLAIMER OF WARRANTIES. THIS IS A SERVICE AGREEMENT. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, (I) PROVIDER DOES NOT GUARANTEE, REPRESENT OR WARRANT THE TRANSITION SERVICES TO BE PROVIDED HEREUNDER, (II) THE TRANSITION SERVICES SHALL BE PROVIDED ON AN “AS IS” AND “WITH ALL FAULTS” BASIS, AND (III) THERE ARE NO OTHER, AND PROVIDER DOES NOT MAKE AND HEREBY DISCLAIMS ALL OTHER, REPRESENTATIONS, WARRANTIES OR GUARANTEES OF ANY KIND WITH RESPECT TO THIS AGREEMENT OR THE TRANSITION SERVICES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, TITLE/NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE, WHICH ARE SPECIFICALLY DISCLAIMED. PROVIDER DOES NOT GUARANTEE, REPRESENT OR WARRANT THE CORRECTNESS, COMPLETENESS, CURRENTNESS, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF ANY DATA PROVIDED TO RECIPIENT. EXCEPT AS EXPLICITLY PROVIDED IN THIS AGREEMENT, PROVIDER DOES NOT MAKE ANY REPRESENTATION OR WARRANTY THAT ANY TRANSITION SERVICE COMPLIES WITH ANY APPLICABLE LAW, DOMESTIC OR FOREIGN.

ARTICLE VII

LIMITATION OF LIABILITY

7.1 Indemnification by Recipient. Recipient agrees to indemnify, defend and hold Provider, its Affiliates, the Third Party Service Providers, and each of Provider’s, its Affiliates,’ the Pass-Through Service Providers’ and the Third Party Service Providers’ respective employees, agents, officers and directors harmless from and against any losses, costs, interest, charges, expenses (including reasonable attorneys’ fees), obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, assessments or deficiencies (“Losses”) arising out of any third-party claim in connection with or related to (i) any breach of any representation or warranty made by Recipient hereunder and (ii) any action or omission by Recipient or Recipient’s employees or agents constituting willful misconduct or gross negligence.

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7.2 Indemnification by Provider. Provider agrees to indemnify, defend and hold Recipient, its Affiliates, and each of Provider’s and its Affiliates’ respective employees, agents, officers and directors harmless from and against any Losses arising out of any third-party claim in connection with or related to (i) any breach of any representation or warranty made by Provider hereunder and (ii) any action or omission of Provider or Provider’s employees or agents or Third-Party Service Providers constituting willful misconduct or gross negligence.

7.3 LIMITATION ON LIABILITY. OTHER THAN WITH RESPECT TO ANY INDEMNIFICATION OBLIGATIONS HEREIN, NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, PUNITIVE, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR EXEMPLARY DAMAGES (INCLUDING LOSS OF DATA, PROFITS, INTEREST, OR REVENUE OR ANY INTERRUPTION OF BUSINESS) IN CONNECTION WITH, ARISING FROM OR IN RELATION TO THIS AGREEMENT (INCLUDING ANY OF THE TRANSITION SERVICES TO BE PROVIDED HEREUNDER OR THE PERFORMANCE OF OR FAILURE TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT), WHETHER BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR ANY OTHER LEGAL OR EQUITABLE GROUNDS, AND REGARDLESS OF WHETHER SUCH DAMAGES ARE FORESEEABLE OR WHETHER PROVIDER IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES. OTHER THAN IN RESPECT OF INDEMNIFICATION OBLIGATIONS, NEITHER PARTY SHALL BE LIABLE FOR ANY LOSSES IN CONNECTION WITH, ARISING FROM OR IN RELATION TO THIS AGREEMENT (INCLUDING ANY OF THE TRANSITION SERVICES TO BE PROVIDED HEREUNDER OR THE PERFORMANCE OF OR FAILURE TO PERFORM PROVIDER’S OBLIGATIONS UNDER THIS AGREEMENT) FOR ANY AMOUNT IN EXCESS OF THE AGGREGATE FEES RECEIVED (AT THE TIME OF THE DISPUTE) BY PROVIDER UNDER THIS AGREEMENT FOR THE TRANSITION SERVICE THAT IS THE SUBJECT OF THE DISPUTE. THE PARTIES INTEND THAT NO DOUBLE REMEDIES OR RECOVERIES ARE INTENDED OR PERMITTED UNDER THIS AGREEMENT AND THAT CLAIMS ASSERTED UNDER ONE SECTION OR SUBSECTION OF THIS AGREEMENT MAY NOT ALSO BE ASSERTED UNDER ANOTHER SECTION OR SUBSECTION OF THIS AGREEMENT OR UNDER THE MERGER AGREEMENT OR ANY OTHER ANCILLARY DOCUMENT IF SUCH ASSERTION WOULD RESULT IN DOUBLE RECOVERY.

ARTICLE VIII

CONFIDENTIALITY

8.1 Duty of Confidentiality. Each Party (a “Receiving Party”) agrees to safeguard the other Party’s (the “Disclosing Party”) Confidential Information received under this Agreement with the same degree of care that the Receiving Party uses to protect its own similar Confidential Information, but in no event less than a reasonable degree of care. Such Confidential Information of the Disclosing Party received hereunder may be used by the Receiving Party in connection with the Transition Services only and may only be copied or reproduced to the extent reasonably

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necessary for the Receiving Party to perform its obligations or enforce its rights under this Agreement. The Disclosing Party shall not disclose any such Confidential Information of the Receiving Party to any Person; provided, that, Provider may disclose Recipient’s Confidential Information to any of its Affiliates or Third Party Service Providers as may be reasonably necessary to perform the Transition Services in connection with, and solely during the Term of, and solely for the purposes of performing the Transition Services under, this Agreement.

8.2 Permitted Disclosure. Notwithstanding anything contained herein to the contrary, Section 8.1 shall not restrict the Receiving Party from disclosing Confidential Information to the extent reasonably necessary in connection with the enforcement of this Agreement or as required by applicable Law or legal or regulatory process (including to the extent requested by any Governmental Body in connection with any such Law or legal or regulatory process), including any Tax audit or litigation. In the event that the Receiving Party or its permitted service providers become legally required by deposition, interrogatory, request for documents, subpoena, civil investigative demand, formal regulatory request or similar judicial or administrative process to disclose any Confidential Information of the Disclosing Party, the Receiving Party shall, to the extent permitted by Law, provide the Disclosing Party with prompt prior written notice of such requirement so that the Disclosing Party may seek a protective order or other similar remedy to cause such Confidential Information not to be disclosed. The Receiving Party shall reasonably cooperate with the Disclosing Party, at the Disclosing Party’s expense, in connection with the Disclosing Party’s seeking of such protective order or similar remedy. In the event that such protective order or other similar remedy is not obtained or the Disclosing Party waives compliance with the provisions of this Section 8.2, the Receiving Party or its permitted service provider shall furnish only that portion of the Confidential Information that has been legally required, and shall exercise commercially reasonable efforts to obtain assurance that confidential treatment shall be accorded such disclosed Confidential Information.

8.3 Confidential Information. The following shall be considered “Confidential Information” of a Party under this Agreement: all proprietary and confidential information, provided or received in connection with the provision of the Transition Services hereunder, concerning the business, business relationships (including prospective customers and business partners) and financial affairs of such Party or its Affiliates, whether or not in writing and whether or not labeled or identified as confidential or proprietary, including inventions, trade secrets, technical information, know-how, product and pricing information and plans, research and development activities, marketing plans and activities, customer, supplier and prospect information, employee and financial information, and information disclosed by third parties of a proprietary or confidential nature or under an obligation of confidence; provided that Confidential Information does not include, and there shall be no obligation hereunder, with respect to information that (i) is or becomes generally available to the public, other than as a result of a disclosure in breach of this Agreement by the Receiving Party, (ii) the Receiving Party can demonstrate was or became available to the Receiving Party from a third party not bound by any confidentiality obligation to the Disclosing Party, (iii) was already in the Receiving Party’s possession (without an obligation of confidentiality) prior to direct or indirect disclosure pursuant to this Agreement (or any predecessor agreement between the Parties governing the confidentiality of such information) and was not generated in the course of, or in connection with, the Transition Services, or (iv) is developed independently by the Receiving Party without reference to the Disclosing Party’s Confidential Information.

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ARTICLE IX

MISCELLANEOUS

9.1 Amendment and Waiver. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each Party or to the extent required by the DOJ. A Party to this Agreement may, only by an instrument in writing, waive compliance by the other Party to this Agreement with any term or provision of this Agreement on the part of such other Party to this Agreement to be performed or complied with. The waiver by any Party to this Agreement of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

9.2 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) when delivered by hand, by registered mail, by courier or express delivery service or (b) upon confirmation of receipt (other than an automatically-generated confirmation) when sent by electronic mail to the address or email address, as applicable, set forth beneath the name of such party below (or to such other address or email address, as applicable, as such party shall have specified in a written notice given to the other parties hereto):

If to Provider:

Meredith Holdings Corporation

1716 Locust Street

Des Moines, Iowa 50309-3023

Attention:    John S. Zieser

Email:

with a copy (which shall not constitute notice) to:

Cooley LLP

1299 Pennsylvania Ave., NW

Suite 700

Washington, DC 20004

Attention: Kevin Mills and Aaron Binstock

Email:

If to Recipient:

Gray Television, Inc.

Attention: Legal Department

445 Dexter Avenue, Suite 7000

Montgomery, Alabama 36104

Email:

with a copy (which shall not constitute notice) to:

Eversheds Sutherland (US) LLP

700 Sixth St. NW, Suite 700

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Washington, DC 20001

Attention: William Dudzinsky

Email:

9.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective successors and assigns; provided, however, that no Party to this Agreement may assign this Agreement without the express prior written consent of the other Parties to this Agreement. Notwithstanding the foregoing, a party may assign (without the other party’s consent) any of its rights and obligations hereunder to one or more of its controlled (as defined in the Merger Agreement) Subsidiaries; provided, that such assignment shall not relieve the assigning party of its obligations hereunder.

9.4 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

9.5 Third-Party Beneficiaries. Except with respect to any indemnitees under Section 7.1, this Agreement is not intended to confer on or on behalf of any Person not a Party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof.

9.6 Entire Agreement. This Agreement (including the Services Schedule), together with the Merger Agreement, Confidentiality Agreement and other Ancillary Agreements, constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes any prior discussion, correspondence, negotiation, proposed term sheet, agreement, understanding or arrangement. Each Schedule to this Agreement is hereby incorporated into this Agreement by reference.

9.7 Counterparts; Electronic Delivery. This Agreement may be executed in one or more counterparts, and by either of the Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement.

9.8 Headings; Definitions. The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

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9.9 Governing Law.

(a) This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts executed and to be performed wholly within such State and without reference to the choice-of-law principles that would result in the application of the Laws of a different jurisdiction.(b) Each Party agrees that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Chancery Court of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware, and each Party hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such party as provided in Section 9.2 shall be deemed effective service of process on such party.

(c) EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER IN CONTRACT OR TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.10 Relationship of the Parties. The Parties hereto are independent contractors and Recipient and Provider are not employees, partners or joint venturers of the other. Under no circumstances shall any of the employees of Recipient or Provider be deemed to be employees of the other for any purpose. Recipient and Provider shall not have the right to bind the other to any agreement with a third party nor to represent itself or themselves as a partner or joint venturer of the other. For the avoidance of doubt, Recipient and Provider shall be solely responsible for the operation of their respective businesses and the decisions and actions taken in connection therewith, and nothing contained herein shall impose any liability or responsibility on Provider with respect thereto.

9.11 Merger Agreement. Nothing herein is intended to modify, limit or otherwise affect the representations, warranties, covenants, agreements and indemnifications contained in the Merger Agreement, and such representations, warranties, covenants, agreements and indemnifications shall remain in full force and effect in accordance with the terms of the Merger Agreement.

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9.12 Force Majeure. Neither Party shall be liable to the other for any failure or delay in the performance of its obligations under this Agreement (other than with respect to payment obligations under this Agreement) to the extent such failure or delay is caused by a Force Majeure Event. Upon the occurrence of a Force Majeure Event, (i) the non-performing Party shall promptly notify the other Party of the circumstances hindering its performance and of its plans and efforts to implement a work-around, (ii) the non-performing Party shall be excused from any further performance or observance of the affected obligation(s) for as long as such circumstances prevail, and (iii) the non-performing Party shall continue to attempt to recommence performance or observance to the greatest extent possible without delay. The non-performing Party shall also notify the other Party promptly when the Force Majeure Event has abated. If Provider fails to provide any Transition Services in connection with any Force Majeure Event, the amounts due Provider under this Agreement shall be equitably adjusted in a manner such that Recipient shall not be responsible for the payment of any amounts for such Transition Services that Provider failed to provide. The term “Force Majeure Event” shall mean an event or condition that is caused by or results from any (a) act of war, terrorism, civil riots or rebellions, (b) Law, demand, seizure or requirement of any Governmental Body, quarantine, embargo or any other similar unusual action of a Governmental Body, (c) extraordinary element of nature or act of God, fire, flood, or storm, (d) strike, lockout or other labor trouble, delays by suppliers or carriers, shortages of fuel, power, raw materials or components, (e) COVID-19 or other epidemics, pandemics or disease outbreaks or any COVID-19 Measures, or (f) any other event or condition outside the reasonable control of the Party subject to such failure or delay. Additionally, Provider shall not be liable under this Agreement for any failure to provide or make available Transition Services as set forth herein to the extent such failure was the direct result of Recipient’s operations or systems, or acts or omissions of Recipient.

9.13 Interpretation; Absence of Presumption. For the purposes of this Agreement, (i) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (ii) references to the terms Article, Section, and Schedule are references to the Articles, Sections, and Schedules to this Agreement unless otherwise specified; (iii) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules hereto; (iv) references to “$” shall mean U.S. dollars; (v) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (vi) the word “or” shall not be exclusive; (vii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (viii) references to “written” or “in writing” include in electronic form; (ix) provisions shall apply, when appropriate, to successive events and transactions; (x) the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (xi) Provider and Recipient have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties thereto and no presumption or burden of proof shall arise favoring or burdening either Party by virtue of the authorship of any of the provisions in this Agreement; (xii) a reference to any Person includes such Person’s successors and permitted assigns; (xiii) any reference to “days” means calendar days unless Business Days are expressly specified; (xiv) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; and (xv) unless otherwise stated in this Agreement, references to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms thereof.

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9.14 Effective Date. This Agreement shall become effective only upon the Effective Date.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the date first set forth above.

PROVIDER:

MEREDITH HOLDINGS CORPORATION

By:	/s/ Jason Frierott
Name: Jason Frierott
Title: Vice President, Secretary and Treasurer

RECIPIENT:

MEREDITH CORPORATION

By:	/s/ Jason Frierott
Name: Jason Frierott
Title: Chief Financial Officer

[Signature Page to Transition Services Agreement]

PARENT:

GRAY TELEVISION, INC.

By:	/s/ Hilton H. Howell, Jr.
Name: Hilton H. Howell, Jr.
Title: Executive Chairman and Chief
Executive Officer

[Signature Page to Transition Services Agreement]

Exhibit 99.1

MEREDITH CORPORATION TO SELL LOCAL MEDIA GROUP FOR $2.7 BILLION, FOCUS EXCLUSIVELY ON LEADING PORTFOLIO OF NATIONAL BRANDS

10x Multiple Reflects Highly Competitive Process and High-Quality Broadcast Portfolio

Materially Reduces Debt & Enhances Capital Flexibility, Accelerating Opportunities to Drive Growth

Strategic Transformation Unlocks Value as Shareholders to Receive ~$14.50 Per Share in Cash & One-for-One Equity Exchange in Meredith

DES MOINES, IA (May 3, 2021) – Meredith Corporation (NYSE: MDP) today announced that it has agreed to sell its Local Media Group (“LMG”) to Gray Television, Inc. (NYSE: GTN) for $2.7 billion in cash and will focus exclusively on its National Media Group (“NMG”) portfolio post-close. Under the terms of the transaction, Meredith’s National Media Group will be spun out to shareholders as a standalone publicly traded company retaining the Meredith Corporation name, with shareholders receiving cash consideration per share of approximately $14.50 and 1-for-1 equity share in post-close Meredith. The transaction was unanimously approved by Meredith’s and Gray’s Board of Directors.

Following the LMG sale, Meredith will focus on accelerating the growth of its iconic brands including PEOPLE, Better Homes & Gardens, and Allrecipes, which deliver trusted, actionable content for every aspect of consumers’ lives. The more focused company will continue producing and delivering content for 95% of U.S. women, many of whom are primary decision makers for the household.

“We expect the transaction to unlock meaningful shareholder value as it advances all of the company’s financial priorities: reducing net debt, improving financial flexibility, allocating capital to fast-growing digital and consumer opportunities, and providing returns to shareholders,” said Meredith Chairman and Chief Executive Officer Tom Harty. “As a more focused company with an enhanced balance sheet and cash-generating media assets, we will further advance our position as a media leader with trusted brands, a digital business of scale, and unparalleled reach to women.

“Meredith is on the leading edge of trends, products, life-enhancing information, and human-interest stories that consumers demand now more than ever. This transaction will allow us to sharpen our focus on the potential of our brands and assets,” Harty said. “We will invest to accelerate our digital growth and leverage our industry-leading first party data to deepen engagement with consumers across multiple platforms and provide advertising partners with greater value.”

Strategic rationale for the transaction

•

Monetizes LMG at a premium price and an attractive point in the cycle – A 10x multiple (average of LMG’s Fiscal 2020/2021 Adjusted EBITDA) reflects a highly competitive process and Meredith Corporation’s high-quality broadcast portfolio;

•	Structure provides tax-efficient path to split businesses – Allows the full proceeds to extinguish all existing Meredith Corporation debt;

•

Significantly improves financial strength – Meredith expects to be levered at approximately 2x Adjusted EBITDA, with committed financing from RBC Capital Markets and Barclays. The structure enhances financial flexibility and enables capital returns to shareholders;

•	Creates shareholder value through strategic transformation – Existing shareholders to receive one-time cash consideration plus one-for-one equity in Meredith;

•

Sharpens strategic focus on growth opportunities – Fully establishes Meredith as a multi-platform, consumer-focused, lifestyle media company with increased capacity to make strategic investments in Meredith’s leading consumer and digital platforms.

Meredith’s leadership and opportunity going forward

Meredith reaches more adult women than any media company in America, with brands that serve more than 120 million (or nearly 95%) of American adult women, including 90% of Millennial women. Additionally, Meredith’s brands reach nearly 65 million (or nearly 55%) of American adult men.

The demand for high quality, exciting, and informative content around Meredith’s core expertise including celebrity and entertainment news, house and home, food, style, health, fitness, and parenting has accelerated dramatically during the pandemic, and fundamental shifts in consumer behavior suggest these trends will continue.

Meredith’s digital business is already large, profitable, and growing with digital advertising contributing over half of Meredith’s total expected advertising revenues. Digital advertising revenues in Meredith’s fiscal 2021 third quarter were up 21% and have now surpassed magazine advertising revenue for two consecutive quarters. Meredith’s licensing and performance marketing revenues, which anchor its digital consumer activities, are additional key growth drivers.

“We address the fundamental passions and concerns that women and families face every day, creating sought-after content that millions of Americans across generations have grown to know, love, and trust,” said Mell Meredith Frazier, vice chair of Meredith Corporation’s Board of Directors. “We understand the trends and products that consumers crave better than any other media company, and we are incredibly proud and committed to keeping Meredith a thriving enterprise as dynamic as the lives our consumers lead.”

Transaction details

The transaction is structured as a spin-off of Meredith Corporation’s NMG into a standalone publicly traded company, and the simultaneous sale of Meredith Corporation, which will contain only LMG assets post-close, for $2.7 billion in cash. The post-close NMG will retain the Meredith Corporation name.

Following the transaction, Meredith is expected to:

•	Organize under two reporting segments, Digital and Magazine;

•	Maintain existing Meredith Corporation dual-class stock structure and remain headquartered in Des Moines, Iowa;

•	Be led by Meredith Corporation’s existing senior executive team with Tom Harty as Chairman and Chief Executive Officer; and

•	Continue trading on the New York Stock Exchange under the ticker MDP.

The transaction is subject to Meredith Corporation shareholder approval and customary closing conditions and regulatory approvals, including approval by the Federal Communications Commission and clearance under the Hart-Scott-Rodino Antitrust Improvements Act. The transaction is expected to close in the fourth quarter of calendar 2021.

Harty concluded, “We believe the scale made possible by the combination of the Local Media Group with Gray Television represents a great strategic fit, and we are incredibly grateful to our colleagues for their years of dedicated service and industry-leading work. Our broadcast stations have been an important piece of Meredith’s history for nearly 75 years and have become integral to the communities they serve, providing outstanding coverage, local insight, and strong advertiser partnerships.”

Advisors to Meredith

Moelis & Company acted as financial advisor and Cooley LLP acted as legal advisor. Additionally, BDT & Company served as financial co-advisor and Lazard served as a strategic advisor.

Conference call, presentation slides, and webcast

Meredith will hold a conference call with investors to discuss this announcement on May 3 at 8:30 a.m. CT. A live webcast will be accessible through ir.meredith.com. Allow at least 10 minutes to access Meredith’s investor relations website before the webcast begins.

To listen by telephone, dial appropriately:

•	From the United States: (844) 540-1121

•	Internationally: (647) 253-8645

•	Conference ID is 5295339

Meredith will post an investor presentation to accompany today’s call on ir.meredith.com at approximately 8 a.m. CT. A telephone replay of the call will be available until May 17, by dialing domestic toll-free (800) 585-8367, or internationally (416) 621-4642. The access code is 5295339.

RATIONALE FOR USE AND ACCESS TO NON-GAAP RESULTS

Management uses and presents GAAP and non-GAAP results to evaluate and communicate its performance. Non-GAAP measures should not be construed as alternatives to GAAP measures. Free cash flow, earnings from continuing operations before special items, operating profit before special items, adjusted EBITDA, adjusted EBITDA margin, and comparable results are common supplemental measures of performance used by investors and financial analysts.

Management believes that free cash flow, earnings from continuing operations before special items, operating profit before special items, adjusted EBITDA, adjusted EBITDA margin, and comparable results provide additional analytical tools. Free cash flow is defined as net cash provided by operating activities less capital expenditures. This metric has been included as a measure of the Company’s liquidity and ability to fund its operations. Earnings from continuing operations before special items and operating profit before special items remove the impact of special items on earnings from continuing operations and operating profit. Adjusted EBITDA is defined as earnings from continuing operations before interest expense, income taxes, depreciation, amortization, and special items. These special items have been removed as they have been deemed to be non-operational in nature. Comparable results remove the impact of portfolio changes in our magazine business to facilitate year-over-year comparisons. Management does not use adjusted EBITDA as a measure of liquidity or funds available for management’s discretionary use because it excludes certain contractual and nondiscretionary expenditures.

Results before special items are supplemental non-GAAP financial measures. While these adjusted results are not a substitute for reported results under GAAP, management believes this information is useful as an aid to further understand Meredith’s current performance, performance trends, and financial condition.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These statements are based on management’s current knowledge and estimates of factors affecting the Company and its operations. Statements in this release that are forward-looking include, but are not limited to, statements related to the proposed merger, the spin-off and Meredith’s future financial strength, including its leverage ratio, following the spin-off, the timing of the transaction and the growth of the Company following the transactions. Forward-looking statements can be identified by words such as may, should, expects, provides, anticipates, assumes, can, will, meets, could, likely, intends, might, predicts, seeks, would, believes, estimates, plans, continues, guidance, or outlook, or variations of these words or similar expressions.

Actual results may differ materially from those currently anticipated. Factors that could cause actual results to differ materially from those projected in the forward-looking statements include the following: market conditions; the impact of the COVID-19 pandemic; the parties’ ability to consummate the proposed merger and spin-off; the conditions to the completion of the transactions, including the receipt of approval of Meredith’s stockholders; the regulatory approvals required for the proposed merger not being obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transactions; potential inability to retain key employees; Meredith’s ability to operate NMG successfully as a standalone business; the ability to obtain financing on the expected terms; changes in interest rates; the consequences of acquisitions and/or dispositions; and Meredith’s ability to comply with the terms of its debt financing; and market conditions. Additional information concerning these and other risk factors can be found in Meredith’s and Gray’s filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Such risk factors may be amplified by the COVID-19 pandemic and its potential impact on the Company’s business and the global economy. Meredith, SpinCo (defined below) and Gray assume no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

About Meredith Corporation

Meredith Corporation (NYSE: MDP), a leading media company for nearly 120 years, produces service journalism that engages audiences with essential, inspiring, and trusted content. Meredith reaches consumers where they are across multiple platforms including digital, video, magazine, and broadcast television. Meredith’s National Media Group reaches nearly 95 percent of all U.S. women and more than 190 million unduplicated American consumers every month through such iconic brands as PEOPLE, Better Homes & Gardens, Allrecipes, Southern Living, and REAL SIMPLE. Meredith’s premium digital network reaches more than 150 million consumers each month. The Company is the No. 1 U.S. magazine operator with 36 million subscribers and the No. 2 global licensor with robust brand licensing activities that include a Better Homes & Gardens partnership with Walmart. Meredith’s Local Media Group portfolio includes 17 television stations reaching 11 percent of U.S. households and 30 million viewers. Meredith’s portfolio is concentrated in large, fast-growing markets, with seven stations in the nation’s Top 25 markets, including Atlanta, Phoenix, St. Louis, and Portland, and 13 stations in the Top 50.

Additional information and where to find it

This communication is not a solicitation of a proxy from any shareholder of the Company. In connection with the proposed merger and spin-off, the Company intends to file relevant materials with the SEC, including a proxy statement. In addition, the new public company to be spun-off and which will retain the name Meredith Corporation (“SpinCo”) intends to file a registration statement on Form 10 with respect to its common stock. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SPINCO, GRAY, THE MERGER AND THE SPIN-OFF. The proxy statement and Form 10, and other relevant materials (when they become available), and any other documents filed by the Company, SpinCo and Gray with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. The documents filed by the Company may also be obtained for free from the Company’s Investor Relations web site (http://ir.meredith.com) or by directing a request to the Company’s Shareholder/Financial Analyst contact, Mike Lovell, Executive Director of Corporate Communications, at 515-284-3622.

Participants in the solicitation

The Company and Gray and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of the Company in connection with the proposed merger and spin-off. Information about Gray’s directors and executive officers is available in Parent’s definitive proxy statement, dated March 25, 2021, for its 2021 annual meeting of shareholders. Information about the Company’s directors and executive officers is available in the Company’s definitive proxy statement, dated September 25, 2020, for its 2020 annual meeting of shareholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and Form 10 registration statement regarding the proposed merger and spin-off that the Company, SpinCo and Gray will file with the SEC when it becomes available.

— # # # —

Shareholder/financial analyst contact:	Media contact:
Mike Lovell	Erica Jensen
Corporate Communications Executive Director	Chief Communications Officer
Phone: (515) 284-3622	Phone: (515) 284-3404
E-mail: Mike.Lovell@meredith.com	E-mail: Erica.Jensen@meredith.com

Exhibit 99.2

People
allrecipes
Entertainment
WEEKLY
Better Homes & Gardens
InStyle
Parents
REAL SIMPLE
THE MAGNOLIA JOURNAL
Southern Living
SHAPE
MARTHA STEWART
Living
Health
FOOD & WINE
MidwestLiving
EatingWell

May 3, 2021

Transforming Meredith Corporation for future growth

meredith

Transforming Meredith Corporation for future growth May 3, 2021 Exhibit 99.2

Disclaimers CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This presentation contains certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These statements are based on management’s current knowledge and estimates of factors affecting Meredith Corporation (“Meredith” or “the Company“) and its operations. Statements in this presentation that are forward-looking include, but are not limited to, statements related to the proposed merger, the spin-off and Meredith’s future financial strength, including its leverage ratio, following the spin-off, and the timing of the transaction. Forward-looking statements can be identified by words such as may, should, expects, provides, anticipates, assumes, can, will, meets, could, likely, intends, might, predicts, seeks, would, believes, estimates, plans, continues, guidance or outlook, or variations of these words or similar expressions. Actual results may differ materially from those currently anticipated. Factors that could cause actual results to differ materially from those projected in the forward-looking statements include the following: market conditions; the impact of the COVID-19 pandemic; the parties’ ability to consummate the Merger and Spin-off; the conditions to the completion of the transactions, including the receipt of approval of Meredith’s shareholders; the regulatory approvals required for the Merger not being obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transactions; potential inability to retain key employees; Meredith’s ability to operate the National Media Group successfully as a standalone business; the ability to obtain financing on the expected terms; changes in interest rates; the consequences of acquisitions and/or dispositions; and Meredith’s ability to comply with the terms of its debt financing; and market conditions. Additional information concerning these and other risk factors can be found in Meredith’s and Gray Television Inc.’s (“Gray” or “Parent”) filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Such risk factors may be amplified by the COVID-19 pandemic and its potential impact on the Company’s business and the global economy. Meredith, SpinCo and Gray assume no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. RATIONALE FOR USE AND ACCESS TO NON-GAAP RESULTS Meredith uses and presents GAAP and non-GAAP results to evaluate and communicate its performance. Non-GAAP measures should not be construed as alternatives to GAAP measures. Adjusted EBITDA is a common supplemental measure of performance used by investors and financial analysts. Adjusted EBITDA is defined as earnings (loss) from continuing operations before interest expense, income taxes, depreciation, amortization, and special items. These special items have been removed as they have been deemed to be non-operational in nature. Reconciliations of GAAP to non-GAAP measures are attached to this presentation and available at www.Meredith.com.

Disclaimers Additional Information and Where to Find It This communication is not a solicitation of a proxy from any shareholder of the Company. In connection with the Merger and Spin-Off, the Company intends to file relevant materials with the Securities and Exchange Commission (“SEC”), including a proxy statement. In addition, SpinCo intends to file a registration statement on Form 10 with respect to its common stock. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SPINCO, PARENT, THE MERGER AND THE SPIN-OFF. The proxy statement and Form 10, and other relevant materials (when they become available), and any other documents filed by the Company, SpinCo and Parent with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. The documents filed by the Company may also be obtained for free from the Company’s Investor Relations web site (http://ir.meredith.com) or by directing a request to the Company’s Shareholder/Financial Analyst contact, Mike Lovell, Executive Director of Corporate Communications, at 515-284-3622. PARTICIPANTS IN THE SOLICITATION The Company and Parent and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of the Company in connection with the Merger and Spin-Off. Information about Parent’s directors and executive officers is available in Parent’s definitive proxy statement, dated March 25, 2021, for its 2021 annual meeting of shareholders. Information about the Company’s directors and executive officers is available in the Company’s definitive proxy statement, dated September 25, 2020, for its 2020 annual meeting of shareholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and Form 10 registration statement regarding the Merger and Spin-Off that the Company and SpinCo will file with the SEC when it becomes available.

Unlocking shareholder value through strategic transformation Meredith’s Board of Directors has approved a transaction to sell its Local Media Group to Gray Television for $2.7 billion and spin out National Media Group as a standalone company Attractive point in cycle to monetize the Local Media Group Compelling value with a multiple of 10x(1) reflects highly competitive process and high-quality broadcast assets 1 Tax efficient transaction Allows full proceeds to extinguish existing Meredith Corporation debt and excess to be paid to Meredith shareholders 2 Significantly improves financial strength Stronger capital profile enables investments in digital growth and shareholder returns with an initial targeted leverage of approximately 2x 3 National Media Group becomes Meredith Fully establishes Meredith as a multi-platform, consumer-focused, lifestyle media company with sharper focus and enhanced capacity to invest 5 (1) Based on the average of LMG’s Fiscal 2020/2021 Adjusted EBITDA Efficiently unlocks shareholder value Existing shareholders to receive cash consideration plus one-for-one equity in Meredith 4

Customary closing conditions, including regulatory review and approvals from Meredith Corporation’s shareholders (~Sept/Oct) Transaction anticipated to close in Calendar 2021 fourth quarter RBC & Barclays have committed financing of $725 million and $150 revolving credit facility in support of the transaction Timing & closing considerations Key transaction terms National Media Group will be spun out from Meredith Corporation to form a new publicly traded company Post-close future Meredith debt targeting 2x leverage ratio All Meredith Corporation shareholders will receive shares of future Meredith on a 1-for-1 basis at close No corporate-level tax for spin-off expected due to tax basis in NMG business (including Time Inc.) Meredith Corporation, containing only the Local Media Group post-NMG spin, will be sold to Gray Television for $2.7 billion cash Cash proceeds plus cash on hand at close plus new debt will be used to extinguish Meredith Corporation’s outstanding debt at close and pay transaction-related expenses Estimated excess cash proceeds of ~$14.50/share paid to Meredith Corporation shareholders as merger consideration Shares and cash merger consideration received by shareholders will be taxable(1) Structure & Consideration New Company Company name: Meredith Corporation; Listing: NYSE; Ticker: MDP Corporate headquarters: Des Moines, Iowa Two reporting segments: Digital, Magazine Leadership & Governance Led by Meredith Corporation’s existing senior executive team, including Tom Harty as Chairman & CEO, Jason Frierott as CFO Common and Class B shareholders to maintain Meredith Corporation’s dual-class stock structure (1) Dependent upon individual shareholder stock basis and tax status

Meredith positioning A multi-platform media leader with trusted brands, a digital business of scale and unparalleled reach to female audiences. An improved balance sheet enables growth investments and capital returns to shareholders.

Meredith's strategic focus and competitive advantage

Mobile
Web
Social
Video & TV
Audio
Magazines
First party data
Proprietary platform
People
allrecipes
Entertainment
EatingWell
Parents
REAL SIMPLE
Southern Living
Health
Better Homes & Gardens
TRAVEL+ LEISURE
FOOD & WINE
SHAPE
InStyle

Engaged, scaled audience

Unrivaled reach 95% of American women, a buying force

Proprietary platform & first party data

Diversified revenue mix

Innovative products and **measurable results** for advertising partners

Direct consumer revenue subscription, newsstand, ecommerce, & licensed product sales

7

Meredith’s strategic focus and competitive advantage Web First party data Proprietary platform Mobile Social Magazines Video & TV Audio Web Engaged, scaled audience Multi-platform scale 150M monthly digital users and magazine subscribers Unrivaled reach 95% of American women, a buying force 40+ trusted brands Shaping the cultural conversation and driving women to take action Proprietary platform & first party data Diversified revenue mix Innovative products and measurable results for advertising partners Rich data & purchase intent signals from billions of consumer engagements 1st party data at scale powered by proprietary platform and taxonomy Predictive insights powering product and content innovation for Meredith and clients Direct consumer revenue subscription, newsstand, ecommerce, & licensed product sales Performance marketing strategies driving $800 million in retail partner sales

Category	Food	Entertainment & Style	Health & Wellness	Parenting	Home	Travel & Luxury
Reach	192M adults, 95% of American women, 90% of millennial women					
Brands	allrecipes Better Homes & Gardens FOOD & WINE EatingWell CookingLight	People Entertainment InStyle People SWEET JULY	Health SHAPE EatingWell Diabetic Living my life	Parents Parents Latina cozi	Better Homes & Gardens Southern Living MAGNOLIA JOURNAL REAL SIMPLE Living	TRAVEL + LEISURE FOOD & WINE InStyle MidwestLiving TRADITIONAL HOME

8

Reaching 95% of U.S. women in the subject areas valued most Food Entertainment & Style Health & Wellness Parenting Travel & Luxury Home Reach Category Brands 192M adults, 95% of American women, 90% of millennial women

Leadership team

Senior Officers

Tom Harty
Chairman & CEO

Jason Frierott
CFO

- 20+ years of financial experience; joined Meredith in 2020

Catherine Levene
President, NMG

John Zieser
Chief Development Officer, General Counsel

Operational Leadership

Alysia Borsa
President, Digital

Doug Olson
President, Magazines

Thomas Witschi
President, Consumer Products

Erica Jensen
Senior Vice President, Chief Communications Officer

Dina Nathanson
Senior Vice President, Human Resources

Daphne Kwon
Executive Vice President, Strategy & Business Development

9

Jason Frierott CFO Alysia Borsa President, Digital Doug Olson President, Magazines Thomas Witschi President, Consumer Products Daphne Kwon Executive Vice President, Strategy & Business Development Senior Officers Operational Leadership 25+ years experience in digital media, ecommerce leadership roles; joined Meredith in 2019 20+ years of financial experience; joined Meredith in 2020 Leadership team 20+ years working in media and communications; joined Meredith in 2011 30+ years of technology and operational management; joined Meredith in 2000 ~40 years of experience in digital and publishing; joined Meredith in 2011 25+ years of experience in media, tech and finance; joined Meredith in 2019 ~35 years of media experience, including ~17 years at Meredith Tom Harty Chairman & CEO Catherine Levene President, NMG ~35 years of legal & media experience, including ~20 years at Meredith John Zieser Chief Development Officer, General Counsel Erica Jensen Senior Vice President, Chief Communications Officer 18+ years of financial communications and PR strategy experience; joined Meredith in 2021 Dina Nathanson Senior Vice President, Human Resources 25+ years of human resources experience in the media industry; joined Meredith in 2010

~$0.3B ~$2.0B Revenues(3)(4) Adjusted EBITDA(3)(4)(5) Digital(1) Magazine(2) (1) Represents the approximate contribution of digital and licensing related activities. (2) Represents approximate contribution of magazine related activities. (3) These amounts are estimates and will likely differ, perhaps materially, from amounts ultimately allocated to SpinCo in “carve-out” (which would be subject to audit) or pro forma financial statements that may be presented in future public filings by Meredith or SpinCo. (4) No adjustment is made for PeopleTV or MNI Targeted Media, which have historically been reported in the Local Media Group segment but are expected to remain with Meredith following the transactions. (5) Reflects a combination of reported Adjusted EBITDA for the National Media Group and Corporate segments. For purposes of the split between Digital and Magazine, unallocated corporate Adjusted EBITDA has been allocated ratably based on Adjusted EBITDA for Digital and Magazine. A reconciliation of Adjusted EBITDA to the most comparable GAAP measure is included at the end of this presentation. Last twelve months financials (Fiscal 4Q’20 thru 3Q’21) Attractive financial profile Digitally focused Meredith with iconic assets well-positioned for growth Attractive capital structure and financial flexibility Revitalized capacity for investments and shareholder return Digital(1) Magazine(2)

June through December 2021 Post close Expected Transaction Timeline Summer/early fall investor day Shareholder vote to approve transaction (~Sept/Oct) 4Q’21 & 1Q’22 earnings calls with transaction update File customary regulatory documents (FCC, SEC, DOJ) Regulatory approval expected in 4th quarter CY‘21 Meredith stock re-launched as MDP Provide updated guidance

Transaction summary Attractive point in cycle to monetize the Local Media Group A multiple of 10x(1) reflects highly competitive process and high-quality broadcast assets Tax efficient transaction Allows full proceeds to extinguish existing Meredith Corporation debt and excess to be paid to Meredith shareholders Significantly improves financial strength Stronger capital profile enables investments in digital growth and shareholder returns with an initial targeted leverage of approximately 2x National Media Group becomes Meredith Fully establishes Meredith as a multi-platform, consumer-focused, lifestyle media company Efficiently unlocks shareholder value Existing shareholders to receive cash consideration plus one-for-one equity in Meredith (1) Based on the average of LMG’s Fiscal 2020/2021 Adjusted EBITDA

People
allrecipes
Entertainment WEEKLY
Better Homes & Gardens
InStyle
Parents
REAL SIMPLE
THE MAGNOLIA JOURNAL
Southern Living
SHAPE
MARTHA STEWART Living
Health
FOOD & WINE
Midwest Living
EatingWell

Appendix

meredith

Appendix

Meredith Corporation
Supplemental Disclosures regarding Non-GAAP Financial Measures

Trailing 12 months ended March 31, 2021		
(in millions)		
Meredith consolidated results		
Earnings from continuing operations	$	276
Income tax expense		67
Interest expense, net		174
Earnings before interest and taxes (EBIT)		517
Less Local Media Group EBIT		(295)
National Media Group & Unallocated Corporate EBIT		222
Adjustment for special items		(69)
Depreciation and amortization		149
Adjusted EBITDA	$	302
Adjusted EBITDA (in billions)	$	0.3

14

Meredith Corporation Supplemental Disclosures regarding Non-GAAP Financial Measures

People
allrecipes
Entertainment
WEEKLY
Better Homes & Gardens
InStyle
Parents
REAL SIMPLE
THE MAGNOLIA JOURNAL
Southern Living
SHAPE
MARTHA STEWART Living
Health
FOOD & WINE
MidwestLiving
EatingWell

May 3, 2021

Transforming Meredith Corporation for Future Growth

meredith

Transforming Meredith Corporation for Future Growth May 3, 2021